Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286294

PROSPECTUS

Fold Holdings, Inc.

49,161,055 Shares of Common Stock

925,590 SATS Warrants to Purchase Shares of Common Stock

12,434,658 Shares of Common Stock Issuable Upon Exercise of the Public Warrants

This prospectus relates to (i) the resale of 34,706,021 shares of our common stock, $0.0001 par value per share (“Common Stock”), issued in connection with the Business Combination (as defined below), by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), (ii) up to 12,434,658 shares of Common Stock that are issuable upon the exercise of 12,434,658 warrants (the “Public Warrants”) originally issued in the initial public offering of Emerald (as defined below) (the “Emerald IPO”), by the holders thereof, (iii) the issuance by us and resale of 2,950,972 shares of common stock reserved for issuance upon the settlement of restricted stock units, (iv) the resale of 680,000 shares of Common Stock issued in connection with the Polar Transaction (as defined below), (v) the resale of 2,617,500 shares of Common Stock assigned to unaffiliated third parties by FTAC Emerald (as defined below) pursuant to non-redemption agreements in connection with the Business Combination, (vi) up to 1,959,047 shares of Common Stock that are issuable upon the exercise of the SPV Series A Warrants (as defined below), (vii) up to 869,565 shares of Common Stock issued upon the exercise of the SPV Series C Warrants (as defined below), (viii) the resale of 750,000 shares of our Common Stock issued in a private placement to SATS Credit Fund (as defined below), (ix) the issuance and resale of up to 3,702,360 shares of Common Stock issuable upon conversion of the SATS Note (as defined below), and (x) up to 925,590 shares of Common Stock that are issuable upon the exercise of the SATS Warrant (as defined below).

On February 14, 2025, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 24, 2024 (the “Merger Agreement”), with Emerald, EMLD Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Emerald (“Merger Sub”), and Fold, Inc., a Delaware corporation (“Legacy Fold”). As contemplated by the Merger Agreement, Merger Sub merged with and into Legacy Fold (the “Merger”), the separate corporate existence of Merger Sub ceased and Legacy Fold survived as a wholly owned subsidiary of Emerald (collectively, the “Business Combination”). Following the closing of the Business Combination, Emerald changed its name from FTAC Emerald Acquisition Corp. to Fold Holdings, Inc. (“Fold”).

The Selling Securityholders can sell, under this prospectus, up to (a) 49,161,055 shares of Common Stock constituting approximately 105% of our issued and outstanding shares of Common Stock and approximately 387% of our issued and outstanding shares of Common Stock held by non-affiliates and (b) 925,590 Warrants constituting approximately 6.13% of our issued and outstanding Warrants. Sales of a substantial number of our shares of Common Stock and/or Warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock and Warrants.

The sale of all the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the differences in the purchase prices. Based on the closing price of our Common Stock of $4.28 on April 9, 2025, the Sponsors may experience potential profit of up to $4.277 per share (or approximately $20,818,901 in the aggregate based on the Sponsors holding 4,867,641 founder shares) based on the Sponsors’ initial purchase price of approximately $0.003 per share. Public securityholders may not be able to experience the same positive rates of return on securities they purchase due to the low price at which the Sponsors purchased the founder shares.

We are registering the resale of shares of Common Stock as required by a subscription agreement (the “Polar Subscription Agreement”), dated as of January 3, 2024, entered into by and among us, Emerald ESG Sponsor, LLC, Emerald ESG Advisors, LLC, Emerald ESG Funding, LLC and Polar.

We are also registering the resale of shares of Common Stock and warrants as required by an amended and restated registration rights agreement, dated as of February 14, 2025 (the “Registration Rights Agreement”), entered into by and among us, Emerald ESG Sponsor, LLC, Emerald ESG Advisors, LLC and the other parties listed on the signature pages thereto.

We are also registering the resale of shares of Common Stock underlying the SPV Series A Warrants and SPV Series C Warrants.

We are also registering the resale of shares of Common Stock and warrants as required by a registration rights agreement, dated as of March 12, 2025 (the “SATS Registration Rights Agreement”), entered into by and between us and SATS Credit Fund with respect to the shares of Common Stock issued to SATS Credit Fund in a private placement and the shares of Common Stock underlying the SATS Credit Fund Note and the SATS Credit Fund Warrant.

We are also registering the (i) resale of other shares of Common Stock held by certain of our stockholders and (ii) issuance and resale of shares of Common Stock reserved for issuance upon the settlement of restricted stock units, in each case, held by certain of our current and former employees and other service providers.

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “FLD” and “FLDDW,” respectively. On April 9, 2025, the closing price of our Common Stock was $4.28 and the closing price for our Warrants was $0.61.

Our business and investment in our securities involves significant risks. These risks are described in the section titled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 49,161,055 shares of Common Stock and up to 925,590 Warrants from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Fold” refer to the consolidated operations of Fold Holdings, Inc. and its subsidiaries. References to “Emerald” refer to the Company prior to the consummation of the Business Combination and references to “Legacy Fold” refer to Fold, Inc. prior to the consummation of the Business Combination.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

●	our ability to recognize the anticipated benefits of the Business Combination;

●	our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

●	the ability to obtain and/or maintain the listing of our Common Stock and the Public Warrants on Nasdaq following the Business Combination;

●	the potential liquidity and trading of our public securities;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of Fold’s business model;

●	our ability to scale in a cost-effective manner;

●	developments and projections relating to our competitors and industry;

●	the impact of health epidemics on our business and the actions we may take in response thereto;

●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our future capital requirements and sources and uses of cash;

●	our ability to obtain funding for its operations;

●	our business, expansion plans and opportunities;

●	our success in retaining or recruiting, or changes required in, officers, key employees or directors following the completion of the Business Combination;

●	the size of the addressable markets for our products and services;

●	our expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

iii

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 6 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.

Overview

Founded in 2019, Fold is a bitcoin financial services company dedicated to expanding access to bitcoin through a comprehensive suite of consumer financial services. The Company was formed with the purpose of creating a modern financial services platform that allows customers to earn, accumulate, and utilize bitcoin in their everyday life. The Company offers consumers an FDIC insured checking account through Sutton Bank, a prepaid Visa debit card, bill payments, and an extensive catalog of merchant reward offers. The Company also offers various forms of bitcoin buying and selling with low-to-zero fees and instant withdrawals. By integrating bitcoin across traditional financial services, the Company acts as a key point of entry for consumers to engage with and integrate bitcoin into their everyday lives. The Company’s products and services are available in the United States through the Fold mobile app.

The Business Combination

On July 24, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with EMLD Merger Sub, Inc., a direct, wholly owned subsidiary of FTAC Emerald (“Merger Sub”) and Legacy Fold, pursuant to which Merger Sub would merge with and into Legacy Fold, with Legacy Fold surviving the merger as a wholly owned subsidiary of the Company (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On February 14, 2025 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into Legacy Fold, with Legacy Fold surviving the merger as a wholly owned subsidiary of the Company (the “Closing”).

In connection with Closing, we changed our name to Fold Holdings, Inc. While we are the legal acquirer of Legacy Fold in the Business Combination, Legacy Fold is deemed to be the accounting acquirer, and the historical financial statements of Legacy Fold became the historical financial statements of the Company upon the Closing of the Transactions.

The rights of holders of our Common Stock and Warrants are governed by our Third Amended and Restated certificate of incorporation (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”), and the Delaware General Corporation Law (the “DGCL”). See the section entitled “Description of Capital Stock.”

Private Placements

On January 3, 2024, FTAC Emerald entered into the Polar Subscription Agreement with the Sponsors (as defined below) and Polar Multi-Strategy Master Fund (“Polar”) pursuant to which Polar agreed to contribute to FTAC Emerald up to $550,000 (the “Polar Contribution”) to be repaid upon the closing of the Business Combination in cash or in shares of Common Stock of Fold, at a rate of 1.0 share for each ten dollars ($10.00). In addition, FTAC Emerald agreed to issue to Polar, 1.0 share of Common Stock of Fold for each dollar of the Polar Contribution funded as of or prior to the closing of the Business Combination. FTAC Emerald and Polar also entered into (i) a Non-Redemption Agreement dated as of September 11, 2023, (ii) a Non-Redemption Agreement dated as of January 16, 2024 and (iii) a Contingent Share Transfer Agreement dated as of February 14, 2025 (collectively, the Polar NRAs”), pursuant to which FTAC Emerald agreed to issue to Polar an additional 130,000 shares of Common Stock of Fold. The transactions contemplated by the Polar Subscription Agreement and the Polar NRAs are referred to herein collectively as the “Polar Transaction.”

On December 24, 2024, Legacy Fold entered into a Securities Purchase Agreement (the “SPV SPA”) with an institutional investor (the “Investor”) pursuant to which the Investor purchased a note with an aggregate principal amount of $20.0 million which is convertible to shares of Common Stock of Fold following the Business Combination (the “Initial SPV Note”). Fold also issued Series A, Series B, and Series C Warrants to the Investor for approximately 0.9 million, 0.5 million, and 0.9 million shares, respectively (the “SPV Warrants”). The transactions contemplated by the SPV SPA are collectively referred to herein as the “SPV Transaction.”

On March 6, 2025, Fold entered into a Securities Purchase Agreement the (“SATS SPA”) with SATS Credit Fund LP (“SATS Credit Fund”) pursuant to which SATS Credit Fund purchased a note with an aggregate principal amount of approximately $46.3 million which is convertible into an aggregate of approximately 3.7 million shares of Common Stock of Fold (the “SATS Note”). Fold also issued a warrant to SATS Credit Fund for 925,590 shares of Common Stock (the “SATS Warrant” and, together with the SPV Warrants, the Public Warrants, “Warrants”). SATS Credit Fund also received 750,000 shares of Common Stock of Fold as consideration for entry into the SATS SPA. The transactions contemplated by the SATS SPA are collectively referred to herein as the “SATS Transaction.”

Summary Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

●	Our operating results have and will significantly fluctuate, including due to the highly volatile nature of Bitcoin.

●	Changes in card network rules or standards could adversely affect our business.

●	We operate in a highly competitive industry and we compete against companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.

●	Our long-term success depends on our ability to develop new and innovative products and services to address and keep pace with the rapidly evolving market for payments and financial services, and, if we are not able to implement successful enhancements and new features for our products and services, our business, operating results and financial condition could be materially and adversely affected.

●	If we cannot keep pace with rapid industry changes to provide new and innovative products and services, the use of our products and services, and consequently our net revenue, could decline, which could adversely impact our business, operating results, and financial condition.

●	Any significant disruption in our products and services, in our information technology systems, or in blockchain networks related to our business, could result in a loss of customers or funds and adversely impact our brand and reputation and our business, operating results, and financial condition.

●	Our or our third-party partners’ failure to safeguard and manage our and our customers’ fiat currencies and Bitcoin could adversely impact our business, operating results, and financial condition.

●	If we fail to retain existing customers or add new customers, or if our customers decrease their level of engagement with our products, services and platform, our business, operating results, and financial condition may be significantly harmed.

●	Our operating expenses may increase in the future and we may not be able to achieve profitability or positive cash flow from operations on a consistent basis, which may cause our business, operating results, and financial condition to be adversely impacted.

●	Our strategy and focus on delivering high-quality, compliant, easy-to-use, and secure Bitcoin-related financial services may not maximize short-term or medium-term financial results.

●	Due to our limited operating history, it may be difficult to evaluate our business and future prospects, and we may not be able to achieve or maintain profitability in any given period.

●	Our business could be harmed if we are unable to accurately forecast customer demand for Bitcoin and to adequately manage our Bitcoin balances, including the Bitcoin balances we maintain for our own account or Bitcoin balances that may be maintained for use in our rewards program.

●	Unfavorable media coverage could negatively affect our business.

●	Our compliance and risk management methods might not be effective and may result in outcomes that could adversely affect our reputation, operating results, and financial condition.

●	We may suffer losses due to abrupt and erratic market movements.

●	Due to unfamiliarity and some negative publicity associated with Bitcoin products and services, confidence or interest in our platforms may decline.

●	We rely on search engines, social networking sites, and other web-based platforms to attract a meaningful portion of our users, and if those search engines, social networking sites and other web-based platforms change their listings or policies regarding advertising, or increase their pricing or suffer problems, it may limit our ability to attract new users.

Corporate Information

We were incorporated under the laws of the state of Delaware on February 19, 2021 under the name FTAC Emerald Acquisition Corp. Upon the closing of the Business Combination, we changed our name to Fold Holdings, Inc. Our principal executive offices are located at 11201 North Tatum Blvd., Suite 300, Unit 42035, Phoenix, AZ 85028, and our telephone number is (866) 365-3277. Our website address is www.foldapp.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering of our securities. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Shares of Common Stock offered by us	12,434,658 shares of Common Stock issuable upon exercise of Public Warrants

Shares of Common Stock offered by the Selling Securityholders

49,161,055 shares of Common Stock, which consists of (i) 34,706,021 shares of Common Stock issued in connection with the Business Combination, (ii) 2,950,972 shares of Common Stock reserved for issuance upon the settlement of restricted stock units, (iii) 680,000 shares of Common Stock issued in connection with the Polar Transaction, (iv) 2,617,500 shares of Common Stock assigned to unaffiliated third parties by FTAC Emerald pursuant to non-redemption agreements in connection with the Business Combination, (v) 750,000 shares of Common Stock issued in a private placement to SATS Credit Fund, (vi) 3,702,360 shares of Common Stock issuable upon conversion of the SATS Note, (vii) 1,959,047 shares of Common Stock issuable upon conversion of SPV Series A Warrants, (viii) 869,565 shares of Common Stock issuable upon conversion of SPV Series C Warrants, and (ix) 925,590 shares of Common Stock issuable upon conversion of SATS Warrants

Warrants offered by the Selling Securityholders	SATS Warrants exercisable for 925,590 shares of Common Stock

Shares of Common Stock outstanding prior to this offering	46,888,876 shares of Common Stock (as of March 31, 2025).

Warrants outstanding prior to this offering	15,099,378 Warrants (as of March 31, 2025).

Exercise Price per Public Warrant	$11.50

Exercise Price per SPV Warrant	Series A Warrants: $12.50
Series C Warrants: $11.50

Exercise Price per SATS Warrant	$15.00

Use of Proceeds

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise. On April 9, 2025, the last reported sales price of our Common Stock was $4.28 and the exercise price per share of the SPV Warrants and the SATS Warrant ranges from $11.50 to $15.00. The exercise price of the majority of the SPV Warrants and the SATS Warrant is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that SPV Warrants and SATS Warrant holders will exercise their SPV Warrants and SATS Warrant in the foreseeable future. Cash proceeds associated with the exercises of the SPV Warrants and the SATS Warrant are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, there is no certainty that SPV Warrants and SATS Warrant holders will exercise their SPV Warrants and SATS Warrant and, accordingly, we may not receive any cash proceeds in relation to our outstanding SPV Warrants and SATS Warrant. See “Use of Proceeds.”

Risk Factors	You should carefully read the “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol for our Common Stock	“FLD”

Nasdaq symbol for our Public Warrants	“FLDDW”

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to this Offering by the Selling Securityholders

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our shares of Common Stock and Warrants to fall.

The Selling Securityholders can sell, under this prospectus, up to (a) 49,161,055 shares of Common Stock constituting approximately 104.85% of our issued and outstanding shares of Common Stock (assuming the exercise of all of our Warrants) and (b) 925,590 Warrants constituting approximately 6.13% of our issued and outstanding Warrants.

Sales of a substantial number of our shares of Common Stock and/or Warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock and Warrants.

Risks Related to Our Business and Industry

Our operating results have and will significantly fluctuate, including due to the highly volatile nature of Bitcoin.

Our operating results are in part dependent on the broader Bitcoin ecosystem. Due to the rapidly evolving nature of digital assets and the volatile price of Bitcoin, which has experienced and continues to experience significant volatility, our operating results have, and will continue to, fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader Bitcoin economy. Our operating results will continue to fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

●	our ability to attract, maintain, and grow our customer base and engage our customers;

●	changes in the legislative or regulatory environment or actions by U.S. or foreign governments or regulators, including fines, orders, or consent decrees;

●	regulatory changes or scrutiny that impact our ability to offer certain products or services;

●	our ability to continue to diversify and grow our subscription and services revenue;

●	our mix of revenue between transaction and subscription and services;

●	pricing for or temporary suspensions of our products and services;

●	investments we make in the development of products and services, international expansion, and sales and marketing;

●	our ability to establish and maintain partnerships, collaborations, joint ventures, or strategic alliances with third parties;

●	market conditions of, and overall sentiment towards, Bitcoin;

●	macroeconomic conditions, including interest rates, inflation and central banking policies;

●	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;

●	the development and introduction of existing and new products and services by us or our competitors;

●	our ability to control costs, including our operating expenses incurred to grow and expand our operations and to remain competitive;

●	system failure, outages or interruptions, including with respect to our and our partners’ platforms;

●	our lack of control over decentralized or third-party blockchains and networks that may experience downtime, cyber-attacks, critical failures, errors, bugs, corrupted files, data losses, or other similar software failures, outages, breaches and losses;

●	breaches of security or privacy;

●	inaccessibility of our and our partners’ platforms due to our or third-party actions;

●	our ability to attract and retain talent; and

●	our ability to compete with our competitors.

As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term.

In view of the rapidly evolving nature of our business and Bitcoin, period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in our financial statements may be significantly different from historical or projected rates. Our operating results in one or more future quarters may fall below the expectations of securities analysts and investors. As a result, the trading price of our Common Stock or Warrants may increase or decrease significantly.

We are subject to an extensive, highly-evolving and uncertain regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services and banking, credit, Bitcoin asset custody, exchange, and transfer, privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), money transmission (including prepaid access), virtual currency business, consumer protection, escheatment, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, Bitcoin assets, generative artificial intelligence (“AI”) and related technologies. As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the Bitcoin economy, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the Bitcoin economy, prepaid access, virtual currency business and gift card resale requires us to exercise our judgment as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with applicable laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on or temporary or permanent suspensions of our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

Additionally, various governmental and regulatory bodies, including legislative and executive bodies, in the United States and in other countries may adopt new laws and regulations, the direction and timing of which may be influenced by changes in the governing administrations and major events in the cryptoeconomy. For example, following the failure of several prominent crypto trading venues and lending platforms, such as FTX, Celsius Networks, Voyager and Three Arrows Capital in 2022 (the “2022 Events”), the U.S. Congress expressed the need for both greater federal oversight of the cryptoeconomy and comprehensive cryptocurrency legislation.

Presently, and in the future, various governmental and regulatory bodies, including in the U.S. and each U.S. state, may introduce new policies, laws, and regulations relating to virtual currency, bitcoin assets and the cryptoeconomy generally, and crypto asset platforms in particular. Other companies’ failures of risk management and other control functions, such as those that played a role in the 2022 Events, could accelerate an existing regulatory trend toward stricter oversight of crypto asset platforms and the cryptoeconomy. Furthermore, new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development of the cryptoeconomy as a whole and our legal and regulatory status in particular by changing how we operate our business, how our products and services are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements, or imposing a total ban on certain crypto asset transactions, as has occurred in certain jurisdictions in the past. If we are unable to comply with any new requirements, our ability to offer our products and services in their current form may be adversely affected.

We believe that the products and services offered by us directly, as opposed to those that are offered by our third party service providers, including the Bitcoin Service Providers and Sutton Bank, are not subject to supervisory authority of regulatory authorities, or are only subject to certain regulatory regimes. However, these products and services may cause us to be deemed to be engaged in a form of regulated activity for which licensure is required or cause us to become subject to new and additional forms of regulatory oversight or supervision. To the extent that we or our employees, contractors, or agents are deemed or alleged to have violated or failed to comply with any laws or regulations, including related interpretations, orders, determinations, directives, or guidance, we or they could be subject to a litany of civil, criminal, and administrative fines, penalties, orders and actions, including being required to suspend or terminate the offering of certain products and services. Moreover, to the extent our customers nevertheless access our and our partners’ platforms, products or services outside of jurisdictions where we have obtained required governmental licenses and authorization, we could similarly be subject to a variety of civil, criminal, and administrative fines, penalties, orders and actions as a result of such activity.

Due to our business activities, it is possible that in the future we may be subject to investigations and inquiries, by U.S. federal and state regulators and foreign regulators, many of which have broad discretion to audit and examine our business. Further, we believe increasingly strict legal and regulatory requirements and additional regulatory investigations and enforcement, any of which could occur or intensify, may continue to result in changes to our business, as well as increased costs, and supervision and examination for ourselves, our agents, and service providers. Moreover, new laws, regulations, or interpretations may result in additional litigation, regulatory investigations, and enforcement or other actions, including preventing or delaying us from offering certain products or services offered by our competitors or could impact how we offer such products and services. Adverse changes to, or our failure to comply with, any laws and regulations have had, and may continue to have, an adverse effect on our reputation and brand and our business, operating results, and financial condition.

Our relationships with bank partners in the United States may subject us and our partners to additional regulatory scrutiny.

Prudential banking regulators in the United States, including the FDIC, have recently increased their scrutiny of bank partnerships with third-party financial service providers through the release of statements, requests for information and proposed regulations. These releases have coincided with a significant increase in the number of enforcement actions relating to banks’ third-party arrangements. These and other regulatory initiatives by U.S. federal or state prudential banking regulators may constrain the operations of our partner banks in the United States, including those with which we may partner in the future either in addition to or in lieu of our existing arrangements. Such banks may be prohibited from partnering with us, or may terminate our relationship once established, as a result of increased regulatory scrutiny or changes to applicable laws and regulations.

Our relationship with partner banks may also subject us to additional regulatory scrutiny, requirements and supervision. For example, we are subject to audit by Sutton Bank in accordance with FDIC guidance related to management of vendors. We also may be subject to the examination authority of the FDIC under the Bank Service Company Act as a result of our relationship with Sutton Bank. To the extent that we enter into similar relationships with other partner banks, either in lieu of or in addition to our relationship with Sutton Bank, we may become subject to additional regulatory requirements imposed indirectly by the partner bank or directly by U.S. federal or state prudential banking regulators. Additional regulatory requirements may adversely affect us or our bank partners, including our originating bank partners, and, therefore, our business, results of operations, financial condition and future prospects.

We may be subject to additional regulatory scrutiny due to the recent bankruptcy case of Synapse Financial Technologies, Inc.

Fold, through its partnership with Sutton Bank (and/or any other partner banks), may provide deposit accounts to Fold’s customers. Sutton Bank (and/or any other partner banks) may hold funds in the deposit account in an omnibus account on behalf of customers. In certain circumstances, Sutton Bank (and/or any other partner banks) may rely on Fold’s records for identifying customers and reconciling certain transactions made to or from deposit accounts, including any comingled funds within the omnibus account. Any failure by Fold to maintain complete and accurate records could create uncertainty as to fund attribution and cause delays or outages for customers seeking to withdraw funds from or through Fold’s platform.

Certain U.S. federal and state prudential banking regulators have cited the recent bankruptcy case of Synapse Financial Technologies, Inc. in connection with related proposed regulatory initiatives which may affect our business. On September 17, 2024, the FDIC, citing certain alleged recordkeeping issues attendant to Synapse’s comingling of customer funds in custodial accounts, published a notice of proposed rulemaking which would require certain heightened standards for reconciliation and recordkeeping associated with certain custodial accounts containing comingled customer funds. These and other regulatory initiatives by U.S. federal or state prudential banking regulators, if enacted, may increase compliance costs associated with our business or impact our relationships with current or prospective partner banks (see above risk factor: Our relationships with bank partners in the United States may subject us and our partners to additional regulatory scrutiny.).

Changes in card network rules or standards could adversely affect our business.

We are registered as a service provider with Visa network. As such, we are subject to card network rules that could subject us to a variety of fines or penalties that may be assessed on us. The termination of our membership or any changes in card network rules or standards, including interpretation and implementation of existing rules or standards, could increase the cost of operating our business or limit our ability to provide our services to our customers, and could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive industry and we compete against companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.

The digital assets industry is highly innovative, rapidly evolving, and characterized by healthy competition, experimentation, changing customer needs, frequent introductions of new products and services, and subject to uncertain and evolving industry and regulatory requirements. We expect competition to further intensify in the future as existing and new competitors introduce new products or enhance existing products. We compete against a number of companies operating both within the United States and abroad, and both those that focus on traditional financial services and those that focus on Bitcoin-based services. Our main competition falls into the following categories:

●	traditional financial firms that have entered the Bitcoin market in recent years and offer overlapping features targeted at our customers;

●	financial technology providers that do not focus on Bitcoin and may attempt to position themselves as a safer alternative to our products and services;

●	mobile payment companies; and

●	companies focused on the Bitcoin market, some of whom choose to operate outside of local rules and regulations or in jurisdictions with less stringent local rules and regulations and are potentially able to more quickly adapt to trends and to develop new Bitcoin-based products and services due to a different standard of regulatory scrutiny.

Many innovative start-up companies and larger companies have made, and continue to make, significant investments in research and development, and we expect these companies to continue to develop similar or potentially superior products and technologies that compete with our products. Further, more traditional financial and non-financial services businesses may choose to offer Bitcoin-based services in the future as the industry gains adoption. Our current and potential competitors may establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Our existing competitors have, and our potential competitors are expected to have, various competitive advantages over us, such as:

●	the ability to offer products and services that we do not support or offer on our platform (due to constraints from regulatory authorities, our banking partners, and other factors) such as digital assets that constitute securities or derivative instruments under U.S. or foreign laws;

●	greater name recognition, longer operating histories, larger customer bases, and larger market shares;

●	larger sales and marketing budgets and organizations;

●	more established marketing, banking, and compliance relationships;

●	greater customer support resources;

●	greater resources to make acquisitions;

●	lower labor, compliance, risk mitigation, and research and development costs;

●	larger and more mature intellectual property portfolios;

●	greater number of applicable licenses or similar authorizations;

●	operations in certain jurisdictions with lower compliance costs and greater flexibility to explore new product offerings; and

●	substantially greater financial, technical, and other resources.

If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, operating results, and financial condition could be adversely affected.

Our long-term success depends on our ability to develop new and innovative products and services to address and keep pace with the rapidly evolving market for payments and financial services, and, if we are not able to implement successful enhancements and new features for our products and services, our business, operating results and financial condition could be materially and adversely affected.

Rapid and significant technological changes continue to confront the industries in which we operate, including developments in digital banking, mobile financial apps, and point-of-service solutions, as well as developments in Bitcoin and in tokenization, which replaces sensitive data (e.g., payment card information) with symbols (tokens) to keep the data safe in the event that sensitive data is stolen or viewed by unauthorized third parties.

These new and evolving services and technologies may be superior to, impair, or render obsolete the products and services we currently offer or the technologies we currently use to provide them. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and we may not be successful in realizing a return on these development efforts in a timely manner or at all. Our ability to develop new and innovative products and services may be inhibited by industry-wide standards, payment networks, existing and future laws and regulations, resistance to change from our users or third parties’ intellectual property rights. Our success will depend on our ability to develop new technologies and to adapt to technological changes and evolving industry standards. If we are unable to provide enhancements and new features for our products and services or to develop new and innovative products and services that achieve market acceptance or that keep pace with rapid technological developments and evolving industry standards, our business, operating results and financial condition would be materially and adversely affected.

We often rely not only on our own initiatives and innovations, but also on third parties, including some of our competitors, for the development of and access to new technologies and development of a robust market for these new products and technologies. Failure to accurately predict or to respond effectively to developments in our industry may significantly impair our business.

As we expand and localize our international activities, our obligations to comply with the laws, rules, regulations, and policies of a variety of jurisdictions will increase and we may be subject to inquiries, investigations, and enforcement actions by U.S. and non-U.S. regulators and governmental authorities, including those related to sanctions, export control, and anti-money laundering.

As we expand and localize our international activities, we will become increasingly obligated to comply with the laws, rules, regulations, policies, and legal interpretations of both the jurisdictions in which we operate and those into which we offer services on a cross-border basis. For instance, financial regulators outside the United States have increased their scrutiny of crypto asset service providers over time, such as by requiring crypto asset custodians and other service providers operating in their local jurisdictions to be regulated and licensed under local laws. Moreover, laws regulating financial services, the internet, mobile technologies, crypto, and related technologies outside of the United States are highly evolving, extensive and often impose different, more specific, or even conflicting obligations on us, as well as broader liability. In addition, we are required to comply with laws and regulations related to economic sanctions and export controls enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce’s Bureau of Industry and Security, and U.S. anti-money laundering and counter-terrorist financing laws and regulations, enforced by the Financial Crimes Enforcement Network (“FinCEN”) and certain state financial services regulators. U.S. sanctions and export control laws and regulations generally restrict dealings by persons subject to U.S. jurisdiction with certain jurisdictions that are the target of comprehensive embargoes, currently the Crimea Region, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic of Ukraine, Cuba, Iran, North Korea, and Syria, as well as with persons, entities, and governments identified on certain prohibited party lists. Moreover, as a result of the Russian invasion of Ukraine, the United States, the E.U., the United Kingdom, and other jurisdictions have imposed wide-ranging sanctions on Russia and Belarus and persons and entities associated with Russia and Belarus. There can be no certainty regarding whether such governments or other governments will impose additional sanctions, or other economic or military measures against Russia or Belarus. We have an OFAC compliance program in place that includes monitoring of IP addresses to identify prohibited jurisdictions and of blockchain addresses that have either been identified by OFAC as prohibited or that otherwise are believed by us to be associated with prohibited persons or jurisdictions. Nonetheless, there can be no guarantee that our compliance program will prevent transactions with particular persons or addresses or prevent every potential violation of OFAC sanctions. From time to time, we have submitted voluntary disclosures to OFAC or responded to administrative subpoenas from OFAC. Certain of these voluntary self-disclosures are currently under review by OFAC. To date, none of those proceedings has resulted in a monetary penalty or finding of violation. Any present or future government inquiries relating to sanctions could result in negative consequences for us, including costs related to government investigations, financial penalties, and harm to our reputation. The impact on us related to such matters could be substantial. Although we have implemented controls, and are working to implement additional controls and screening tools designed to prevent sanctions violations, there is no guarantee that we will not inadvertently provide access to our products and services to sanctioned parties or jurisdictions in the future.

Regulators worldwide frequently study each other’s approaches to the regulation of the cryptoeconomy. Consequently, developments in any jurisdiction may influence other jurisdictions. New developments in one jurisdiction may be extended to additional services and other jurisdictions. As a result, the risks created by any new law or regulation in one jurisdiction are magnified by the potential that they may be replicated, affecting our business in another place or involving another service. Conversely, if regulations diverge worldwide, we may face difficulty adjusting our products, services, and other aspects of our business with the same effect. These risks are heightened as we face increased competitive pressure from other similarly situated businesses that engage in regulatory arbitrage to avoid the compliance costs associated with regulatory changes.

The complexity of U.S. federal and state and international regulatory and enforcement regimes, coupled with the global scope of our operations and the evolving global regulatory environment, could result in a single event prompting a large number of overlapping investigations and legal and regulatory proceedings by multiple government authorities in different jurisdictions. Any of the foregoing could, individually or in the aggregate, harm our reputation, damage our brand and business, and adversely affect our operating results and financial condition. Due to the uncertain application of existing laws and regulations, it may be that, despite our regulatory and legal analysis concluding that certain products and services are currently unregulated, such products or services may indeed be subject to financial regulation, licensing, or authorization obligations that we have not obtained or with which we have not complied. As a result, we are at a heightened risk of enforcement action, litigation, regulatory, and legal scrutiny which could lead to sanctions, cease and desist orders, or other penalties and censures which could significantly and adversely affect our continued operations and financial condition.

We may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities. These matters are often expensive and time consuming, and, if resolved adversely, could harm our business, financial condition, and operating results.

We may from time to time become subject to claims, arbitrations, individual and class action lawsuits with respect to a variety of matters, including employment, consumer protection, advertising, and securities. In addition, we may from time to time become subject to, government and regulatory investigations, inquiries, actions or requests, other proceedings and enforcement actions alleging violations of laws, rules, and regulations, both foreign and domestic. The scope, determination, and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes, and proceedings to which we are subject cannot be predicted with certainty, and may result in:

●	substantial payments to satisfy judgments, fines, or penalties;

●	substantial outside counsel, advisor, and consultant fees and costs;

●	substantial administrative costs, including arbitration fees;

●	additional compliance and licensure requirements;

●	loss or non-renewal of existing licenses or authorizations, or prohibition from or delays in obtaining additional licenses or authorizations, required for our business;

●	loss of productivity and high demands on employee time;

●	criminal sanctions or consent decrees;

●	termination of certain employees, including members of our executive team;

●	barring of certain employees from participating in our business in whole or in part;

●	orders that restrict our business or prevent us from offering certain products or services;

●	changes to our business model and practices;

●	delays to planned transactions, product launches or improvements; and

●	damage to our brand and reputation.

Regardless of the outcome, any such matters can have an adverse impact, which may be material, on our business, operating results, or financial condition because of legal costs, diversion of management resources, reputational damage, and other factors.

If we cannot keep pace with rapid industry changes to provide new and innovative products and services, the use of our products and services, and consequently our net revenue, could decline, which could adversely impact our business, operating results, and financial condition.

Our industry has been characterized by many rapid, significant, and disruptive products and services in recent years. These include advancements in payments services, new digital assets and related technologies and use cases, etc. We expect new services and technologies to continue to emerge and evolve, which may be superior to, or render obsolete, the products and services that we currently provide. For example, disruptive technologies such as generative AI may fundamentally alter the use of our products or services in unpredictable ways. We cannot predict the effects of new services and technologies on our business. However, our ability to grow our customer base and net revenue will depend heavily on our ability to innovate and create successful new products and services, both independently and in conjunction with third-party developers. In particular, developing and incorporating new products and services into our business may require substantial expenditures, take considerable time, and ultimately may not be successful. Any new products or services could fail to attract customers, generate revenue, or perform or integrate well with third-party applications and platforms. In addition, our ability to adapt and compete with new products and services may be inhibited by regulatory requirements and general uncertainty in the law, constraints by our banking partners and payment processors, third-party intellectual property rights, or other factors. Moreover, we must continue to enhance our technical infrastructure and other technology offerings to remain competitive and maintain a platform that has the required functionality, performance, capacity, security, and speed to attract and retain customers, including large, high-frequency and high-volume traders. As a result, we expect to incur significant costs and expenses to develop and upgrade our technical infrastructure to meet the evolving needs of the industry. Our success will depend on our ability to develop and incorporate new offerings and adapt to technological changes and evolving industry practices. If we are unable to do so in a timely or cost-effective manner, our business and our ability to successfully compete, to retain existing customers, and to attract new customers may be adversely affected.

Bitcoin’s status as a “security” in any relevant jurisdiction, as well as the status of our Bitcoin-related products and services, is subject to a high degree of uncertainty and if we are unable to properly characterize a product or service offering, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that a range of crypto assets, products and services fall within the definition of a “security” under the U.S. federal securities laws. Despite the SEC being the principal federal securities law regulator in the United States, whether or not an asset, product or service is a security or constitutes a securities offering under federal securities laws is ultimately determined by a federal court. The legal test for determining whether any given crypto asset, product or service is a security was set forth in the 1946 Supreme Court case SEC v. W.J. Howey Co. and requires a highly complex, fact-driven analysis. Accordingly, whether any given crypto asset, product or service would be ultimately deemed to be a security is uncertain and difficult to predict notwithstanding the conclusions of the SEC or any conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular crypto asset, product or service could be deemed a “security” or “securities offering” under applicable laws. The SEC generally does not provide advance guidance or confirmation on its assessment of the status of any particular crypto asset, product or service as a security. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the approach to enforcement by the SEC and its staff.

Public statements made by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin (as currently offered and sold) is a “security” under the U.S. federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other crypto asset. As of the date of this prospectus, with the exception of certain centrally issued digital assets that have received “no-action” letters from the SEC staff, Bitcoin is the only crypto asset which senior officials at the SEC have publicly stated is unlikely to be considered a “security.” With respect to all other crypto assets, there is no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws.

Any enforcement action by the SEC or any international or state securities regulator asserting that Bitcoin is a “security,” or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading value of Bitcoin, as well as our business. This is because the business models behind most crypto assets are incompatible with regulations applying to transactions in securities. If a crypto asset is determined or asserted to be a “security,” it is likely to become difficult or impossible for the crypto asset to be traded, cleared or custodied in the United States and elsewhere through the same channels used by non-security crypto assets, which in addition to materially and adversely affecting the trading value of the crypto asset is likely to significantly impact its liquidity and market participants’ ability to convert the crypto asset into U.S. dollars and other currencies.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets, products and services as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain crypto assets, products or services may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets, products or services as “securities.”

The classification of a crypto asset, product or service as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing, as applicable, of such assets, products or services. For example, a crypto asset, product or service that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets, products or services that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an ATS in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

The Fold app is not registered or licensed with the SEC or foreign authorities as a broker-dealer, national securities exchange, or alternative trading system (or foreign equivalents), and none of our products or services are registered as securities offerings, because we only offer products and services related to Bitcoin, and we believe there are good arguments that Bitcoin and our related products and services are not securities (including based on prior statements by a number of SEC senior officials). However, statements, settlements and enforcement actions are not rules or regulations of the SEC and are not binding on the SEC. Regardless of public statements made by senior officials at the SEC and our conclusions, we could in the future be subject to legal or regulatory action in the event the SEC or a state or a foreign regulatory authority were to assert, or a court were to determine, that either Bitcoin itself or a product or service that we offer related to Bitcoin, such as lending, rewards or savings products, could be viewed a “security” under applicable laws. There can be no assurance that we will properly characterize over time any given Bitcoin product or service offering as a security or non-security, or that the SEC, foreign regulatory authority, or a court having final determinative authority on the topic, if the question was presented to it, would agree with our assessment. We expect our risk assessment policies and procedures to continuously evolve to take into account case law, legislative developments, facts, and developments in technology.

If an applicable regulatory authority or a court, in either case having final determinative authority on the topic, were to determine that a product or service offered by us is a security, we would not be able to offer such product or service until we are able to do so in a compliant manner. A determination by the SEC, a state or foreign regulatory authority, or a court that a product or service that we offer constitutes a security may result in us ceasing to offer that product or service, and may also result in us determining that it is advisable to cease offering products and services entirely, that have similar characteristics to the product or service that was alleged or determined to be a security. Alternatively, we may determine to continue to offer a product or service even if the SEC or another regulator alleges that the product or service is a security, pending a final judicial determination as to that product or service’s proper characterization, and the fact that we waited for a final judicial determination would generally not preclude penalties or sanctions against us for our having previously made that product or service available without registering that product or service with the SEC. As such, we could be subject to judicial or administrative sanctions for failing to offer or sell the product or service in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Additionally, the SEC has brought and may in the future bring enforcement actions against other cryptoeconomy participants and their product offerings and services that may cause us to modify or discontinue a product offering or service. If we were to modify or discontinue any product offering or service for any reason, our decision may be unpopular with users, may reduce our ability to attract and retain customers (especially if similar products or services continue to be offered by our competitors), and may adversely affect our business, operating results, and financial condition.

Loss of a critical banking or insurance relationship could adversely impact our business, operating results, and financial condition.

Although a number of significant U.S. banks and investment institutions, such as Goldman Sachs, Citigroup, J.P. Morgan, Bank of America and BlackRock, have indicated they plan to begin allowing their customers to carry and invest in Bitcoin, the acceptance and use of Bitcoin by banks is relatively uncommon and may never become mainstream. Indeed, a number of companies and individuals engaged in Bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with banking services. Similarly, a number of companies and individuals or businesses associated with Bitcoin may have had and may continue to have their existing banking services discontinued with financial institutions in response to government action. We also may be unable to obtain or maintain these services for our business. To date, we have not experienced such issues in finding banks or financial institutions willing to provide services to us that has had a material impact on our business, financial condition or results of operations.

We rely on bank relationships to provide our products and services and to connect us to mobile card networks. As a bitcoin-asset related business, our banking partners view us as a higher risk customer for purposes of their anti-money laundering programs. We may face difficulty establishing or maintaining banking relationships due to instability in the global banking system, increasing regulatory uncertainty and scrutiny, or our banking partners’ policies. The loss of these banking partners or the imposition of operational restrictions by these banking partners and the inability for us to utilize other redundant financial institutions may result in a disruption of business activity as well as regulatory risks.

However, if these financial institutions are subject to receivership, resolution or failure, or if banking relationships become severely limited or unavailable to Bitcoin participants, there could be temporary delays in or unavailability of services in that are critical to our or our partners’ operations, developers or customers, a further limit on available vendors, reduced quality in services For example, while our business and operations were not materially affected by the closures of Silvergate Capital Corp. and Signature Bank and the cessation of their real-time fiat currency payment networks in March 2023, large cryptoeconomy participants experienced a temporary inability to transfer fiat currencies outside of standard business hours.

We also rely on insurance carriers to insure customer losses resulting from a breach of our physical security, cyber security, or by employee or third party theft. Our ability to maintain crime, specie, and cyber insurance is subject to the insurance carriers’ ongoing underwriting criteria and our inability to obtain and maintain appropriate insurance coverage could cause a substantial business disruption, adverse reputational impact, inability to compete with our competitors, and regulatory scrutiny.

Any significant disruption in our products and services, in our information technology systems, or in blockchain networks related to our business, could result in a loss of customers or funds and adversely impact our brand and reputation and our business, operating results, and financial condition.

Our reputation and ability to attract and retain customers and grow our business depends on our ability to operate our service at high levels of reliability, scalability, and performance, including the ability to process and monitor, on a daily basis, a large number of transactions that occur at high volume and frequencies across multiple systems. Our platform, the ability of our customers to trade, and our ability to operate at a high level, are dependent on our ability to access the blockchain networks underlying Bitcoin, for which access is dependent on our systems’ ability to access the internet. Further, the successful and continued operations of such blockchain networks will depend on a network of computers, miners, and validators, and their continued operations, all of which may be impacted by service interruptions.

Our systems, the systems of our third-party service providers and partners, and certain blockchain networks have experienced from time to time, and may experience in the future service interruptions or degradation because of hardware and software defects or malfunctions, computer viruses or other malware, distributed denial-of-service and other cyberattacks, disruptions in telecommunications services, insider threats, break-ins, sabotage, human error, vandalism, earthquakes, hurricanes, floods, fires, and other natural disasters, power losses, fraud, military or political conflicts, terrorist attacks, or other events. In addition, extraordinary volumes of usage could cause our computer systems to operate at an unacceptably slow speed or even fail. Some of our systems or the systems of our third-party service providers and partners are not fully redundant, and our or their disaster recovery planning may not be sufficient for all possible outcomes or events.

If any of our systems, or those of our third-party service providers, are disrupted for any reason, our products and services may be interrupted or fail, resulting in unanticipated disruptions, slower response times and delays in our customers’ trade execution and processing, failed settlement of trades, incomplete or inaccurate accounting, recording or processing of trades, unauthorized trades, loss of customer information, increased demand on limited customer support resources, customer claims, complaints with regulatory organizations, lawsuits, or enforcement actions. A prolonged interruption in the availability or reduction in the availability, speed, or functionality of our products and services could harm our business. Significant or persistent interruptions in our services could cause current or potential customers to believe that our systems are unreliable, leading them to switch to our competitors or to avoid or reduce the use of our products and services, and could permanently harm our reputation and brands. Moreover, to the extent that any system failure or similar event results in damages to our customers, these customers could seek significant compensation or contractual penalties from us for their losses, and those claims, even if unsuccessful, would likely be time-consuming and costly for us to address. Problems with the reliability or security of our systems would harm our reputation and the cost of remedying these problems could negatively affect our business, operating results, and financial condition.

In addition, we are continually improving and upgrading our information systems and technologies. Implementation of new systems and technologies is complex, expensive, time-consuming, and may not be successful. If we fail to timely and successfully implement new information systems and technologies, or improvements or upgrades to existing information systems and technologies, or if such systems and technologies do not operate as intended, it could have an adverse impact on our business, internal controls (including internal controls over financial reporting), operating results, and financial condition.

Our or our third-party partners’ failure to safeguard and manage our and our customers’ fiat currencies and Bitcoin could adversely impact our business, operating results, and financial condition.

Our third-party banking partner, Sutton Bank (“Sutton Bank”) holds cash on behalf of our customers, and our third-party custody partners Fortress Trust LLC (“Fortress”) and BitGo Trust Company, Inc. (“BitGo” and together with Fortress, the “Bitcoin Service Providers”) safeguard Bitcoin on behalf of our customers. Safeguarding customers’ cash and Bitcoin is integral to the trust we build with our customers. We believe our and our partners’ policies, procedures, operational controls and controls over financial reporting, protect us from material risks surrounding the safeguarding of these assets and conflicts of interest. Our partners’ controls include among others, controls over the segregation of corporate Bitcoin balances from customer Bitcoin balances, controls over the processes of customer Bitcoin deposits and customer Bitcoin withdrawals and corporate and customer fiat balances. Our financial statements and disclosures, as a whole, will be available through periodic filings on a quarterly basis, and compliant with annual audit requirements of Article 3 of Regulation S-X.

As of December 31, 2024, 99%+ of our proprietary Bitcoin was held at BitGo. Bitcoin that we hold at BitGo is held in separate wallets under Fold’s name and is not commingled with the Bitcoin held on behalf of our customers, BitGo’s other customers, or BitGo itself. As of December 31, 2024, 99% of our proprietary Bitcoin that we custody with BitGo was held in multi-signature cold storage wallets, with the remainder held in self-managed hot wallets for operational purposes.

Bitcoin held on behalf of our customers is stored in one of three places: (1) directly at Fortress; (2) directly at BitGo, or (3) at BitGo in a sub-custodial arrangement with Fortress.

(1) Bitcoin held on behalf of our customers directly at Fortress is held primarily in omnibus cold storage wallets for which Fortress controls the private keys. At any given time, approximately 95% of Bitcoin held in this capacity is held in omnibus cold storage wallets, with the remainder held in hot wallets used to facilitate customer withdrawals and other real-time operational needs.

(2) Bitcoin held on behalf of our customers directly at BitGo is held primarily in omnibus cold storage wallets for which BitGo controls the private keys. At any given time, approximately 95% of Bitcoin held in this capacity is held in omnibus cold storage wallets, with the remainder held in hot wallets used to facilitate customer withdrawals and other real-time operational needs.

(3) Fortress also utilizes BitGo as a sub-custodian. Within this sub-custodial arrangement, Fortress sends Fold customer funds to an omnibus BitGo cold storage wallet that is dedicated to Fold customer assets. Those funds are not commingled with Fold’s proprietary Bitcoin, BitGo’s other customers, or BitGo itself. BitGo controls the keys to this wallet. 100% of this Bitcoin is held in cold storage.

As of December 31, 2024, 1% of Fold customer Bitcoin was held directly at Fortress, 22% was held directly at BitGo, and 77% was held at BitGo in a sub-custodial capacity for Fortress.

We hold cash at Sutton Bank in accounts designated as for the benefit of our customers. We have also entered into partnerships with third parties where our partners receive and hold customer funds. Our customers open accounts directly with Fortress and/or BitGo to custody their Bitcoin and receive other Bitcoin-related services, and directly with Sutton Bank to hold cash and receive other fiat-related services. Our and our financial partners’ abilities to accurately hold customer cash and Bitcoin, as well as cash and Bitcoin we hold for our own investment and operating purposes, requires a high level of internal controls. We are limited in our ability to influence or manage the controls and processes of third party partners or vendors and may be dependent on our partners’ and vendors’ operations, liquidity and financial condition to manage these risks. As we maintain, grow and expand our product and services offerings we also must scale and strengthen our internal controls and processes, and monitor our third party partners’ and vendors’ ability to similarly scale and strengthen. Failure to do so could adversely impact our business, operating results, and financial condition. This is important both to the actual controls and processes and the public perception of the same.

Any material failure by us or our partners to maintain the necessary controls, policies, procedures or to manage the Bitcoin or cash we hold for our own investment and operating purposes could also adversely impact our business, operating results, and financial condition. Further, any material failure by us or our partners to maintain the necessary controls or to manage customer Bitcoin and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, litigation, regulatory enforcement actions, significant financial losses, lead customers to discontinue or reduce their use of our and our partners’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact our business, operating results, and financial condition.

Our and our customers’ Bitcoin could be subject to risk in the event of an insolvency of one of our Bitcoin Service Providers.

Although we have implemented various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the bitcoin we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. Thus, Bitcoin held by us or our customers at one of the Bitcoin Service Providers may be considered to be the property of a bankruptcy estate, in the event of a bankruptcy of one of the Bitcoin Service Providers. In addition, Bitcoin held on behalf of our customers could also be considered part of our own bankruptcy estate if we were to become insolvent.

Bitcoin held in segregated wallets, such as our proprietary bitcoin that is held by BitGo, could be viewed as less of a risk in an insolvency proceeding of the relevant Bitcoin Service Provider. This is because it is possible to clearly identify the assets to which we have title, as opposed to where assets are commingled with those of other holders. Bitcoin that we hold in self-custody is also stored in a separate m-of-n wallet for which we control the majority of the private keys. We are able to directly confirm the contents of this self-custody wallet.

However, our Bitcoin Service Providers do not currently offer segregated wallet services to our customers. This may cause our customers to view our bitcoin-related services as more risky compared to other types of bitcoin products and services, and may cause our customers to withdraw bitcoin from the wallet services we provide through the Bitcoin service providers.

If custodially-held bitcoin is determined to be the property of a Bitcoin Service Provider’s bankruptcy estate, we and our customers could be treated as a general unsecured creditor of such custodians, inhibiting our and our customers’ ability to exercise ownership rights with respect to such bitcoin and potentially being required to share the value of our Bitcoin with those of other creditors of the Bitcoin Service Provider. In addition, it is possible that a bankruptcy court would require all Bitcoin and other digital assets held by a custodian to be converted into cash, which could result in our incurring significant capital gains tax charges. Even if we are able to prevent our and our customers’ bitcoin from being considered the property of a Bitcoin Service Provider’s bankruptcy estate as part of an insolvency proceeding, it is possible that we or our customers would still be delayed or may otherwise experience difficulty in accessing bitcoin held by the affected Bitcoin Service Provider during the pendency of the insolvency proceedings.

Any such outcome could have a material adverse effect on our financial condition and the market price of our stock. In addition, even if our Bitcoin Service Providers themselves do not become insolvent, a series of insolvencies of high-profile custodians such as occurred in 2022 could result in customers finding our services more risky and less attractive as compared to other types of rewards cards, and any failure to increase our customer base, discontinuation or reduction in use of our platform and products by existing customers as a result could adversely impact our business, operating results, and financial condition.

The theft, loss, or destruction of private keys required to access any Bitcoin may be irreversible. If we or our Bitcoin Service Providers are unable to access private keys for the Bitcoin wallets holding our or our customers’ Bitcoin, or if we or our Bitcoin Service Providers experience a hack or other data loss relating to their ability to access any Bitcoin, it could cause regulatory scrutiny, reputational harm, and other losses.

Bitcoin is generally controllable only by the possessor of the unique private key relating to the digital wallet in which the Bitcoin is held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Bitcoin held in such a wallet. To the extent that any of the private keys relating to wallets containing Bitcoin held for the benefit of us or our customers is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we or the Bitcoin Service Providers will be unable to access the Bitcoin assets held in the related wallet. Further, we cannot provide assurance that the private keys to Bitcoin wallets held by us directly or by our service providers will not be hacked or compromised. Bitcoin assets and blockchain technologies have been, and may in the future be, subject to security breaches, hacking, or other malicious activities. Any loss of private keys relating to, or hack or other compromise of, digital wallets used to store our customers’ Bitcoin could adversely affect our customers’ ability to access or sell their Bitcoin. In addition, if any of our customers’ Bitcoin is lost, we may choose, or in some cases we may be required to, reimburse our customers for their losses, which could subject us to significant financial losses in addition to losing customer trust in us and our products. As such, any loss of private keys due to a hack, employee or service provider misconduct or error, or other compromise by third parties could hurt our brand and reputation, result in significant losses, and adversely impact our business.

We believe this risk is remote because the majority of the Bitcoin held on behalf of our customers is retained in multi-signature “cold storage” wallets, which means that the related private keys are not held on a computer system that is connected to the internet. Multi-signature cold storage wallets are intended to keep the Bitcoin as secure as possible by requiring multiple keys to authorize a transaction while also providing redundancy in the event that one of the private keys is lost. In the event that a private key is lost, the remaining keys in the multi-signature wallet can be used to regenerate a new key.

With regards to Bitcoin held on behalf of our customers, approximately 95% is retained in multi-signature cold storage wallets at any given time, while the remaining assets are held in hot wallets used to facilitate customer withdrawals and other real-time operational needs.

Our digital asset custody partners’ security technology is designed to prevent, detect, and mitigate inappropriate access to their systems, by internal or external threats. We believe our digital asset custody partners have developed and maintained administrative, technical, and physical safeguards designed to comply with applicable legal requirements and industry standards. However, it is nevertheless possible that hackers, employees or service providers acting contrary to those policies, or others could circumvent these safeguards to improperly access the systems or documents of our business partners, agents, or service providers, and improperly access, obtain, or misuse customer crypto assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Additionally, transactions undertaken through our websites or other electronic channels may create risks of fraud, hacking, unauthorized access or acquisition, and other deceptive practices. Any security incident resulting in a compromise of customer assets could result in substantial costs to us and require us to notify impacted individuals, and in some cases regulators, of a possible or actual incident, expose us to regulatory enforcement actions, including substantial fines, limit our ability to provide services, subject us to litigation, significant financial losses, damage our reputation, and adversely affect our business, operating results, financial condition, and cash flows.

BitGo has advised us that it carries a $250 million umbrella insurance policy for the digital assets it custodies. However, this insurance policy covers all digital assets custodied by BitGo, not only those held on behalf of Fold and its customers. In addition, BitGo has not contractually committed to maintain any specific levels of insurance coverage, and has no obligation to reimburse us for any damages due to loss or theft of Bitcoin (including claims by our customers) except where such loss or theft is due to BitGo’s gross negligence or willful misconduct.

Other Risks Related to Fold’s Business and Financial Position

If we fail to retain existing customers or add new customers, or if our customers decrease their level of engagement with our products, services and platform, our business, operating results, and financial condition may be significantly harmed.

Our success depends on our ability to retain existing customers and attract new customers, including developers, to increase engagement with our products, services, and platform. To do so, we must continue to offer leading technologies and ensure that our products and services are secure, reliable, and engaging. We must also expand our products and services, and offer competitive prices in an increasingly crowded and price-sensitive market. There is no assurance that we will be able to continue to do so, that we will be able to retain our current customers or attract new customers, or keep our customers engaged. Any number of factors can negatively affect customer retention, growth, and engagement, including if:

●	customers increasingly engage with competing products and services, including products and services that we are unable to offer due to regulatory reasons;

●	we fail to introduce new and improved products and services, or if we introduce new products or services that are not favorably received;

●	there are changes in sentiment about the quality or usefulness of our products and services or concerns related to privacy, security, fiat pegging or other factors;

●	there are adverse changes in our products and services that are mandated by legislation, regulatory authorities, or litigation;

●	customers perceive Bitcoin to be a bad investment;

●	technical or other problems prevent us from delivering our products and services with the speed, functionality, security, and reliability that our customers expect;

●	cybersecurity incidents, employee or service provider misconduct, or other unforeseen activities cause losses to us or our customers, including losses to assets held by us on behalf of our customers;

●	modifications to our pricing model or modifications by competitors to their pricing models;

●	we fail to provide adequate customer service;

●	regulatory and governmental bodies in countries that we target for expansion express negative views towards Bitcoin or, more broadly, the Bitcoin economy; or

●	we or other companies or high-profile figures in the digital assets industry are the subject of adverse media reports or other negative publicity.

From time to time, certain of these factors have negatively affected customer retention, growth, and engagement to varying degrees. If we are unable to maintain or increase our customer base and customer engagement, our revenue and financial results may be adversely affected. Any decrease in user retention, growth, or engagement could render our products and services less attractive to customers, which may have an adverse impact on our revenue, business, operating results, and financial condition. If our customer growth rate slows or declines, we will become increasingly dependent on our ability to maintain or increase levels of user engagement and monetization in order to drive growth of revenue.

Our operating expenses may increase in the future and we may not be able to achieve profitability or positive cash flow from operations on a consistent basis, which may cause our business, operating results, and financial condition to be adversely impacted.

Our operating expenses may increase in the future as we continue to attract and retain talent, expand our sales and marketing efforts, develop additional products and services, expand our international business, incur unforeseen regulatory or compliance expenses, and in connection with certain expenses related to operating as a public company. While we consistently evaluate opportunities to drive efficiency, we cannot guarantee that these efforts will be successful or that we will not re-accelerate operating expenditures in the future. Our operations may prove more expensive than we currently anticipate, and we may not succeed in increasing our net revenue sufficiently to offset these higher expenses. Our revenue growth may be further impacted by reduced demand for our offerings, increased competition, adverse macroeconomic conditions, a decrease in the growth or size of the Bitcoin economy, regulatory uncertainty or scrutiny, or changes that impact our ability to offer certain products or services, any failure to capitalize on growth opportunities, or failure of new products and services we develop to gain traction in the market. We cannot be certain that we will be able to achieve profitability or achieve positive operating cash flow on any quarterly or annual basis. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, operating results, and financial condition may suffer.

If we do not effectively scale our business, or are unable to maintain and improve our systems and processes, our operating results could be adversely affected.

We have experienced a period of significant growth in recent years, both in terms of employee headcount and customer growth, followed by the scaling back of our business in response to changing economic conditions. As our business changes, it becomes increasingly complex. To effectively manage and capitalize on our growth periods, we need to manage headcount, capital and processes efficiently while making investments such as expanding our information technology and financial, operating, and administrative systems and controls. Growth and scaling back initiatives could strain our existing resources, and we could experience ongoing operating difficulties in managing our business as it expands across numerous jurisdictions, including difficulties in hiring, training, managing and retaining a remote and evolving employee base. If we do not adapt or scale to meet these evolving challenges, we may experience erosion to our brand, the quality of our products and services may suffer, and our company culture may be harmed. Moreover, the failure of our systems and processes could undermine our ability to provide accurate, timely, and reliable reports on our financial and operating results, including the financial statements provided herein, and could impact the effectiveness of our internal controls over financial reporting. In addition, our systems and processes may not prevent or detect all errors, omissions, or fraud. Any of the foregoing operational failures could lead to noncompliance with laws, loss of operating licenses or other authorizations, or loss of bank relationships that could substantially impair or even suspend company operations.

Successful implementation of our growth strategy will also require significant expenditures before any substantial associated revenue is generated and we cannot guarantee that these increased investments will result in corresponding and offsetting revenue growth. Because we have a limited history operating our business at its current scale, it is difficult to evaluate our current business and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the Bitcoin asset market in which we operate, substantial uncertainty concerning how these markets may develop, and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenue.

Additionally, from time to time, we may realign our resources and talent to implement stage-appropriate business strategies, including furloughs, layoffs and reductions in force. If there are unforeseen expenses associated with such realignments in our business strategies, and we incur unanticipated charges or liabilities, then we may not be able to effectively realize the expected cost savings or other benefits of such actions. Failure to manage any growth or any scaling back of our operations could have an adverse effect on our business, operating results, and financial condition.

Our services must integrate with a variety of operating systems. If we are unable to ensure that our services or hardware interoperate with such operating systems and devices, our business may be materially and adversely affected.

We are dependent on the ability of our products and services to integrate with a variety of operating systems, web browsers, and wired and wireless interfaces to mobile devices that we do not control, including those of Sutton Bank and the Bitcoin Service Providers. Any changes in these systems that degrade the functionality of our products and services, impose additional costs or requirements on us, or give preferential treatment to competitive services, including their own services, could materially and adversely affect usage of our products and services. In addition, we rely on app marketplaces, such as the Apple App Store and Google Play, to drive downloads of our mobile apps. Apple, Google, or other operators of app marketplaces regularly make changes to their marketplaces, and those changes may make access to our products and services more difficult. In the event that it is difficult for our customers to access and use our products and services, our business may be materially and adversely affected. Furthermore, Apple, Google, or other operators of app marketplaces regularly provide software updates, and such software updates may not operate effectively with our products and services, which may reduce the demand for our products and services, result in dissatisfaction by our customers, and may materially and adversely affect our business.

Our strategy and focus on delivering high-quality, compliant, easy-to-use, and secure Bitcoin-related financial services may not maximize short-term or medium-term financial results.

We have taken, and expect to continue to take, actions that we believe are in the best interests of our customers and the long-term interests of our business, even if those actions do not necessarily maximize short-term or medium-term results. These include expending significant managerial, technical, and legal efforts on complying with laws and regulations that are applicable to our products and services and ensuring that our products are secure. We also focus on driving long-term engagement with our customers through innovation and developing new industry-leading products and technologies. These decisions may not be consistent with the short-term and medium-term expectations of our stockholders and may not produce the long-term benefits that we expect, which could have an adverse effect on our business, operating results, and financial condition.

Due to our limited operating history, it may be difficult to evaluate our business and future prospects, and we may not be able to achieve or maintain profitability in any given period.

We began our operations in 2019 and since then our business model has continued to evolve. Our net revenue has significantly grown since our formation, but there is no assurance that growth will continue in future periods and you should not rely on the net revenue growth of any given quarterly or annual period as an indication of our future performance. If our total net revenue were to decline significantly for an extended period of time, our business, operating results and financial condition could be adversely affected. Our limited operating history and the volatile nature of our business make it difficult to evaluate our current business and our future prospects. We have encountered and will continue to encounter risks and difficulties as described in this section. If we do not manage these risks successfully, our business may be adversely impacted. If our revenue growth rate were to decline significantly or become negative, it could adversely affect our operating results and financial condition. If we are not able to achieve or maintain positive cash flow from operations, our business may be adversely impacted and we may require additional financing, which may not be available on favorable terms or at all, or which would be dilutive to our stockholders.

Disputes with our customers could adversely impact our brand and reputation and our business, operating results, and financial condition.

From time to time we have been, and may in the future be, subject to claims and disputes with our customers with respect to our products and services, such as fraudulent or unauthorized transactions, account takeovers, deposits and withdrawals of Bitcoin, failures or malfunctions of our systems and services, or other issues relating to our products services. Additionally, the ingenuity of criminal fraudsters, combined with many consumer users’ susceptibility to fraud, may cause our customers to be subject to ongoing account takeovers and identity fraud issues. While we have taken measures to detect and reduce the risk of fraud, there is no guarantee that they will be successful and, in any case, require continuous improvement and optimization for continually evolving forms of fraud to be effective. There can be no guarantee that we will be successful in detecting and resolving these disputes or defending ourselves in any of these matters, and any failure may result in impaired relationships with our customers, damage to our brand and reputation, and substantial fines and damages. In some cases, the measures we have implemented to detect and deter fraud have led to poor customer experiences, including indefinite account inaccessibility for some of our customers, which increases our customer support costs and can compound damages. We could incur significant costs in compensating our customers, such as if a transaction was unauthorized, erroneous, or fraudulent. We could also incur significant legal expenses resolving and defending claims, even those without merit. To the extent we are found to have failed to fulfill our regulatory obligations, we could become subject to conditions that could make operations more costly, impair our ability to grow, and adversely impact our operating results. We may in the future become subject to investigation and enforcement action by state, federal, and international consumer protection agencies, including the Consumer Financial Protection Bureau (the “CFPB”), the Federal Trade Commission (the “FTC”), the Federal Insurance Corporation (the “FDIC”) and state attorneys general in the United States, each of which monitors customer complaints against us and, from time to time, escalates matters for investigation and potential enforcement against us.

While certain of our customer agreements contain arbitration provisions with class action waiver provisions that may limit our exposure to consumer class action litigation, some federal, state, and foreign courts have refused or may refuse to enforce one or more of these provisions, and there can be no assurance that we will be successful in enforcing these arbitration provisions, including the class action waiver provisions, in the future or in any given case. Legislative, administrative, or regulatory developments may directly or indirectly prohibit or limit the use of pre-dispute arbitration clauses and class action waiver provisions. Any such prohibitions or limitations on or discontinuation of the use of such arbitration or class action waiver provisions could subject us to additional lawsuits, including additional consumer class action litigation, and significantly limit our ability to avoid exposure from consumer class action litigation.

We may from time to time make acquisitions and investments, which could require significant management attention, disrupt our business, result in dilution to our stockholders, and adversely affect our financial results.

As part of our business strategy, we may become active in acquiring and investing in order to, among other things, add specialized employees, complementary companies, products, services, licenses, or technologies. As part of our business strategy, we may conduct discussions and evaluate opportunities for possible acquisitions, strategic investments, entries into new businesses, joint ventures, and other transactions. We may also invest in companies and technologies that are highly speculative in nature. In the future, we may not be able to find suitable acquisition and investment candidates, and we may not be able to complete acquisitions or make investments on favorable terms, if at all. In some cases, the costs of such acquisitions may be substantial, and there is no assurance that we will receive a favorable return on investment for our acquisitions. We may in the future be required to write off acquisitions or investments. Moreover, our future acquisitions may not achieve our goals, and any future acquisitions we complete could be viewed negatively by customers, developers, advertisers, or investors. In addition, if we fail to successfully close or integrate any acquisitions, or integrate the products or technologies associated with such acquisitions into our company, our net revenue and operating results could be adversely affected. Our ability to acquire and integrate companies, products, services, licenses, employees, or technologies in a successful manner is unproven. Any integration process may require significant time and resources, and we may not be able to manage the process successfully, including successfully securing regulatory approvals which may be required to close the transaction and to continue to operate the target firm’s business or products in a manner that is useful to us. We may not successfully evaluate or utilize the acquired products, services, technology, or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. We may have to pay cash, incur debt, or issue equity securities to pay for any such acquisition, any of which could adversely affect our financial results. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to our stockholders, which, depending on the size of the acquisition, may be significant. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations.

While Fold regularly evaluates strategic opportunities, Fold does not currently have any plans, proposals or understandings, formally or informally, to make acquisitions or strategic investments.

Our business could be harmed if we are unable to accurately forecast customer demand for Bitcoin and to adequately manage our Bitcoin balances, including the Bitcoin balances we maintain for our own account or Bitcoin balances that may be maintained for use in our rewards program.

Our purpose for holding Bitcoin in treasury is twofold: (1) to fulfill Bitcoin rewards to customers in accordance with the terms and conditions of Fold’s user agreements (“Rewards Treasury”); and (2) as a treasury asset with the intention to hold as a long-term investment (“Investment Treasury”). Our goal is to maintain an amount of Bitcoin in our Rewards Treasury sufficient to satisfy our obligations to provide customer rewards in accordance with our user agreements. Customer rewards are denominated in Bitcoin as of the date the rewards are earned, and therefore we try to purchase Bitcoin for our Rewards Treasury at a similar cost basis to the rewards earned by our customers. If the price of Bitcoin were to decrease, we may need to fulfill customer reward obligations with Bitcoin that we have previously purchased at a higher price, which could adversely impact our financial position and operating results. In addition, if the price of Bitcoin were to increase, demand for Bitcoin on the open market may also increase. If we were unable to obtain additional Bitcoin for our Rewards Treasury in a cost-effective manner, that may adversely impact our financial position and operating results.

Our investments in Bitcoin are subject to volatile market prices and risks of loss.

As of December 31, 2024, we had approximately $102.1 million of Bitcoin in our Treasury accounts. The price of Bitcoin has been highly volatile and may continue to be volatile in the future, including as a result of various associated risks and uncertainties. For example, the prevalence of Bitcoin is a relatively recent trend, and the long-term adoption of Bitcoin by investors, consumers, and businesses remains uncertain. The lack of a physical form, reliance on technology for creation, existence, and transactional validation, and decentralization may subject Bitcoin’s integrity to the threat of malicious attacks and technological obsolescence. To the extent the market value of the Bitcoin we hold decreases materially relative to our cost basis, our financial condition may be adversely impacted.

If there are future changes in applicable accounting rules that require us to change the manner in which we account for our Bitcoin, there could be a material and adverse effect on our financial results and the market price of our Common Stock may suffer as a result.

If we fail to develop, maintain, and enhance our brand and reputation, our business, operating results, and financial condition may be adversely affected.

Our brand and reputation are key assets and a competitive advantage. Maintaining, protecting, and enhancing our brand depends largely on the success of our marketing efforts, ability to provide consistent, high-quality, and secure products, services, features, and support, and our ability to successfully secure, maintain, and defend our rights to use the “Fold” mark and other trademarks important to our brand. We believe that the importance of our brand will increase as competition further intensifies. Our brand and reputation could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity, unexpected events, or actions by third parties. Unfavorable publicity about us, including our products, services, technology, customer service, personnel, and Bitcoin or Bitcoin platforms generally could diminish confidence in, and the use of, our products and services. Moreover, to the extent that we acquire a company and maintain that acquired company’s separate brand, we could experience brand dilution or fail to retain positive impressions of our own brand to the extent such impressions are instead attributed to the acquired company’s brand. In addition, because we are a founder-led company, actions by, or unfavorable publicity about, Will Reeves, our co-founder and Chief Executive Officer, may adversely impact our brand and reputation. Such negative publicity also could have an adverse effect on the size and engagement of our customers and could result in decreased revenue, which could have an adverse effect on our business, operating results, and financial condition.

Our long-term success depends on our ability to develop products and services to address the rapidly evolving market for payments and financial services, and, if we are not able to implement successful enhancements and new features for our products and services, our business could be materially and adversely affected.

Rapid and significant technological changes continue to confront the industries in which we operate, including developments in omnichannel commerce, proximity payment devices (including contactless payments via NFC technology), digital banking, mobile financial apps, tokenization (e.g., replacing sensitive data such as payment card information with symbols (tokens) to keep the data safe), blockchain, and artificial intelligence (“AI”), including machine learning.

These new and evolving services and technologies may be superior to, impair, or render obsolete the products and services we currently offer or the technologies we currently use to provide them. Our ability to develop new products and services may be inhibited by industry-wide standards, payment card networks, existing and future laws and regulations, resistance to change from our customers, which includes our sellers and their customers, or third parties’ intellectual property rights. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and we may not be successful in realizing a return on our efforts in a timely manner or at all.

Our success will depend on our ability to develop new technologies, to adapt to technology changes and evolving industry standards, to incorporate new technologies into our products and services, and to provide products and services that are tailored to specific needs and requirements of our customers. For example, generative AI has become more publicly available and enterprise adoption of generative AI has grown. If we are unable to provide enhancements and new features for our products and services or to develop new products and services that achieve market acceptance or that keep pace with rapid technological developments and evolving industry standards, our business would be materially and adversely affected.

We often rely, not only on our own initiatives and innovations, but also on third parties, including some of our competitors, for the development of and access to new technologies and development of a robust market for these new products and technologies. Failure to accurately predict or to respond effectively to developments in our industry may significantly impair our business. In addition, because our products and services are designed to operate with a variety of systems, infrastructures, and devices, we need to continuously modify and enhance our products and services to keep pace with changes in technologies. Any failure of our products and services to continue to operate effectively with third-party infrastructures and technologies could reduce the demand for our products and services, result in dissatisfaction of our customers, and materially and adversely affect our business.

Our products and services may not function as intended due to undetected errors in our software, hardware, and systems, product defects, developmental delays, or due to security breaches or incidents or human error in administering these systems, which could damage user or third-party relations, decrease our potential profitability and expose us to liability, and materially and adversely affect our business.

Our software, hardware, systems, and processes may contain undetected errors or vulnerabilities that could have a material adverse effect on our business, particularly to the extent such errors or vulnerabilities are not detected and remedied quickly. We have from time to time found defects in our user-facing software and hardware, internal systems, and technical integrations with third-party systems, and new errors or vulnerabilities may be introduced in the future. If there are such errors or defects in our software, hardware, or systems, we may face negative publicity, government investigations, and litigation. Additionally, we rely on a limited number of component and product suppliers located outside of the U.S. to manufacture our products. As our hardware and software services continue to increase in size and complexity, and as we integrate new, acquired subsidiaries with different technology stacks and practices, these risks may correspondingly increase as well.

In addition, we provide incremental releases of product and service updates and functional enhancements, which increase the possibility of errors. Any errors, data leaks, security breaches or incidents, disruptions in services, or other performance problems with our products or services caused by external or internal actors could hurt our reputation and damage our business. Software and system errors, or human error, could delay or inhibit settlement of payments, result in over settlement, cause reporting errors, or prevent us from collecting transaction-based fees, or negatively impact our ability to serve our users. Similarly, security breaches or incidents, which may be caused by or result from cyber-attacks by hackers or others, computer viruses, worms, ransomware, other malicious software programs, security vulnerabilities, employee or service provider theft, misuse or negligence, phishing, identity theft or compromised credentials, denial-of-service attacks, or other causes, could impact our business and disrupt the proper functioning of our products or services, cause errors, allow loss or unavailability of, unauthorized access to, or disclosure of, proprietary, confidential or otherwise sensitive information of ours or our users, and other destructive outcomes. Any of the foregoing issues could result in costly and time-consuming efforts to redesign and redistribute our products, give rise to regulatory inquiries and investigations, and result in lawsuits and other liabilities and losses, which could have a material and adverse effect on our business.

Key business metrics and other estimates are subject to inherent challenges in measurement and to change as our business evolves, and our business, operating results, and financial condition could be adversely affected by real or perceived inaccuracies in those metrics or any changes in metrics we disclose.

We regularly review key business metrics to measure our performance and make strategic decisions. These key metrics are calculated using internal company data and have not been validated by an independent third-party. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement at the time of reporting, there are inherent challenges in such measurements. If we fail to maintain an effective analytics platform, our key metrics calculations may be inaccurate, and we may not be able to identify those inaccuracies. Additionally, we have in the past and may in the future, calculate key business metrics using third-party data. While we believe the third-party data we have used in the past or may use in the future is reliable, we have not independently verified and may not in the future independently verify the accuracy or completeness of the data contained in such sources and there can be no assurance that such data is free of error. Any inaccuracy in the third-party data we use could cause us to overstate or understate our key metrics. We regularly review our processes for calculating these metrics, and from time to time we make adjustments to improve their accuracy.

Our key business metrics may also be impacted by compliance or fraud-related bans, technical incidents, or false or spam accounts in existence on our platform. We regularly deactivate fraudulent and spam accounts that violate our terms of service, and exclude these users from the calculation of our key business metrics; however, we may not succeed in identifying and removing all such accounts from our platform.

We may change our key business metrics from time to time, which may be perceived negatively. Given the rapid evolution of the digital assets space, we regularly evaluate whether our key business metrics remain meaningful indicators of the performance of our business. As a result of these evaluations, in the past we have decided to make changes, and in the future may make additional changes, to our key business metrics, including eliminating or replacing existing metrics. Further if investors or the media perceive any changes to our key business metrics disclosures negatively, our business could be adversely affected.

Unfavorable media coverage could negatively affect our business.

Unfavorable publicity regarding, for example, our product changes, product quality, litigation or regulatory activity, privacy practices, terms of service, employment matters, the use of our products or services (including Bitcoin-related products and services) for illicit or objectionable ends, the actions of our customers, or the actions of other companies that provide similar services to ours, has in the past, and could in the future, adversely affect our reputation. Further, we have in the past, and may in the future, be the target of social media campaigns criticizing actual or perceived actions or inactions that are disfavored by our customers, employees, or society at-large, which campaigns could materially impact our customers’ decisions to use our platform. Any such negative publicity could have an adverse effect on the size, activity, and loyalty of our customers and result in a decrease in net revenue, which could adversely affect our business, operating results, and financial condition.

Our products and services may be exploited to facilitate illegal activity such as fraud, money laundering, gambling, sanctions violations, tax evasion, and scams. If any of our customers use our products or services to further such illegal activities, our business could be adversely affected.

Our products and services may be exploited to facilitate illegal activity including fraud, sanctions violations, money laundering, gambling, tax evasion, and scams. We or our partners may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. The use of our platform for illegal or improper purposes could subject us to claims, individual and class action lawsuits, and government and regulatory investigations, prosecutions, enforcement actions, inquiries, or requests that could result in liability and reputational harm for us. Moreover, certain activities that may be legal in one jurisdiction may be illegal in another jurisdiction, and certain activities that are at one time legal may in the future be deemed illegal in the same jurisdiction. As a result, there is significant uncertainty and cost associated with detecting and monitoring transactions for compliance with local laws. In the event that a customer is found responsible for intentionally or inadvertently violating the laws in any jurisdiction or we are found responsible for failure to prevent the use of our products or services for illegal activities, we may be subject to governmental inquiries, enforcement actions, prosecuted, or otherwise held secondarily liable for aiding or facilitating such activities. Changes in law have also increased the penalties for certain illegal activities, and government authorities may consider increased or additional penalties from time to time. Any threatened or resulting claims could result in reputational harm, and any resulting liabilities, loss of transaction volume, or increased costs could harm our business.

Moreover, while fiat currencies can be used to facilitate illegal activities, Bitcoin is relatively new and, in many jurisdictions, may be lightly regulated or largely unregulated. Bitcoin has characteristics, such as the speed with which digital currency transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain crypto asset transactions, and encryption technology that anonymizes these transactions, that make it susceptible to use in illegal activity. U.S. federal and state and foreign regulatory authorities and law enforcement agencies, such as the Department of Justice (“DOJ”), SEC, CFTC, FTC, or the Internal Revenue Service (“IRS”), and various state securities and financial regulators have taken and continue to take legal action against persons and entities alleged to be engaged in fraudulent schemes or other illicit activity involving Bitcoin.

While we believe that our risk management and compliance framework is designed to detect significant illicit activities conducted by our potential or existing customers, we cannot ensure that we will be able to detect all illegal activity on our platform. If any of our customers use our platform for such illegal activities or we are found responsible for failure to prevent the use of our products or services for illegal activities, our business could be adversely affected.

Our compliance and risk management methods might not be effective and may result in outcomes that could adversely affect our reputation, operating results, and financial condition.

Our ability to comply with applicable complex and evolving laws, regulations, and rules is largely dependent on the establishment, maintenance, and scaling of our compliance, internal audit, and reporting systems to continuously keep pace with our customer activity and transaction volume, as well as our ability to attract and retain qualified compliance and other risk management personnel. While we have devoted significant resources to develop policies and procedures to identify, monitor, and manage our risks, and expect to continue to do so in the future, we cannot assure you that our policies and procedures are and will always be effective or that we have been and will always be successful in monitoring or evaluating the risks to which we are or may be exposed in all market environments or against all types of risks, including unidentified or unanticipated risks. Our risk management policies and procedures rely on a combination of technical and human controls and supervision that are subject to error and failure. Some of our methods for managing risk are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. Accordingly, in the future, we may identify gaps in such policies and procedures or existing gaps may become higher risk, and may require significant resources and management attention. Our risk management policies and procedures also may not adequately prevent losses due to technical errors if our testing and quality control practices are not effective in preventing failures. In addition, we may elect to adjust our risk management policies and procedures to allow for an increase in risk tolerance, which could expose us to the risk of greater losses.

Our regulators and financial institution partners, including their regulators, may periodically review our compliance program, including our policies and procedures, and with applicable law. We may from time to time receive examination reports citing violations of applicable law and inadequacies in existing compliance programs requiring us to enhance certain practices with respect to our practices or compliance program, including due diligence, training, monitoring, reporting, and recordkeeping. If we fail to comply with these, or do not adequately remediate certain findings, regulators and financial institution partners could take a variety of actions that could impair our ability to conduct our business, including, but not limited to, delaying, denying, withdrawing, or conditioning approval of certain products and services. In addition, regulators have broad enforcement powers to censure, fine, issue cease and desist orders, prohibit us from engaging in some of our business activities, or revoke our licenses. We face significant intervention by regulatory authorities, including extensive auditing and surveillance activities, and will continue to face the risk of significant intervention by regulatory authorities and financial institution partners in the future. In the case of non-compliance or alleged non-compliance, we could be subject to investigations and proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which can be a significant loss to us or our financial institution partner(s). Any of these outcomes would adversely affect our reputation and brand and our business, operating results, and financial condition. Some of these outcomes could adversely affect our ability to conduct our business.

We may suffer losses due to abrupt and erratic market movements.

The Bitcoin market has been characterized by significant volatility and unexpected price movements, and has previously experienced significant declines. Bitcoin may become more volatile and less liquid in a very short period of time. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC previous enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets.

Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our Bitcoin, nor have such events adversely impacted our access to our Bitcoin, they created significant volatility in the markets for cryptocurrency generally and for Bitcoin particularly. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future could result in market prices being subject to erratic and abrupt market movement, which could harm our business. Further, because there is no centralized authority which determines the price of Bitcoin, pricing often differs between exchanges. When some exchanges are viewed as higher risk, that price differential can widen as traders attempt to exploit these differences. Volatility in the price of Bitcoin, as well as the lack of a standard price, could lead consumers to see Bitcoin as an unsafe asset, which would result in losses of customers and resulting harm to our business. In addition, if we were to attempt to monetize the Bitcoin we hold on our balance sheet, such price volatility could lead to trading losses, impacting our financial position.

For example, based on aggregate US exchange markets data collected by CoinMarketCap, on December 18, 2023, the price of Bitcoin at 10:00 P.M. UTC was $42,623.54. On December 18, 2024, the price of Bitcoin at 10:00 P.M. UTC was $100,041.54. Between those dates, Bitcoin experienced significant volatility. For example, on August 1, 2024, the price of Bitcoin was $65,353.50, and on August 5, 2024 the price of Bitcoin was $53,991.35. On August 24, 2024, the price of Bitcoin had risen again to $64,176.37. In 2022, price swings were even more drastic, with prices as high as $47,459 at the end of March 2022 and as low as $16,530 at the end of the year. Such volatility will impact the overall value of our business and could cause volatility in the price of our stock.

The trading volume of Bitcoin typically increases during periods of extreme volatility. For example, in the days following the federal elections in November 2024, the price of Bitcoin rose sharply from $69,289.27 on November 2 to $87,250.43 on November 14, and volumes increased from 18,184,612,091 to 87,616,705,248 during that time period according to aggregate data from US exchange markets collected by CoinMarketCap. Such volume increases can lead to extreme pressures on our and our partners’ platforms and infrastructure that can lead to inadvertent suspension of services across parts of the platforms or the entire platforms. As a result, from time to time we may experience outages. Outages can lead to increased customer service expense, can cause customer loss and reputational damage, result in inquiries and actions by regulators, and can lead to other damages for which we may be responsible, any of which could harm our business.

Risks Related to Bitcoin

Due to unfamiliarity and some negative publicity associated with Bitcoin products and services, confidence or interest in our platforms may decline.

Bitcoin is relatively new. Many of our competitors offering Bitcoin-related products and services are unlicensed, unregulated, operate without supervision by any governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. As a result, customers and the general public may lose confidence or interest in Bitcoin platforms, including platforms like ours that partner with regulated providers.

Negative perception, a lack of stability and standardized regulation in the cryptoeconomy, and the closure or temporary shutdown of crypto asset platforms due to fraud, business failure, hackers or malware, or government mandated regulation, and associated losses suffered by customers may continue to reduce confidence or interest in the cryptoeconomy and result in greater volatility of the prices of assets, including significant depreciation in value. Any of these events could have an adverse impact on our business and our customers’ perception of us, including decreased use of our platform and loss of customer demand for our products and services.

Transferring Bitcoin on the Bitcoin blockchain involves risks, which could result in loss of customer assets or our proprietary assets, customer disputes and other liabilities, which could adversely impact our business.

In order to transfer Bitcoin on the Bitcoin blockchain, a person must have a private and public key pair associated with a network address, commonly referred to as a “wallet.” Each wallet is associated with a unique “public key” and “private key” pair, each of which is a large number. To send Bitcoin on the Bitcoin blockchain, a user must sign a transaction that is created using the private key of the wallet from where the user is transferring Bitcoin, a hash of the recipient wallet’s public key, the amount of Bitcoin to be sent, and the transaction fee. The transaction must be signed using the user’s private key through a cryptographic process, which creates a digital signature to prove ownership of the Bitcoin. Once signed, the transaction is broadcasted to the Bitcoin network to be included in a new block by miners. If we wish to purchase Bitcoin, the seller would need to send a transaction to our designated wallet in this manner. A number of errors can occur in the process of transmitting Bitcoin, such as typos, mistakes, or the failure to include the information required by the blockchain network, which could result in losses of our proprietary Bitcoin or, where our customers choose to transfer and use Bitcoin on its underlying blockchain network, the Bitcoin held by us on behalf of our customers. For instance, a customer may incorrectly enter our crypto custody partner’s wallet’s address or the desired recipient’s public key when depositing and withdrawing Bitcoin, respectively. Alternatively, a customer may send Bitcoin to a wallet address that the customer does not own, control or hold the private keys to. If any of the foregoing errors occur, all of the Bitcoin sent by the customer will be permanently and irretrievably lost with no means of recovery. We have encountered and expect to continue to encounter similar incidents with our customers, and although we have not experienced such incidents with respect to Bitcoin that we hold on a proprietary basis it is possible that they could occur in the future. Such incidents could result in customer disputes, damage to our brand and reputation, legal claims against us, and financial liabilities, any of which could adversely affect our business.

BitGo has represented that they will safekeep all Bitcoin held in custody by them, and that they have procedures to process redemptions and withdrawals expeditiously, following the terms of the applicable user agreements. Our customers have not experienced excessive redemptions or withdrawals, or prolonged suspended redemptions or withdrawals, of Bitcoin to date. However, similar to traditional financial institutions, our Bitcoin Service Providers may experience temporary process-related withdrawal delays. For example, like traditional financial institutions, our Bitcoin Service Providers may experience such delays if there is a significant volume of withdrawal requests that is vastly beyond anticipated levels. This does not mean our Bitcoin Service Providers cannot or will not satisfy withdrawals, but this may mean a temporary delay in satisfying withdrawal requests, which our customers still expect to be satisfied within the withdrawal timelines set forth in the applicable user agreements or otherwise communicated by us or our Bitcoin Service Providers. To the extent we or one of our Bitcoin Service Providers have process-related delays, even if brief or due to blockchain network congestion or heightened redemption activity, and within the terms of an applicable user agreement or otherwise communicated by us, we may experience increased customer complaints and damage to our brand and reputation and face additional regulatory scrutiny, any of which could adversely affect our business.

A temporary or permanent blockchain “fork” to Bitcoin could adversely affect our business.

Blockchain protocols, including Bitcoin, are open source. Any user can download the software, modify it, and then propose that Bitcoin users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin protocol network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the Bitcoin protocols running simultaneously, but with each split network’s Bitcoin lacking interchangeability.

Bitcoin has previously been subject to “forks” that resulted in the creation of new networks, including Bitcoin Cash ABC, Bitcoin Cash SV, Bitcoin Diamond, Bitcoin Gold, and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked crypto assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked crypto assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked crypto assets, and which results in further confusion to customers as to the nature of assets they hold on platforms. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of Bitcoin.

Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our customers’ assets. In addition, our Bitcoin Service Providers have the right to temporarily suspend their services in the event of a fork, and to determine not to support any particular fork in the future. If a fork of the bitcoin blockchain occurs and our Bitcoin Service Providers provide access to a forked asset, we intend to retain the forked assets that are created as a result of our proprietary bitcoin. Any forked assets corresponding to our customers’ bitcoin holdings would be managed by our Bitcoin Service Providers in accordance with their policies. We will cooperate with our Bitcoin Service Providers in connection with their distribution of any forked assets corresponding to our customers’ bitcoin, solely to the extent our involvement is requested by a Bitcoin Service Provider. Prior to undertaking any such involvement in the distribution or other action by a Bitcoin Service Provider in respect of any forked assets, we would take steps to seek to ensure that any actions we may take would be in compliance with applicable law, including federal securities laws, which steps may include, among others, (i) communicating regularly with the Bitcoin Service Providers regarding their legal analysis pertaining to forked assets and any distribution thereof, (ii) staying abreast of developments regarding treatment of cryptocurrencies, including forked assets, under applicable securities laws, (iii) consulting with legal counsel regarding the specific facts and circumstances pertaining to the legal status of any forked asset and (iv) seeking guidance and clarification from applicable government regulators, including the SEC, with respect to the legal status of any forked asset. If a fork occurs and one of our Bitcoin Service Providers determines not to support one of the assets created as a result of the fork, this could cause us or our customers to miss an opportunity regarding a new digital asset. In addition, any suspension of services ahead of a fork could cause customer complaints and cause us to be exposed to liability, even in circumstances where we do not have the ability to alter a Bitcoin Service Provider’s policy regarding a fork. To the extent a forked asset is determined to be a “security” under applicable federal securities laws, any distribution of such forked asset would expose the distributor thereof to significant liability under such laws. For additional information regarding the risks and liabilities associated with uncertainty regarding the status of bitcoin and other cryptocurrencies as a “security,” please see the risk factor above entitled “Bitcoin’s status as a “security” in any relevant jurisdiction, as well as the status of our Bitcoin-related products and services, is subject to a high degree of uncertainty and if we are unable to properly characterize a product or service offering, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.”

Future developments regarding the treatment of crypto assets for U.S. and foreign tax purposes could adversely impact our business.

Due to the new and evolving nature of crypto assets and the absence of comprehensive legal and tax guidance with respect to crypto asset products and transactions, many significant aspects of the U.S. and foreign tax treatment of transactions involving crypto assets, such as the purchase and sale of Bitcoin on our platform, are uncertain, and it is unclear whether, when and what guidance may be issued in the future on the treatment of crypto asset transactions for U.S. and foreign tax purposes.

In 2014, the IRS released Notice 2014-21, discussing certain aspects of “virtual currency” for U.S. federal income tax purposes and, in particular, stating that such virtual currency (i) is “property,” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss, and (iii) may be held as a capital asset. From time to time, the IRS has released other notices and rulings relating to the tax treatment of virtual currency or crypto assets reflecting the IRS’s position on certain issues. The IRS has not addressed many other significant aspects of the U.S. federal income tax treatment of crypto assets and related transactions.

There continues to be uncertainty with respect to the timing, character and amount of income inclusions for various crypto asset transactions. Although we believe our treatment of Bitcoin transactions for federal income tax purposes is consistent with existing positions from the IRS and/or existing U.S. federal income tax principles, because of the rapidly evolving nature of crypto asset innovations and the increasing variety and complexity of crypto asset transactions and products, it is possible the IRS and various U.S. states may disagree with our treatment of certain Bitcoin offerings for U.S. tax purposes, which could adversely affect our customers and the vitality of our business. Similar uncertainties exist in the foreign markets in which we operate with respect to direct and indirect taxes, and these uncertainties and potential adverse interpretations of tax law could impact the amount of tax we and our non-U.S. customers are required to pay, and the vitality of our platforms outside of the United States.

There can be no assurance that the IRS, the U.S. state revenue agencies or other foreign tax authorities, will not alter their respective positions with respect to crypto assets in the future or that a court would uphold the treatment set forth in existing positions. It also is unclear what additional tax authority positions, regulations, or legislation may be issued in the future on the treatment of existing crypto asset transactions and future crypto asset innovations under U.S. federal, U.S. state or foreign tax law. Any such developments could result in adverse tax consequences for holders of crypto assets and could have an adverse effect on the value of crypto assets and the broader crypto assets markets. Future technological and operational developments that may arise with respect to crypto assets may increase the uncertainty with respect to the treatment of crypto assets for U.S. and foreign tax purposes. The uncertainty regarding tax treatment of crypto asset transactions impacts our customers, and could impact our business, both domestically and abroad.

Our tax information reporting obligations with respect to Bitcoin transactions are subject to change.

Although we believe we are compliant with U.S. tax reporting and withholding requirements with respect to our customers’ Bitcoin transactions, the exact scope and application of such requirements, including but not limited to U.S. onboarding requirements through Forms W-9 and W-8, backup withholding, non-resident alien withholding, and Form 1099 and Form 1042-S reporting obligations, is not entirely clear for all of the crypto asset transactions that we facilitate. In November 2021, the U.S. Congress passed the Infrastructure Investment and Jobs Act (the “IIJA”), providing that brokers would be responsible for reporting to the IRS the transactions of their customers in digital assets, including transfers to other exchanges or non-exchanges. In June 2024, the U.S. Treasury Department and the IRS released regulations in addition to other administrative guidance on tax information reporting in connection with the IIJA (the “IIJA Regulations”) for reporting transactions with respect to digital assets became effective. The IIJA Regulations introduce new rules related to our tax reporting and withholding obligations on our customer transactions in ways that differ from our existing compliance protocols and there is risk that we will not have proper records to ensure compliance for certain legacy customers or transactions. If the IRS determines that we are not in compliance with our tax reporting or withholding requirements with respect to customer Bitcoin transactions, we may be exposed to significant taxes and penalties, which could adversely affect our financial position. The IIJA Regulations will require us to invest substantially in new compliance measures and that may require significant retroactive compliance efforts, which also could adversely affect our financial position. Further, additional guidance may be issued, including, guidance on the treatment of non-custodial parties, which could impose additional compliance efforts, and which would adversely affect our financial position.

Similarly, it is likely that new rules for reporting crypto assets under the global “common reporting standard” as well as the “crypto-asset reporting framework” will be implemented on our international operations, creating new obligations and a need to invest in new onboarding and reporting infrastructure. Such rules are under discussion today by the member and observer states of the “Organization for Economic Cooperation and Development” and by the European Commission on behalf of the member states of the European Union. These new rules may give rise to potential liabilities or disclosure requirements for prior customer arrangements and new rules that affect how we onboard our customers and report their transactions to taxing authorities. Additionally, the European Union has issued directives, commonly referred to as “CESOP” (the Central Electronic System of Payment information), requiring payment service providers in the European Union to report cross-border fiat transactions to taxing authorities on a quarterly basis beginning in January 2024. Any actual or perceived failure by us to comply with the above or any other emerging tax regulations that apply to our operations could harm our business.

The nature of our business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies on certain topics. If financial accounting standards undergo significant changes, our operating results could be adversely affected.

The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Financial Accounting Standards Board (the “FASB”), the SEC, and various other bodies formed to promulgate and interpret appropriate accounting principles. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls and many companies’ accounting policies are being subjected to heightened scrutiny by regulators and the public. Further, there has been limited precedent for the financial accounting of crypto assets and related valuation and revenue recognition. Moreover, a change in these principles or interpretations could have a significant effect on our reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. For example, on March 31, 2022, the staff of the SEC issued Staff Accounting Bulletin No. 121 (“SAB 121”), which represented a significant change regarding how a company safeguarding crypto assets held for its platform users reports such crypto assets on its balance sheet and required retrospective application as of January 1, 2022. On January 30, 2025, the SEC issued Staff Accounting Bulletin (“SAB”) No. 122 (“SAB 122”). SAB 122 rescinded the previously-issued SAB 121 guidance with respect to accounting for obligations to safeguard digital assets that an entity holds for its customers. SAB 122 directs an entity to apply Accounting Standards Codification (“ASC”) 450-20, Loss Contingencies to determine whether an entity has a liability related to risk of loss from an obligation to safeguard digital assets for customers.

Uncertainties in or changes to regulatory or financial accounting standards could result in the need to change our accounting methods and restate our financial statements and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition.

Risks Related to Government Regulation and Privacy Matters

The regulatory environment in which the consumer finance industry operates could have a material adverse effect on our business and operating results.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act is extensive and significant legislation that, among other things, created the CFPB, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services. The CFPB has broad rulemaking, examination and enforcement authority over providers of financial services and products, which could include us and our affiliates, including authority to prevent “unfair, deceptive or abusive” practices and to collect fines and provide consumer restitution in the event of violations. In addition to the CFPB, other federal agencies, such as the FTC, and state regulators, such as consumer protection and financial services regulators and attorneys general, may exercise supervision and enforcement authority over providers of goods or services, like us. Depending on how such governmental authorities elect to exercise its statutory authority, it could increase the compliance costs for us and our third party service providers, potentially delay our ability to respond to marketplace changes, result in requirements to alter products and services that would make them less attractive to consumers, impair our ability to offer products and services, and harm our reputation or otherwise adversely affect our businesses.

At the end of 2022 and the beginning of 2023, the CFPB proposed two new regulations that would require certain non-bank financial services companies to make submissions to the CFPB for inclusion in an online public registry. The first such proposed regulation would require most non-bank financial services companies to submit to the CFPB consent orders or other non-supervisory orders with or issued by a federal, state, or local regulator or a court in connection with an action by a federal, state, or local regulator. The second such proposed regulation requires CFPB supervised non-bank financial services companies to submit consumer contract terms that limit consumers’ legal rights and remedies, such as mandatory arbitration provisions. Under both regulations, the CFPB would publish online information it receives from non-bank financial services companies. If we were required to make such submissions to the CFPB, it could increase the risk of enforcement or supervisory action by the CFPB against us.

We are subject to various regulatory, financial and other requirements in the jurisdictions in which we operate. We may become involved from time to time in reviews, investigations and proceedings and information gathering requests, by government and self-regulatory agencies, including state attorneys general. Any of such events could result in the imposition of damages, fines or civil or criminal claims and/or penalties. No assurance can be given that the ultimate outcome of any such event would not have a material adverse effect on us or our ability to provide services.

The financial services industry is likely to see increased disclosure obligations, licensing requirements, restrictions on pricing and enforcement proceedings. Compliance with applicable laws is costly and can affect operating results, as processes, procedures, control and infrastructure are required to support applicable requirements. Compliance may also create operational constraints and impose limits on pricing, as financial services industry laws are designed primarily to protect consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand, loss of our bank partnerships, and loss of customer relationships.

The cryptoeconomy is novel. As a result, policymakers are just beginning to consider what a regulatory regime for crypto would look like and the elements that would serve as the foundation for such a regime. We may be unable to effectively react to proposed legislation and regulation of crypto assets or crypto asset platforms that are adverse to our business.

As crypto assets have grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in September 2022, the White House published a fact sheet described as the first-ever “Comprehensive Framework for Responsible Development of Digital Assets,” which encouraged “agencies to issue guidance and rules to address current and emergent risks in the digital asset ecosystem.”

Competitors, including traditional financial services providers, have spent years cultivating professional relationships with relevant policymakers on behalf of their industry so that those policymakers may understand that industry, the current legal landscape affecting that industry, and the specific policy proposals that could be implemented in order to responsibly develop that industry. The lobbyists working for these competitors have similarly spent years developing and working to implement strategies to advance these industries. Members of the cryptoeconomy have started to engage policymakers directly and with the help of external advisors and lobbyists. However, this work is in a relatively nascent stage. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the cryptoeconomy or crypto asset platforms, which could adversely impact our business. Additionally, our political activities to further our mission may be perceived unfavorably by investors and the public and have an adverse impact on our brand and reputation.

Bitcoin is subject to regulatory authority by the CFTC. Any fraudulent or manipulative activity in Bitcoin occurring through our products and services could subject us to increased regulatory scrutiny, regulatory enforcement, and litigation.

The CFTC has stated and judicial decisions involving CFTC enforcement actions have confirmed that Bitcoin falls within the definition of a “commodity” under the CEA. As a result, the CFTC has general enforcement authority to police against manipulation and fraud in the Bitcoin market. From time to time, manipulation, fraud, and other forms of improper trading by market participants have resulted in, and may in the future result in, CFTC investigations, inquiries, enforcement action, and similar actions by other regulators, government agencies, and civil litigation. Such investigations, inquiries, enforcement actions, and litigation may cause us to incur substantial costs and could result in negative publicity.

Certain transactions in Bitcoin may constitute “retail commodity transactions” subject to regulation by the CFTC as futures contracts. If Bitcoin transactions we facilitate are deemed to be such retail commodity transactions, we would be subject to additional regulatory requirements, licenses and approvals, and potentially face regulatory enforcement, civil liability, and significant increased compliance and operational costs.

Any transaction in a commodity, including Bitcoin, entered into with or offered to retail investors using leverage, margin, or other financing arrangements (a “retail commodity transaction”) is subject to CFTC regulation as a futures contract unless such transaction results in actual delivery within 28 days. The meaning of “actual delivery” has been the subject of commentary and litigation, and in 2020, the CFTC adopted interpretive guidance addressing the “actual delivery” of a crypto asset. To the extent that Bitcoin transactions that we facilitate or facilitated are deemed retail commodity transactions, including pursuant to current or subsequent rulemaking or guidance by the CFTC, we may be subject to additional regulatory requirements and oversight, and we could be subject to judicial or administrative sanctions if we do not or did not at a relevant time possess appropriate registrations. The CFTC has previously brought enforcement actions against entities engaged in retail commodity transactions without appropriate registrations, as well as recent enforcement settled orders against developers of decentralized platforms.

Certain transactions in Bitcoin could be deemed “commodity interests” (e.g., futures, options, swaps) or security-based swaps subject to regulation by the CFTC or SEC, respectively. If the products and services we or our Bitcoin Service Providers offer to our customers are deemed a commodity interest or a security-based swap, we would be subject to additional regulatory requirements, registrations and approvals, and potentially face regulatory enforcement, civil liability, and significant increased compliance and operational costs.

Commodity interests, as such term is defined by the CEA and CFTC rules and regulations, are subject to more extensive supervisory oversight by the CFTC, including registrations of entities engaged in, and platforms offering, commodity interest transactions. This CFTC authority extends to Bitcoin futures contracts and swaps, including transactions that are based on current and future prices of Bitcoin and indices of Bitcoin. To the extent that transactions in Bitcoin are deemed to fall within the definition of a commodity interest, including pursuant to subsequent rulemaking or guidance by the CFTC, we may be subject to additional regulatory requirements and oversight and could be subject to judicial or administrative sanctions if we do not or did not at a relevant time possess appropriate registrations as an exchange (for example, as a designated contract market for trading futures or options on futures, or as a swaps execution facility for trading swaps) or as a registered intermediary (for example, as a futures commission merchant or introducing broker). Such actions could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, as well as reputational harm. The CFTC has previously brought enforcement actions against entities engaged in crypto asset activities for failure to obtain appropriate exchange, execution facility and intermediary registrations.

Furthermore, the CFTC and the SEC have jointly adopted regulations defining “security-based swaps,” which include swaps based on single securities and narrow-based indices of securities. If Bitcoin is deemed to be a security, certain transactions referencing Bitcoin could constitute a security-based swap. Bitcoin or a transaction therein that is based on or references a security or index of securities, whether or not such securities are themselves crypto assets, could also constitute a security-based swap. To the extent that Bitcoin is deemed to fall within the definition of a security-based swap, including pursuant to subsequent rulemaking or guidance by the CFTC or SEC, we may be subject to additional regulatory requirements and oversight by the SEC and could be subject to judicial or administrative sanctions if we do not or did not a relevant time possess appropriate registrations as an exchange (for example, as a security-based swaps execution facility) or as a registered intermediary (for example, as a security-based swap dealer or broker-dealer). This could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, as well as reputational harm.

If we or our third-party providers fail to protect confidential information and/or experience cybersecurity incidents, there may be damage to our brand and reputation, material financial penalties, and legal liability, which would materially adversely affect our business, results of operations, and financial condition.

We rely on computer systems, hardware, software, technology infrastructure and online sites and networks for both internal and external operations that are critical to our business (collectively, “IT Systems”). We own and manage some of these IT Systems but also rely on third parties for a range of IT Systems and related products and services, including but not limited to cloud computing services. We and certain of our third-party providers collect, maintain and process data about customers, employees, business partners and others, including information about individuals and their financial assets (such as Bitcoin), as well as proprietary information belonging to our business such as trade secrets (collectively, “Confidential Information”).

We face numerous and evolving cybersecurity risks that threaten the confidentiality, integrity and availability of our IT Systems and Confidential Information, including from diverse threat actors, such as state-sponsored organizations, opportunistic hackers and hacktivists, as well as through diverse attack vectors, such as social engineering/phishing, malware (including ransomware), malfeasance by insiders, human or technological error, and as a result of malicious code embedded in open-source software, or misconfigurations, bugs or other vulnerabilities in commercial software that is integrated into our (or our suppliers’ or service providers’) IT Systems, products or services. As knowledge and techniques in cryptography continue to advance, threat actors may exploit these advancements to develop more sophisticated and effective attack methods, increasing the frequency and severity of cyberattacks as well. Because we make extensive use of third party suppliers, service providers, and partners (including our partnerships with crypto wallet providers and financial institutions), successful cyberattacks that disrupt or result in unauthorized access to third party IT Systems can materially impact our operations and financial results.

Moreover, we may acquire companies with cybersecurity vulnerabilities and/or unsophisticated security measures, which exposes us to significant cybersecurity, operational, and financial risks. Remote and hybrid working arrangements at our company (and at our third-party providers) also increase cybersecurity risks due to the challenges associated with managing remote computing assets and security vulnerabilities that are present in many non-corporate and home networks. Additionally, any integration of artificial intelligence in our or any service providers’ operations, products or services is expected to pose new or unknown cybersecurity risks and challenges. Because our products and services are integrated with our customers’ systems and processes, any circumvention or failure of our cybersecurity defenses or measures could compromise the confidentiality, integrity, and availability of our customers’ own IT Systems and/or Confidential Information as well. Moreover, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures. If such an event were to occur and cause interruptions in our operations, result in the unauthorized access, disclosure, loss, processing, or other compromise of Personal Information or Confidential Information, or jeopardize the confidentiality, integrity, or availability of our information systems or any information residing therein, it could result in a material disruption of our development programs and our business operations, whether due to a loss of our trade secrets or other similar disruptions.

Some of the federal, state, and foreign government requirements include obligations of companies to notify individuals of certain cybersecurity breaches involving particular personal information, which could result from breaches experienced by us or by our vendors, contractors, or organizations with which we have formed strategic relationships. Even though we may have contractual protections with such vendors, contractors, or other organizations, notifications and follow-up actions related to a cybersecurity breach could impact our reputation, cause us to incur significant costs, including legal expenses, harm customer confidence, hurt our expansion into new markets, cause us to incur remediation costs, or cause us to lose existing customers.

Further, the cryptocurrency industry is a frequent target for cyberattacks, including hacks of exchanges and wallets. The underlying technology of cryptocurrencies, including blockchain, is complex and still developing, which means technical issues, bugs, or vulnerabilities could impact our operations and the security of user funds. Additionally, any actual or perceived breach or cybersecurity attack directed at other financial institutions or crypto companies, whether or not we are directly impacted, could lead to a general loss of customer confidence in the cryptoeconomy or in the use of technology to conduct financial transactions, which could negatively impact us, including the market perception of the effectiveness of our security measures and technology infrastructure.

Cyberattacks are expected to accelerate on a global basis in frequency and magnitude as threat actors are becoming increasingly sophisticated in using techniques and tools - including artificial intelligence - that circumvent security controls, evade detection and remove forensic evidence. As a result, we may be unable to detect, investigate, remediate or recover from future attacks or incidents, or to avoid a material adverse impact to our IT Systems, Confidential Information or business. There can also be no assurance that our cybersecurity risk management program and processes, including our policies, controls or procedures, will be fully implemented, complied with or effective in protecting our IT Systems and Confidential Information. Furthermore, given the nature of complex systems, software and services like ours, and the scanning tools that we deploy across our networks and products, we regularly identify and track security vulnerabilities. We are unable to comprehensively apply patches or confirm that measures are in place to mitigate all such vulnerabilities, or that patches will be applied before vulnerabilities are exploited by a threat actor. In other situations, vulnerabilities persist even after we have issued security patches because our customers may fail to apply patches or update their systems to newer software versions. If attackers are able to exploit critical vulnerabilities before patches are installed or mitigating measures are implemented, significant compromises could impact our and our customers’ IT Systems and/or Confidential Information.

We and certain of our third-party providers regularly experience cyberattacks and other incidents, and we expect such attacks and incidents to continue in varying degrees. While to date no incidents have had a material impact on our operations or financial results, we cannot guarantee that material incidents will not occur in the future. Any adverse impact to the availability, integrity or confidentiality of our IT Systems or Confidential Information can result in legal claims or proceedings (such as class actions), regulatory investigations and enforcement actions, fines and penalties, negative reputational impacts that cause us to lose existing or future customers, and/or significant incident response, system restoration or remediation and future compliance costs. Any or all of the foregoing could materially adversely affect our business, results of operations, and financial condition. Finally, we cannot guarantee that any costs and liabilities incurred in relation to an attack or incident will be covered by our existing insurance policies or that applicable insurance will be available to us in the future on economically reasonable terms or at all.

We are subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where we conduct our business. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or our privacy policies, could adversely affect our business, results of operations, or financial condition.

In connection with running our business, we receive, store, use and otherwise process information that relates to individuals and/or constitutes “personal data,” “personal information,” “personally identifiable information,” or similar terms under applicable data privacy laws, including information that is considered “sensitive” under such laws (collectively, “Personal Information”), from and about actual and prospective users, as well as our employees, business contacts, and other individuals. We also depend on a number of third party vendors and partners (including digital wallet providers, cryptocurrency payment processors, financial institutions, retail partners, and security and compliance providers) in relation to the operation of our business, a number of which process Personal Information on our behalf.

We and our vendors are subject to a variety of federal and state data privacy laws, rules, regulations, industry standards and other requirements, including those that apply generally to the handling of Personal Information, and those that are specific to certain industries, sectors, contexts, or locations. These requirements and their application and interpretation are constantly evolving. It is also possible that new laws, regulations and other requirements, or amendments to or changes in interpretations of existing laws, regulations and other requirements (especially related to the regulation of cryptocurrency and related assets), may require us to incur significant costs, implement new processes, or change our handling of information and business operations, which could ultimately hinder our ability to grow our business by extracting value from our data assets.

For example, in the United States, the FTC and state regulators enforce a variety of data privacy issues, such as promises made in privacy policies or failures to appropriately protect information about individuals, as unfair or deceptive acts or practices in or affecting commerce in violation of the Federal Trade Commission Act or similar state laws. The FTC expects a company’s cybersecurity measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities.

In addition, in recent years, certain states have adopted or modified data privacy and security laws and regulations that may apply to our business. For example, the California Consumer Privacy Act (“CCPA”) requires businesses that process personal information of California residents to, among other things: provide certain disclosures to California residents regarding the business’s collection, use, and disclosure of their personal information; receive and respond to requests from California residents to access, delete, and correct their personal information, or to opt-out of certain disclosures of their personal information; and enter into specific contractual provisions with service providers that process California resident personal information on the business’s behalf.

The enactment of the CCPA has prompted a wave of similar legislative developments in other states in the United States, which has created a patchwork of overlapping but different state laws. For example, since the CCPA went into effect, comprehensive privacy statutes that share similarities with the CCPA are now in effect and enforceable in Virginia, Colorado, Connecticut, Utah, Florida, Texas, and Oregon, and will soon be enforceable in several other states as well. Similar laws have been proposed in many other states and at the federal level as well. Certain states have also enacted new laws regulating specific types of personal information, such as health and biometric data or children’s data, some of which impose onerous notice and consent obligations, prohibit certain personal information processing, and/or provide for a private right of action. As a result, our processing of certain sensitive data, such as biometric data and geolocation data, in such states may subject us to additional compliance obligations and expose us to increased risk of liability. Moreover, the FTC and state attorneys general have focused particular attention on the processing of biometric data in recent years, which elevates the risk of our processing of such data even in states that have not enacted specific laws.

Additionally, we may be considered a “financial institutions” under the Gramm-Leach Bliley Act (the “GLBA”). The GLBA regulates, among other things, the use of certain information about individuals (“non-public personal information”) in the context of the provision of financial services, including by banks and other financial institutions. The GLBA includes both a “Privacy Rule,” which imposes obligations on financial institutions relating to the use or disclosure of non-public personal information, and a “Safeguards Rule,” which imposes obligations on financial institutions and, indirectly, their service providers to implement and maintain physical, administrative and technological measures to protect the security of non-public personal financial information. Any failure to comply with the GLBA could result in substantial financial penalties. Moreover, in recent years, regulators such as the CFPB have proposed rulemaking packages focused on implementing additional oversight on large nonbank payment companies, including digital wallet services, which could indirectly affect our business. Increased regulatory scrutiny on data use and consumer protection practices in this industry may require us to adjust our data management protocols and modify our partnerships with digital wallets and payment apps that fall under the new regulations, potentially impacting our business, results of operations, and financial condition.

Further, laws, regulations, and standards covering marketing, advertising, and other activities conducted by telephone, email, mobile devices, and the internet may be or become applicable to our business, such as the Federal Communications Act, the Federal Wiretap Act, the Electronic Communications Privacy Act, the Telephone Consumer Protection Act (the “TCPA”), the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (the “CAN-SPAM Act”), and similar state consumer protection and communication privacy laws, such as California’s Invasion of Privacy Act.

Even though we believe we and our vendors are generally in compliance with applicable laws, rules and regulations relating to privacy and data security, these laws are in some cases relatively new and the interpretation and application of these laws are uncertain. Any failure or perceived failure by us to comply with data privacy laws, rules, regulations, industry standards and other requirements could result in proceedings or actions against us by individuals, consumer rights groups, government agencies, or others. We could incur significant costs in investigating and defending such claims and, if found liable, pay significant damages or fines or be required to make changes to our business. Further, these proceedings and any subsequent adverse outcomes may subject us to significant negative publicity and an erosion of trust. If any of these events were to occur, our business, results of operations, and financial condition could be materially adversely affected.

There are various risks associated with the facilitation of payments from customers, including risks related to fraud, compliance with existing and evolving rules and regulations, and reliance on third parties and any failure to comply with laws and regulations related to payments, fraud, anti-money laundering and money transmission or failure of a third party to perform could harm our business, results of operations and financial condition.

We rely upon third-party service providers, payment processors and financial institution partners to provide key components of our services on our behalf, including payments processing and disbursement. Our utilization of such payment processing tools may be impacted by factors outside of our control, including disruptions in the payment processing industry generally. If these service providers, processors or partners do not perform adequately, or if our relationships with these service providers were to change or terminate, it could negatively affect our customers’ ability to complete transactions, and our ability to operate our services. This could decrease revenue, increase costs, lead to potential legal liability and negatively impact our brands and business. In addition, if these providers increase the fees they charge us, our operating expenses could increase. Alternatively, if we respond by increasing the fees we charge to our customers, some customers may stop using our services or even close their accounts altogether.

Moreover, if we or any of our third-party payment processors or financial institution partners experience a security breach affecting payment card information, we could be subjected to fines, penalties and assessments arising out of state and federal regulatory enforcement, liability to consumers, the major card brands’ rules and regulations, contractual indemnification obligations or other obligations contained in user agreements and similar contracts, and we may lose our ability to accept card payments for our services.

Our ability to expand our services into additional countries is dependent upon the third-party service providers and partners we use to support our services. As we expand the availability of our services to additional markets or make new payment methods available to our customers in the future, we may become subject to additional and evolving regulations and compliance requirements, and may be exposed to heightened fraud risk, which could lead to an increase in our operating expenses.

The laws and regulations related to payments and financial services are complex and vary across different jurisdictions in the U.S. and globally. Furthermore, changes in laws, rules and regulations have occurred and may occur in the future, which may impact our business practices. We may be required to expend considerable time and effort to determine if such laws and regulations apply to our business and may be required to spend significant time and effort to comply, and ensure we are in compliance, with those laws and regulations. Any failure or claim of our failure to comply or any failure by our third-party service providers and partners to comply with such laws and regulations or other requirements, including the payment network rules and Payment Card Industry Data Security Standard, could divert substantial resources, result in liabilities or force us to stop offering our services, which will harm our business and results of operations.

There can be no assurance that we meet, or we will be able to meet, all compliance obligations under applicable law, including obtaining any such licenses in all of the jurisdictions we operate in or offer a service in, and, even if we were able to do so, there could be substantial costs and potential product changes involved in complying with such laws, which could have a material and adverse effect on our business financial condition and results of operations. Any noncompliance by us in relation to existing or new laws and regulations, or any alleged noncompliance, could result in reputational damage, litigation, penalties, fines, increased costs or liabilities, damages or require us to stop offering payment services in certain markets. For example, if we are deemed to be a money transmitter, including a money services business, provider of prepaid access, or any other similar term defined by applicable money transmission or money services business laws, or virtual currency business we could be subject to certain laws, rules and regulations enforced by multiple authorities and governing bodies in the U.S. and numerous state and local agencies who may define money transmitter and virtual currency business differently. For example, certain states may have a more expansive view of money transmitters and virtual currency business activities. Additionally, outside of the U.S., we could be subject to additional laws, rules and regulations related to the provision of payments and financial services, and as we expand into new jurisdictions, the foreign regulations and regulators governing our business that we are subject to will expand as well. If we are found to be a money transmitter or virtual currency business under any applicable regulation and we are not in compliance with such regulations, we may be subject to fines or other penalties in one or more jurisdictions levied by federal, state or local regulators, including state Attorneys General, as well as those levied by foreign regulators. In addition to fines and penalties, consequences for failing to comply with applicable rules and regulations could include criminal and civil proceedings, forfeiture of significant assets or other enforcement actions. We could also be required to make changes to our business practices or compliance programs as a result of regulatory scrutiny. In addition, failure to predict how a U.S. law or regulation or a law or regulation from another jurisdiction in which we operate with respect to money transmission or similar requirements apply or will be applied to us could result in licensure or registration requirements, administrative enforcement actions and/or could materially interfere with our ability to offer certain payment methods or to conduct our business in particular jurisdictions. We cannot predict what actions the U.S. or other governments may take or what restrictions these governments may impose that will affect our ability to process, accept or transmit payments or to conduct our business in particular jurisdictions. Further, we may become subject to changing payment and financial services regulations and requirements that could potentially affect the compliance of our current payment processes and increase the operational costs we incur to support payments. The factors identified here could impose substantial additional costs, involve considerable delay to the development or provision of our solutions, require significant and costly operational changes, or prevent us from providing our products or solutions in any given market.

We are also subject to rules governing electronic funds transfers and payment card association rules. We may also be directly or indirectly liable to the payment networks for rule violations. Payment networks set and interpret their network operating rules and may allege that our business model violates these operating rules. If such allegations are not resolved favorably, they may result in significant fines and penalties or require changes in our business practices that may be costly and adversely affect our business. The payment networks could adopt new operating rules or interpret or reinterpret existing rules, including as a result of a change in our designation by major payment card providers or by a payment network, that we or our processors might find difficult or even impossible to follow, or costly to implement. As a result, we could lose our ability to give customers the option of using cards to fund their accounts or purchases or the choice of currency in which they would like their card to be charged or we may be required to change our business operations. If we are unable to accept cards or are limited in our ability to do so, our business would be adversely affected. In addition, any increase to fees charged or interchange assessed under, or increased costs associated with compliance with, payment network rules or payment card provider rules could lead to increased fees and costs for us or our customers, which may negatively impact payments on our services and usage of our services. Payment networks have imposed, and may impose in the future, special fees on the purchase of crypto assets, including on our platform, which could negatively impact us and significantly increase our costs. We could attempt to pass these increases along to our customers, but this could negatively impact our business or result in the loss of customers, thereby reducing our revenue and earnings. If competitive practices prevent us from passing along the higher fees to our customers in the future, we may have to absorb all or a portion of such increases, thereby increasing our operating costs and reducing our earnings.

Due to the risk of our platform being used for illegal or illicit activity, any perceived or actual breach of compliance by us with respect to anti-money laundering (“AML”) laws, rules and regulations, including the Bank Secrecy Act, USA Patriot Act and Title 18 U.S.C. Sections 1956-57 and 1960, could have a significant impact on our reputation and could cause us to lose customers, prevent us from obtaining new customers, require us to expend significant funds to remedy civil and criminal problems caused by violations and to avert further violations and expose us to legal risk and potential liability that could have a material effect on our business. Several of these laws require certain companies to adopt an AML compliance program, including those companies that are characterized as a federal money services business or state money transmitter. Moreover, many states have their own AML and money transmitter and virtual currency regulatory regimes and interpretations and applications of those legal principles are complex and varied. If the federal government or any state government took the position that we were a money services business, money transmitter or virtual currency business, they could require us to register as such and obtain money transmitter or virtual currency licenses. Furthermore, should a federal or state regulator make a determination that we have operated as an unlicensed money services business, money transmitter, or virtual currency business, we could be subject to civil and criminal fines, penalties, costs, legal fees, reputational damage or other negative consequences, all of which may have an adverse effect on our business, financial condition and results of operations.

Risks Related to Third Parties

We rely on our program agreement with Sutton Bank to offer our Fold prepaid card product. If our relationship with Sutton Bank were to end, the ability to continue to offer our card product would be affected, which could affect our financial and business results.

We market Fold prepaid cards issued by Sutton Bank to consumers through a program agreement with Bank, our bank partner for the card. If our relationship with Sutton Bank were to end or if Sutton Bank were to cease or restrict operations, our ability to continue to offer our card product would be affected, which could adversely affect our financial and business results. In such an event, we would need to partner with a different bank to continue to offer the Fold Card product (as defined below). If we partner with a new bank, issuance and servicing of the Fold Card product could be disrupted and delayed as we transition to a different bank partner. We also may face increased costs and compliance burdens if the program agreement with Sutton Bank is terminated.

Sutton Bank is subject to regulation and supervision by the Federal Deposit Insurance Corporation (“FDIC”). Many laws and regulations that apply directly to Sutton Bank indirectly impact us (and our products) as Sutton Bank’s service provider. As such, our partnership with Sutton Bank is subject to the supervision and enforcement authority of the FDIC, Sutton Bank’s primary banking regulator.

We may in the future, enter into partnerships, collaborations, joint ventures, or strategic alliances with third parties. If we are unsuccessful in establishing or maintaining strategic relationships with these third parties or if these third parties fail to deliver certain operational services, our business, operating results, and financial condition could be adversely affected.

We may in the future, enter into partnerships, collaborations, joint ventures, or strategic alliances with third parties in connection with the development, operation and enhancements to our platform and products and the provision of our services. For example, we may partner with additional Bitcoin custody or service providers to expand the reach of our services or increase resilience of our network, or we may partner with other companies to provide new products or services such as a credit card or savings product. Identifying strategic relationships with third parties, and negotiating and documenting relationships with them may be time-consuming and complex and may distract management. Moreover, we may be delayed, or not be successful, in achieving the objectives that we anticipate as a result of such strategic relationships. In evaluating counterparties in connection with partnerships, collaborations, joint ventures or strategic alliances, we consider a wide range of economic, legal and regulatory criteria depending on the nature of such relationship, including the counterparties’ reputation, operating results and financial condition, operational ability to satisfy our and our customers’ needs in a timely manner, efficiency and reliability of systems, certifications costs to us or to our customers, and licensure and compliance status. Despite this evaluation, third parties may still not meet our or our customers’ needs which may adversely affect our ability to deliver products and services to customers, may adversely impact our business, operating results, and financial condition. Counterparties to any strategic relationship may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals, and may subject us to additional risks to the extent such third party becomes the subject of negative publicity, faces its own litigation or regulatory challenges, or faces other adverse circumstances. Conflicts may arise with our strategic partners, such as the interpretation of significant terms under any agreement, which may result in litigation or arbitration which would increase our expenses and divert the attention of our management. If we are unsuccessful in establishing or maintaining strategic relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our business, operating results, and financial condition could be adversely affected.

We currently rely on third-party service providers for certain aspects of our operations, and any interruptions in services provided by these third parties may impair our ability to support our customers.

We rely on third parties in connection with many aspects of our business, including payment processors, banks, and payment gateways to process transactions; cloud computing services and data centers that provide facilities, infrastructure, website functionality and access, components, and services, including databases and data center facilities and cloud computing; as well as third parties that provide outsourced customer service, compliance support and product development functions, which are critical to our operations. Because we rely on third parties to provide these services and to facilitate certain of our business activities, we face increased operational risks. We do not directly manage the operation of any of these third parties, including their data center facilities that we use. These third parties may be subject to financial, legal, regulatory, and labor issues, cybersecurity incidents, data theft or loss, break-ins, computer viruses or vulnerabilities in their code, denial-of-service attacks, sabotage, acts of vandalism, loss, disruption, or instability of third-party banking relationships, privacy breaches, service terminations, disruptions, interruptions, and other misconduct. They are also vulnerable to damage or interruption from human error, power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes, pandemics and similar events. In addition, these third parties may breach their agreements with us, disagree with our interpretation of contract terms or applicable laws and regulations, refuse to continue or renew these agreements on commercially reasonable terms or at all, fail or refuse to process transactions or provide other services adequately, take actions that degrade the functionality of our services, impose additional costs or requirements on us or our customers, or give preferential treatment to competitors. There can be no assurance that third parties that provide services to us or to our customers on our behalf will continue to do so on acceptable terms, or at all. If any third parties do not adequately or appropriately provide their services or perform their responsibilities to us or our customers on our behalf, such as if third-party service providers to close their data center facilities without adequate notice, are unable to restore operations and data, fail to perform as expected, or experience other unanticipated problems, we may be unable to procure alternatives in a timely and efficient manner and on acceptable terms, or at all, and we may be subject to business disruptions, losses or costs to remediate any of the deficiencies, customer dissatisfaction, reputational damage, legal or regulatory proceedings, or other adverse consequences which could harm our business.

We rely on our agreements with Fortress and BitGo to offer our Bitcoin-related services. If our relationship with either Fortress or BitGo were to end, the ability to continue to offer our Bitcoin services would be affected, which could affect our financial and business results.

We market certain Bitcoin services offered or supported by the Bitcoin Service Providers to consumers through program agreements with the Bitcoin Service Providers. Fold utilizes both Fortress and BitGo for the purpose of providing operational redundancy in the event of technical or regulatory limitations at one or the other. In addition, certain states are supported by only one of the two Bitcoin Service Providers, and those states can change from time to time based on the licensing status of each provider. If our relationship with one of the Bitcoin Service Providers were to end, or if either of the Bitcoin Service Providers were to restrict or cease operations, our ability to continue to offer Bitcoin services would be affected, which could adversely affect our financial and business results. In such an event, we may need to partner with a different financial institution with authority to provide services substantially similar to our Bitcoin services to continue to offer these services. If we partner with a new crypto service provider, our Bitcoin-related services would be disrupted and delayed as customers would be required to open new accounts with a different Bitcoin service provider, and as we transition connectivity of our information technology systems to such different financial institution partner. We also may face increased costs and compliance burdens if our program agreement with one of the Bitcoin Service Providers is terminated. We entered into our agreement with Fortress in June, 2023, whereby Fortress would custody Bitcoin on behalf of our customers itself or use BitGo as a sub-custodian in states where BitGo was not authorized to provide custody services directly. In August, 2024, we entered into an agreement directly with BitGo, and we anticipate that over time more of our customers will be serviced under this direct relationship with BitGo.

Fortress is subject to regulation and supervision by the Division of Financial Institutions of the Nevada Department of Business and Industry, and BitGo is subject to regulation and supervision by the Division of Banking of the South Dakota Department of Labor and Regulation. In addition, certain custodial services are provided by BitGo’s affiliate BitGo New York Trust Company LLC, which is subject to regulation and supervision by the New York Department of Financial Services. In addition, the Bitcoin Service Providers are subject to regulation and supervision by many other state banking and financial institution regulators (individually and collectively, “State Banking Departments”). Many laws and regulations that apply directly to the Bitcoin Service Providers indirectly impact us (and our products) as a partner of the Bitcoin Service Providers. As such, our partnerships with the Bitcoin Service Providers may be subject to the supervision and enforcement authority of the State Banking Departments.

Our customers enter into agreements directly with Sutton Bank and our Bitcoin Service Providers.

Our customers enter into agreements for banking services directly with Sutton Bank, and enter into agreements for Bitcoin-related services directly with one or more of the Bitcoin Service Providers. Our third-party service providers have not agreed to indemnify us for losses based on their breaches of their agreements with our customers. Although our terms of use clearly state that we are not responsible for the services provided by those third parties, it is possible that customers could blame us for a failure by one of those third parties to fulfill its obligations. This could have a material adverse impact on our reputation and business.

We are subject to risks related to the banking and financial services ecosystem, and to our banking and crypto service providers specifically.

Volatility in the banking and financial services sectors and regulatory enforcements by the FDIC or other regulators may impact our bank partnerships and could negatively impact our business. For example, we offer certain FDIC-insured products through our partnership with Bank, a member of the FDIC, and if the FDIC were to seek to enter into an enforcement action against Sutton Bank, it may adversely impact our business or relationship with Sutton Bank. For example, in February 2024, Sutton Bank became subject to an FDIC enforcement order that, among other things, required Sutton Bank to correct certain banking practices and within 60 days devise a plan to review all prepaid card customers since July 1, 2020 for compliance with anti-money laundering requirements. Similarly, for certain Bitcoin related services, we partner with the Bitcoin Service Providers, which are regulated by various federal and state regulators, and if such regulators were to enter into an enforcement action against either of the Bitcoin Service Providers, it may adversely impact our business or relationship with them. In addition, although we believe our banking and financial services programs comply with all applicable law, if Sutton Bank or Bitcoin Service Providers fail to comply with applicable law, it may adversely impact our business and reputation.

Although we believe our banking partner maintains proper records and satisfies requirements for each eligible participant’s deposits to be covered by FDIC insurance, up to the applicable maximum deposit insurance amount, the FDIC may disagree. In such an event, the FDIC may not recognize the participants’ claims as covered by deposit insurance in the event Sutton Bank fails and enters receivership proceedings under the Federal Deposit Insurance Act (“FDIA”). If the FDIC were to determine that funds held at Sutton Bank are not covered by deposit insurance, or if Sutton Bank were to fail and enter receivership proceedings under the FDIA, our customers may seek to withdraw their funds, or may not be able to withdraw all their funds in a timely manner, which could adversely affect our brand, business and results of operations, and may lead to claims or litigation, which may be costly to address. Additionally, in instances where we are a service-provider to or are otherwise in a third-party relationship with Sutton Bank in connection with these programs, we are subject to certain risk-management standards for third-party relationships in accordance with federal bank regulatory guidance and examinations by the federal banking regulators.

We intend to continue to explore other products, models, and structures for our product offerings, including with existing and new bank and cryptocurrency partners. Certain of our current product offerings may subject us to reporting requirements, bonding requirements, and inspection by applicable federal or state regulatory agencies, and our future product offerings may potentially require, or be deemed to require, additional data, procedures, partnerships, licenses, regulatory approvals, or capabilities that we have not yet obtained or developed. Should we fail to successfully expand and evolve our product offerings, or should our new products, models or structures, or new laws or regulations or interpretations of existing laws or regulations, impose requirements on us that are cumbersome or that we cannot satisfy, our business may be materially and adversely affected.

Any change to the Bitcoin Service Providers’ fee schedules could adversely impact our business.

We rely on our cryptocurrency custody providers to process customers’ Bitcoin transactions and we pay these providers fees for their services. From time to time, our crypto custody providers have increased, and may increase in the future, the fees they charge for the provision of custody services and for transactions that use their networks. While these fees are payable directly by our customers, any increases in such fees might result in the loss of customers to other custodians or cryptocurrency platforms.

We are subject to economic and geopolitical risk, business cycles, and the overall level of consumer, business and government spending, which could negatively affect our business, financial condition, results of operations, and cash flows.

The payments technology industry depends heavily on the overall level of consumer, business and government spending. We are exposed to general economic conditions that affect consumer confidence, spending, and discretionary income and changes in consumer purchasing habits. A sustained deterioration in general economic conditions in the markets in which we operate, supply chain disruptions, inflationary pressure or interest rate fluctuations may adversely affect our financial performance by reducing demand for cryptocurrencies and cryptocurrency-based services and thereby reducing transaction volumes. A reduction in transaction volumes could result in a decrease in our revenues and profits.

A downturn in the economy could force retailers or financial institutions to close or petition for bankruptcy protection, resulting in lower revenue and earnings for us. We also have a certain amount of fixed costs, such as rents and salaries, which could limit our ability to quickly adjust costs and respond to changes in our business and the economy. Changes in economic conditions could also adversely affect our future revenues and profits and cause a materially adverse effect on our business, financial condition, results of operations, and cash flows.

In addition, our business, growth, financial condition or results of operations could be materially adversely affected by instability or changes in a country’s or region’s economic conditions; inflation; changes in laws or regulations or in the interpretation of existing laws or regulations, whether caused by a change in government or otherwise; increased difficulty of conducting business in a country or region due to actual or potential political or military conflict; or action by the U.S. or foreign governments that may restrict our ability to transact business in a foreign country or with certain foreign individuals or entities. A possible slowdown in global trade caused by increasing tariffs or other restrictions could decrease consumer or corporate confidence and reduce consumer, government and corporate spending in countries inside or outside the U.S., which could adversely affect our operations. Climate-related events, including extreme weather events and natural disasters and their effect on critical infrastructure in the U.S. or internationally, could have similar adverse effects on our operations, users, or third-party suppliers.

We depend on major mobile operating systems and third-party platforms for the distribution of certain products. If Google Play, the Apple App Store, or other platforms prevent customers from downloading our apps, our ability to grow may be adversely affected.

We rely upon third-party platforms for the distribution of certain products and services. Our Fold app is provided as a free application through both the Apple App Store and the Google Play Store. The Google Play Store and Apple App Store are global application distribution platforms and the main distribution channels for our app. As such, the promotion, distribution, and operation of our app is subject to the respective platforms’ terms and policies for application developers, which are very broad and subject to frequent changes and re-interpretation. Further, these distribution platforms often contain restrictions related to crypto assets that are uncertain, broadly construed, and can limit the nature and scope of services that can be offered. If our products are found to be in violation of any such terms and conditions, we may no longer be able to offer our products through such third-party platforms. There can be no guarantee that third-party platforms will continue to support our product offerings, or that customers will be able to continue to use our products. Any changes, bugs, technical or regulatory issues with third-party platforms, our relationships with mobile manufacturers and carriers, or changes to their terms of service or policies could degrade our products’ functionalities, reduce or eliminate our ability to distribute our products, give preferential treatment to competitive products, limit our ability to deliver high quality offerings, or impose fees or other charges, any of which could affect our product usage and harm our business.

We rely on search engines, social networking sites, and other web-based platforms to attract a meaningful portion of our users, and if those search engines, social networking sites and other web-based platforms change their listings or policies regarding advertising, or increase their pricing or suffer problems, it may limit our ability to attract new users.

Many users locate our website through internet search engines, such as Google, and advertisements on social networking sites and other web-based platforms. If we are listed less prominently or fail to appear in search results for any reason, downloads of our mobile application, and visits to our website and kiosks, could decline significantly, and we may not be able to replace this traffic. Search engines revise their algorithms from time to time in an attempt to optimize their search results. If the search engines on which we rely for algorithmic listings modify their algorithms, we may appear less prominently or not at all in search results, which could result in reduced traffic to our website that we may not be able to replace. Additionally, if the costs of search engine marketing services, such as Google AdWords, increase, we may incur additional marketing expenses, we may be required to allocate a larger portion of our marketing spend to this channel or we may be forced to attempt to replace it with another channel (which may not be available at reasonable prices, if at all), and our business, financial condition and results of operations could be adversely affected.

Furthermore, competitors may in the future bid on search terms that we use to drive traffic to our website and engagement with current and potential users. Such actions could increase our marketing costs and result in decreased traffic to our website or use of our application. In addition, search engines, social networking sites and other web-based platforms may change their advertising policies from time to time. If any change to these policies delays or prevents us from advertising through these channels, it could result in reduced traffic to our website or use of our application. Additionally, new search engines, social networking sites and other web-based platforms may develop in specific jurisdictions or more broadly that reduce traffic on existing search engines, social networking sites and other web-based platforms. Moreover, the use of voice recognition technology such as Alexa, Google Assistant, Cortana, or Siri may drive traffic away from search engines, potentially resulting in reduced traffic to our website or use of our application. If we are not able to achieve awareness through advertising or otherwise, we may not achieve significant traffic to our website or mobile application.

Risks Related to Intellectual Property

Our intellectual property rights are valuable, and any inability to protect them could adversely impact our business, operating results, and financial condition.

Our business depends in large part on our proprietary technology and our brand. We rely on, and expect to continue to rely on, a combination of trademark, copyright, trade secret and other intellectual property laws, as well as confidentiality and license agreements with our employees, contractors, consultants, and third parties with whom we have relationships, to establish and protect our brand, our proprietary technology and our intellectual property rights. However, our efforts to protect our intellectual property rights may not be sufficient or effective and may not adequately permit us to gain or keep any competitive advantage. Despite our efforts to obtain and maintain intellectual property rights, we cannot guarantee that will be able to prevent unauthorized use or disclosure of our confidential information, intellectual property or technology, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance that our intellectual property rights will be sufficient to protect against others offering products, services, or technologies that are substantially similar to ours and that compete with our business.

Effective protection of our intellectual property may be expensive and difficult to maintain, both in terms of application and registration costs as well as the costs of defending and enforcing those rights. As we have grown, we have sought to obtain and protect our intellectual property rights in an increasing number of countries, a process that can be expensive and may not always be successful. Further, intellectual property protection may not be available to us in every country in which our products and services may become available.

We may be sued by third parties for alleged infringement of their intellectual property rights.

In recent years, there has been considerable patent, copyright, trademark, domain name, trade secret and other intellectual property development activity in the cryptocurrency and payments industries, as well as litigation, based on allegations of infringement or other violations of intellectual property, including by large financial institutions. Furthermore, individuals and groups can purchase patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Our use of third-party intellectual property rights also may be subject to claims of infringement. We cannot guarantee that our internally developed or acquired technologies and content do not or will not infringe or otherwise violate the intellectual property rights of others. From time to time, our competitors or other third parties may claim that we are infringing or have misappropriated their intellectual property rights, and we may be found liable as a result. Any claims or litigation, whether having merit or not, could cause us to incur significant expenses and may be time consuming to defend. And if any such claims are successfully asserted against us, we could be required to pay substantial damages or ongoing royalty payments, we could be prevented from offering our products or services or using certain technologies, or we could be forced to implement expensive work-arounds. We expect that the occurrence of infringement claims related to our Bitcoin related products and services is likely to grow as the Bitcoin market grows and matures. Accordingly, our exposure to damages resulting from infringement claims could increase and potentially exhaust our financial and management resources. Further, during the course of any litigation, we may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts and investors regard these announcements as negative, the market price of our Common Stock may decline. Even if intellectual property claims are meritless, do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have an adverse effect on our business, operating results, and financial condition.

Our platform contains third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could harm our business.

Our technology platform includes software licensed to us by third-party authors under “open source” licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise our technology or services.

Some open source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use, or grant other licenses to our intellectual property. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public, be precluded from charging fees to users of our proprietary software, or be required to license our proprietary software for purposes of making derivative works. Among other things, this would allow our competitors to create similar offerings with lower development effort and time and ultimately could result in a loss of competitive advantage. While we try to avoid subjecting our proprietary software to such open-source licenses, we cannot guarantee we will always be successful, and if we discover any potential open-source issues, we could be required to expend substantial time and resources to re-engineer some or all of our software.

We have not recently conducted an extensive audit of our use of open source software and, as a result, we cannot assure you that our processes for controlling our use of open source software in our platform are, or will be, effective. If we are held to have breached or failed to fully comply with all the terms and conditions of an open source software license, we could face litigation or other liability, or be required to seek costly licenses from third parties to continue providing our offerings on terms that are not economically feasible, to re-engineer our platform, to discontinue or delay the provision of our offerings if re-engineering could not be accomplished on a timely basis or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, operating results, and financial condition. Moreover, the terms of many open source licenses have not been interpreted by U.S. or foreign courts. As a result, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to provide or distribute our platform. From time to time, there have been claims challenging the ownership of open source software against companies that incorporate open source software into their solutions. As a result, we could be subject to lawsuits by parties claiming ownership of what we believe to be open source software. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Employees and Other Service Providers

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could adversely impact our business, operating results, and financial condition.

We operate in a relatively new industry that is not widely understood and requires highly skilled and technical personnel. We believe that our future success is highly dependent on the talents and contributions of our senior management team, including Mr. Reeves, our co-founder and Chief Executive Officer, members of our executive team, and other key employees across product, engineering, risk management, finance, compliance and legal, and marketing. Our future success depends on our ability to attract, develop, motivate, and retain highly qualified and skilled employees. Due to the nascent nature of the cryptoeconomy, the pool of qualified talent is extremely limited, particularly with respect to executive talent, engineering, risk management, and financial regulatory expertise. We face intense competition for qualified individuals from numerous software and other technology companies. To attract and retain key personnel, we incur significant costs, including salaries, benefits and equity incentives. Even so, these measures may not be enough to attract and retain the personnel we require to operate our business effectively. The loss of even a few key employees or senior leaders, or an inability to attract, retain and motivate additional highly skilled employees required for the planned expansion of our business could adversely impact our operating results and impair our ability to grow.

Our culture emphasizes innovation, and if we cannot maintain this culture, our business and operating results could be adversely impacted.

We believe that our entrepreneurial and innovative corporate culture has been a key contributor to our success. We encourage and empower our employees to develop and launch new and innovative products and services, which we believe is essential to attracting high quality talent, partners, and developers, as well as serving the best, long-term interests of our company. If we cannot maintain this culture, we could lose the innovation, creativity and teamwork that has been integral to our business. Additionally, from time to time, we realign our resources and talent to implement stage-appropriate business strategies, including furloughs, layoffs, or reductions in force. In such cases, we may find it difficult to prevent a negative effect on employee morale or attrition beyond our planned reduction, in which case our products and services may suffer and our business, operating results, and financial condition could be adversely impacted.

In the event of employee or service provider misconduct or error, our business may be adversely impacted.

Employee or service provider misconduct or error could subject us to legal liability, financial losses, and regulatory sanctions and could seriously harm our reputation and negatively affect our business. Such misconduct could include engaging in improper or unauthorized transactions or activities, misappropriation of customer funds, insider trading and misappropriation of information, failing to supervise other employees or service providers, improperly using confidential information, as well as improper trading activity such as spoofing, layering, wash trading, manipulation and front-running. Employee or service provider errors, including mistakes in executing, recording, or processing transactions for customers, could expose us to the risk of material losses even if the errors are detected. Although we have implemented processes and procedures and provide trainings to our employees and service providers to reduce the likelihood of misconduct and error, these efforts may not be successful. Moreover, the risk of employee or service provider error or misconduct may be even greater for novel products and services and is compounded by the fact that many of our employees and service providers are accustomed to working at tech companies which generally do not maintain the same compliance customs and rules as financial services firms. This can lead to high risk of confusion among employees and service providers with respect to compliance obligations, particularly including confidentiality, data access, trading, and conflicts. It is not always possible to deter misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. If we were found to have not met our regulatory oversight and compliance and other obligations, we could be subject to regulatory sanctions, financial penalties, restrictions on our activities for failure to properly identify, monitor and respond to potentially problematic activity and seriously damage our reputation. Our employees, contractors, and agents could also commit errors that subject us to financial claims for negligence, as well as regulatory actions, or result in financial liability. Further, allegations by regulatory or criminal authorities of improper trading activities could affect our brand and reputation.

General Risk Factors

Adverse economic conditions may adversely affect our business.

Our performance is subject to general economic conditions, and their impact on the Bitcoin market and our customers. The United States and other key international economies have experienced cyclical downturns from time to time in which economic activity declined resulting in lower consumption rates, restricted credit, reduced profitability, weaknesses in financial markets, bankruptcies, and overall uncertainty with respect to the economy. Adverse general economic conditions have impacted the cryptoeconomy, although the extent of which remains uncertain and dependent on a variety of factors, including market adoption of crypto assets, global trends in the cryptoeconomy, central bank monetary policies, instability in the global banking system and other events beyond our control. Geopolitical developments, such as trade wars and foreign exchange limitations can also increase the severity and levels of unpredictability globally and increase the volatility of global financial and crypto asset markets. For example, the capital and credit markets have experienced extreme volatility and disruptions, resulting in steep declines in the value of Bitcoin. To the extent general economic conditions and the Bitcoin market materially deteriorate or the current decline continues for a prolonged period, our ability to generate revenue and to attract and retain customers could suffer and our business, operating results and financial condition could be adversely affected. Moreover, even if general economic conditions improve, there is no guarantee that the cryptoeconomy will similarly improve.

Further, in 2022, a number of blockchain protocols and crypto financial firms, and in particular protocols and firms involving high levels of financial leverage such as high-yield lending products or derivatives trading, suffered from insolvency and liquidity crises leading to the 2022 Events. Some of the 2022 Events are alleged or have been held to be the result of fraudulent activity by insiders, including misappropriation of customer funds and other illicit activity and internal controls failures. In connection with the 2022 Events, concerns were raised about the potential for a market condition where the failure of one company leads to the financial distress of other companies, which has the potential to depress the prices of assets used as collateral by other firms. If such a market condition were to become widespread in the cryptoeconomy, we could suffer from increased counterparty risk, including defaults or bankruptcies of major customers or counterparties, which could lead to significantly reduced activity on our platform and fewer available Bitcoin market opportunities in general. Further, forced selling of Bitcoin by distressed companies could lead to lower Bitcoin prices and may lead to a reduction in our revenue. To the extent that conditions in the general economic and the Bitcoin market were to materially deteriorate, our ability to attract and retain customers may suffer.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry, or the financial services industry generally, or concerns or rumors about any such events or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. Further, if the instability in the global banking system continues or worsens, there could be additional negative ramifications, such as additional all market-wide liquidity problems or impacted access to deposits and investments for customers of affected banks and certain banking partners, and our business, operating results and financial condition could be adversely affected.

We are a remote-first company which subjects us to heightened operational risks.

Our employees and service providers work from home and we are a remote-first company. This subjects us to heightened operational risks. For example, technologies in our employees’ and service providers’ homes may not be as robust as in an office environment and could cause the networks, information systems, applications, and other tools available to employees and service providers to be more limited or less reliable than in an office environment. Further, the security systems in place at our employees’ and service providers’ homes may be less secure than those used in an office environment, and while we have implemented technical and administrative safeguards to help protect our systems as our employees and service providers work from home, we may be subject to increased cybersecurity risk, which could expose us to risks of data or financial loss, and could disrupt our business operations. There is no guarantee that the data security and privacy safeguards we have put in place will be completely effective or that we will not encounter risks associated with employees and service providers accessing company data and systems remotely. We also face challenges due to the need to operate with the remote workforce and are addressing those challenges to minimize the impact on our ability to operate.

Being a remote-first company may make it more difficult for us to preserve our corporate culture and our employees may have decreased opportunities to collaborate in meaningful ways. Further, we cannot guarantee that being a remote-first company will not have a negative impact on employee morale and productivity. Any failure to preserve our corporate culture and foster collaboration could harm our future success, including our ability to retain and recruit personnel, innovate and operate effectively, and execute on our business strategy.

Environmental, social and governance factors may impose additional costs and expose us to new risks.

There is an increasing focus from certain investors, regulators, employees, users and other stakeholders concerning corporate responsibility, specifically related to environmental, social and governance matters (“ESG”). Some investors may use these non-financial performance factors to guide their investment strategies and, in some cases, may choose not to invest in us if they believe our policies and actions relating to corporate responsibility are inadequate. The growing investor demand for measurement of non-financial performance is addressed by third-party providers of sustainability assessment and ratings on companies. The criteria by which our corporate responsibility practices are assessed may change due to the constant evolution of the sustainability landscape, which could result in greater expectations of us and cause us to undertake costly initiatives to satisfy such new criteria. If we elect not to or are unable to satisfy such new criteria, investors may conclude that our policies and actions with respect to corporate social responsibility are inadequate. We may face reputational damage in the event that we do not meet the ESG standards set by various constituencies.

Furthermore, if our competitors’ corporate social responsibility performance is perceived to be better than ours, potential or current investors may elect to invest with our competitors instead. In addition, in the event that we communicate certain initiatives and goals regarding environmental, social and governance matters, we could fail, or be perceived to fail, in our achievement of such initiatives or goals, or we could be criticized for the scope of such initiatives or goals. If we fail to satisfy the expectations of investors, employees and other stakeholders or our initiatives are not executed as planned, our reputation and business, operating results and financial condition could be adversely impacted.

Changes in U.S. and foreign tax laws, as well as the application of such laws, could adversely impact our financial position and operating results.

We are subject to complex tax laws and regulations in the United States and may become subject to a variety of foreign jurisdictions. All of these jurisdictions have in the past and may in the future make changes to their corporate income tax rates and other income tax laws which could increase our future income tax provision. For example, our future income tax obligations could be adversely affected by earnings that are lower than anticipated in jurisdictions where we have lower statutory rates and by earnings that are higher than anticipated in jurisdictions where we have higher statutory rates, by changes in the valuation of our deferred tax assets and liabilities, by changes in the amount of unrecognized tax benefits, or by changes in tax laws, regulations, accounting principles, or interpretations thereof, including changes with possible retroactive application or effect.

Our determination of our tax liability is subject to review and may be challenged by applicable U.S. and foreign tax authorities. Any adverse outcome of such a challenge could harm our operating results and financial condition. The determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment and, in the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is complex and uncertain. Moreover, if we become a multinational business, we may have subsidiaries that engage in many intercompany transactions in a variety of tax jurisdictions where the ultimate tax determination is complex and uncertain. Our existing corporate structure and intercompany arrangements have been implemented in a manner we believe is in compliance with current prevailing tax laws. Furthermore, if we operate in multiple taxing jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by tax authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views with respect to, among other things, the characterization and source of income or other tax items, the manner in which the arm’s-length standard is applied for transfer pricing purposes, or with respect to the valuation of intellectual property. The taxing authorities of the jurisdictions in which we operate or may operate may challenge our tax treatment of certain items or the methodologies we use for valuing developed technology or intercompany arrangements, which could impact our worldwide effective tax rate and harm our financial position and operating results.

Further, any changes in the tax laws governing our activities may increase our tax expense, the amount of taxes we pay, or both. For example, the Tax Cuts and Jobs Act (the “TCJA”), enacted on December 22, 2017, significantly reformed the U.S. federal tax code, reducing the U.S. federal corporate income tax rate, making sweeping changes to the rules governing international business operations, and imposing new limitations on a number of tax benefits, including deductions for business interest and the use of net operating loss carryforwards. Effective beginning in 2022, the TCJA also eliminated the option to immediately deduct research and development expenditures and required taxpayers to amortize domestic expenditures over five years and foreign expenditures over fifteen years. The Inflation Reduction Act of 2022 (the “Inflation Reduction Act”), enacted on August 16, 2022, further amended the U.S. federal tax code, imposing a 15% minimum tax on “adjusted financial statement income” of certain corporations as well as an excise tax on the repurchase or redemption of stock by certain corporations, beginning in the 2023 tax year. In addition, over the last several years, the Organization for Economic Cooperation and Development has been working on a Base Erosion and Profit Shifting Project that, if implemented, would change various aspects of the existing framework under which our tax obligations are determined in many of the countries in which we may do business. As of July 2023, nearly 140 countries have approved a framework that imposes a minimum tax rate of 15%, among other provisions. As this framework is subject to further negotiation and implementation by each member country, the timing and ultimate impact of any such changes on our tax obligations are uncertain. There can be no assurance that future tax law changes will not increase the rate of the corporate income tax, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance.

In addition, the IRS has yet to issue guidance on a number of important issues regarding the tax treatment of cryptocurrency and the products we provide to our customers and from which we derive our income. In the absence of such guidance, we will take positions with respect to any such unsettled issues. There is no assurance that the IRS or a court will agree with the positions taken by us, in which case tax penalties and interest may be imposed that could adversely affect our business, cash flows or financial performance.

We also are subject to non-income taxes, such as payroll, sales, use, value-added, digital services, net worth, property, and goods and services taxes in the United States and may become subject to similar non-income taxes in various foreign jurisdictions. Specifically, we may be subject to new allocations of tax as a result of increasing efforts by certain jurisdictions to tax activities that may not have been subject to tax under existing tax principles. Companies such as ours may be adversely impacted by such taxes. Tax authorities may disagree with certain positions we have taken. As a result, we may have exposure to additional tax liabilities that could have an adverse effect on our operating results and financial condition.

As a result of these and other factors, the ultimate amount of tax obligations owed may differ from the amounts recorded in our financial statements and any such difference may harm our operating results in future periods in which we change our estimates of our tax obligations or in which the ultimate tax outcome is determined.

Changes to, or changes to interpretations of, the U.S. federal, state, local or other jurisdictional tax laws could have a material adverse effect on our business, financial condition and results of operations.

All statements contained herein concerning U.S. federal income tax (or other tax) consequences are based on existing law and interpretations thereof. The tax regimes to which we are subject or under which we operate, including income and non-income taxes, are unsettled and may be subject to significant change. While some of these changes could be beneficial, others could negatively affect our after-tax returns. Accordingly, no assurance can be given that the currently anticipated tax treatment will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect. In addition, no assurance can be given that any tax authority or court will agree with any particular interpretation of the relevant laws.

State, local or other jurisdictions could impose, levy or otherwise enforce tax laws against us. Tax laws and regulations at the state and local levels frequently change, especially in relation to the interpretation of existing tax laws for new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future taxes, which could have a material adverse effect on our business, financial condition and results of operations.

Our ability to use our deferred tax assets may be subject to certain limitations under U.S. or foreign law.

Realization of our deferred tax assets, in the form of future domestic or foreign tax deductions, credits or other tax benefits, will depend on future taxable income, and there is a risk that some or all of such tax assets could be subject to limitation or otherwise unavailable to offset future income tax liabilities, all of which could adversely affect our operating results. For example, future changes in our stock ownership, the causes of which may be outside of our control, could result in an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which could limit our use of such tax assets in certain circumstances. Similarly, additional changes may be made to U.S. (federal and state) and foreign tax laws which could further limit our ability to fully utilize these tax assets against future taxable income.

Under the Inflation Reduction Act, our ability to utilize tax deductions or losses from prior years may be limited by the imposition of the 15% minimum tax if, in future years, such minimum tax applies to us. Therefore, we may be required to pay additional U.S. federal income taxes in future years despite any available future tax deductions, U.S. federal net operating loss (“NOL”) carryforwards, credits or other tax benefits that we accumulate.

Our financial projections may differ materially from actual results.

This prospectus contains certain financial projections. Such financial projections are based on our estimates and assumptions as of the dates on which they were prepared concerning various factors that are subject to significant risks and uncertainties, many of which are beyond our control, and therefore actual results may differ materially from such projections. Notably, our financial projections reflect estimates and assumptions beyond our control. Accordingly, our future financial condition and results of operations may differ materially from our projections. Our failure to achieve our projected results could harm the trading price of our securities and its financial position. We do not have any duty to update the financial projections included in this prospectus.

If our estimates or judgment relating to our critical accounting estimates prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant estimates and judgments that comprise our critical accounting estimates involve the valuation of assets acquired and liabilities assumed in business combinations, valuation of strategic investments, evaluation of tax positions, and evaluation of legal and other contingencies. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of analysts and investors, resulting in a decline in the trading price of our stock.

We may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as terrorism, that could disrupt our business operations, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Natural disasters or other catastrophic events may also cause damage or disruption to our operations, international commerce, and the global economy, and could have an adverse effect on our business, operating results, and financial condition. Our business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond our control. In addition, our global operations expose us to risks associated with public health crises, such as pandemics and epidemics, which could harm our business and cause our operating results to suffer. For example, the COVID-19 pandemic and the related precautionary measures that we adopted have in the past resulted, and could in the future result, in difficulties or changes to our customer support, or create operational or other challenges, any of which could adversely impact our business and operating results. Further, acts of terrorism, labor activism or unrest, and other geopolitical unrest, including ongoing regional conflicts around the world, could cause disruptions in our business or the businesses of our partners or the economy as a whole. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in development of our platform, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on our future operating results. We do not maintain insurance sufficient to compensate us for the potentially significant losses that could result from disruptions to our services. Additionally, all the aforementioned risks may be further increased if we do not implement a disaster recovery plan or our partners’ disaster recovery plans prove to be inadequate. To the extent natural disasters or other catastrophic events concurrently impact data centers we rely on in connection with private key restoration, customers will experience significant delays in withdrawing funds, or in the extreme we may suffer loss of customer funds.

We might require additional capital to support business growth, and this capital might not be available.

We have funded our operations since inception primarily through debt, equity financings and revenue generated by our products and services. We cannot be certain when or if our operations will generate sufficient cash to fully fund our ongoing operations or the growth of our business. We intend to continue to make investments in our business, including developing new products and services, enhancing our operating infrastructure, expanding our international operations, and acquiring complementary businesses and technologies, all of which may require us to secure additional funds. Additional financing may not be available on terms favorable to us, if at all, including due to general macroeconomic conditions, crypto market conditions and any disruptions in the crypto market, instability in the global banking system, increasing regulatory uncertainty and scrutiny or other unforeseen factors. In addition, even if debt financing is available, the cost of additional financing may be significantly higher than our current debt. If we incur additional debt, the debt holders would have rights senior to holders of our Common Stock to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. If we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our currently authorized and issued Common Stock. The trading prices for our Common Stock may be highly volatile, which may reduce our ability to access capital on favorable terms or at all. In addition, a slowdown or other sustained adverse downturn in the general economic or Bitcoin market could adversely affect our business and the value of our Common Stock. Because our decision to raise capital in the future will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future issuances of securities. As a result, our stockholders bear the risk of future issuances of debt or equity securities reducing the value of our Common Stock and diluting their interests. Our inability to obtain adequate financing or financing on terms satisfactory to us, when we require it, could significantly limit our ability to continue supporting our business growth and responding to business challenges.

Risks Related to our Common Stock and Warrants

Our issuance of additional shares of Common Stock, warrants or convertible securities may dilute your ownership interest in us and could adversely affect our stock price.

From time to time in the future, we may issue additional shares of our Common Stock, warrants or other securities convertible into Common Stock pursuant to a variety of transactions, including acquisitions. Additional shares of our Common Stock may also be issued upon exercise of outstanding stock options and warrants. The issuance by us of additional shares of our Common Stock, warrants or other securities convertible into our Common Stock would dilute your ownership interest in us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Common Stock and warrants. Subject to the satisfaction of vesting conditions and the expiration of our lock-up, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.

In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Common Stock and Warrants, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock and Warrants bear the risk that our future offerings may reduce the market price of our Common Stock and Warrants and dilute their percentage ownership.

Our issuance of additional shares of common stock or convertible securities could make it difficult for another company to acquire us, may dilute your ownership of us and could adversely affect our stock price.

We may issue additional shares of our common stock or securities convertible into common stock pursuant to a variety of transactions, including through our Incentive Award Plan and Employee Stock Purchase Plan (“ESPP”), and through acquisitions. We may also execute or have executed agreements which allow certain third parties the right to purchase additional shares of our common stock or securities convertible into common stock. The issuance by us of additional shares of our common stock or securities convertible into our common stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our common stock.

In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our common stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute their percentage ownership.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act, the requirements of the Sarbanes-Oxley Act and the requirements of Nasdaq, may strain our resources, increase our costs and require additional attention of management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we are subject to laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act, related regulations of the SEC and the requirements of the Nasdaq. Complying with these statutes, regulations and requirements occupies a significant amount of time of our board of directors and management and significantly increases our costs and expenses. For example, we have to institute a more comprehensive compliance function, comply with rules promulgated by the Nasdaq, prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws, and establish new internal policies, such as those relating to insider trading. We also have to retain and rely on outside counsel and accountants to a greater degree in these activities. In addition, being subject to these rules and regulations make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officer.

We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our Common Stock and Warrants may be less attractive to investors.

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which the market value of shares of Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (b) the last day of the fiscal year in which we have a total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (c) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (d) December 31, 2026, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of Common Stock in Emerald’s initial public offering. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As an emerging growth company, we may choose to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock or Warrants less attractive because we will rely on these exemptions. If some investors find our shares of Common Stock or Warrants less attractive as a result, there may be a less active market for our shares of Common Stock or Warrants and our share price of Common Stock or Warrants may be more volatile.

Anti-takeover provisions in our governing documents, as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation, our bylaws and Delaware law each contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our Preferred Stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the chairperson of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	controlling the procedures for the conduct and scheduling of stockholder meetings;

●	providing for a staggered board, in which the members of the board of directors are divided into three classes to serve for a period of three years from the date of their respective appointment or election;

●	granting the ability to remove directors with cause by the affirmative vote of 66⅔% in voting power of the outstanding shares of Common Stock entitled to vote thereon;

●	requiring the affirmative vote of at least 66⅔% of the voting power of the outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class, to amend the Proposed Bylaws or ARTICLE IV, ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII, and ARTICLE IX of the Proposed Charter; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay hostile takeovers and changes in control of us or changes in our Board and our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which will prevent some stockholders holding more than 15% of the Common Stock from engaging in certain business combinations without approval of the holders of substantially all of our Common Stock. Any provision of our certificate of incorporation, our bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name against our respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name against our respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity holding any of our securities shall be deemed to have notice of and consented to the forum provisions in our certificate of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our respective directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our respective stockholders will not be deemed to have waived their compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in our certificate of incorporation. If a court were to find such provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Our certificate of incorporation also provides that (A) the exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or any other claim for which the federal courts have exclusive jurisdiction and (B) unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, our certificate of incorporation provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

The market price of our Common Stock and Warrants may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.

The trading prices of our Common Stock and Warrants are likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in this section and the following:

●	the uncertainty resulting from the invasion of Ukraine by Russia, the Israel-Hamas conflict, strategic competition and tensions between Taiwan, China and the United States and resulting sanctions, and other events (such as terrorist attacks, geopolitical unrest, natural disasters or a significant outbreak of other infectious diseases);

●	our operating and financial performance and prospects;

●	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

●	conditions that impact demand for our products and/or services;

●	future announcements concerning our business, our clients’ businesses or our competitors’ businesses;

●	the public’s reaction to our press releases, other public announcements and filings with the SEC;

●	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”);

●	the size of our public float;

●	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	changes in laws or regulations, including laws or regulations relating to environmental, health and safety matters or initiatives relating to climate change, or changes in the implementation of regulations by regulatory bodies, which adversely affect our industry or us;

●	privacy and data protection laws, privacy or data breaches, or the loss of data;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	changes in senior management or key personnel;

●	issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;

●	changes in our dividend policy;

●	adverse resolution of new or pending litigation against us; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Common Stock and Warrants, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock and Warrants is low. As a result, you may suffer a loss on your investment.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of management from our business regardless of the outcome of such litigation.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

We are subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations require, among other things that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel.

In addition, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting.

We do not intend to pay dividends on our Common Stock for the foreseeable future.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, we do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, certain restrictions related to our indebtedness, industry trends and other factors that our board of directors may deem relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. In addition, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on our Common Stock. As a result, you may have to sell some or all of your Common Stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Our inability or decision not to pay dividends, particularly when others in our industry have elected to do so, could also adversely affect the market price of our Common Stock.

If securities or industry analysts do not publish research or reports about our business or publish negative reports, the market price of our Common Stock and Warrants could decline.

The trading market for our Common Stock and Warrants will be influenced by the research and reports that industry or securities analysts publish about us or our business. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline. Moreover, if one or more of the analysts who cover us downgrades our Common Stock or Warrants if our reporting results do not meet their expectations, the market price of our Common Stock and Warrants could decline.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise.

The Company may receive up to an aggregate of approximately $35 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants. To the extent that Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease, potentially to zero. On April 9, 2025, the last reported sales price of our Common Stock was $4.28 and the exercise price per share of the Warrants ranges from $11.50 to $15.00. The exercise price of the Warrants is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that Warrant holders will exercise their Warrants in the foreseeable future. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, there is no certainty that Warrant holders will exercise their Warrants and, accordingly, we may not receive any cash proceeds in relation to our outstanding Warrants. See “Description of Capital Stock” for additional information regarding the warrants.

We expect to use the net proceeds received from the Sellers from the exercise of the Warrants, if any, for general corporate purposes, which may include funding working capital requirements, capital expenditures, acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. See “Plan of Distribution” elsewhere in this prospectus for more information.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

MARKET INFORMATION

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “FLDD” and “FLDDW,” respectively. As of March 25, 2025, there were 110 holders of record of our Common Stock. The actual number of stockholders of our Common Stock and the actual number of holders of our Warrants is greater than the number of record holders and includes holders of our Common Stock or Warrants whose shares of Common Stock or Warrants are held in street name by brokers and other nominees.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this filing. Unless the context requires otherwise, references to “Fold,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of Fold prior to the Business Combination and to New Fold following the Business Combination.

The following unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X to give effect to the acquisition of Fold by FTAC Emerald Acquisition Corp. (“Emerald”).

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Emerald and Fold as adjusted to give effect to the Business Combination and related financing transactions. The unaudited pro forma condensed combined balance sheet as of December 31, 2024 assumes that the Business Combination and the related December 2024 Initial Investor financing transactions were completed on December 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 give pro forma effect to the Business Combination and the related financing transactions as if they had occurred on January 1, 2024.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with, the following:

●	Emerald’s financial statements and related notes as of and for the year ended December 31, 2024 included elsewhere in this filing.

●	Fold’s financial statements and related notes as of and for the year ended December 31, 2024 included elsewhere in this filing.

Certain direct and incremental costs related to the Business Combination will be recorded as a reduction against additional paid-in-capital, consistent with the accounting for reverse recapitalizations. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.

The following describes the above entities:

Emerald

The Company is a blank check company incorporated in Delaware on February 19, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company may pursue an initial Business Combination target in any business or industry.

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from February 19, 2021 (inception) through December 31, 2024 relates to Emerald’s formation, the Public Offering (the “Public Offering” or “IPO”), and efforts in identifying a target to consummate an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Public Offering placed in the Trust Account.

Fold

Fold is a bitcoin financial services company dedicated to expanding access to bitcoin through a comprehensive suite of consumer financial services. Fold was formed with the purpose of creating a modern financial services platform that allows customers to earn, accumulate, and utilize bitcoin in their everyday life. Fold offers consumers an FDIC insured checking account, a prepaid Visa debit card, bill payments, and an extensive catalog of merchant reward offers. Fold also offers various forms of bitcoin buying and selling with low-to-zero fees, instant withdrawals, and insured custody. By integrating bitcoin across traditional financial services, the Company acts as a key point of entry for consumers to engage with and integrate bitcoin into their everyday lives. Fold’s products and services are available in the United States through the Fold mobile app.

Description of the Business Combination

On July 24, 2024, FTAC Emerald and EMLD Merger Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of Emerald, entered into a Merger Agreement with Fold, pursuant to which, among other things, Merger Sub will be merged with and into Fold with Fold surviving the Merger as a wholly-owned subsidiary of Emerald (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Transactions, Fold will become a subsidiary of Emerald, with the former stockholders of Fold becoming stockholders of Emerald. The Business Combination was consummated on February 14, 2025.

The aggregate consideration paid in the Transaction consisted of shares of Emerald Class A Common Stock based on Fold’s pre-money equity value of $365 million, plus additional consideration of $7.0 million based on the product of (i) the Specified BTC (as defined in the Company Disclosure Letter), (ii) the difference in the 60-day volume-weighted average price of Bitcoin as of the date of the Merger Agreement and February 9, 2025, and (iii) 0.2.

Description of the December 2024 Initial Investor Financing

On December 24, 2024, Fold entered into the December 2024 Securities Purchase Agreement with an institutional investor (the “Investor”) pursuant to which the Investor purchased an Initial SPV Note with an aggregate principal amount of $20.0 million which is convertible to shares of Common Stock of Fold prior to the Business Combination, or shares of Common Stock of New Fold subsequent to the Business Combination. In conjunction with the Securities Purchase Agreement and Initial SPV Note, Fold also issued Series A, Series B, and Series C Warrants to the Investor (collectively with the Initial SPV Note, the “SPV Transaction”) for approximately 0.9 million, 0.5 million, and 0.9 million shares, respectively. The Series A Warrants (the “SPV Series A Warrants”) are available for exercise for a period of eight years from December 24, 2024, at an exercise price of $12.50 per share. The Series B Warrants (the “SPV Series B Warrants”) are available for exercise after the Business Combination date, for a period of eight years from December 24, 2024, at a nominal exercise price of $0.001 per share. On February 14, 2025, in connection with the closing of the Business Combination, the Investor exercised the Series B Warrants in full for 500,000 shares of Common Stock. The Series C Warrants (the “SPV Series C Warrants”) are available for exercise for a period of one year from the Business Combination date, at an exercise price of $11.50 per share.

Treatment of Fold Securities

Fold Preferred Stock

Immediately prior to the effective time of the Business Combination (the “Effective Time”), Fold Preferred Stock converted into Fold Common Stock.

Fold Common Stock

At the Effective Time, Fold Common Stock converted into Emerald Common Stock.

Fold Restricted Stock Units (“RSUs”)

At the Effective Time, outstanding Fold restricted stock units converted into an award of Emerald restricted stock units.

Fold Simple Agreements for Future Equity (“SAFEs”)

At the Effective Time, outstanding Fold SAFEs converted into Fold Common Stock based on the valuation caps or discount rates stated within the terms of the individual SAFE agreements.

Redemption of Class A Common Stock

Pursuant to Emerald’s second amended and restated certificate of incorporation and in accordance with the terms of the Merger Agreement, Emerald provided its public stockholders with the opportunity to redeem, in connection with the Closing, their shares of Emerald Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Emerald Trust Account, which holds the proceeds of Emerald’s initial public offering, less taxes payable.

In February 2025, Emerald’s public stockholders redeemed 3.3 million shares for an aggregate redemption price of $36.6 million.

Sponsor Share Restriction Agreement

Concurrently with the execution and delivery of the Merger Agreement, Emerald ESG Sponsor, LLC and Emerald ESG Advisors, LLC (collectively, the “Sponsors”) entered into a Sponsor Share Restriction Agreement with Emerald (the “Sponsor Share Restriction Agreement”). Pursuant to the Sponsor Share Restriction Agreement, at the Closing, (i) all Emerald Warrants held by the Sponsors will be forfeited and cancelled, and (ii) approximately 5.3 million of the Sponsors’ founder shares (the “subject founder shares”) shall be subject to time-based transfer restrictions subject to early release as follows:

●	one-third of the subject founder shares shall remain subject to transfer restrictions until the earlier of (a) six months following the Closing or (b) the first date that the stock price exceeds $12.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing;

●	one-third of the subject founder shares shall remain subject to transfer restrictions until the earlier of (a) (x) in the event that Emerald and Fold raise $50 million or more as of the Closing, one year following the Closing, and (y) in the event that Emerald and Fold raise less than $50 million as of the Closing, two years following the Closing, or (b) the first date that the stock price exceeds $15.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing; and

●	one-third of the subject founder shares shall remain subject to transfer restrictions until the earlier of (a) ten years following the Closing or (b) the first date that the stock price exceeds $17.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing.

In the event that Emerald and Fold raise less than $50.0 million from the date of the Merger Agreement through the second anniversary of the Closing, the Sponsors shall automatically forfeit, for no additional consideration, up to 1,000,000 subject founder shares, as described in the Sponsor Share Restriction Agreement.

On February 14, 2025, the Company and the Sponsors entered into an amendment to the Sponsor Share Restriction Agreement to release 450,000 restricted shares of the Company from the price based lockup found therein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2024

	Emerald (Historical)	Fold, Inc. (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	$906,043	$18,330,359	$14,713,547	2c	$19,137,739
			(5,838,218)	2d
			(550,000)	2e
			(1,155,000)	2f
			(7,268,992)	2g
Accounts receivable, net	-	451,455	-		451,455
Prepaid expenses	20,409	-	-		20,409
Other current assets	-	687,100	-		687,100
Inventories	-	262,813	-		262,813
Digital assets - rewards treasury	-	8,569,651	-		8,569,651
Total current assets	926,452	28,301,378	(98,663)		29,129,167

Digital assets - investment treasury	-	93,568,700	-		93,568,700
Capitalized software development costs, net	-	1,000,065	-		1,000,065
Deferred transaction costs asset	-	2,784,893	(2,784,893)	2b	-
Investments held in Trust Account	51,289,643	-	(36,576,096)	2a	-
			(14,713,547)	2c
Total assets	$52,216,095	$125,655,036	$(54,173,199)		$123,697,932
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$533,197	$1,185,410	$-		$1,718,607
Due to related party	646,451	-	(646,451)	2d	-
Excise tax payable	1,167,245	-	-		1,167,245
Income tax payable	49,005	-	-		49,005
Promissory note	550,000	-	(550,000)	2e	-
Deferred advisory fee	1,155,000	-	(1,155,000)	2f	-
Related party loans	5,191,767	-	(5,191,767)	2d	-
Customer reward liability	-	8,569,651	-		8,569,651
Deferred revenue	-	387,776	-		387,776
Convertible note, net	-	11,752,905	(11,752,905)	2j	-
Total current liabilities	9,292,665	21,895,742	(19,296,123)		11,892,284
Deferred revenue, long-term	-	487,690	-		487,690
Convertible note, net, long-term	-	-	11,752,905	2j	11,752,905
Simple Agreements for Future Equity (“SAFEs”)	-	171,080,533	(171,080,533)	2b	-
Total liabilities	9,292,665	193,463,965	(178,623,751)		24,132,879
Class A common stock subject to possible redemption	51,246,348	-	(51,246,348)	2a	-
Stockholders’ Equity (Deficit)
Preferred stock	-	1,237	(1,237)	2b	-
Class A common stock	959	-	134	2a	4,614
			3,471	2b
			50	2h
Common stock	-	707	(707)	2b	-
Additional paid-in-capital	6,008,775	33,537,649	14,670,118	2a	200,908,961
			168,294,113	2b
			(550,000)	2e
			(7,268,992)	2g
			(50)	2h
			(13,782,652)	2i
Accumulated deficit	(14,332,652)	(101,348,522)	550,000	2e	(101,348,522)
			13,782,652	2i
Total stockholders’ equity (deficit)	(8,322,918)	(67,808,929)	175,696,900		99,565,053
Total Liabilities and Stockholders’ Equity (Deficit)	$52,216,095	$125,655,036	$(54,173,199)		$123,697,932

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Emerald (Historical)	Fold, Inc. (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
Revenues, net	$-	$23,753,148	$-		$23,753,148

Operating expenses
Banking and payment costs	-	22,472,378	-		22,472,378
Custody and trading costs	-	228,080	-		228,080
Compensation and benefits	-	3,225,179	3,607,837	3b	7,900,266
			1,067,250	3h
Marketing expenses	-	493,900	-		493,900
Professional fees	-	1,855,131	-		1,855,131
Loss on customer reward liability	-	5,219,775	-		5,219,775
Gain on digital assets - rewards treasury	-	(5,633,042)	-		(5,633,042)
Other selling, general and administrative expenses	2,920,423	1,705,668	-		4,626,091
Total operating expenses	2,920,423	29,567,069	4,675,087		37,162,579
Loss from operations	(2,920,423)	(5,813,921)	(4,675,087)		(13,409,431)

Other income (expense)
Gain on digital assets - investment treasury	-	29,247,576	-		29,247,576
Change in fair value of SAFEs	-	(88,372,854)	88,372,854	3d	-
Interest income earned on investments held in trust account	2,953,920	-	(2,953,920)	3a	-
Interest expense	(434,696)	(234,035)	550,000	3e	(5,334,233)
			(5,215,502)	3g
Non-redemption agreement expense	(838,825)	-	838,825	3c	-
Other income	-	91,848	-		91,848
Other income (expense), net	1,680,399	(59,267,465)	81,592,257		24,005,191

Net income (loss) before income taxes	(1,240,024)	(65,081,386)	76,917,170		10,595,760
Income tax expense	628,508	7,400	(628,508)	3f	7,400
Net income (loss)	$(1,868,532)	$(65,088,786)	$77,545,678		$10,588,360

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	14,970,335	7,072,300			46,138,876
Loss Per Share - Basic and Diluted	$(0.12)	$(9.20)			$0.23

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria, which simplified requirements to depict the accounting for the transactions and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. These unaudited pro forma condensed combined financial statements do not present any estimable synergies and only present the Transaction adjustments, and have been presented to provide relevant information necessary for an understanding of the transactions discussed above. Adjustments have been made to depict in the unaudited pro forma condensed combined balance sheet of Emerald and Fold as of December 31, 2024 the accounting for the transaction required by U.S. Generally Accepted Accounting Principles (U.S. GAAP) as if the Business Combination and December 2024 Initial Investor Financing transactions were completed as of December 31, 2024. The pro forma condensed combined statements of operations of Emerald and Fold for the year ended December 31, 2024 reflect any corresponding effects of the balance sheet adjustments to the statement of operations assuming those adjustments were made as of the beginning of the period presented. These adjustments are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change. Emerald and Fold are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the Transactions, are referred to herein as “New Fold”.

The Business Combination will be accounted for as a reverse recapitalization because Fold has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”).

The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration:

●	the pre-combination equityholders of Fold will hold the majority of voting rights in New Fold;

●	the pre-combination equityholders of Fold will have the right to appoint the majority of the directors on the New Fold Board;

●	the senior management of Fold will comprise the senior management of New Fold; and

●	the operations of Fold will comprise the ongoing operations of New Fold.

Under the reverse recapitalization model, the Business Combination will be treated as Fold issuing equity for the net assets of Emerald, with no goodwill or intangible assets recorded.

The following summarizes the pro forma New Fold Common Shares outstanding after redemptions:

	Combined Pro Forma
	Shares	%

Emerald Public Shareholders (1)	1,341,633	3%

Sponsor Held Emerald Public Shares Not Subject to Restriction (2)	4,723,581	10%
Sponsor Held Emerald Restricted Shares	4,867,641	11%
Total Sponsor Held Emerald Shares	9,591,222	21%

Total Emerald Shares	10,932,855	24%

Fold Shares (3)	35,206,021	76%

Total Shares at Closing	46,138,876	100%

(1)	Reflects aggregate redemptions of 3.3 million Class A common shares for $36.6 million that occurred on February 14, 2025.
(2)	Includes approximately 3.8 million shares assigned to unaffiliated third parties in exchange for executed non-redemption and similar agreements.
(3)	Includes the exercise of 0.5 million Series B Warrant Shares for a nominal exercise price of $0.001 per share.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the audited financial statements and notes thereto of each of Emerald and Fold as of and for the year ended December 31, 2024, respectively and included elsewhere in this filing.

There were no significant intercompany balances or transactions between Emerald and Fold as of the date and for the period of these unaudited pro forma condensed combined financial statements.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Emerald’s common shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2024.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:

a) Represents the reclassification of 4.6 million of Class A common shares subject to possible redemption to permanent equity, less 3.3 million shares redeemed subsequent on February 14, 2025 for an aggregate redemption amount of $36.6 million.

b) Reflects the recapitalization of Fold. Immediately prior to the recapitalization, as triggered by the Business Combination, Fold historical preferred shares and Simple Agreements for Future Equity (“SAFEs”) convert to Fold common shares, which, collectively with the Fold historical common shares, are exchanged for New Fold Common Shares and additional paid-in-capital. Additionally, reflects the reclassification of Fold’s previously deferred transaction costs asset to additional paid-in-capital.

c) Reflects the reclassification of $51.3 million of cash and cash equivalents held in Emerald’s Trust Account that became available for transaction expenses, redemption of public shares, and the operating activities following the Business Combination. This adjustment does not reflect appreciation of the Trust Account subsequent to December 31, 2024 of approximately $0.1 million.

d) Reflects the repayment of Emerald’s balances due to related parties at the Business Combination date.

e) Reflects the repayment of Emerald’s promissory note of $0.6 million, net of a fully amortized original issue discount, under its subscription agreement with Polar Multi-Strategy Master Fund (“Polar”). This agreement stipulates the repayment to Polar of its Capital Contribution in cash or shares. This reflects a cash repayment of the Capital Contribution.

f) Reflects the payment of Emerald’s deferred advisory fee due at the closing of the Business Combination.

g) Reflects the accrual of Emerald and Fold transaction costs of $7.3 million incurred related to the closing of the Business Combination. Transaction costs include direct and incremental costs, such as legal, third party advisory, investment banking, and other miscellaneous fees. Transaction costs previously incurred that are not direct and incremental to the transaction have been included within the historical statement of operations of Emerald and Fold.

h) Reflects the cashless exercise of 500,000 Series B Warrant Shares for a nominal exercise price of $0.001 per share available at the closing of the Business Combination.

i) Reflects the elimination of Emerald’s historical retained earnings.

j) Reflects the reclassification of Fold’s convertible note, net balance to long-term liabilities to reflect the change in maturity date to 36 months from the Business Combination.

Note 3. Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024, are as follows:

a) Represents the elimination of interest income on Emerald’s Trust Account for the year ended December 31, 2024.

b) Represents the recognition of the share-based compensation expense associated with the Restricted Stock Units which will convert to Fold Common Stock immediately prior to the closing of the transaction and will continue to vest during the year ended December 31, 2024.

c) Represents the elimination of non-redemption agreement expense related to Emerald’s non-redemption agreements with unaffiliated third parties in exchange for each such party agreeing not to redeem public shares for the year ended December 31, 2024.

d) Represents the elimination of $88.4 million of historical changes in fair value associated with Fold’s SAFEs for the year ended December 31, 2024. The elimination of this fair value adjustment to the SAFEs is a result of the SAFEs being converted to Fold common shares upon the close of the Business Combination. Refer to Note 2(b) for more information.

e) Represents the elimination of interest expense related to the amortization of Emerald’s discount on its promissory note with Polar for the year ended December 31, 2024. See Note 2(e) for more detail.

f) Represents the elimination of $0.6 million of historical income tax expense for the year ended December 31, 2024. The elimination of these tax provisions is due to the removal of investment trust income.

g) Represents the recognition of $5.2 million of interest expense, including amortization of the estimated debt discount and debt issuance costs, into interest expense related to the December 2024 Initial Investor Financing for the year ended December 31, 2024.

h) Represents the recognition of $1.1 million of additional incremental compensation expense related to certain employment agreements for the post-closing entity for the year ended December 31, 2024.

Note 4. Earnings (Loss) Per Share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the year ended December 31, 2024. The unaudited condensed combined pro forma earnings (loss) per share (“EPS”), basic and diluted, are computed by dividing earnings or loss by the weighted-average number of shares of common stock outstanding during the period.

Prior to the Business Combination, Emerald had Class A common stock, Class B common stock, and preferred stock authorized to be issued. There were not any Class B common shares or preferred shares issued or outstanding as of December 31, 2024. In connection with the closing of the Business Combination, each currently issued and outstanding Emerald Class A common share automatically converted on a one-for-one basis, into New Fold Class A common shares. Each currently issued and outstanding Emerald Class A common share were thereafter renamed, and will have the rights and restrictions attached to the, New Fold Class A common shares.

As of December 31, 2024 Emerald had 12.4 million Public Warrants and 0.5 million Private Placement Warrants issued and outstanding. In connection with the Business Combination, Emerald forfeited the Private Placement Warrants. The warrants are exercisable at $11.50 per share which exceeds the current market price of Emerald’s Class A common shares. Additionally, Fold had 0.9 million Series A and 0.9 million Series C Warrants outstanding, at an exercise price of $12.50 and $11.50 per share, respectively, which exceeds the current market price of Fold’s common shares. These warrants are considered anti-dilutive and excluded from the earnings (loss) per share calculation when the exercise price exceeds the average market value of the common share price during the applicable period.

The Initial Notes, as described above, contain a conversion feature that allows the Investor the option to convert the Initial Notes in exchange for 1.7 million shares of Class A common stock. The effect of the 1.7 million incremental Class A common shares issuable upon a conversion of the Initial Notes is anti-dilutive and as such, they have been excluded from the earnings (loss) per share calculation.

In connection with the closing of the Business Combination, 0.5 million of outstanding Sponsor warrants were forfeited and cancelled, and a total of 5.3 million of Sponsor Restricted Shares were issued, subject to the restrictions as described in the section Sponsor Share Restriction Agreement above. These shares are included in the earnings (loss) per share calculation.

For the year ended December 31, 2024
Combined Pro Forma

Pro forma net loss attributable to common shareholders - basic and diluted	$10,588,360
Weighted average shares outstanding - basic and diluted	46,138,876
Pro forma loss per share - basic and diluted	$0.23

Pro forma weighted average shares - basic and diluted
Emerald Public Shares (1)	1,341,633
Sponsor Held Emerald Public Shares Not Subject to Restriction (2)	4,723,581
Sponsor Held Emerald Restricted Shares	4,867,641
Total Emerald Shares	10,932,855

Fold Shares (3)	35,206,021
Total Pro Forma Weighted Average Shares - basic and diluted	46,138,876

(1)	Reflects aggregate redemptions of 3.3 million Class A common shares for $36.6 million that occurred on February 14, 2025.
(2)	Includes approximately 3.8 million shares assigned to unaffiliated third parties in exchange for executed non-redemption and similar agreements.
(3)	Includes the exercise of 0.5 million Series B Warrant Shares for a nominal exercise price of $0.001 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis presents management’s perspective on our financial condition and results of operations, including performance metrics that management uses to assess company performance and should be read together with our financial statements and the related notes and other financial information included elsewhere in this prospectus.

The statements in this discussion regarding our expectations of our future performance; liquidity and capital resources; our plans, estimates, beliefs and expectations that involve risks and uncertainties; and other non-historical statements in this discussion, are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described under “Risk Factors” and elsewhere in this prospectus. Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Unless otherwise indicated or the context otherwise required, references included in this Fold Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “Fold,” “we,” “us,” “our,” and the “Company” refer to Fold.

Business overview

Founded in 2019, Fold is a bitcoin financial services company dedicated to expanding access to bitcoin through a comprehensive suite of consumer financial products.

Since Fold was founded, we have been a pioneer in bitcoin consumer financial services. From our earliest days, Fold has provided users an opportunity to spend their bitcoin via the Lightning Network - a use case largely underrepresented in the overall bitcoin ecosystem. In 2020, we partnered with Visa to launch the first ever bitcoin rewards debit card. In 2022, we launched a bitcoin exchange product, and have since added a comprehensive suite of purchase options including spot buys, dollar-cost averaging, direct paycheck conversion, and round-ups. In 2024, we provided consumers the ability to “get on zero” - the ability to live primarily off of bitcoin instead of fiat currency - and we launched a rewards product for ACH payments that allows users to earn up to 1.5% back on paying mortgages, rent, and other bill payments. In February 2025 we publicly announced our intention to offer a bitcoin-rewards credit card which we expect to launch in 2025. We expect to continue to innovate in the bitcoin consumer financial services space over the coming years.

In addition to new products and features, we have committed significant resources towards optimizing our business through design and user experience (“UX”) updates, refinement of our systems architecture, scaling our customer support services, expanding our rewards network, and adding strategic partnerships. Through these efforts we have achieved product-level profitability for all core product lines, inclusive of the effect of rewards, and we are well positioned to scale those lines.

One of the foundational value propositions of bitcoin is trust and security. Over the past few years, many “crypto”-adjacent business models failed to live up to those values, prioritizing short-term gains over their fiduciary duties to customers. As a result, many of these companies suffered a combination of reputational damage, bankruptcy, litigation, and fines. Throughout our existence, Fold has been focused on ensuring the safety and security of our customer assets while also complying with regulatory guidance relevant to our business. We believe that a solid trust foundation is critical for continued user adoption and in building a positive brand image, both of which are crucial for our long-term success.

In addition to our core operating business, Fold has adopted a bitcoin treasury strategy that aligns our corporate goals with the products we offer to our customers. As of March 28, 2025, Fold has accumulated more than 1,485 bitcoin in our Investment Treasury, and we plan to continue to accumulate bitcoin over time. We view our bitcoin holdings as a long-term strategic investment and not as a trading asset.

Recent developments

On July 24, 2024, the Company entered into a definitive agreement (the “Merger Agreement”) with FTAC Emerald Acquisition Corp. (“FTAC Emerald”), a publicly-traded special purpose acquisition company, providing for a proposed business combination (the “Merger”). The business combination was approved by FTAC’s shareholders on February 13, 2025. The combined company now operates under the name Fold Holdings, Inc., and its common stock and warrants trade on the Nasdaq under the ticker symbols “FLD” and “FLDDW,” respectively.

In July 2024, we released a new rewards program for ACH bill payments, a feature that we believe currently has limited competition in the financial payments industry. This program provides eligible users the ability to earn up to 1.5% back on their mortgage, rent, or other bill payments. The amount of ACH payments eligible for rewards are tied directly to spending volumes elsewhere in the Fold ecosystem - for example, by spending $1,000 to purchase bitcoin on Fold, a user can earn rewards on up to $1,000 in ACH payments. This feature had been sought after by our existing user base for some time, and we expect it to drive increased volumes across all forms of eligible spend on our platform.

In September 2024, we added support for users from the state of Texas for our bitcoin exchange product, and we added the ability for users to deposit bitcoin into Fold to use as a funding method.

In November 2024, we launched joint accounts, a feature that provides the ability for users to add authorized users to their existing accounts (i.e. add a family member to your Fold Debit Card).

From January 1, 2024, to December 31, 2024 the Company entered into SAFEs with various investors with aggregate proceeds of $72.1 million.

On December 24, 2024, Fold entered into a Securities Purchase Agreement (the “December 2024 Securities Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which (i) Fold issued to the Investor a Senior Secured Convertible Note in an aggregate principal amount of $20,000,000 (the “December 2024 Initial Investor Note”), and (ii) following the closing of the Business Combination, Fold (or New Fold, as successor to Fold) may issue to the Investor an additional Senior Secured Convertible Note in an aggregate principal amount of up to $10,000,000 (the “Additional Investor Note” and, together with the December 2024 Initial Investor Note, the “Investor Notes”), subject to the mutual discretion of Fold and the Investor. The Investor Notes will be convertible into shares of New Fold Common Stock at a conversion price of $11.50 per share. The Investor Notes are secured by Fold’s assets as collateral, including a portion of Fold’s proprietary bitcoin, and will mature three years after the closing of the Business Combination.

On March 6, 2025, Fold entered into a Securities Purchase Agreement (the “March 2025 Securities Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which Fold issued to the Investor (i) a Senior Secured Convertible Note in an aggregate principal amount of $46,279,500 (the “March 2025 Investor Note”), which will be convertible into common shares at a conversion price of $12.50 per share, and (ii) warrants exercisable for 925,590 shares of common shares with an exercise price of $15.00 per share (the “March 2025 Warrants”). The March 2025 Investor Note matures on March 6, 2031. The March 2025 Investor Note was funded with 475 bitcoin, net of transaction fees. This bitcoin will be included in the Company’s Digital Assets – Investment Treasury and will be held as collateral to secure the March 2025 Investor Note until maturity or conversion of the Note.

Looking ahead

Fold has a proven track record of launching products that enhance engagement with our current customers and attract new customers to our platform. In 2025, we will build on this success by expanding our existing offerings to further engage our existing users, and we plan to introduce several new products to attract new customers. Here is how we intend to continue our momentum:

Product strategy

In February 2025 we publicly announced a new product line, the Fold Bitcoin Rewards Credit Card. This product is an expansion of our current bitcoin-rewards Fold Debit Card. As with our Fold Debit Card, we have partnered with Visa to launch this product which is expected to launch in 2025. Premium customers will receive unlimited 2% bitcoin rewards, a free metal card, a variety of sign-up bonuses, and all the benefits of our premium membership, Fold+. A recent survey of Fold users indicated nearly 95% currently use credit cards, and over 85% indicated the ability to earn bitcoin instead of traditional cash back, miles, or points is “very important” or “extremely important” to them. Historically one of our most highly requested products, we expect the Fold Credit Card to drive both new user acquisition and deeper engagement within the Fold ecosystem.

In addition to these new products, within our Custody and Trading program we expect to add support for larger orders via an OTC desk service, to open our exchange product to non-Fold cardholders, and to add users from new states where we have not previously supported access.

The timing of these product and feature releases will impact our ability to meet forecasts for 2025, however, we anticipate that each of these releases will further enhance our existing market position and to drive increased volumes across the platform.

Growth Strategy

We intend to grow our customer base, transaction volume, and revenues through increased investment into organic and paid marketing channels that have proven successful to date.

Fold will continue to leverage our social media channels and customer referral program to drive maximum growth via organic channels which have been our primary growth channels to date. In addition, to further accelerate growth we plan to increase investments in paid marketing and affiliate opportunities in 2025, with a budgeted allocation of approximately $3.0 million for traditional marketing and advertising strategies. This contrasts with our 2024 spend of $0.3 million. Responsible growth via identification of high impact marketing channels, paid user acquisition, increased brand awareness, and partnership programs.

While we expect our existing products to benefit from this growth strategy, we also expect the addition of new products like the Fold Credit Card and the Fold Bitcoin Gift Card to create synergies across product lines and attract new users who are looking for a more comprehensive suite of financial products.

Bitcoin treasury strategy

As of March 28, 2025, Fold has accumulated more than 1,485 bitcoin in our Investment Treasury. As part of our bitcoin treasury investment strategy, Fold will continue to pursue additional bitcoin accumulation opportunities over the near term. We believe existing macro conditions to be favorable towards adding additional bitcoin to our balance sheet at current market prices.

Key operating metrics

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources, and assess our performance. In addition to certain GAAP metrics, we also monitor various non-GAAP measures to evaluate our business. We believe the following metrics and measures are useful to facilitate period-to-period comparisons of our business and to facilitate comparisons of our performance to that of other financial service providers. Where applicable we have provided definitions of metrics we consider key to our operations below.

Accounts

●	Active Accounts represent current Fold accounts that have not been deactivated by Fold or the user; and

●	Verified Accounts represent users who have gone through Know Your Customer (“KYC”) verification to participate in our banking and exchange products.

During the year ended December 31, 2024, we added:

●	More than 25,000 new Active Accounts, bringing total Active Accounts to more than 590,000; and

●	More than 8,000 Verified Accounts, bringing total Verified Accounts to more than 71,000.

As an early entrant to bitcoin financial services, our customer growth to date has been predominantly fueled by organic word of mouth, partner co-marketing, and active social media engagement which have contributed to low customer acquisition costs (“CAC”). Fold has achieved our current user base with CAC of less than $10 per Active Account since inception, compared to industry averages of up to $300+ per customer for traditional financial service providers.

Transaction volumes

Transaction Volume is inclusive of deposits, spend, and withdrawals across our platform and are inclusive of both fiat (“USD”) and bitcoin (“BTC”) transaction volumes.

From inception through December 31, 2024, Fold processed more than $2.5 billion in Transaction Volume through our platform. For the year ended December 31, 2024, we averaged $54.8 million in monthly Transaction Volume.

Bitcoin treasury

Fold’s purpose for holding bitcoin in treasury is twofold: (1) to fulfill bitcoin rewards to customers in accordance with the terms and conditions of Fold’s user agreements (“Rewards Treasury”); and (2) as a treasury asset with the intention to hold as a long term investment (“Investment Treasury”).

The following is a summary of Fold’s bitcoin held in treasury as of the dates shown:

	December 31, 2024	December 31, 2023
Rewards treasury (USD)	$8,569,651	$5,333,384
Investment treasury (USD)	93,568,700	82,631
Total bitcoin treasury (USD)	$102,138,351	$5,416,015

	December 31, 2024	December 31, 2023
Rewards treasury (BTC)	92	126
Investment treasury (BTC)	1,002	2
Total bitcoin treasury (BTC)	1,094	128

During the months ended June 30, 2024 and July 31 2024, we entered into various capital raising transactions to acquire bitcoin for our Investment Treasury. As of December 31, 2024, we held approximately 1,094 BTC in our Bitcoin Treasury which had a market value of $102.1 million based on the market price of one bitcoin on the Coinbase exchange at 11:59:59 p.m. UTC time on December 31, 2024, which was approximately $93.4 thousand.

Key components of results of operations

Revenue

Banking and payments revenue

Fold is a financial services platform and not a chartered bank. Our banking and payments revenues consist of revenues received from our Fold Debit Card and related product features, including:

●	Fold+ Subscriptions: Fold’s premium membership tier, called “Fold+”, offers users reduced or no fees on eligible products, higher rewards, and access to limited features. Fold+ costs $100/year or $10/month depending on the customer’s payment frequency selection.

●	Interchange: Every time a Fold user makes a payment using their Fold Debit Card, Fold earns a share of the total interchange fee charged on that transaction. Interchange fees are set by the card network (Visa) and charged as a percentage of the total sale. The amount of interchange earned by Fold is dependent on a wide variety of factors, including whether the transaction is processed in- or out-of-network, the merchant and their assigned merchant category code (“MCC Code”), and the type of purchase being made (signature v PIN debit transaction), among other variables. Interchange rates are subject to change by the card network (Visa) at any time.

●	Transaction Fees: Certain fees are charged to our cardholders depending on their membership tier or the nature of the transaction. These fees primarily include instant transfer fees, international transaction fees, and ATM fees. These fees are stated as either a percentage of each transaction or as a fixed dollar amount depending on the nature of the transaction.

●	Merchant Offers: Fold partners with a number of merchant offer wholesalers and individual merchants to offer gift cards, card-linked offers, and other affiliate offers. Fold has established an extensive partnership network across multiple vendors to provide customers with numerous and high quality merchant offers, and we regularly add new partnerships to optimize our offers network. For accounting purposes, the Company is the principal in gift card transactions and therefore recognizes (1) gross revenues for the sales price of the gift card to the customer, and (2) gross costs of sales for the cost of each gift card sold. Our merchant offers revenue is subject to seasonality and is typically higher around major shopping periods (ex. Amazon Prime Day) and in the fourth quarter, driven by holiday spending and travel.

The Company notes that the above categories of revenue are combined into Banking and Payments given their interconnected nature. For example, for the year ended December 31, 2024, 96% of merchant offers were purchased with a Fold Debit Card. In addition, Fold primarily incentivizes users to sign up for its Fold+ subscription by reducing transaction fees and increasing rewards on Fold Debit Card transactions as well as by providing access to exclusive merchant offers. While Fold assesses each of these revenue streams separately for revenue recognition purposes, they all derive primarily from Fold Debit Card transactions which are funded by user accounts at Sutton Bank.

Custody and trading revenue

Fold partners with BitGo Trust Company, Inc. (“BitGo”) and Fortress Trust LLC (“Fortress”) (collectively “Exchange Providers”) to offer eligible customers the ability to buy, sell, store, insure, and withdraw bitcoin using the Fold app via an “Exchange Account”. Fold earns revenue on these transactions via a combination of transaction fees and transaction spreads. Spreads on trades include two components: (1) spreads charged by our Exchange Providers, which include any spreads passed on by their liquidity providers, and (2) Fold’s spread. For customers that do not have a Fold+ subscription, Fold also adds a transaction fee to certain buy and sell transactions as outlined in our terms and conditions which can change from time to time. Transaction fees are stated as a percentage of the purchase or sale amount (i.e. 1.5%).

Other revenue

We occasionally earn revenues from alternate sources, including Fold merchandise sales, sponsorship revenues, affiliate revenues, and other one-off revenue models. These revenues are typically non-recurring and are not currently material to our business.

Revenue Rewards

Users can earn bitcoin rewards by engaging in qualifying revenue-generating activities (spending money on Fold’s products, “Revenue Rewards”). Revenue Rewards are defined as those that are earned in direct relation to a qualifying spend transaction such as spending on the Fold Debit Card, purchasing bitcoin, purchasing merchant offers, etc. Marketing Rewards are defined as those that are earned for behaviors unrelated to qualifying spend transactions such as sign-up bonuses, referral bonuses, spinning the daily spin wheel, etc. For accounting purposes, any reward that derives from a transaction where Fold receives revenue constitutes a Revenue Reward, whereas all other rewards constitute Marketing Rewards. Marketing Rewards are recorded as a marketing expense within operating expenses.

Revenue Rewards constitute a “non-revenue element” of our contracts with customers and are accounted for under ASC 815 – Derivatives and Hedging. Under that guidance, for all applicable revenue streams, Revenue Rewards are recorded as a direct reduction in the transaction price of the related revenue earned (ex. we reduce interchange revenue by the amount of rewards earned by customers when completing qualifying spend transactions).

All rewards are earned immediately upon the performance of a qualifying action by the user, but not all rewards are immediately available for redemption. The redemption criteria for rewards varies by the type of qualifying action or transaction as outlined in the terms and conditions of the Fold Rewards Program. For example, rewards earned on the daily spin wheel are available for redemption immediately, while rewards earned via certain qualifying spend transactions on the Fold Card are subject to a 30-day settlement period before becoming available for redemption, a policy that is in place to prevent fraudulent activities.

The Company accrues both Revenue Rewards and Marketing Rewards, (collectively, the “Rewards”) within ‘Customer rewards liability’ in our accompanying balance sheets at the time the Reward is earned, with the corresponding impact on our statements of operations dependent on the type of Reward. The liability is initially recorded at the fair value of the bitcoin earned upon the action by the user and subsequently marked to fair value until redeemed or reversed, with gains and losses on this liability recorded within ‘Gain (Loss) on customer rewards liability’ in our accompanying statements of operations. The liability is derecognized when the Reward is redeemed by the user and delivered to the user’s bitcoin wallet.

Per the terms and conditions of the Fold Rewards Program, rewards are subject to adjustment for chargebacks, returns, refunds, or other circumstances. In addition, rewards are subject to expiry if users fail to maintain an active account for more than twelve consecutive months. The Company estimates the amount of rewards that will expire based on historical data, current user trends, and other factors and accrues for those amounts in the period those rewards were earned.

Sales returns and allowances

All revenue is recognized net of sales returns and allowances, when applicable, which arise from time to time for various reasons. Returns and allowances have been primarily related to merchant offers and have historically been immaterial to our business.

Operating Expenses

Operating expenses consist of the costs to satisfy our performance obligations to our customers; compensation and benefits; marketing expenses; professional fees; amortization of capitalized software development costs; and other selling, general, and administrative expenses.

Banking and payment costs

Banking and payments costs include direct costs related to licensing, servicing, and processing transactions within our banking and payments products, including costs related to our Fold Debit Card and Merchant Offers. For accounting purposes, the Company is the principal in gift card transactions and therefore recognizes (1) gross revenues for the sales price of the gift card to the customer, and (2) gross costs of sales for the cost of each gift card sold.

Custody and trading costs

Custody and trading costs consist primarily of licensing, servicing, and custodial fees related to our bitcoin exchange product. Custody and trading costs scale in proportion to our volumes.

Compensation and benefits expenses

Compensation and benefits expenses primarily consist of salaries and wages, employee insurance expenses, and other payroll benefits related to full time employees.

Marketing expenses

A significant portion of marketing expense is related to rewards earned for the purposes of marketing, growth, or retention under the Fold Rewards Program (the “Marketing Rewards”). The Company accrues Marketing Rewards within ‘Customer rewards liability’ in our accompanying balance sheets at the time the Marketing Reward is earned, with the corresponding expense recorded within marketing expenses in our statements of operations. The liability is initially recorded at the fair value of the bitcoin earned upon the action by the user and subsequently marked to fair value, with gains and losses on this liability recorded within ‘Gain (Loss) on customer rewards liability’ in our accompanying statements of operations. The liability is derecognized when the reward is claimed by the user and delivered to the user’s external bitcoin wallet.

Per the terms and conditions of the Fold Rewards Program, rewards are subject to adjustment for chargebacks, returns, refunds, or other circumstances. In addition, rewards are subject to expiry if users fail to maintain an active account for more than twelve consecutive months. The Company estimates the amount of rewards that will expire based on historical data, current user trends, and other factors and accrues for those amounts in the period those rewards were earned. These accruals are accounted for as a contra-expense within marketing expense for Marketing Rewards.

The other portion of marketing expense primarily relates to advertising and other promotional expenses.

Professional fees

Professional fees consist primarily of expenses related to fees paid for services, including legal, tax, accounting, and audit services.

Gain (loss) on customer rewards liability

Gain (loss) on customer rewards liability includes components of unrealized gains (losses) resulting from the remeasurement in fair value of Revenue Rewards and Marketing Rewards denominated in bitcoin in the current reporting period, as well as realized gains (losses) that occur upon the fulfillment of Rewards. Management has determined that gains or losses on digital assets held for purposes of fulfilling Rewards are related to its core operations, and therefore classifies all gains and losses on the remeasurement of this liability as an operating income or expense in its financial statements.

Gain (loss) on digital assets - rewards treasury

Gain (loss) on digital assets - rewards treasury includes components of unrealized gains (losses) resulting from the remeasurement in fair value of bitcoin held by Fold in our Rewards Treasury in the current reporting period as well as realized gains (losses) that occur upon the fulfillment of Rewards. Management has determined that gains or losses on digital assets held for the purposes of rewards redemptions are related to its core operations, and therefore classifies all gains and losses on the remeasurement of these digital assets as an operating income or expense in its financial statements.

Other selling, general and administrative expenses

Other selling, general and administrative expenses consist primarily of costs associated with contract labor, computer and internet, insurance, customer support costs, dues and subscriptions, and travel.

Other income (expense)

Gain (loss) on digital assets - investment treasury

Gain (loss) on digital assets - investment treasury includes components of unrealized gains (losses) resulting from the remeasurement in fair value of bitcoin held by Fold with the intention to hold as a long-term investment in the current reporting period. Management has determined that gains or losses on digital assets held as a long-term investment are not related to its core operations, and therefore classifies all gains and losses on the remeasurement of these digital assets as a non-operating income or expense in its financial statements.

Change in fair value of SAFEs

Change in fair value of SAFEs results from unrealized gain or loss due to the change in fair value of SAFEs. For accounting purposes, outstanding SAFEs are classified as liabilities and the change in their fair value is reflected in the statement of operations. However, Fold’s SAFEs were structured to be settled via the delivery of common and/or preferred shares upon execution of an equity financing or liquidity event. On February 14, 2025, upon finalization of the Merger Agreement with FTAC Emerald, all SAFE notes held by the Company converted into common shares.

Interest expense

Interest expense primarily consists of amortization of the convertible note discount and issuance costs, as well as interest expense on the convertible note.

Other income

Other income primarily consists of interest income earned on cash and cash equivalents.

Income tax expense

The provision for income taxes consists primarily of federal, state and local tax. Our effective tax rate fluctuates from period to period due to changes in the mix of income and losses in jurisdictions with a wide range of tax rates, changes resulting from the amount of recorded valuation allowance, permanent differences between U.S. generally accepted accounting principles and local tax laws, and certain one-time items.

Results of operations for the years ended December 31, 2024 and 2023

Results of operations

	Year Ended December 31,
	2024	2023	$ Change	% Change
Revenues, net	$23,753,148	$21,534,032	$2,219,116	10%

Operating expenses
Banking and payment costs	22,472,378	20,999,385	1,472,993	7%
Custody and trading costs	228,080	169,698	58,382	34%
Compensation and benefits	3,225,179	3,713,196	(488,017)	-13%
Marketing expenses	493,900	436,920	56,980	13%
Professional fees	1,855,131	421,218	1,433,913	NM(i)
Amortization expense	292,266	380,052	(87,786)	-23%
Loss on customer rewards liability	5,219,775	4,283,795	935,980	22%
Gain on digital assets - rewards treasury	(5,633,042)	(4,236,593)	(1,396,449)	33%
Other selling, general and administrative expenses	1,413,402	1,285,053	128,349	10%
Total operating expenses	29,567,069	27,452,724	2,114,345	8%
Operating loss	(5,813,921)	(5,918,692)	104,771	-2%

Other income (expense)
Gain on digital assets - investment treasury	29,247,576	-	29,247,576	NM(i)
Change in fair value of SAFEs	(88,372,854)	(1,374,005)	(86,998,849)	NM(i)
Interest expense	(234,035)	-	(234,035)	NM(i)
Other income	91,848	129,940	(38,092)	-29%
Other income (expense), net	(59,267,465)	(1,244,065)	(58,023,400)	NM(i)

Net loss before income taxes	(65,081,386)	(7,162,757)	(57,918,629)	NM(i)
Income tax expense	7,400	10,242	(2,842)	-28%
Net loss	$(65,088,786)	$(7,172,999)	$(57,915,787)	NM(i)

(i)	Not meaningful (“NM”)

Revenue

	Year Ended December 31,
	2024	2023	$ Change	% Change
Banking and payment revenues	$23,432,996	$21,369,897	$2,063,099	10%
Custody and trading revenues	170,746	26,932	143,814	NM(i)
Other revenues	161,000	152,625	8,375	5%
Less: Sales returns and allowances	(11,594)	(15,422)	3,828	-25%
Revenues, net	$23,753,148	$21,534,032	$2,219,116	10%

(i)	Not meaningful (“NM”)

Total net revenue for the year ended December 31, 2024 increased by $2.2 million, or 10%, compared to the year ended December 31, 2023.

Banking and payments

The primary driver behind increased banking and payments revenues related to merchant offers within our banking and payments business. Net revenues from merchant offers increased 13% from $19.1 million for the year ended December 31, 2023 to $21.7 million for the year ended December 31, 2024. This increase was driven primarily due to our intentional focus on marketing our merchant offers product during the Q4 2024 holiday shopping season, which has historically driven higher consumer spending volume on Fold’s platform. Net revenues from merchant offers increased 47% from $5.3 million in Q4 2023 to $7.8 million in Q4 2024.

Excluding merchant offers, our gross banking and payments revenues decreased to $1.8 million for the year ended December 31, 2024 compared to $2.2 million for the year ended December 31, 2023. This decrease was driven primarily by decreased interchange fees for certain debit card transactions during 2024, partially offset by lower Revenue Rewards.

Custody and trading

Net revenues from custody and trading increased 534% from a nominal amount for the year ended December 31, 2023 to $0.2 million for the year ended December 31, 2024. While still a small part of our overall revenue in 2024, we expect custody and trading revenues to be an important growth driver for both volumes and revenues going forward.

We launched our current custody and trading product via a partnership with Fortress Trust LLC in Q4 2023. In 2024, we added BitGo Trust Company as a second Exchange Provider. Also during 2024 we expanded our trading product features by adding a comprehensive suite of purchase options including spot buys, dollar-cost averaging, direct paycheck conversion, and round-ups. We also added the ability for customers to sell their bitcoin and added support for users from new states (ex. Texas). In Q4 2024 we added the ability for users to deposit bitcoin into Fold to use as a funding method.

Operating expenses

Banking and payments costs

Banking and payments costs include direct costs related to licensing, servicing, and processing transactions within our banking and payments products, including costs related to our Fold Debit Card and merchant offers. Banking and payments costs increased in relation to our increased merchant offer volumes as noted above. Costs of sales from merchant offers increased 8% from $19.9 million for the year ended December 31, 2023 to $21.5 million for the year ended December 31, 2024.

Excluding merchant offers, our banking and payments costs decreased to $1.0 million for the year ended December 31, 2024 compared to $1.1 million for the year ended December 31, 2023.

Custody and trading costs

Custody and trading costs consist primarily of licensing, servicing, and custodial fees related to our bitcoin exchange product. Custody and trading costs scale in proportion to our volumes. Both 2024 and 2023 costs included non-recurring set up fees related to onboarding with new bitcoin exchange providers.

While most of our custody and trading costs scale in direct proportion to our volumes and revenues, some of our costs, such as monthly platform fees, are fixed and do not scale with volume. Due to this cost structure, our margins on custody and trading are expected to increase over time with increased volumes.

Compensation and benefits

During the years ended December 31, 2024 and 2023, we restructured our employee base by reducing certain positions, primarily operational and growth related roles, and by adding others, primarily product and engineering. The Company recorded $14.2 thousand of severance and other related expenses for the year ended December 31, 2024 and $74.6 thousand of severance and other related expenses for the year ended December 31, 2023. As of December 31, 2024, we employed a total of 28 full time employees.

In 2025 we expect to hire additional staff in strategic roles to support the launches of our new product lines and continued growth.

Marketing expenses

Marketing expenses related to the Marketing Rewards earned under the Fold Rewards Program were $0.2 million for each of the years ended December 31, 2024 and 2023, respectively.

The remaining portion of marketing expenses relates to traditional advertising and other promotional expenses. These amounts totaled $0.3 million and $0.2 million for the years ended December 31, 2024 and 2023, respectively.

As noted above, to further accelerate growth we plan to increase investments in paid marketing and affiliate opportunities in 2025, with a budgeted allocation of approximately $3.0 million for traditional marketing and advertising strategies.

Professional fees

Professional fees increased to $1.9 million for the year ended December 31, 2024, compared to $0.4 million for the year ended December 31, 2023. This increase was driven primarily by fees paid to our independent auditors and accounting consultants during 2024 in support of our Merger with FTAC Emerald.

Gain (loss) on customer reward liability and digital assets - rewards treasury

Gain (loss) on customer reward liability and digital assets - rewards treasury include components of unrealized gains (losses) resulting from the remeasurement gain or loss for the change in fair value of bitcoin held by Fold for the purposes of fulfilling our customer rewards liability in the current reporting period, as well as realized gains (losses) that occur upon the fulfillment of customer rewards liabilities. The price of bitcoin was approximately $16.5 thousand, $42.3 thousand, and $93.4 thousand as of the years ended December 31, 2022, 2023, and 2024, respectively. These price changes were the primary driver of gains (losses) for both customer rewards liabilities and digital assets - rewards treasury for the years ended December 31, 2024 and 2023.

Other income (expense)

Change in fair value of SAFEs results from unrealized gain or loss due to the change in fair value of our long-term SAFE note liabilities, which is determined based on the aggregated, probability-weighted average of the outcomes of certain scenarios. For accounting purposes, outstanding SAFEs are classified as liabilities and the change in their fair value is reflected in the statement of operations. However, Fold’s SAFEs were structured to be settled via the delivery of common and/or preferred shares upon execution of an equity financing or liquidity event. On February 14, 2025, upon finalization of the Merger Agreement with FTAC Emerald, all SAFE notes held by the Company converted into common shares.

Gain (loss) on digital assets - investment treasury include unrealized gains (losses) resulting from the remeasurement gain or loss for the change in fair value of bitcoin held by Fold as a long-term investment. The price of bitcoin appreciated to approximately $93.4 thousand as of the year ended December 31, 2024. The price change is the primary driver of gains for digital assets – investment treasury for the year ended December 31, 2024.

Financial condition

Liquidity and Capital Resources

Our ability to meet our requirements and plans for cash, including meeting our working capital and capital expenditure requirements, will depend on many factors, including market acceptance of bitcoin, our ability to attract and retain customers on our platform, the continuing market acceptance of our products and services, our ability to timely and effectively introduce new products and services on our platform, expansion of sales and marketing activities, and overall economic conditions.

We believe that our existing cash and cash equivalents will be sufficient to meet our working capital needs, including any transaction expenditures related to our Merger Agreement with FTAC Emerald Acquisition Corp., for at least the next 12 months.

As of December 31, 2024, the Company had cash and cash equivalents of $18.3 million.

As of December 31, 2024, we held 700 bitcoin in our Investment Treasury that was restricted from use as operating capital. Upon conversion of the SAFEs on February 14, 2025, the restrictions for use of that bitcoin were removed. The value of that bitcoin on February 14, 2025 was $68.3 million. Our Investment Treasury is considered a long-term investment and we do not have plans or intentions to liquidate that treasury in the near term. We do not believe we will need to sell or engage in other transactions with respect to any of our Investment Treasury within the next twelve months to meet our working capital requirements, although we may from time to time sell or engage in other transactions with respect to our Investment Treasury as part of treasury management operations.

As of December 31, 2024, we held 92 bitcoin in our Rewards Treasury, matching our existing customer rewards liability, which is denominated in bitcoin. We anticipate being able to cover the costs for future rewards via future revenues and operational capital on hand.

As of December 31, 2024, the Company had debt principal due of $20.0 million in the form of a convertible note. The entirety of this note relates to the “December 2024 Securities Purchase Agreement” described in the ‘Recent Developments’ section above. This note is convertible into shares of New Fold Common Stock at a conversion price of $11.50 per share. The note is secured by Fold’s assets as collateral, including 300 of Fold’s proprietary bitcoin, and will mature three years after the closing of the Business Combination.

We may continue to pursue additional capital via various capital instruments in the future, however, such funding may not be available on terms acceptable to us or at all.

As of December 31, 2024, the Company recorded $171.1 million of liabilities related to SAFEs. For accounting purposes, outstanding SAFEs are classified as liabilities. However, Fold’s SAFEs were structured to be settled via the delivery of common and/or preferred shares upon execution of an equity financing or liquidity event. On February 14, 2025, upon finalization of the Merger Agreement with FTAC Emerald, all SAFE notes held by the Company converted into common shares.

On March 6, 2025, the Company added debt principal due of approximately $46.3 million in the form of a convertible note. The entirety of this note relates to the “March 2025 Securities Purchase Agreement” described in the ‘Recent Developments’ section above. This note is convertible into shares of common shares at a conversion price of $15.00 per share. The Note is secured by the 475 bitcoin proceeds held as collateral and will mature March 6, 2031.

For the year ended December 31, 2024 and 2023

The following table summarizes our cash flow activities:

	Year Ended December 31,
	2024	2023
Net cash used in operating activities	$(3,314,951)	$(644,670)
Net cash used in investing activities	(2,514,260)	(3,716,557)
Net cash provided by financing activities	22,668,026	500,000
Net (decrease) increase in cash	$16,838,815	$(3,861,227)

Cash flows from operating activities

For the year ended December 31, 2024, cash used in operating activities was $3.3 million, primarily due to the net loss of $65.1 million, offset by an increase in cash from net working capital of $2.6 million and adjustments for non-cash income and expense totaling $59.2 million.

For the year ended December 31, 2023, cash used in operating activities was $0.6 million, primarily due to the net loss of $7.2 million, offset by an increase in cash from net working capital of $4.9 million and adjustments for non-cash income and expense totaling $1.7 million.

Cash flows from investing activities

Cash flows used in investing activities decreased from December 31, 2023 to December 31, 2024 by $1.2 million, primarily due to lower purchases of bitcoin in our Rewards Treasury.

Cash flows from financing activities

For the years ended December 31, 2024 and 2023, cash provided by financing activities was $22.7 million and $0.5 million, respectively, primarily due to proceeds from SAFE notes financings and proceeds from issuance of the convertible note.

Critical accounting estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. GAAP requires us to make certain estimates and judgments that affect the amounts reported in our financial statements. We base our estimates on historical experience, anticipated future trends, and other assumptions we believe to be reasonable under the circumstances. Because these accounting estimates require significant judgment, our actual results may differ materially from our estimates. According to the U.S. Securities and Exchange Commission (SEC), a “critical accounting estimate” is defined as an estimate that meets two criteria:

1.	Material impact: The accounting estimate must involve a significant degree of estimation uncertainty and have a material impact on the financial condition or operating performance as presented in the financial statements.

2.	Judgment and complexity: The estimate involves a high degree of judgment and complexity, where changes in the assumptions and estimates could significantly alter the financial portrayal of the company’s condition and results.

Simple agreements for future equity (“SAFEs”)

The Company has issued certain SAFEs that grant investors rights to participate in a future equity financing. The number of shares deliverable upon settlement is determined based on the market price of the shares at the settlement date. The Company’s SAFEs are recorded as a liability in the accompanying balance sheets and the Company records subsequent remeasurements in changes in fair value of SAFEs in the statements of operations. Issuance costs related to the SAFEs are expensed in the period incurred.

Convertible note, net and warrants

The Company has accounted for the December 2024 Initial Investor Note and the related Investor Warrants issued using the relative fair value allocation method on the date of issuance. The estimated fair values of the conversion option under the December 2024 Initial Investor Note and Investor Warrants were calculated under a Black-Scholes model utilizing the enterprise valuation of Fold’s common shares as of December 31, 2024.

The fair value of the December 2024 Initial Investor Note included the fair value of the conversion option as well as the discounted future contractually obligated cash flows under scenarios in which the Company achieved or did not achieve a public offering.

Recent accounting pronouncements

See “Recent accounting pronouncements” described in Note 2, Summary of Significant Accounting Policies within Notes to the Financial Statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Macroeconomic trends impacting our market

The following macroeconomic factors as they relate to bitcoin specifically impact our business:

●	Awareness: The perception of bitcoin as a legitimate and secure asset class and technology by the general public plays a crucial role. The pace and effectiveness of continued education and awareness will impact adoption rates.

●	Regulation: The global regulatory landscape for bitcoin, including clarity around legal status, accounting and tax treatment, and other compliance requirements will significantly impact its growth. Favorable regulations can encourage adoption, while restrictive measures can hinder it.

●	Institutional Adoption: Increased participation by institutional investors, including hedge funds, mutual funds, corporations, and nation states can drive market confidence and liquidity, supporting continued growth.

●	Political environment: Bitcoin has entered the political conversation in the United States and abroad. As a global leader in innovation and new technologies, we anticipate the United States political environment will become increasingly favorable for our industry.

●	Monetary Policy: Central bank monetary policies, especially those related to interest rates and monetary supply, can influence bitcoin adoption. Low-interest rates and expansive monetary policies that lead to currency debasement often lead to a search for alternative investments like bitcoin.

●	Technological innovation: Advances in blockchain technology, improvements in scalability (e.g., Lightning Network), and enhanced security protocols can increase bitcoin adoption and integration into various financial systems.

Bitcoin market price risk

Our bitcoin treasury assets and customer rewards liability are measured using observed prices from active exchanges which could result in volatility in our financial results in future periods. Adjustments are recorded in net income through “gain (loss) on digital assets” and “gain (loss) on customer reward liability” on the statements of operations. Therefore, negative swings in the market price of bitcoin could have a material impact on our earnings and on the carrying value of our digital assets.

BUSINESS

Company Overview

Founded in 2019, Fold is a pioneering bitcoin financial services company dedicated to expanding access to bitcoin through a comprehensive suite of consumer financial products.

Fold was formed with the goal of creating a modern financial services platform that allows consumers to accumulate, save, and use bitcoin to accomplish their daily and long-term financial goals. Fold offers consumers an FDIC insured checking account, a Visa prepaid debit card, bill payments, and an extensive catalog of merchant reward offers. Fold also partners with third-party service providers that offer bitcoin exchange and custody services. By integrating bitcoin across traditional financial services, Fold aims to serve as a key point of entry for consumers to engage with and integrate bitcoin into their everyday lives.

In addition to enabling customers to accumulate bitcoin through its rewards program, the company itself actively invests in and accumulates bitcoin for our treasury. Fold believes that bitcoin is a superior asset to hold, offering long-term value preservation and growth potential compared to traditional fiat currencies or other investment vehicles. This strategic allocation underscores our commitment to maximizing stockholder value and positioning Fold at the forefront of the emerging bitcoin economy.

Fold products and services are available in the United States through the Fold mobile app.

Our Products and Services

Fold is among the leading gateways to earning, buying, and living on bitcoin. We offer our customers a comprehensive suite of financial service products tailored to meet the needs of our customers seeking to integrate bitcoin into their everyday finances.

Banking and Payments

Fold offers a free FDIC-insured checking account that supports direct deposits, bill payments, and the ability to receive paychecks up to three days early. Fold is not a FDIC insured bank, and the FDIC-insured checking accounts are offered through Sutton Bank. In 2020, Fold partnered with Visa to launch a bitcoin rewards debit card, the Fold Visa Prepaid Card (the “Fold Card”). The Fold Card is a prepaid debit card linked directly to a customer’s Fold checking account. Customers can order a Fold Card for free and use it anywhere Visa is accepted to make purchases, pay bills, and earn bitcoin rewards.

Rewards Network

The Company offers bitcoin rewards to its users through the Fold Rewards Program. This program allows the Company’s users to earn promotional credits (“rewards”) denominated in bitcoin by engaging in various qualifying actions. For purchases made with the Fold Card, customers can earn up to 1.5% back on rotating spending categories, mortgage, rent, and bills, as well as up to 15% or more on card-linked merchant offers. In addition to Fold Card rewards, customers can earn up to 20% back in rewards through our expansive catalog of merchant offers at top merchants. Fold’s expansive rewards network includes top offer aggregators and direct merchant relationships to maximize inventory and exclusive rewards. Customers can also earn rewards for other types of behaviors such as referral bonuses, sign-up bonuses, spinning a daily rewards wheel, and other behavioral actions that the Company chooses to incentivize. Both the amount of rewards earned and the qualifying actions that are eligible to earn rewards change from time to time at Fold’s discretion.

Rewards are valued either as a percentage of a transaction (i.e. 1.5% back) or as a flat amount of satoshis (“sats”), which is a subunit of bitcoin (i.e. 25 sats). There are 100,000,000 sats in 1 bitcoin. For rewards valued as a percentage of a transaction, Fold calculates the value of those rewards as the US dollar value of those rewards multiplied by the USD-BTC exchange rate at the time of the transaction based on the USD exchange rate of one bitcoin on the Coinbase exchange. For example, assume a user earns 1.5% back on a $100 purchase when the USD-BTC exchange rate is $50,000 per bitcoin. In that scenario, a user would earn 3,000 sats (($1.50 / $50,000) * 100,000,000 sats). Rewards are then credited to a user’s account at the sats value (in this case 3,000 sats), regardless of future changes in the USD-BTC exchange rate.

All rewards are earned immediately upon the performance of a qualifying action by the user, but not all rewards are immediately available for redemption. The redemption criteria for rewards varies by the type of qualifying action or transaction as outlined in the terms and conditions of the Fold Rewards Program. For example, rewards earned on the daily spin wheel are available for redemption immediately, while rewards earned via certain qualifying spend transactions on the Fold Card are subject to a 30-day settlement period before becoming available for redemption, a policy that is in place to prevent fraudulent activities.

Per the terms and conditions of the Fold Rewards Program, rewards are subject to adjustment for chargebacks, returns, refunds, or other circumstances. In addition, rewards are subject to expiry if users fail to maintain an active account for more than twelve consecutive months.

A user may redeem rewards by making a request to withdraw them to a personal bitcoin wallet, either to an external bitcoin wallet or to a user’s bitcoin wallet at the qualified custodians used by Fold. Users can initiate a redemption request at any time, but redemption requests are fulfilled by Fold approximately once per week as a batch fulfilment. To fulfill rewards withdrawal requests Fold sends bitcoin from our Rewards Treasury to the user’s bitcoin wallet address, which they provide during their redemption request. In the future, Fold may offer the ability for users to redeem their rewards for other goods and services but has no immediate plans to do so.

Customer rewards are valued in bitcoin as of the date the rewards are earned, and therefore we try to match the cost basis of those rewards with the cost basis of our Rewards Treasury. To do so, Fold typically purchases bitcoin once per day in an amount that approximates the amount of rewards earned by customers on that day. Our goal is to always maintain an amount of bitcoin in our Rewards Treasury equal to or greater than our customer rewards obligations. We monitor the balances of our Rewards Treasury and customer rewards obligations on a daily basis to ensure that we have appropriate reserves to fulfill customer obligations. In the event that the balance of our Rewards Treasury were to fall below the balance of our corresponding customer rewards liability, Fold may utilize excess bitcoin reserves from our Investment Treasury to fulfill customer liabilities. Fold purchases bitcoin for our Investment Treasury on an intermittent basis when we have available discretionary cash balances to do so.

Custody & Trading

Fold partners with Fortress Trust LLC, a Nevada-chartered trust company (“Fortress”), and BitGo Trust Company, Inc., a South Dakota-chartered trust company (“BitGo”) (collectively, the “Bitcoin Service Providers”), to offer eligible customers the ability to buy, sell, store, and withdraw Bitcoin through Fold. These Bitcoin Service Providers are both qualified custodians, meaning they are qualified under applicable state banking, payments or trust laws to custody digital assets, that offer institutional-grade custody, liquidity, and security solutions for digital assets, specializing in multi-signature wallets and cold storage services for bitcoin. Additional information with respect to the Bitcoin Service Providers’ respective qualifications under applicable law can be found online at https://fortresstrust.com/licenses, with respect to Fortress, and https://www.bitgo.com/company/licenses, with respect to BitGo. Fold does not directly hold or control any of its customers’ digital assets.

Fold utilizes both Fortress and BitGo for the purpose of providing operational redundancy in the event of technical or regulatory limitations at one or the other. In addition, certain states are supported by only one of the two Bitcoin Service Providers, and those states can change from time to time based on the licensing status of each provider.

To access Custody & Trading products, Fold’s customers are first onboarded to the Fold app through the normal onboarding process, which includes Know Your Customer (“KYC”) checks by Fold. Customers are then onboarded to either BitGo or Fortress based on the state they live in. Customers also undergo KYC checks by the Bitcoin Service Provider to which they are onboarded, and they are required to accept the terms and conditions of the Bitcoin Service Provider to which they are onboarded.

Once a user has been onboarded to both Fold and the Bitcoin Service Provider, they are able to interact directly through Fold’s mobile application to buy bitcoin via spot trades, recurring trades, direct deposits, and by rounding up spare change on Fold Card purchases, as well as the ability to deposit and sell their bitcoin. Each of those transactions are executed by the user through Fold’s mobile app and processed via the Bitcoin Service Provider to which the user is assigned. Refer to the following section for further details.

How Fold Users Access Fold Products and Services

In order to access all Fold related services, users must first download the Fold app from either the Apple or Google app store. Upon using the Fold app for the first time, users are prompted to provide certain information for account creation and verification and to accept Fold’s user terms and conditions. Once Fold completes a review of a user’s initial application, the user is then granted access to the Fold platform. From there, users can utilize the following services:

Fold Pre-paid Debit Card

●	Users may apply for a Fold pre-paid debit card by selecting the “Fold Card” tab in the Fold app and following the on-screen prompts. Once an application has been submitted, Fold utilizes Sardine, a third-party service, to perform the required KYC and AML verification along with internal reviews completed by the Fold compliance team when needed.

●	Once a user has been approved, a Fold pre-paid debit card is issued by Sutton Bank, Fold’s banking partner, and sent to the user’s address on file. Users can activate a Fold pre-paid debit card by either calling the number provided on the card or by following card activation instructions in the Fold app. After activating a Fold pre-paid debit card, users can view card details by selecting the “Fold Card” tab in the Fold app.

●	To deposit or withdraw funds, users can select the “Deposit” or “Withdraw” option on the “Home” or “Fold Card” tab. From there, users can select from and utilize a number of deposit and withdrawal methods. All funds directly deposited to, spent on, or withdrawn from the Fold Card are in USD. As described in the “Bitcoin Buying and Selling” section below, eligible users also have the ability to deposit bitcoin into their Fold account. Any such bitcoin deposited by users is received by and held at the Bitcoin Service Providers and does not directly impact a user’s Fold Card balance. At their option, users have the ability to sell the deposited bitcoin to fund their card using the “Push to Card” feature discussed below.

Bitcoin Buying and Selling

●	To buy and sell bitcoin in the Fold app, users must request access to this feature. Users can request access by first selecting the “Bitcoin” tab within the Fold app. Users will then be prompted to provide additional KYC and AML information as required by Fold’s Bitcoin Service Providers. Only once a user has passed these compliance checks will they be granted access to the bitcoin buy and sell features within the Fold app.

●	All bitcoin buy and sell features are accessed by opening the Fold app and selecting either the Bitcoin tab at the bottom of the screen or by selecting the Bitcoin balance shown on the Home tab.

●	Users can purchase bitcoin in several ways, including:

●	Spot Buys: This option provides for a one-time bitcoin purchase at a USD amount specified by the user. After selecting the Buy button on the Bitcoin tab, the user is provided with several pre-populated denominations — $10, $20, $50, $100 and $500 — as well as the option to enter a custom amount of USD they would like to spend to purchase bitcoin. After choosing one of the pre-populated denominations or inputting the custom amount they would like to purchase, the user is taken to a confirmation screen that displays the purchase amount, the estimated exchange rate of the transaction, and any applicable transaction fees. If a user does not wish to continue with the purchase at the confirmation screen, they can use the back button to leave the page and the spot buy will not be executed. If the user wishes to proceed with the transaction on the basis of the terms displayed, the user can select the “Confirm Purchase” button to execute the spot buy. As soon as the spot buy is confirmed by the user, a series of automated API requests is sent to Fold’s Bitcoin Service Providers requesting to complete the trade. The Bitcoin Service Providers then process the trade using their own technology and liquidity partners. If a processing error is encountered in any step, whether at Fold or at the Bitcoin Service Provider, the purchase is considered failed and the USD is returned to the user’s account. Once Fold receives a success notification from our Bitcoin Service Provider via API, the bitcoin becomes visible in the user’s app and they receive a purchase confirmation email with the final details of the transaction.

●	Recurring Trades: This feature, referred to as “Auto Stack” within the Fold app, allows users to purchase a specific USD amount of bitcoin at a specified recurring interval. To set up this purchase type a user first selects the Auto Stack option in the Bitcoin tab of the Fold app and toggles that option to “On”. Users are then prompted to select from 3 recurring intervals — Daily, Weekly, or Monthly — and are advised that their first purchase will execute at the time they set up this feature with all subsequent recurring purchases taking place at the time interval selected by the user. All Auto Stack trades are executed via the API flow to our Bitcoin Service Providers described in the “Spot Buys” section above. To turn this feature off, users can navigate to the Auto Stack option in the Bitcoin tab of the Fold app and toggle that option to “Off”. This action immediately disables all future Auto Stack purchases.

●	Direct Deposits: This feature, referred to as “Direct to Bitcoin” within the Fold app, allows users to automatically convert a percentage of all incoming USD deposits into bitcoin. To set up this purchase type a user first selects the Direct to Bitcoin option in the Bitcoin tab of the Fold app and toggles that option to “On”. Users are then prompted to choose what percentage of their deposits they wish to convert into bitcoin using this feature and can select any percentage from 1% to 100%. Once this feature has been turned on, all future USD deposits will be exchanged to bitcoin via the API flow to our Bitcoin Service Providers described in the “Spot Buys” section above. The series of automated API requests is sent as soon as Fold receives notification of the incoming deposit from the external bank where the USD funds originated from. To turn this feature off, users can navigate to the Direct to Bitcoin option in the Bitcoin tab of the Fold app and toggle that option to “Off”. This action immediately disables all future Direct to Bitcoin purchases.

●	Round-Ups: This feature, referred to as “Round-Ups” within the Fold app, allows users to automatically convert spare change from a Fold Card transaction into bitcoin. To set up this purchase type a user first selects the Round-Ups option in the Bitcoin tab of the Fold app and toggles that option to “On”. Users are then prompted to choose a multiplier — 1x, 2x, 5x, or 10x — that will be applied to their Round-Ups purchase. For example, if a user turns on Round-Ups, selects a multiplier of 5x, and then spends $5.73 on their Fold Card, that Fold Card transaction will result in a Round-Up of $1.35 ($0.27 “change” * 5x multiplier). There is a $10 minimum purchase amount for this feature, so users accumulate Round-Ups until their Round-Up balance meets or exceeds that threshold, at which time a bitcoin purchase is automatically initiated via the API flow to our Bitcoin Service Providers described in the “Spot Buys” section above. To turn this feature off, users can navigate to the Round-Ups option in the Bitcoin tab of the Fold app and toggle that option to “Off”. This action immediately disables all future Round-Up purchases and resets their accumulated Round-Ups balance to zero.

●	To sell bitcoin, users navigate to the Bitcoin tab of the Fold app and select the “Send” button. They then select the “Push to Card” option which prompts them to enter a specific USD amount they wish to sell. After inputting that amount they are taken to a confirmation screen that displays the sale amount, the estimated exchange rate of the transaction, and any transaction fees as applicable. After confirming the transaction a series of automated API requests are sent to Fold’s Bitcoin Service Providers requesting to complete the trade. The Bitcoin Service Provider then processes the trade using their own technology and liquidity partners. If a processing error is encountered, whether at Fold or at the Bitcoin Service Provider, the sale is considered failed and the BTC is returned to the user’s account. Once Fold receives a success notification from our Bitcoin Service Provider via API, the USD becomes visible in the user’s app and they receive a sale confirmation email with the final details of the transaction.

●	To withdraw bitcoin, users navigate to the Bitcoin tab of the Fold app and select the “Send” button. They then select the “Withdraw” option which prompts them to enter a specific bitcoin address to send to. Users are currently only able to withdraw 100% of their available bitcoin balance. After entering the address, users are presented with a confirmation page that outlines the amount of bitcoin being sent, the address to which it is being sent, and any applicable processing or network fees. After confirming the transaction, a series of automated API requests are sent to Fold’s Bitcoin Service Providers requesting to complete the withdrawal. Once Fold receives a success notification from our Bitcoin Service Provider via API, the transfer request becomes visible in the user’s app and they receive a transfer confirmation email with the final details of the withdrawal.

●	To deposit bitcoin, users navigate to the Bitcoin tab of the Fold app and select the “Receive” option. After selecting this option, a user is presented with their Fold bitcoin wallet address via both an alphanumeric address and a QR code. Users then copy that address into the bitcoin wallet from which they plan to deposit bitcoin and initiate the deposit via that bitcoin wallet. Processing of the bitcoin deposit occurs via the bitcoin network. When the deposit is received at the address specified, the Bitcoin Service Provider notifies Fold via API request. The deposit is then visible in the user’s app, and they receive a deposit confirmation email with the details of the deposit.

Gift Card Buying

●	Users can purchase gift cards by navigating to the “Gift Card” tab of the Fold app and selecting the gift card they wish to purchase. From there, users are prompted to complete the transaction by either entering a personal debit or credit card or utilizing the current USD balance in their Fold account.

Rewards

●	Users can access their earned rewards by selecting the “Reward” tab in the Fold app. From that tab, users can review their earned reward history and withdraw their eligible rewards. To withdraw rewards, users select the “SEND” button and are prompted to enter their personal bitcoin wallet address in the “SEND TO” field. All reward balances are denominated in bitcoin.

Daily Spin Wheel

●	Users can take advantage of Fold’s Daily Spin Wheel by navigating to the “Rewards” tab, selecting “Spin the Wheel,” and either tapping the wheel to spin, or swiping right on the option to spin all available spins. The Daily Spin Wheel includes a variety of prize “wedges”, all of which are comprised of varying amounts of bitcoin/sats (ex. 5 sats, 10 sats, 25 sats, 1 bitcoin, etc.). These wedges vary from time to time at the Company’s discretion. When a user spins the wheel and lands on one of these wedges, the resulting bitcoin is immediately applied to their bitcoin Rewards balance. Those rewards can be accessed and withdrawn in the same manner as all other bitcoin rewards earned by a user on the Fold app (see “Rewards Network” above).

Account Settings

●	Users can manage their account settings from the “Home” tab, including their subscription plan, their profile details, their referral program information, and other relevant administrative actions.

Industry Overview

Bitcoin

Introduced in 2008, bitcoin is a trustless decentralized digital currency operating on a peer-to-peer network. Bitcoin is built on free and open-source technology which ensures secure and transparent transactions. As of December 31, 2024, bitcoin remains the largest cryptocurrency by market capitalization, with significant trading volumes across global exchanges. Over the first 15 years of its existence, the adoption rate of bitcoin as measured by the annual increase in the total number of users has exceeded that of the internet over the first 15 years of the latter’s existence.

To date, the primary business models within the bitcoin industry have focused on exchange services, bitcoin mining, and exchange-traded products like ETFs. Bitcoin financial services such as those offered by Fold are part of a fast-growing market opportunity to expand bitcoin’s scope into traditional investment and financial use cases relevant to consumers’ everyday lives, such as saving, investing and making payments.

The bitcoin industry is dynamic and rapidly evolving, offering substantial opportunities alongside significant risks. Continuous monitoring of technological, regulatory, and market developments is essential for stakeholders to navigate this complex landscape effectively.

Banking and payments

The banking and payments industry encompasses a broad range of financial services, including traditional asset custody, wealth management, digital payments, and emerging fintech solutions. The banking and payments industry is undergoing significant transformation driven by technological advancements, changing consumer behavior, and regulatory developments. While the industry presents substantial growth opportunities, stakeholders must navigate various risks and challenges to remain competitive and compliant in this dynamic landscape. Continuous innovation, robust risk management, and adherence to regulatory standards are essential for sustained success.

Macroeconomic trends impacting our market

The following macroeconomic factors as they relate to bitcoin specifically impact our business:

●	Awareness: The perception of bitcoin as a legitimate and secure asset class and technology by the general public plays a crucial role. The pace and effectiveness of continued education and awareness will impact adoption rates.

●	Regulation: The global regulatory landscape for bitcoin, including clarity around legal status, accounting and tax treatment, and other compliance requirements will significantly impact its growth. Favorable regulations can encourage adoption, while restrictive measures can hinder it.

●	Institutional Adoption: Increased participation by institutional investors, including hedge funds, mutual funds, corporations, and nation states can drive market confidence and liquidity, supporting continued growth. Recently launched spot bitcoin ETFs sponsored by large financial service firms have seen significant inflows, introducing bitcoin to a large pool of new investors and further legitimizing bitcoin as an asset appropriate for institutions.

●	Political Environment: Bitcoin has entered the political conversation in the United States and abroad. As a global leader in innovation and new technologies, we anticipate the United States political environment to become increasingly favorable for our industry.

●	Monetary Policy: Central bank monetary policies, especially in terms of interest rates and quantitative easing, can influence bitcoin adoption. Low interest rates and expansive monetary policies that lead to currency debasement often lead to a search for alternative investments like bitcoin.

●	Technological Innovation: Advances in blockchain technology, improvements in scalability (e.g., bitcoin’s Lightning Network), and enhanced security protocols can increase bitcoin adoption and integration into various financial systems.

We expect each of the above, among other factors, to contribute to the pace of acceptance of bitcoin and an increase in the addressable market for our products and services. The timing of these events as well as the potential occurrence of other unforeseeable events that impact our industry is uncertain and may have a direct impact on our business.

Our Customers

Fold caters to one of the most valuable customer segments in the world. Our current core customer demographic is just entering their financial prime (83% are between 25-54 years old) with a strong financial position (80% have prime credit and 65% make over $100K income per year). This demographic is on the cusp of some of the most important financial decisions of their lives: starting families, starting businesses, buying homes, preserving wealth, and making long-term financial plans. Select customer demographic information based on historical company data and customer surveys from 2022–2024 includes:

Despite the relative financial strength of Fold’s core customer base, Fold is able to service other customer demographics no matter where they are on their financial journey. Our FDIC-insured checking account and prepaid debit card provide a lower-risk, responsible way for any customer to navigate their financial lives compared to high interest-rate credit products.

Our Strategic Partners

We have strategic partnerships with a number of third-party service providers to operate certain of our products and services, including:

Marqeta, Inc. (“Marqeta”) — Marqeta powers the modern card-issuing platform that enables Fold to create, distribute, and manage customized payment cards and financial products. Marqeta serves as the program issuer for the Fold Card.

Visa U.S.A. Inc. (“Visa”) — Visa is a global payment technology company that facilitates electronic funds transfers, primarily through credit, debit, and prepaid cards, enabling secure and efficient payments worldwide for Fold. The Fold Card can be used on the Visa Network (“Payment Network”) to spend funds wherever Visa is accepted.

Sutton Bank — USD funds deposited in the Fold Checking Account and available to fund purchases using the Fold Card are held at Sutton Bank, an FDIC-insured bank. As long as specific deposit insurance requirements are met, Fold customer funds held at Sutton Bank are insured up to $250,000 by the FDIC in the event Sutton Bank fails. Fold does not directly hold or control any of its customers’ USD funds.

Bitcoin Service Providers — Fold partners with Fortress Trust LLC, a Nevada-chartered trust company (“Fortress”), and BitGo Trust Company, Inc., a South Dakota-chartered trust company (“BitGo”) (collectively, the “Bitcoin Service Providers”), to offer eligible customers the ability to buy, sell, store, and withdraw Bitcoin through Fold. These Bitcoin Service Providers are both qualified custodians, meaning they are qualified under applicable state banking, payments or trust laws to custody digital assets, that offer institutional-grade custody, liquidity, and security solutions for digital assets, specializing in multi-signature wallets and cold storage services for bitcoin. Additional information with respect to the Bitcoin Service Providers’ respective qualifications under applicable law can be found online at https://fortresstrust.com/licenses, with respect to Fortress, and https://www.bitgo.com/company/licenses, with respect to BitGo. Fold does not directly hold or control any of its customers’ digital assets.

Merchant Networks — Fold partners with a number of merchant offer wholesalers and direct merchant relationships to offer gift cards, card-linked offers, and other affiliate offers from time to time. Fold has established an extensive partnership network across multiple vendors to provide customers with an extensive number and quality of merchant offers, and we regularly review new and existing partnerships to optimize our offers network.

Our Strategy

First Mover Advantage

Fold has identified what we believe to be a unique opportunity in the market to provide bitcoin-native specialty financial services that are currently underrepresented by incumbent financial service providers. Fold’s products are built on bitcoin, for bitcoiners, by bitcoiners. In contrast to exchanges with hundreds of cryptocurrencies, capital-intensive mining businesses, and high-fee ETFs, Fold provides a user-friendly, low-barrier entry point to bitcoin via financial products that users are already familiar with. Our product offerings are also diverse, offering customers more utility than just an exchange product.

As an early entrant to this space and the first company to launch a bitcoin rewards debit card program, Fold has accumulated proprietary data on customer spending, saving, investing, and product needs that can be leveraged for further penetration within our existing user base as well as to expand into new customer demographics. We have invested significant resources to form deep relationships with partners, customers, and industry participants while building a reputable brand name in the bitcoin market.

Bitcoin Treasury & Accumulation Strategy

In addition to our core operating business, Fold has adopted a bitcoin treasury strategy that aligns our corporate goals with the products we offer to our customers. We consider bitcoin to be an important strategic reserve asset that, due to its finite fixed supply, has the ability to mitigate inflationary trends. Bitcoin is a unique store of value with a finite fixed supply, which we believe provides price appreciation potential for bitcoin in both the near- and long-term. We believe that the adoption tailwinds powering bitcoin’s growth over the last 15 years will continue with potential to accelerate, providing attractive value growth opportunities.

As of December 31, 2024, Fold has accumulated more than 1,000 bitcoin in our Investment Treasury, and we plan to continue to accumulate bitcoin over time. We view our bitcoin holdings as a long-term strategic investment and not as a trading asset. We believe holding bitcoin on our corporate balance sheet has the potential to provide stockholder value for several reasons:

Price appreciation: Bitcoin has experienced meaningful price appreciation over the past decade, significantly outperforming the S&P 500, US treasury yields, and other traditional investments over the same time frame. We believe bitcoin adoption will continue to grow rapidly over the coming years, which has potential to provide an opportunity for continued price appreciation.

Inflation hedge: Bitcoin, with its capped supply, has the potential to serve as a long-term hedge against inflation. We expect central banks to continue to devalue fiat currencies over the near term through inflationary monetary policies.

Diversification: Bitcoin often shows low correlation with traditional financial assets like stocks, bonds, and commodities, offering diversification benefits to the overall portfolio.

Liquidity: Unlike traditional financial markets, the market for bitcoin operates 24/7, offering constant access to liquidity.

Enhanced brand perception: Companies investing in bitcoin may be viewed by certain consumers as more forward-thinking, appealing to progressive, tech-savvy consumers and investors.

Balance sheet management: We believe building a solid balance sheet with potential for growth will provide a solid foundation for us to better operate and grow our business over time.

These factors suggest strategic benefits for Fold incorporating bitcoin into our financial strategies, aligning with modern financial trends and technological advancements.

Flywheel Effect

We expect demand for bitcoin financial services to continue to increase over time, and Fold has positioned itself as a first mover to benefit from this acceleration. As the bitcoin network expands, we believe demand for our services will grow, fueling a cycle where we build more financial products to meet consumer needs, further increasing our cash flows, our bitcoin treasury, and the bitcoin holdings of our customers. This flywheel, powered by aligned incentives and our first-mover advantage, positions Fold to capitalize on Bitcoin’s rapid growth and increasing value.

Our Growth Strategy

Fold aims to grow alongside the emerging bitcoin economy.

We believe we are in the early stages of realizing the full value of our existing platform. We seek to capitalize on the structural advantages of being a first-mover, customer-centric and built-to-scale platform as we continue to grow our business and customer base.

Marketing

Demand for bitcoin financial services is accelerating as more participants enter the market. Despite this growth, there remains a significant gap in available solutions with the exception of Fold.

Fold has capitalized on this opportunity by marketing to and building a valuable customer base characterized by high credit scores, strong earning potential, and high lifetime values. Fold has achieved this with customer acquisition costs of less than $10 per user compared to industry averages of over $300 per customer for traditional financial service providers.

Our customer acquisition strategy relies primarily on paid and organic online advertising and social media. Fold also relies on television (streaming and linear), paid search, organic web traffic, and email marketing. Referrals and spend incentives drive incremental acquisition and engagement. Our marketing content is produced and edited by a lean, experienced, in-house team, well-versed in tailoring messages for our target segments.

Product marketing efforts are aimed at increasing member engagement, through-funnel conversion, and retention at a low cost. Our customer acquisition channels combine a mix of online and offline, as well as paid and unpaid, channels. They include marketing affiliates, sponsorships, radio, direct mail, organic web traffic, email marketing, and online advertising, among others.

Our primary strategic growth initiatives are as follows:

(1)	Continue Fundamental Execution

We remain focused on enhancing our bitcoin financial services platform by continuing to invest in product development, sales, and marketing. We believe these efforts are key to expanding our user base and strengthening our partnerships. We also aim to optimize customer lifetime value (“LTV”) through new products and features, enhanced retention strategies, and optimized pricing models. We expect our scalable platform, built through strategic investments, to continue to deliver operational leverage as we grow.

(2)	Proven Acquisition Channels

Fold’s growth to date has been predominantly fueled by organic word of mouth, partner co-marketing, and active social engagement which have contributed to low customer acquisition costs (“CAC”). We believe these channels will continue to play a critical role in sustaining our growth trajectory. To further accelerate expansion, we plan to increase investments in paid marketing and affiliate opportunities, with the objective of maintaining low CAC while enhancing the LTV per user.

(3)	Expand Relationship with Existing and New Rewards Partners

We are dedicated to deepening our engagement with existing and new rewards partners and co-marketing with them to reach new audiences. By leveraging our partners’ platforms and customer bases, we can introduce Fold’s bitcoin financial services to more users, driving further adoption and creating mutual growth opportunities. This collaborative approach will help us unlock new customer segments and increase brand visibility.

(4)	Expand Financial Services Partnerships

We will continue to seek partnerships with adjacent businesses to provide financial services to their customers, expanding our reach and enhancing our product offerings. By integrating our bitcoin financial services with traditional financial products, we can offer a comprehensive suite of solutions that adds value to our partners and their customers, further embedding Fold into everyday financial activities.

(5)	Align with the Bitcoin Brand

Fold aims to align its brand with bitcoin, one of the fastest growing and most recognized brands globally. Our goal is to make Fold synonymous with bitcoin in the mainstream, positioning our product as the go-to solution for bitcoin financial services and transactions. By closely associating with the bitcoin brand, we aim to enhance our visibility and credibility, driving broader adoption of Fold among consumers.

(6)	Global Expansion

While we do not have immediate plans to expand our bitcoin financial services platform to a global audience, we recognize the significant opportunity presented with expansion outside the United States. Through enterprise partnerships and direct expansion, we expect to be able to tap into new markets and meaningfully increase our addressable market, laying the groundwork for future growth.

(7)	Pursue Strategic Acquisitions

We will opportunistically pursue strategic acquisitions that enhance our scale, enable entry into new verticals, and add complementary capabilities to our platform.

Competitive Landscape

Fold operates in a unique segment within the competitive landscape, specializing in bitcoin financial services for the rapidly expanding segment of individuals incorporating bitcoin into their financial lives to build long-term savings and access new financial opportunities. Unlike traditional financial institutions that lack the infrastructure to serve these customers, and cryptocurrency companies that we believe are geared towards speculation, trading, and gambling, Fold aims to align itself with bitcoin’s potential to grow wealth, which is a key factor of bitcoin’s consumer appeal.

Financial Platforms

Across our product lines we compete with various traditional financial services providers like Block Inc., Robinhood Markets, Inc., and PayPal Holdings, Inc., who have recently introduced bitcoin-based products and services. These companies have varying business models and focus areas and offer an overlapping but limited feature set, which includes buying and selling bitcoin but not the full range of bitcoin-based financial services offered by Fold.

Rewards Cards

We also compete with other consumer cryptocurrency and cash rewards cards, such as the Venmo Credit Card, Gemini Credit Card, and Discover Cash Back Debit Card. Forbes recognized the Fold Card as the best crypto rewards debit card for maximizing rewards for 2024.

Regulatory Environment

We operate in a rapidly evolving regulatory environment governed by U.S. federal and state laws. These regulations cover most aspects of our business, including consumer finance and protection, privacy and data protection, banking, and payments. Other relevant laws include those prohibiting unfair and deceptive acts or practices, alongside public policy and general principles of equity, which may apply to our banking and payment activities. These laws and regulations impact our business directly and indirectly, mainly through our partnerships with Marqeta and Sutton Bank, which provide our customers with deposit accounts and debit cards, and with the Bitcoin Service Providers.

Fold has established a robust Customer Identification Program (CIP) with the primary objective of forming a reasonable belief that we possess accurate information regarding the true identity of each of Fold’s customers. Our services are exclusively intended for individuals aged 18 years or older in the United States with national or residency status. To enhance our CIP processes, we have partnered with Sardine.ai, a third-party provider specializing in supporting Know Your Customer (KYC) services, fraud detection, and sanctions screening efforts. Fold recognizes the dynamic nature of the financial landscape and is committed to maintaining a robust risk management framework. We employ a sophisticated risk rating system that continuously evaluates user profiles to enhance our security measures. This dynamic risk rating is subject to adjustments based on a combination of transaction monitoring rules, news alerts, and ongoing sanctions screening. Our risk rating framework is designed to adapt to changes in user behavior, transaction patterns, and external factors that may impact risk exposure. Our system regularly reviews transactions against predefined monitoring rules to identify any unusual or potentially high-risk activities. Additionally, we actively monitor negative news alerts that may have implications for a user’s risk profile.

The following summarizes certain aspects of the various statutes and regulations. This summary is not a comprehensive analysis of all applicable laws and is qualified by reference to the full text of statutes and regulations below.

Anti-Money Laundering (AML) and Sanctions Laws

Although Fold is not directly subject to the Bank Secrecy Act or other regulations related to anti-money laundering, our relationships with Sutton Bank and the Bitcoin Service Providers, together with our obligations under applicable sanctions laws, require us to comply with AML requirements. This is because both Sutton Bank and the Bitcoin Service Providers are considered “financial institutions” subject to the Bank Secrecy Act. Because we act as an intermediary between our customers and Sutton Bank and the Bitcoin Service Providers, we must take certain actions to facilitate their compliance, as described below.

Fold is required to stay updated with constantly changing AML regulations, including those set by the intergovernmental organization the Financial Action Task Force, local laws, and our partners. As a mobile application, we face significant challenges, such as remote onboarding of our customers, which makes it difficult to verify the identity of customers submitting applications for the Fold products thoroughly. In addition, the high volume of transactions both in our debit card and bitcoin buying and selling makes it difficult to monitor transactions for AML purposes. To mitigate these risks, Fold has implemented a risk-based approach Anti-Money Laundering program to measure customer identification practices, monitoring (real-time monitoring) and escalate questionable activities, and maintain records to prevent illicit financial activities in our platforms.

As for counter-terrorism financing, Fold ensures that it adheres to all OFAC regulations and ensures that no transactions are involved with a sanctioned country to the best of our ability. Fold is dedicated to maintaining a high standard of compliance with international regulations, and our proactive approach to sanctions screening is an integral part of our commitment to prevent any engagement with sanctioned individuals or entities. We prioritize the safety and compliance of our platform to ensure a secure environment for all users. As part of our commitment to regulatory compliance, we proactively conduct screening against the Office of Foreign Assets Control (OFAC) and sanctions lists for all users during the onboarding process. This screening is performed using the data points provided by users during the registration phase.

Our automated screening process aims to identify potential matches with individuals or entities listed on sanctions lists; information such as IP address and true location is used at this phase to ensure compliance with all OFAC regulations. In addition to the initial screening conducted during onboarding, Fold is committed to maintaining a vigilant and ongoing compliance posture. We perform continuous OFAC and sanctions screenings on all users with a daily frequency. This proactive approach ensures that our platform remains current and aligned with the latest updates to the sanctions lists.

FDIC Banking Regulation

Our bank partner, Sutton Bank, is a member of the FDIC and thus is subject to federal regulations designed to ensure its safety and soundness, as well as banking regulations established by the State of Ohio where it is chartered. Due to our relationship with Sutton Bank, many laws and regulations that apply directly to Sutton Bank indirectly impact us (and our products), and our partnership with Sutton Bank is subject to the supervision and enforcement authority of the FDIC and the Ohio Department of Commerce.

Fold complies with all FDIC rules regarding the display of statements concerning FDIC standards on our website and our application. We ensure that no information regarding the FDIC logo and insurance is misrepresented to our customers as we are a financial services platform and not a FDIC insured bank.

State Money Transmission and Virtual Currency Laws

As noted above, our Bitcoin Service Providers are considered “financial institutions” under the Bank Secrecy Act and the regulations thereunder and are each required to be registered as a “money service business” with the Financial Crimes Enforcement Network, an agency of the U.S. Treasury. In addition, they are subject to state laws related to money transmission, which may require them to be licensed in individual states. Finally, certain states have adopted laws or regulations that are specific to virtual currency-related activities within that state or with residents of that state. For example, in 2014 New York adopted regulations requiring firms engaged in virtual currency-related activities with New York residents to become licensed and to be subject to regulations and supervision imposed by the New York Department of Financial Services.

We do not provide bitcoin related services to customers resident in states where neither of our Bitcoin Service Providers has the required license.

Consumer Financial Protection Bureau (CFPB) Regulations

The CFPB oversees financial institutions to ensure adherence to federal consumer financial laws. We are required to stay abreast of CFPB’s constantly changing rules and regulations to safeguard consumers and ensure that our marketing communications on social media, blogs, and websites are not considered deceptive, abusive, or unfair.

●	Clear and Transparent Communication:

●	All marketing materials must clearly and transparently disclose product terms and conditions.

●	Regularly review and update content to stay compliant.

●	Regular Audits:

●	Work with our bank partners to conduct regular audits.

●	Identify and rectify any potentially unfair or deceptive practices.

●	Timely and Understandable Documentation:

●	Ensure all documents are easily understood and provided within the required timeframes.

●	Provide consumers with clear information about their debt and rights.

●	Staff Training:

●	Regularly train staff on non-discriminatory practices and policies.

●	Provide easy-to-understand disclosures and maintain open communication lines for any consumer inquiries.

Fold has aligned its policies with CFPB regulations to protect consumer rights and maintain compliance with our banking partners. Our team keeps current with CFPB changes and collaborates closely with the legal team to promptly implement any necessary adjustments. Noncompliance might lead to severe consequences, including financial penalties, damage to Fold’s reputation, and potential loss of our banking partners.

Privacy Protection Laws

Fold is dedicated to safeguarding user privacy and adheres to regulations such as the Gramm-Leach-Bliley Act (GLBA), California Consumer Privacy Act (CCPA), and General Data Protection Regulation (GDPR).

Intellectual Property

We use various methods to establish and protect our intellectual property, and rely on intellectual property laws in the United States and other countries, along with contractual measures to do so. Our key strategies include the following:

●	Trademarks: We have registered trademarks related to our name and logo to protect our brand in the United States and other countries.

●	Trade Secrets: We implement measures to maintain the confidentiality of our trade secrets, including using confidentiality notices in internal documents.

●	Contractual Measures: We utilize nondisclosure agreements (NDAs) and other contractual restrictions in an effort to establish legally enforceable restrictions on access to and use of our proprietary information.

●	Risk Management: Limiting access to confidential information is part of our overall risk management strategy to minimize potential intellectual property theft or misuse.

Human Capital

As of December 31, 2024, we employed a total of 28 full-time employees as well as various part-time contractors. We are an Equal Employment Opportunity and Affirmative Action employer. All aspects of employment including the decision to hire, promote, discipline, or discharge, are based on merit, competence, performance, and business needs. We do not discriminate on the basis of race, color, religion, marital status, age, national origin, ancestry, physical or mental disability, medical condition, pregnancy, genetic information, gender, sexual orientation, gender identity or expression, veteran status, or any other status protected under federal, state, or local law.

Many of our employees are highly skilled in technical areas specific to payment technology, software solutions, risk & compliance, and public company financial reporting requirements. From time to time, we supplement our workforce with consultants or independent contractors, primarily in the information technology area, through contracted service arrangements.

Our employees are key to our success as a company, and we are committed to attracting, developing and retaining the best talent. We attract, develop, and retain the best talent through various means including performance evaluation and goal setting as well as a robust training and development curriculum.

We provide employees with competitive compensation and benefits consistent with positions, skill levels, experience, knowledge, and geographic location. All employees are eligible for company equity (in the form of RSUs), health insurance, paid and unpaid leave, a retirement plan, and life/disability/accident coverage. We also offer a variety of voluntary benefits that allow employees to select the options that meet their needs, including flexible spending accounts, health saving accounts, paid parental leave, flexible work arrangements, annual training and tuition allowances, and other benefits.

Our executive management team and Human Resources department regularly review and update our talent strategy, monitoring a variety of data, including turnover, diversity, and tenure, to design and implement effective reward/recognition, training, development, succession, and benefit programs to meet the needs of our businesses and our employees.

Available Information

Our website address is https://foldapp.com/. We make available, free of charge through the Investor Relations portion of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus.

Periodic Reporting and Financial Information

We have registered our common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accountants. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

We are required to evaluate and report on our internal control procedures over financial reporting as required by the Sarbanes-Oxley Act.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some stockholders find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the prior June 30th.

MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of March 31, 2025, concerning the persons who serve as our executive officers and directors.

Name	Age	Position
Executive Officers
Will Reeves	36	Chief Executive Officer and Director
Wolfe Repass	36	Chief Financial Officer
Nicolleta Goncalves	34	Vice President of Risk and Compliance
Thomas Dickman	35	Chief Technology Officer
Non-Employee Directors
Lesley Goldwasser	63	Director
Kirstin Hill	46	Director
Andrew Hohns	46	Director
Jonathan Kirkwood	43	Director
Erez Simha	62	Director
Bracebridge H. Young Jr.	68	Director

Executive Officers

Will Reeves

Mr. Reeves has served as our Chief Executive Officer and as a Class II member of the Board since February 2025. Mr. Reeves co-founded Legacy Fold in 2019 and has served as Chief Executive Officer of Legacy Fold and as a Director since its inception. Over the past eight years, Mr. Reeves has held product leadership positions at Thesis, Inc., A3Ventures, LLC and BYND, leading digital transformation and the development of innovation projects for Google and other Fortune 500 technology companies. Prior to founding Legacy Fold, Mr. Reeves was the Head of Payments at Thesis, Inc. from May 2018 to September 2019, where he led the development and strategic direction of the Bitcoin venture studio’s innovative payment and financial technologies. Mr. Reeves also has extensive experience in consumer finance. Prior to joining Thesis, Inc., Mr. Reeves played a key role at A3 Ventures, advancing mobility and commerce through the corporate innovation and investment arm of American Automobile Association. Mr. Reeves holds a B.A. in Rhetoric and Political Science from the University of California, Berkeley. We believe Mr. Reeves is well qualified to serve on the Board because of his background in product development, consumer finance and bitcoin and his operational and historical expertise gained from serving as Legacy Fold’s Chief Executive Officer since August 2019.

Wolfe Repass

Mr. Repass has served as our Chief Financial Officer since February 2025. Mr. Repass has served as Legacy Fold’s Chief Financial Officer since October 2024, prior to which he served as Legacy Fold’s Vice President of Finance and Operations beginning in September 2023, and has held various roles in the Finance and Operations department of Legacy Fold since joining Legacy Fold in May 2021. While at Legacy Fold, Mr. Repass has played a key role in establishing its financial, accounting, and operational foundations. Mr. Repass has more than 13 years of experience in finance and accounting, including roles as the Director of International Accounting for PopSockets LLC and as a Senior Manager of Accounting Operations at Robinhood Markets LLC. From July 2011 to June 2020, Mr. Repass held various positions within the assurance department of PricewaterhouseCoopers LLP (“PwC”), most recently, as Senior Manager. While at PwC, Mr. Repass specialized in providing PCAOB-compliant audit services, including Sarbanes–Oxley Act compliance, for multiple Fortune 250 clients and spent two years in Singapore providing U.S. GAAP reporting services for multiple foreign entities and U.S. subsidiaries. Mr. Repass holds a B.S. in Accounting from Bradley University and is a licensed Certified Public Accountant in the state of Colorado.

Nicolleta Goncalves

Ms. Goncalves has served as our Vice President of Risk and Compliance since February 2025. Ms. Goncalves has held various positions at Legacy Fold since 2022, serving as Director of Risk and Compliance until September 2023 when she began serving as Legacy Fold’s Vice President of Risk and Compliance. Ms. Goncalves works with internal and external stakeholders to ensure compliance with regulatory requirements and industry best practices. Ms. Goncalves has over eight years of experience in the FinTech and Crypto space. She holds a Chainalysis KYT Certificate (CKC) and Certified Anti-Money Laundering Specialist (CAM) credentials. Prior to joining Legacy Fold, Ms. Goncalves held positions at Zoro Card and Metallicus. Ms. Goncalves holds a B.A. in Public Relations from Bradley University.

Thomas Dickman

Mr. Dickman has served as our Chief Technology Officer since February 2025. Mr. Dickman has held various positions at Legacy Fold since its founding in 2019, serving as Senior Software Engineer until September 2023 when he began serving as Legacy Fold’s Chief Technology Officer. Mr. Dickman oversees Fold’s technology vision, strategy, and infrastructure, while ensuring that technology investments align with business goals and drive innovation. Mr. Dickman has more than a decade of experience in the software engineering field, including extensive leadership experience. Prior to joining Legacy Fold, Mr. Dickman held positions at RetailMeNot. Inc. and Northrop Grumman. Mr. Dickman holds a B.S. in Electrical Engineering and an M.S. in Computer Engineering from the University of Cincinnati.

Non-Employee Directors

Lesley Goldwasser

Ms. Goldwasser has served as a Class III member of the Board since February 2025. Ms. Goldwasser has been a Managing Partner of GreensLedge Capital Markets LLC (“GreensLedge”) since September 2013. Prior to joining GreensLedge, Ms. Goldwasser was associated with Credit Suisse Group AG (“Credit Suisse”) as a Managing Director from September 2010 to November 2013, where she had global responsibility for the Hedge Fund Strategic Services unit. Before Credit Suisse, Ms. Goldwasser spent 12 years at Bear Stearns where she was co-head of Global Debt and Equity Capital Markets units and had global responsibility for structured products. Prior to her tenure at Bear Stearns, Ms. Goldwasser spent 12 years at Credit Suisse in a variety of management positions, including responsibility for both the Asset Backed and Non-Agency Mortgage Trading Desks. Ms. Goldwasser has been a member of the Board of Directors of TipTree Inc. (Nasdaq: TIPT), a financial services company, since January 2015, and currently serves as the lead Independent Director. She served as a director of FinTech Acquisition Corp. V, a blank check company, from December 2020 through its liquidation in December 2022. She also served as a director of FTAC Parnassus Acquisition Corp., a blank check company, from March 2021 through its liquidation in March 2023. She is the former lead Independent Director of Flagstar Bancorp (NYSE: FBC). Ms. Goldwasser is a graduate of the University of Cape Town, South Africa. We believe that Ms. Goldwasser’s extensive experience in the financial services industry makes her qualified to serve as a member of the Board.

Kirstin Hill

Ms. Hill has served as a Class III member of the Board since February 2025. Ms. Hill currently serves as President and Chief Operating Officer of Social Finance, a national nonprofit and registered investment advisor. Previously, Ms. Hill spent 25 years at Bank of America/Merrill Lynch, most recently as Chief Operating Officer for Merrill Lynch Wealth Management, overseeing growth strategy, digital platforms, client service, sales performance, advisor compensation and field operations. Ms. Hill holds a bachelor’s degree from Harvard University. We believe that Ms. Hill’s significant experience in securities and banking regulation compliance makes her qualified to serve as a member of the Board.

Andrew Hohns

Dr. Hohns has served as a member of the Board since December 2021. Dr. Hohns is Chief Executive Officer of Newmarket, a registered investment advisor he founded in 2020. Newmarket manages capital on behalf of institutional investors worldwide, specializing in structured credit opportunities. In 2022, Newmarket established Battery Finance, a subsidiary focused on institutional investment strategies related to bitcoin. Dr. Hohns is a regular speaker at industry conferences, with expertise in infrastructure, securitization, socially responsible investment, impact investment, development finance, and bitcoin. Prior to establishing Newmarket, Dr. Hohns was a Managing Director at Mariner Investment Group from 2012 through 2020, and a Managing Director at Cohen & Company from 2005 through 2012. He was a Director of INSU Acquisition Corp II from September 2020 to February 2021. Since 2016, Dr. Hohns has served as a Director of UNICEF USA. Dr. Hohns holds a B.S. in Economics from the Wharton School at the University of Pennsylvania, a Masters in Liberal Arts from the School of Arts and Sciences at the University of Pennsylvania, and a PhD in Applied Economics and Managerial Sciences from the Wharton School at the University of Pennsylvania We believe that Mr. Hohns’ experience in structured finance and investment management makes him qualified to serve as a member of the Board.

Jonathan Kirkwood

Dr. Kirkwood has served as a Class II member of the Board since February 2025. Dr. Kirkwood co-founded Ten31 LLC, a leading Bitcoin investment platform, in 2020 and has served as its Managing Partner since its inception. As Managing Partner of Ten31 LLC, Dr. Kirkwood leverages his extensive experience in fintech and bitcoin investment management, strategic advisory, and business development to oversee the deployment of over $130 million across 35 companies within the Bitcoin ecosystem. Dr. Kirkwood’s expertise in capital raising, regulatory compliance and portfolio management have been critical in guiding high-risk, high-uncertainty ventures to successful outcomes. His leadership spans various sectors, including bitcoin mining, exchanges, payments, security software and hardware, and AI-driven tools. Dr. Kirkwood sits on the board of directors of Start9 Labs Inc., a user-friendly platform provider for personal servers, and Battery Finance, a subsidiary of Newmarket focused on institutional investment strategies related to bitcoin. Dr. Kirkwood holds a B.S. in Biology from the University of Evansville, an M.D. from Ross University School of Medicine and an M.B.A. from Ball State University. We believe Dr. Kirkwood’s strategic insight, leadership experience and industry expertise make him well qualified to serve as a member of the Board.

Erez Simha

Mr. Simha has served as a Class III member of the Board since February 2025. Mr. Simha brings over 20 years of experience and a proven track record of scaling high-tech disruptive companies in multiple industries, including food-tech, blockchain, 3D printing, and digital assets. Mr. Simha currently serves as a senior financial advisor to a payment processing workforce solution private company and as a board member and treasurer of The Village LTD, a 501(c) nonprofit corporation. From 2022 through 2023, Mr. Simha served as the Chief Financial Officer at Genius Group (NYSE: GNS). From 2020 through 2022, Mr. Simha served as a director and President and Chief Financial Officer at Apifiny Group (NASDAQ: MFH). From 2019 through 2020, Mr. Simha served as Chief Financial Officer and Chief Operating Officer at Kangaroo (Roo Inc.). From 2017 through 2019, Mr. Simha served as Chief Financial Officer and Chief Operating Officer at Food-Tech. From 2011 through 2017, Mr. Simha served as Chief Financial Officer and Chief Operating Officer at STRATASYS LTD (NASDAQ: SSYS). From 2004 through 2011, Mr. Simha served in various capacities, including Vice President of Customer Support, Finance and Operations, Orbotech Pacific Vice President of Finance and Operations, Corporate Vice President of Finance and Chief Financial Officer, at Orbotech LTD. (NASDAQ: ORBK). Mr. Simha holds a Bachelors Degree in Economics and Accounting and a Masters Degree in Business Administration and Finance from Tel Aviv University. He is a Certified Public Accountant. We believe that Mr. Simha’s experience in SPAC transactions, public company reporting requirements and GAAP and IFRS reports makes him qualified to serve as a member of the Board.

Bracebridge H. Young Jr.

Mr. Young has served as a Class I member of the Board since February 2025 and also currently serves as Vice Chairman of Bracebridge Capital, a Boston based hedge fund. In addition, Mr. Young serves as a member of the board of advisors of Newmarket Investment Advisors and Upwell, a technology-enabled water asset management company. Mr. Young served as President and Chief Executive Officer of EMLD from June 2021 to February 2025. Mr. Young served as Chief Executive Officer at Eclat Impact in 2016. From 2000 through 2015, Mr. Young served as Chief Executive Officer and Partner at Mariner Investment Group. He joined Mariner directly from Goldman Sachs, where he began on the Commercial Paper trading desk in 1980 and subsequently served as Head Trader of Institutional Liquid Assets, Co-Head of the Money Market Sales and Trading Department in New York, Partner in charge of Fixed-Income in Tokyo, Head of Fixed-Income and foreign exchange sales in London, and, finally, Partner and Head of European Debt Capital Markets in New York. Mr. Young serves on the board of directors of Social Finance USA, a Boston-based nonprofit organization dedicated to mobilizing investment capital to drive social change, serves on the boards of directors for Social Progress Imperative, a non-profit best known for measuring a government’s social and environmental performance, Cultivo, a platform designed to finance the regeneration of nature, and TerViva, an agricultural innovation company partnering with farmers to grow and harvest Pongamia. Mr. Young received a B.A from Bowdoin College in 1977 and an M.B.A. from New York University’s Stern School of Business in 1983. We believe that Mr. Young’s experience in corporate leadership and private equity makes him qualified to serve as a member of the Board.

Board Composition

Our business and affairs are organized under the direction of the Board. The Board consists of seven members and Dr. Kirkwood serves as Chairman of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required.

In accordance with the terms of our Charter, the Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The Board is divided into the following classes:

●	Class I, consisting of Mr. Young and Mr. Hohns, whose terms will expire at our first annual meeting of stockholders to be held after the closing of Business Combination;

●	Class II, consisting of Dr. Kirkwood and Mr. Reeves, whose terms will expire at our second annual meeting of stockholders to be held after the closing of Business Combination; and

●	Class III, consisting of Mr. Simha, Ms. Hill and Ms. Goldwasser, whose terms will expire at our third annual meeting of stockholders to be held after the closing of Business Combination.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified, or their earlier resignation, removal, disqualification or death. This classification of the Board may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of our voting stock.

Role of the Board in Risk Oversight/Risk Committee

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board has adopted a charter for each of these committees, which comply with the applicable requirements of current Nasdaq rules. In addition, from time to time, special committees may be established under the direction of the Board when the board deems it necessary or advisable to address specific issues. We intend to comply with future requirements to the extent applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website, https://foldapp.com/.

Audit Committee

Our audit committee consists of Mr. Simha, Ms. Goldwasser and Ms. Hill. The Board has determined that each of the members of the audit committee satisfies the independence requirements of Nasdaq listing rules and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable audit committee requirements. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Mr. Simha serves as the chair of the audit committee. The Board has determined that Mr. Simha qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the Board considered Mr. Simha’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with the audit committee.

The functions of the audit committee include, among other things:

●	evaluating the performance, independence, compensation, retention, oversight and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing our financial reporting processes and disclosure controls;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures, including reviewing, with the independent auditors, management’s plans with respect to the responsibilities, budget, staffing and effectiveness of our internal audit function, and reviewing and approving our head of internal audit (if established);

●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Company;

●	obtaining and reviewing at least annually (if required by applicable stock exchange listing requirements) or as otherwise determined, a report by our independent auditors describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or any inquiry or investigation by governmental or professional authorities;

●	setting clear hiring policies for employees or former employees of our independent auditors;

●	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

●	at least annually, reviewing relationships that may reasonably be thought to bear on the independence of the committee, receiving and reviewing a letter from the independent auditor affirming their independence, discussing the potential effects of any such relationship, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

●	reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and discussing the statements and reports with our independent auditors and management;

●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls and critical accounting policies;

●	reviewing with management and our independent auditors any earnings announcements, disclosures and other financial information and guidance;

●	establishing procedures for the review, retention and investigation of complaints received by us regarding financial controls, accounting, auditing or other matters;

●	preparing the report that the SEC requires in our annual proxy statement;

●	reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct;

●	reviewing and discussing with management risks related to data privacy, technology and information security, including cybersecurity, back-up of information systems, and policies and procedures that we have in place to monitor and control such exposures;

●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

●	reviewing any analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

●	reviewing with management and the independent auditors any disagreement between them regarding financial reporting, accounting practices or policies, or other matters, that individually or in the aggregate could be significant to our financial statements or the independent auditor’s report, reviewing management’s response, and resolving any other conflicts or disagreements regarding financial reporting;

●	considering and reviewing with management, the independent auditors, and outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding our financial statements or accounting policies;

●	reviewing with management legal and regulatory compliance and any material current, pending or threatened legal matters; and

●	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules.

Compensation Committee

Our compensation committee consists of Dr. Kirkwood and Mr. Young. Dr. Kirkwood serves as the chair of the compensation committee. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq. The functions of the committee include, among other things:

●	reviewing and approving the corporate goals and objectives that pertain to our overall compensation strategy and policies;

●	reviewing and approving annually the compensation and other terms of employment of our executive officers and other members of senior management, in the compensation committee’s discretion;

●	reviewing and approving the type and amount of compensation to be paid or awarded to our non-employee board members;

●	administering our equity incentive plans and other benefit plans;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements with our executive officers and other members of senior management, in the compensation committee’s discretion;

●	reviewing and establishing appropriate insurance coverage for our directors and officers;

●	reviewing and discussing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement;

●	reviewing our practices and policies for employee compensation as related to risk management and risk-taking incentives to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on us;

●	establishing and monitoring stock ownership guidelines for our directors and executive officers, if and as determined to be necessary or appropriate;

●	providing recommendations to the Board on compensation-related proposals to be considered at our annual meeting of stockholders;

●	reviewing and discussing with management, if appropriate, the independence of and any conflicts of interest raised by the work of a compensation consultant, outside legal counsel, or advisor hired by the compensation committee or management and how such conflict is being addressed for disclosure in the appropriate filing or report;

●	annually reviewing and discussing with management our human capital management practices with respect to our employees and, where applicable, independent contractors;

●	approving and modifying, as needed, clawback policies allowing us to recoup improper compensation paid to employees; and

●	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the Board.

The composition and function of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Young and Ms. Hill. Ms. Hill serves as the chair of the nominating and corporate governance committee. The Board has determined that each of the members of the nominating and corporate governance committee satisfy the independence requirements of Nasdaq. The functions of this committee include, among other things:

●	determining the qualifications, qualities, skills and other expertise required to be a director of the Company, and developing and recommending to the Board for approval criteria to be considered in selecting nominees for director;

●	identifying, reviewing and making recommendations of candidates to serve on the Board, including incumbent directors for reelection;

●	evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

●	periodically reviewing and making recommendations to the Board regarding our process for stockholder communications with the Board, and making such recommendations to the Board with respect thereto;

●	evaluating nominations by stockholders of candidates for election to the Board;

●	evaluating the structure and organization of the Board and its committees and making recommendations to the Board for approvals;

●	considering possible conflicts of interest of officers and directors as set forth in our code of business conduct;

●	reviewing and considering environmental, social responsibility and sustainability and governance matters, including working with management to establish and monitor key performance indicators with respect to certain impact driven metrics, as it determines appropriate and making recommendations to the Board regarding, or taking action with respect to, such matters;

●	periodically reviewing our corporate governance guidelines and code of business conduct and recommending to the Board any changes to such policies and principles;

●	developing and periodically reviewing with our Chief Executive Officer the plans for succession for our Chief Executive Officer and other executive officers, as it sees fit, and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions;

●	considering the Board’s leadership structure, including the separation of the roles of chairperson of the Board and the Chief Executive Officer and/or the appointment of a lead independent director;

●	periodically reviewing the processes and procedures used by us to provide information to the Board and its committees and the scope of such information and making recommendations to the Board and management for improvement as appropriate; and

●	reviewing periodically the nominating and corporate governance committee charter and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter eliminates the liability of our officers and directors for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that officers and directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties, except for liability:

●	for any transaction from which the director or officer derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares by directors; or

●	for any breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers and directors, then the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Bylaws require us to indemnify and advance expenses, to the fullest extent permitted by applicable law, to our directors, officers and agents. We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Charter prohibits any retroactive changes to the rights or protections or increasing the liability of any officer or director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we have entered into separate indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We believe these provisions in the Charter and the Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insider Trading Policy

The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company.

Code of Business Conduct for Employees, Executive Officers and Directors

The Board has adopted a Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://foldapp.com/. Information contained on or accessible through our website is not a part of this prospectus and the inclusion of our website address is an inactive textual reference only. The nominating and corporate governance committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Non-Employee Director Compensation

The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that the Company is able to recruit and retain qualified directors. In connection with the consummation of the Business Combination, we approved and implemented the Director Compensation Program for our non-employee directors.

FOLD’S EXECUTIVE COMPENSATION

Throughout this section, unless otherwise noted, “the company,” “we,” “us,” “our” and similar terms refer to Fold prior to the Business Combination.

This section discusses the material components of the executive compensation program for Fold’s executive officers who are named in the “2024 Summary Compensation Table” below. In 2024, Fold’s “named executive officers” and their positions at year-end were as follows:

●	Will Reeves, Chief Executive Officer;

●	Wolfe Repass, Chief Financial Officer; and

●	Nicoletta Goncalves, Vice President of Risk and Compliance.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Company adopts following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion.

2024 Summary Compensation Table

The following table sets forth information concerning the compensation of Fold’s named executive officers for the year ended December 31, 2024.

Name and Principal Position	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
Will Reeves	200,000	6,004,479	37,500	7,125	6,249,104
Chief Executive Officer
Wolfe Repass	195,250	803,555			998,805
Chief Financial Officer
Nicolleta Goncalves
Vice President of Risk and Compliance	198,000	150,960		5,942	355,902

(1)	Amounts reflect the full grant-date fair value of Fold RSUs granted during 2024 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, rather than the amounts paid to or realized by the named individual.

(2)	Amount reflects a cash bonus paid to Mr. Reeves in respect of certain revenue generated for Fold in 2024. For additional information, see “— 2024 Bonuses” below.

(3)	Amounts represent matching contributions made by Fold made under Fold’s 401(k) plan.

NARRATIVE TO SUMMARY COMPENSATION TABLE

2024 Salaries

The named executive officers receive a base salary to compensate them for services rendered to Fold. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. During 2024, Fold’s named executive officers’ annual base salaries were as follows: Mr. Reeves: $200,000; Mr. Repass: $195,250; and Ms. Goncalves: $198,000. The Summary Compensation Table above shows the actual base salaries paid to each named executive officer in fiscal year 2024.

2024 Bonuses

In 2024, Mr. Reeves received a $37,500 performance bonus, which he was eligible to earn based on quarterly revenue generated by Fold from certain of its customers. None of our other named executive officers earned or were eligible to earn cash bonuses in 2024.

Equity Compensation

Certain of Fold’s named executive officers currently hold Fold RSUs covering shares of common stock. In January 2024, Mr. Repass and Ms. Goncalves were granted awards of 1,000 Fold RSUs and 51,000 Fold RSUs, respectively, and in August 2024, Mr. Reeves and Mr. Repass were granted awards of 671,642 Fold RSUs and 89,552 Fold RSUs, respectively, in each case, under the 2019 Plan. Such Fold RSUs vest upon satisfaction of both a service-based vesting requirement and a liquidity event vesting requirement, as follows: (i) one-fourth of the Fold RSUs satisfy the service-based vesting requirement on the first anniversary of the vesting commencement date, and 1/48th of the Fold RSUs satisfy the service-based vesting condition on each monthly anniversary of the vesting commencement date thereafter, subject to the executive officer’s continued service through the applicable service-vesting date; and (ii) the liquidity event vesting condition is satisfied upon the first to occur, on or prior to the seventh (7th) anniversary of the grant date, of a change in control of Fold or an initial public offering of Fold’s common stock, subject to (for the August 2024 awards granted to Mr. Reeves and Mr. Repass) the applicable executive officer’s continued service through the consummation of such change in control or initial public offering.

Prior to the Business Combination, Legacy Fold historically granted stock options to our named executive officers under the Fold, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). In connection with the Business Combination, the Company adopted the Incentive Award Plan and the ESPP, each of which became effective on the date of the Closing.

Other Elements of Compensation

Retirement Plan

Fold currently maintains a 401(k) retirement savings plan for its employees, including its named executive officers, who satisfy certain eligibility requirements. The named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though a 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

●	medical, dental and vision benefits;

●	health savings and flexible spending accounts;

●	short-term and long-term disability insurance; and

●	basic and supplemental life and accidental death and dismemberment insurance.

We believe these benefits are appropriate and provide a competitive compensation package to our named executive officers.

We do not currently, and we did not during 2024, provide perquisites to any of our named executive officers.

No Tax Gross-Ups

Fold does not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of Fold Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024.

			Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Will Reeves	6/11/2021	3/23/2021	20,925	(2)	210,924
	10/20/2022	10/1/2022	62,500	(3)	630,000
	8/30/2024	12/1/2022	671,642	(4)	6,770,151

Wolfe Repass	6/11/2021	5/2/2021	30,000	(3)	302,400
	6/20/2022	5/19/2022	40,411	(3)	407,343
	2/28/2023	3/1/2023	153,469	(3)	1,546,968
	1/9/2024	9/1/2023	1,000	(3)	10,080
	8/30/2024	6/1/2024	89,552	(4)	902,684

Nicolleta Goncalves	2/22/2022	1/18/2022	80,475	(3)	811,188
	6/20/2022	5/19/2022	29,045	(3)	292,774
	1/9/2024	9/1/2023	51,000	(3)	514,080

(1)	Amounts are calculated based on multiplying the number of shares prior to recapitalization shown in the table by the fair market value of Fold Common Stock as of December 31, 2024, which was $10.08 per share.

(2)	Represents restricted Fold Common Stock which was purchased by Mr. Reeves at fair market value on the date of grant ($0.35 per share) and which vests with respect to 1/48th of the shares subject thereto on each monthly anniversary of the vesting commencement date, subject to Mr. Reeves’ continued service through the applicable vesting date. If, within 12 months following a “change in control” of Fold (as defined in the 2019 Plan), Mr. Reeves’ employment is terminated (i) by Fold without cause or (ii) due to his resignation following: (A) a material adverse change in his job position causing such position to be of materially less stature or responsibility or (B) a change by the Company (or a successor company) in his principal work location by more than 60 miles, then, in either case, the award will vest in full (to the extent then-unvested).

(3)	Represents Fold RSUs that vest upon satisfaction of both a service-based vesting requirement and a liquidity event vesting requirement. The service-based vesting condition is satisfied as to one-fourth of the Fold RSUs on the first anniversary of the vesting commencing date and as to 1/48th of the Fold RSUs on each monthly anniversary of the vesting commencement date thereafter, subject to the grantee’s continued service through the applicable vesting date. The liquidity event vesting condition is satisfied upon the first to occur, on or prior to the seventh (7th) anniversary of the grant date, of a change in control of Fold or an initial public offering of Fold’s common stock.

(4)	Represents Fold RSUs that vest upon satisfaction of both a service-based vesting requirement and a liquidity event vesting requirement. The service-based vesting condition is satisfied as to one-fourth of the Fold RSUs on the first anniversary of the vesting commencing date and as to 1/48th of the Fold RSUs on each monthly anniversary of the vesting commencement date thereafter, subject to the grantee’s continued service through the applicable vesting date. The liquidity event vesting condition is satisfied upon the first to occur, on or prior to the seventh (7th) anniversary of the grant date, of a change in control of Fold or an initial public offering of Fold’s common stock, subject to the grantee’s continued service through the consummation of such change in control or initial public offering.

Executive Compensation Arrangements

Offer Letters

Offer Letter for Mr. Reeves

Fold is party to an offer letter, as amended, with Mr. Reeves, which sets forth the terms and conditions of employment for Mr. Reeves, including base salary, his initial awards of restricted Fold Common Stock and eligibility to participate in our employee benefit plans. Pursuant to his offer letter, if Mr. Reeves’ employment is terminated by us without “cause” or he resigns for “good reason” (each such term as defined in the offer letter) then, subject to his timely execution and non-revocation of a release of claims in favor of Fold, Mr. Reeves is eligible to receive a cash severance payment equal to 12 months of base salary, payable in a lump sum.

Offer Letters for Mr. Repass and Ms. Goncalves

Fold is party to offer letters with each of Mr. Repass and Ms. Goncalves, which set forth the terms and conditions of employment for each such executive, including base salary, their initial Fold RSU Awards and eligibility to participate in our employee benefit plans. Such offer letters do not provide for severance.

FOLD’S DIRECTOR COMPENSATION

Fold has not historically maintained a formal non-employee director compensation program, and none of Fold’s non-employee directors received compensation from Fold for their service on the board of directors in 2024.

In connection with the Business Combination, we approved a compensation program for our non-employee directors (the “Director Compensation Program”), which became effective as of the closing of the Business Combination. The material terms of the Director Compensation Program are summarized below.

Cash Compensation

Under the Director Compensation Program, non-employee directors serving on the Board are entitled to cash compensation in the following amounts:

●	Annual Retainer: $40,000

●	Additional Annual Retainer for Non-Executive Chair: $50,000

●	Additional Annual Retainer for Lead Independent Director: $25,000

●	Annual Committee Chair Retainers:

●	Audit Committee: $20,000

●	Compensation Committee: $15,000

●	Nominating and Corporate Governance Committee: $10,000

●	Annual Non-Chair Committee Member Retainers:

●	Audit Committee: $10,000

●	Compensation Committee: $7,500

●	Nominating and Corporate Governance Committee: $5,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

Under the Director Compensation Program, each non-employee director who is serving on the Board as of the date of each annual meeting of the Company’s stockholders will be granted, on such annual meeting date, an award of restricted stock units with a grant-date value of approximately $125,000 (each an “Annual Award”), which will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the day before the date of the next annual meeting following the grant date, subject to the director’s continued service on the Board through the applicable vesting date. Each non-employee director who is initially elected or appointed after the closing of the Business Combination, other than on the date of an annual meeting, will receive a pro-rated Annual Award.

In addition, each equity award granted under the Director Compensation Program will vest in full upon (i) a change in control of the Company (as defined in the Incentive Award Plan, or any similar term as defined in the then-applicable plan) if the non-employee director will not become a member of the Board or the board of directors of the Company’s successor (or any parent thereof) following such change in control, and (ii) upon the non-employee director ceasing to serve on the Board due to his or her death or disability (as defined in the Incentive Award Plan, or any similar term as defined in the then-applicable plan).

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the Incentive Award Plan (or any successor plan).

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an executive officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of the Board or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Policy

Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of (1) $120,000 or (2) one percent of the average of the Company’s total assets at fiscal year-end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

●	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the same household of such director, executive officer, nominee or more than 5% beneficial owner.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions.

See Item 10 “Directors, Executive Officers and Corporate Governance—Corporate Governance—Director Independence” for discussion regarding director independence and qualifications.

Amended and Restated Registration Rights Agreement

In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company, Emerald ESG Sponsor LLC (“ESG Sponsor”), Emerald ESG Advisors, LLC (“ESG Advisors”) and Emerald ESG Funding, LLC (“ESG Funding” and, collectively with ESG Sponsor and ESG Advisors, the “Sponsors”), certain stockholders of Legacy Fold and certain stockholders of the Company (collectively, the “Registration Rights Holders”) entered into an Amended and Restated Registration Rights Agreement, dated as of February 14, 2025 (the “A&R Registration Rights Agreement”).

Under the A&R Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC to register the resale of (a) any shares of Common Stock held by a Registration Rights Holder as of the Closing and, to the extent acquired after the Closing and deemed to be a “restricted security” (as defined in Rule 144 promulgated under the Securities Act), any shares of Common Stock acquired following the Closing, and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, in each case held by such Registration Rights Holder.

The Company agreed to, within 20 business days after the Closing, file with the SEC a shelf registration statement registering the resale of the Common Stock held by the Registration Rights Holders and use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline. In addition, pursuant to the terms of the A&R Registration Rights Agreement and subject to certain requirements and customary conditions, the Sponsor holders are entitled to three demand registrations and the Legacy Fold holders are entitled to six demand registrations; provided, however, that the Company is not obligated to participate in more than four demand registrations in any twelve month period. Further, the Company is not obligated to participate in an underwritten offering if the aggregate gross proceeds from such offering are expected to be $25 million or less. The A&R Registration Rights Agreement also provides “piggy-back” registration rights to such stockholders and their permitted transferees, subject to certain requirements and customary conditions.

Sponsor Share Restriction Agreement

Concurrently with the execution of the Merger Agreement, the Sponsors entered into the Sponsor Share Restriction Agreement (as amended, the “Sponsor Share Restriction Agreement”) with the Company. Pursuant to the Sponsor Share Restriction Agreement, at the Closing, (i) all Private Placement Warrants were forfeited and cancelled, and (ii) approximately 4.9 million of the Sponsors’ founder shares (the “subject founder shares”) became subject to time-based transfer restrictions subject to early release as follows:

●	1,622,547 subject founder shares shall remain subject to transfer restrictions until the earlier of (a) six months following the Closing or (b) the first date that the stock price exceeds $12.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing;

●	1,622,547 subject founder shares shall remain subject to transfer restrictions until the earlier of (a) (x) in the event that the Company and Legacy Fold raise $50 million or more as of the Closing, one year following the Closing, and (y) in the event that the Company and Legacy Fold raise less than $50 million as of the Closing, two years following the Closing, or (b) the first date that the stock price exceeds $15.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing; and

●	1,622,547 subject founder shares shall remain subject to transfer restrictions until the earlier of (a) ten years following the Closing or (b) the first date that the stock price exceeds $17.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing.

In the event that the Company raises less than $50 million from the date of the Merger Agreement through February 14, 2027 (the second anniversary of the Closing), the Sponsors shall automatically forfeit for no additional consideration up to 1,000,000 subject founder shares.

Lock-Up Agreement

On February 14, 2025, in connection with the consummation of the Business Combination and as contemplated by that certain Securities Purchase Agreement, dated as of December 24, 2024 (the “SPV SPA”), by and between Legacy Fold and an institutional investor, certain holders (collectively, the “Lock-Up Parties” and each a “Lock-Up Party”) of Common Stock, entered into a Lock-Up Agreements (the “Lock-Up Agreements”) pursuant to which they each agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any securities of any such Lock-Up Party (including, without limitation, any securities issued pursuant to the Business Combination Registration Statement, any Common Stock and/or any Common Stock Equivalents) (the “Securities”), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any Securities owned directly by a Lock-Up Party (including holding as a custodian) or with respect to which a Lock-Up Party has beneficial ownership within the rules and regulations of the SEC (respectively, each “Lock-Up Party’s Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Lock-Up Party’s Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any Securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Securities (other than the Business Combination Registration Statement or as permitted pursuant to the A&R Registration Rights Agreement) or (iv) publicly disclose the intention to do any of the foregoing.

The Lock-Up Period under the Lock-Up Agreements shall terminate on August 14, 2025.

Founder shares

In June 2021, our sponsors purchased 7,992,750 founder shares for an aggregate purchase price of $25,000. In October 2021, we effected a 1.1014-for-1.0 stock split of our common stock. In November 2021, we effected a 0.9955-for-1.0 stock split of our common stock. In January 2022, as a result of the underwriter exercising its overallotment option in part, our initial holders forfeited 148,192 founder shares. As a result, our initial stockholders held 8,615,141 founder shares prior to the Closing. The number of founder shares was determined based on the expectation that the founder shares would represent 25% of the aggregate of our founder shares, the placement shares and our issued and outstanding public shares after the initial public offering.

Following the Meeting, our sponsors determined to convert all the outstanding shares of Class B common stock into shares of Class A common stock on a one-for-one basis (the “Class B Conversion”). Notwithstanding the Class B Conversion, our sponsors did not receive any funds held in the trust account with respect to any shares of Class A common stock issued to such holders as a result of the Class B Conversion, and no additional amounts were deposited into the trust account in respect of shares of Class A common stock held by our sponsors.

Our sponsors have agreed after the Closing not to transfer, assign or sell any of their founder shares except as set forth in the Sponsor Share Restriction Agreement.

Private Placement

Simultaneously with the initial public offering, our sponsors purchased an aggregate of 976,081 placement units at a price of $10.00 per unit for an aggregate purchase price of $9,760,810. Each placement unit consisted of one placement share and one-half of one placement warrant to purchase one share of our Class A common stock exercisable at $11.50. The remaining proceeds from the placement units and the proceeds from the initial public offering following the partial exercise of the overallotment option in January 2022 were held in the trust account. At the Closing, the placement units were separated into their component securities and the resulting 488,041 placement warrants were forfeited by our sponsors in accordance with the terms of the Sponsor Share Restriction Agreement. The 976,081 placement shares became transferable 30 days after the consummation of the Business Combination in accordance with the terms of the letter agreement.

On January 3, 2024, the Company and the Sponsors entered into a subscription agreement (the “Subscription Agreement”) with Polar Multi-Strategy Master Fund (“Polar”) to cover working capital requirements of the Company. Pursuant to the terms and subject to the conditions of the Subscription Agreement, Polar agreed to contribute up to $550,000 to ESG Funding (the “Polar Contribution”), which amount was contributed in full as of April 2024. The Polar Contribution shall be repaid upon the closing of an initial business combination. The Polar Contribution was non-interest bearing and shall be repaid to, and at the election of, Polar (i) in shares of common stock, at a rate of 1.0 share for each ten dollars ($10.00) of the Polar Contribution funded as of the Closing or (ii) in cash.

In consideration of the Polar Contribution, we agreed to issue 1.0 share of Class A Common Stock for each dollar of the Polar Contribution funded as of or prior to the Closing, which shares shall be subject to no transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. At December 31, 2024, $550,000 had been funded pursuant to the Polar Contribution, gross of the discount, under the Subscription Agreement. At the Closing, Polar received 550,000 shares of Class A Common Stock and $550,000 and the Subscription Agreement was terminated.

Promissory Note — Related Party

Prior to the closing of the initial public offering, our sponsors loaned us $105,260 for expenses related to our formation and the initial public offering. The loan was non-interest bearing, unsecured and due on the earlier of March 31, 2022 or the closing of the initial public offering. The outstanding balance under the promissory note of $105,260 was repaid on December 27, 2021 and the promissory note was terminated and is no longer available to be drawn upon.

Related Party Loans

In order to finance transaction costs in connection with an initial business combination, our sponsors or an affiliate of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to the Company. As of December 31, 2024, $3,000,000 of such working capital loans were outstanding.

On January 13, 2023, we issued an unsecured promissory note to Emerald ESG Sponsor, LLC (as amended, the “WC Promissory Note”), pursuant to which we could borrow up to an aggregate principal amount of $3,000,000. The WC Promissory Note was non-interest bearing and payable upon the consummation of our initial business combination. As of December 31, 2024, there was $3,000,000 outstanding under the WC Promissory Note. At the Closing, the outstanding balance under the WC Promissory Note was repaid in full and the WC Promissory Note was terminated.

On October 25, 2024, we issued a promissory note (the “October Note”) to Frontier SPV, LLC (“Frontier”), an affiliate of our sponsors. Pursuant to the October Note, Frontier agreed to loan us up to an aggregate principal amount of $2,000,000. The October Note was non-interest bearing and payable upon the consummation of the initial business combination. As of December 31, 2024, there was $1,218,651 outstanding under the October Note. At the Closing, the outstanding balance under the October Note was repaid in full and the October Note was terminated.

On October 31, 2024, we issued a promissory note (the “Tax Note”) to Frontier. Pursuant to the Tax Note, Frontier agreed to loan us an aggregate principal amount of $973,116, which was used to satisfy our excise tax liability. The Tax Note was non-interest bearing and payable upon the consummation of the initial business combination. As of December 31, 2024, there was $973,116 outstanding under the October Note. At the Closing, the outstanding balance under the Tax Note was repaid in full and the Tax Note was terminated.

Registration Rights

Pursuant to a registration rights agreement entered into on December 15, 2021, the holders of the founder shares, placement units (including any securities contained therein) and the units (including any securities contained therein) that may be issued upon conversion of working capital loans were entitled to registration rights to require us to register a sale of any of our securities held by them (in the case of the founder shares, only after conversion to our Class A common stock). This registration rights agreement was replaced by the A&R Registration Rights Agreement at the Closing.

Administrative Services

Commencing on December 16, 2021 and ending on February 14, 2025, we paid an amount equal to $30,000 per month to our sponsors or its designee for office space, administrative and shared personnel support services provided to us.

Financial Advisory Fee

The Company engaged Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), to provide financial advisory services in connection with the initial public offering. J.V.B. Financial Group, LLC is a broker dealer subsidiary of Cohen & Company Inc. Affiliates of CCM have and manage investment vehicles with a passive investment in our sponsors. The Company paid CCM a fee in an amount equal to 0.3% of the aggregate proceeds of the initial public offering (excluding the proceeds of the exercise of the overallotment option) net of underwriter’s expenses, upon the closing of the initial public offering. The Company also engaged CCM to act as an advisor in connection with the business combination for which it will earn an advisory fee of 0.525% of the proceeds of the initial public offering (excluding the proceeds of the exercise of the overallotment option) payable at closing of the business combination. CCM is also entitled to an advisory fee equal to 0.825% of the aggregate proceeds of the exercise of the overallotment option, payable at the closing of the business combination. The underwriter had agreed to reimburse us for the fee to CCM as it becomes payable out of the underwriting commissions. Accordingly, a reimbursement receivable and deferred advisory fee of $1,155,000 had been reflected in the accompanying balance sheets. On October 18, 2023, we entered into an agreement with the underwriter in which the underwriter waived any entitlement it may have to the deferred underwriting discount in respect of any business combination. As a result, we reversed the reimbursement receivable and recognized $1,155,000 of advisory fee expenses in the accompanying statements of operations. At the Closing, CCM was paid an advisory fee in the amount of $1,155,000.

Director and Officer Indemnification

The Company’s charter and bylaws provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. The Company has entered into indemnification agreements with each of its directors and officers.

Support Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a Support Agreement with (i) the Sponsors, (ii) Legacy Fold, and (iii) the Legacy Fold stockholders named therein (together with the Sponsors, the “Voting Parties” and each a “Voting Party”), pursuant to which the Voting Parties agreed to vote or cause to be voted all Company voting shares and all Legacy Fold voting securities that they beneficially own (i) in favor of (A) the Transactions and the Merger Agreement; (B) an amendment of the Company’s governing documents to extend the outside date for consummating the Transactions, if applicable; and (C) any proposal to adjourn or postpone a meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Transactions; (ii) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach under the Merger Agreement; and (iii) against (A) any proposal or offer from any person (other than the Company or Legacy Fold or any of their respective affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company or Legacy Fold, as applicable, (2) the issuance or acquisition of shares of capital stock or other equity securities of the Company or Legacy Fold (other than as contemplated by the Merger Agreement), or (3) with respect to stockholders of Legacy Fold, the sale, lease, exchange or other disposition of any significant portion of Legacy Fold’s properties or assets; and (B) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of a party’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company or Legacy Fold, as applicable (including any amendments to such party’s governing documents other than in connection with the Transactions).

The Support Agreement generally prohibited the Voting Parties from transferring their Company voting shares or Legacy Fold voting securities prior to the consummation of the Transactions, other than to certain permitted transferees who become party to, and bound by, the Support Agreement. The Support Agreement automatically terminated upon the Closing.

Voting Agreement

Legacy Fold is a party to the Amended and Restated Voting Agreement, dated March 23, 2021 (the “Voting Agreement”), pursuant to which certain holders of Legacy Fold Capital Stock, including entities affiliated with Thesis, Inc., which was affiliated with a member of the Legacy Fold Board, Matt Luongo, and Craft Ventures, which was affiliated with a member of the Legacy Fold Board, Brian Murray, Slow Ventures, M13 and Will Reeves, our Chief Executive Officer and a member of the Board (each of which held more than 5% of Legacy Fold’s outstanding capital stock within Legacy Fold’s last fiscal year) agreed to vote their shares of Legacy Fold Capital Stock in favor of certain matters, including with respect to the board size and the election of directors. The Voting Agreement terminated upon completion of the Business Combination.

SAFE — Related Party

In May 2024, Legacy Fold entered into a SAFE with Thesis Inc., a principal shareholder and related party, with aggregate proceeds of $1.0 million. Those proceeds were received in June 2024.

Director Independence

Based on information provided by each director concerning his or her background, employment and affiliations, each of the directors on the Board, other than Mr. Reeves and Mr. Hohns, qualify as independent directors, as defined under the Nasdaq Stock Exchange listing rules (the “Nasdaq listing rules”), and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including convertible notes and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Fold Holdings, Inc., 11201 North Tatum Blvd., Suite 300, Unit 42035, Phoenix, AZ 85028.

The beneficial ownership of our Common Stock is based on 46,888,876 shares of Common Stock issued and outstanding as of March 28, 2025, but does not take into account any shares underlying the 15,099,378 public and private Warrants issued and outstanding as of the date hereof.

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Thesis, Inc.	4,127,542	8.80%
Craft Ventures II, L.P.(2)	3,643,947	7.77%
Fulgur Frontier Capital LP	6,548,430	13.97%
Fulgur Ventures I, L.P.	4,360,344	9.30%
Emerald ESG Sponsor, LLC(3)	3,433,537	7.32%
Emerald ESG Advisors, LLC(3)	2,410,185	5.14%
ATW Growth Opportunities SPV, LLC(4)	5,176,340	11.04%
Directors and Named Executive Officers:
Will Reeves(5)	3,110,565	6.63%
Wolfe Repass(6)	259,503	*
Nicolleta Goncalves(6)	132,480	*
Thomas Dickman(6)	360,146	*
Bracebridge H. Young Jr.	—	—
Andrew Hohns	—	—
Jonathan Kirkwood(7)	5,797,969	12.37%
Erez Simha	—	—
Lesley Goldwasser	—	—
Kirstin Hill	—	—
Directors and executive officers as a group (10 individuals)	9,660,663	19.00%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o 11201 N Tatum Blvd, Ste 300 #42035, Phoenix, AZ 85028-6039.

(2)	Represents (i) 3,598,173 common shares held by Craft Ventures II, L.P. and (ii) 45,774 common shares held by Craft Ventures Affiliates II, L.P. Craft Ventures GP II, LP is the general partner of Craft Ventures II, L.P. and Craft Ventures Affiliate II, L.P.

(3)	Shares are held directly by Emerald ESG Sponsor, LLC and Emerald ESG Advisors, LLC, each of which is managed by Betsy Cohen. Ms. Cohen has voting and investment discretion with respect to the common stock held of record by Emerald ESG Sponsor, LLC and Emerald ESG Advisors, LLC and disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest she may have therein, directly or indirectly. The business address of the persons noted is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

(4)	Based on a Schedule 13G filed on February 26, 2025 by ATW Growth Opportunities SPV, LLC (the “Fund”). ATW Partners Opportunities Management, LLC serves as the investment manager to the Fund (the “Adviser”). Antonio Ruiz-Gimenez and Kerry Propper are control persons of the Adviser (Mr. Propper and Mr. Ruiz-Gimenez together with the Fund and the Adviser, the “Reporting Persons”). By virtue of these relationships, the Reporting Persons may be deemed to have shared voting and dispositive power with respect to the shares owned directly by the Fund. As of February 19, 2025, the Fund held (i) 500,000 shares; (ii) certain warrants; and (iii) certain convertible debt, each (ii) - (iii) are exercisable into shares. Further, each of (i) - (iii) are subject to a blocker which prevents the Fund from exercising its warrants and convertible debt to purchase shares or otherwise convert such instruments into shares to the extent that, upon such exercise, the Fund, together with its affiliates, would beneficially own in excess of 9.99% of the shares outstanding as a result of such exercise or conversion (the “Blocker”). As such, the percent of class reported herein is giving effect to the Blocker and is based upon the statement that there are 46,138,876 shares outstanding plus the approximate total number of shares that the Reporting Persons can acquire (and in certain cases have acquired) upon the exercise of warrants and/or convertible debt subject to the Blocker in accordance with Rule 13d-3(d)(1)(i) under the Act. The business address of the Reporting Persons is 1 Pennsylvania Plaza, 48th Floor New York, New York 10119.
(5)	Represents shares of Fold Common Stock and Fold RSUs.

(6)	Represents Fold RSUs.

(7)	Represents shares of Fold Common Stock. Consists of (i) 1,682,670 common shares held by Ten31 Join the Fold LLC, (ii) 3,365,299 common shares held by LOW TIME PREFERENCE FUND II, LLC and (iii) 750,000 shares held by SATS Credit Fund LP. Jonathan Kirkwood is the co-founder and managing partner of Ten31 Join the Fold LLC and LOW TIME PREFERENCE FUND II, LLC and disclaims beneficial ownership of all shares held by Ten31 Join the Fold LLC and LOW TIME PREFERENCE FUND II, LLC, except to the extent of his pecuniary interest therein. SATS Credit Fund LP is a private investment fund raised and managed by Ten31, LLC, which is an affiliate of Jonathan Kirkwood. Jonathan Kirkwood disclaims beneficial ownership of all shares held by SATS Credit Fund LP, except to the extent of his pecuniary interest therein.

SELLING SECURITYHOLDERS

This prospectus relates to (i) the resale of 34,706,021 shares of our common stock issued in connection with the Business Combination by certain of the Selling Securityholders, (ii) the resale of 12,434,658 shares of Common Stock that are issuable upon the exercise of warrants originally issued in the initial public offering of Emerald, (iii) the issuance by us and resale of 2,950,972 shares of Common Stock reserved for issuance upon the settlement of restricted stock units, (iv) the resale of 680,000 shares of Common Stock issued in connection with the Polar Transaction by certain of the Selling Securityholders, (v) the resale of 2,617,500 shares of Common Stock assigned to unaffiliated third parties by FTAC Emerald (as defined below) pursuant to non-redemption agreements in connection with the Business Combination, (vi) the issuance and resale of up to 1,959,047 shares of Common Stock that are issuable upon the exercise of the SPV Series A Warrants, (vi) the issuance and resale of up to 869,565 shares of Common Stock that are issuable upon the exercise of the SPV Series C Warrants, (vii) the resale of 750,000 shares of Common Stock issued in a private placement to SATS Credit Fund, (viii) the issuance by us and resale of 3,702,360 shares of Common Stock issuable upon conversion of the SATS Note, and (ix) the issuance and resale of up to 925,590 shares of Common Stock that are issuable upon the exercise of the SATS Warrants.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the aggregate number of shares of Common Stock and warrants that the Selling Securityholders may offer pursuant to this prospectus. The table does not include the issuance by us and resale of 2,950,972 shares of Common Stock reserved for issuance upon the settlement of restricted stock units, which is also covered by this prospectus.

Unless otherwise noted, the address of each Selling Securityholder is c/o Fold Holdings, Inc., 11201 North Tatum Blvd., Suite 300, Unit 42035, Phoenix, AZ 85028. Percentage ownership is based on 46,888,876 shares of Common Stock and 15,099,378 Warrants outstanding as of March 28, 2025.

	Securities Beneficially Owned prior to this Offering			Securities to be Offered in this Offering			Securities Beneficially Owned after this Offering
Names	Shares of Common Stock		Warrants	Shares of Common Stock(1)		Warrants(2)	Shares of Common Stock		Percentages	Warrants	Percentage

ATW Growth Opportunities SPV, LLC(3)	5,204,087	(4)	—	2,828,612	(5)	—	—	(6)	—	—	—
SATS Credit Fund LP	5,377,950		925,590	5,377,950		925,590	—		—	—	—
Emerald ESG Sponsor, LLC	3,433,537		—	3,433,537		—	—		—	—	—
Emerald ESG Advisors, LLC	2,410,185		—	2,410,185		—	—		—	—	—
Thesis, Inc.	4,127,542		—	4,127,542		—	—		—	—	—
Craft Ventures II, L.P.	3,643,947		—	3,643,947		—	—		—	—	—
Polar Multi-Strategy Master Fund(7)	680,000		—	680,000		—	—		—	—	—
LOW TIME PREFERENCE FUND II, LLC	3,365,299		—	3,365,299		—	—		—	—	—
Ten31 Join the Fold LLC	1,682,670		—	1,682,670		—	—		—	—	—
Fulgur Frontier Capital LP	6,548,430		—	6,548,430		—	—		—	—	—
Fulgur Ventures I LP	4,360,344		—	4,360,344		—	—		—	—	—
M13 Ventures II, L.P.	1,616,317		—	1,616,317		—	—		—	—	—
TipTree Inc.	225,000		—	225,000		—	—		—	—	—
Bankers Life Insurance Company of Louisiana	2,859		—	2,859		—	—		—	—	—
Blue Ridge Indemnity Company	13,568		—	13,568		—	—		—	—	—
Fortegra Indemnity Insurance Company, Ltd.	35,013		—	35,013		—	—		—	—	—
Fortegra Specialty Insurance Company	53,171		—	53,171		—	—		—	—	—
Insurance Company of the South	24,920		—	24,920		—	—		—	—	—
Life of the South Insurance Company	20,994		—	20,994		—	—		—	—	—
Lyndon Southern Insurance Company	59,581		—	59,581		—	—		—	—	—
Response Indemnity Company of California	13,562		—	13,562		—	—		—	—	—
Southern Financial Life Insurance Company	1,332		—	1,332		—	—		—	—	—
Will Reeves	3,110,565		—	3,110,565		—	—		—	—	—
Wolfe Repass	259,503		—	259,503		—	—		—	—	—
Thomas Dickman	360,146		—	360,146		—	—		—	—	—
Jonathan Kirkwood	10,425,919		925,590	10,425,919		925,590	—		—	—	—
Nicolleta Goncalves	132,480		—	132,480		—	—		—	—	—
Alberta Investment Management Corporation(8)	140,000		—	140,000		—	—		—	—	—
Dryden Capital, LLC(9)	370,000		—	370,000		—	—		—	—	—
Exos Collateralized SPAC Holdings Fund LP(10)	105,000		—	105,000		—	—		—	—	—
Fir Tree Value Master Fund, LP(11)	24,341		—	24,341		—	—		—	—	—
FT SOF XIII (SPAC) Holdings, LLC(11)	33,014		—	33,014		—	—		—	—	—
BOSTON PATRIOT MERRIMACK ST. LLC(11)	92,645		—	92,645		—	—		—	—	—

	Securities Beneficially Owned prior to this Offering		Securities to be Offered in this Offering		Securities Beneficially Owned after this Offering
Names	Shares of Common Stock	Warrants	Shares of Common Stock(1)	Warrants(2	Shares of Common Stock	Percentages	Warrants	Percentage
Kepos Special Opportunities Master Fund L.P(12).	190,000	—	190,000	—	—	—	—	—
Nautilus Master Fund, L.P.(13)	187,500	—	187,500	—	—	—	—	—
RIVERNORTH SPAC ARBITRAGE FUND, LP(14)	200,000	—	200,000	—	—	—	—	—
RK Capital Partners LP(15)	225,000	—	225,000	—	—	—	—	—
North Commerce Parkway Capital LP(15)	100,000	—	100,000	—	—	—	—	—
Atlas Merchant Capital SPAC Fund I LP(16)	325,000	—	325,000	—	—	—	—	—
Funicular Funds, LP(17)	85,000	—	85,000	—	—	—	—	—
Fifth Lane Partners Fund LP(18)	125,000	—	125,000	—	—	—	—	—
Harraden Circle Investors, LP(19)	143,059	—	143,059	—	—	—	—	—
Warbasse67 Fund LLC(19)	11,239	—	11,239	—	—	—	—	—
Frederick V. Fortmiller, Jr.(19)	8,402	—	8,402	—	—	—	—	—
Gantcher Family Limited Partnership(19)	9,130	—	9,130	—	—	—	—	—
Altana Calderwood Specialist Alpha Fund(19)	3,170	—	3,170	—	—	—	—	—
TQ Master Fund LP(20)	40,000	—	40,000	—	—	—	—	—
Sea Otter Trading, LLC(21)	200,000	—	200,000	—	—	—	—	—

(1)	The amounts set forth in this column are the number of shares of Common Stock that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other shares of our Common Stock that the Selling Securityholder may own beneficially or otherwise.

(2)	The amounts set forth in this column are the number of warrants that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other warrants that the Selling Securityholder may own beneficially or otherwise.

(3)	ATW Partners Opportunities Fund II GP, LLC (“General Partner”) acts as the manager of ATW Growth Opportunities SPV, LLC (“SPV”). ATW Partners Opportunities Management LLC (“Investment Manager”) acts as the investment manager of SPV. General Partner and Investment Manager may be deemed to have voting and dispositive power with respect to the shares of Common Stock held by SPV and may be deemed to be the beneficial owner of these shares. Antonio Ruiz-Gimenez and Kerry Propper serve as managing members of Investment Manager. The managing members of Investment Manager, in their capacity as managing members, may also be deemed to have investment discretion and voting power over the shares of Common Stock held by SPV. General Partner, Investment Manager, and the managing members each disclaim beneficial ownership of the shares held by SPV. The address of the principal business office of each of General Partner, Investment Manager, and SPV is 1 Pennsylvania Plaza, Suite # 4810, New York, New York 10119.

(4)	This number represents the number of shares of Common Stock beneficially owned by this Selling Securityholder as of March 28, 2025 after giving effect to the Maximum Percentage (as defined below). Under the terms of the SPV Initial Note and the SPV Warrants, a Selling Securityholder may not convert the SPV Notes or exercise the SPV Warrants to the extent such Selling Securityholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 9.99% (the “Maximum Percentage”) of our outstanding shares. Applicable percentage ownership is based on 46,888,876 shares of Common Stock outstanding as of March 28, 2025. Without regard to the Maximum Percentage, as of March 28, 2025, this Selling Securityholder would beneficially own an aggregate of 7,186,539 shares of our Common Stock, consisting of (1) 4,357,929 shares of Common Stock underlying the SPV Initial Note, converted at an alternate exercise price of $6.24, none of which shares are being registered under this prospectus, (2) 1,959,047 shares of Common Stock underlying the SPV Series A Warrants, exercisable at an exercise price of $12.50, all of which shares are being registered under this prospectus, and (3) 869,565 shares of Common Stock underlying the SPV Series C Warrants, exercisable at an exercise price of $11.50, all of which shares are being registered under this prospectus.

(5)	For purposes of the calculations of Common Stock to be sold pursuant to this prospectus we are assuming (a) the exercise of all of the SPV Series A Warrants and the SPV Series C Warrants and (b) that all of the additional notes issuable pursuant to the SPV SPA have been issued as of the date of this prospectus.

(6)	Represents the amount of shares that will be held by this Selling Securityholder after completion of this offering based on the assumptions that (a) all shares of Common Stock underlying the Initial SPV Note and the SPV Warrants registered for sale by the registration statement of which this prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by this Selling Securityholder prior to completion of this offering. However, this Selling Securityholder may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(7)	Consists of 680,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Subscription Agreement. Polar Multi-Strategy Master Fund (the “Polar Fund”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the securities held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the securities held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest therein. The ultimate natural persons who have voting and dispositive power over the securities held by the Polar Fund are Paul Sabourin and Abdalla Ruken, Co-Chief Investment Officers of PAMPI. The address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, ON, M5J 0E6, Canada.

(8)	Consists of 140,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. Alberta Investment Management Corporation is a body corporate established as an agent of the Crown in right of the Province of Alberta and manages funds on behalf of a diverse set of Alberta public sector clients for which it serves as investment manager. The address of Alberta Investment Management Corporation is 1600 – 10250 101 Street NW, Edmonton, AB, T5J 3P4, Canada.

(9)	Consists of 370,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. T. Matthew Buffington and Matthew C. Leavitt are the controlling stockholders of Dryden Capital, LLC. The address of Dryden Capital, LLC is 777 Brickell Ave, Suite 500, Miami, FL 33131.

(10)	Consists of 105,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. Exos Collateralized SPAC Holdings Fund GP LLC (“Exos GP”) is the general partner of, and Exos Asset Management LLC (“Exos Manager”; and together with Exos GP, the “Exos Entities”)) is the investment manager to, Exos Collateralized SPAC Holdings Fund LP (the “Exos Fund”). Accordingly, each of the Exos Entities may be deemed to indirectly beneficially own the shares owned directly by the Exos Fund. The address of EXOS COLLATERALIZED SPAC HOLDINGS FUND LP is 1370 Broadway, Suite 1450, New York, NY 10018.

(11)	All holdings by entities associated with Fir Capital consist of (a) 24,341 shares of Common Stock held by Fir Tree Value Master Fund, LP, (b) 33,014 shares of Common Stock held by FT SOF XIII (SPAC) Holdings, LLC, and (c) 92,645 shares of Common Stock held by BOSTON PATRIOT MERRIMACK ST. LLC. Fir Capital Management LP is the investment manager of Fir Tree Value Master Fund, LP, FT SOF XIII (SPAC) Holdings, LLC, and BOSTON PATRIOT MERRIMACK ST. LLC and exercises voting and dispositive power over the shares noted herein held by Fir Tree Value Master Fund, LP, FT SOF XIII (SPAC) Holdings, LLC, and BOSTON PATRIOT MERRIMACK ST. LLC. Clinton Biondo and David Sultan are the managing partners of Fir Capital Management LP. Each of Fir Capital Management LP, Fir Tree Value Master Fund, LP, FT SOF XIII (SPAC) Holdings, LLC, and BOSTON PATRIOT MERRIMACK ST. LLC and the individual managing partners separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is C/O Fir Tree Capital Management, 500 Fifth Avenue, 9th Floor, New York, NY 10110.

(12)	Consists of 190,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. Kepos Capital LP is the investment manager of the “Kepos Funds”, and Kepos Partners LLC is the general partner of the Kepos Funds. Therefore, Kepos Capital LP and Kepos Partners LLC may each be deemed to have voting control and investment power with respect to the shares held by the Kepos Funds. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the managing member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the Kepos Funds. Mr. Carhart disclaims beneficial ownership of the shares held by the Kepos Funds. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, NY 10036.

(13)	Consists of 187,500 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. Voting and investment power over the interests held by Nautilus Master Fund, L.P. resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the interests held by Nautilus Master Fund, L.P. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of the interests held by Nautilus Master Fund, L.P. The address of the foregoing individual and entities is c/o Periscope Capital Inc., Bay Adelaide Centre, 333 Bay Street, Suite 1240, Toronto, ON, M5H 2R2, Canada.

(14)	Consists of 200,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. RiverNorth Capital Management, LLC (“RiverNorth”), the general partner of RiverNorth Capital Partners, LP and RiverNorth Institutional Partners LP. And the Managing Member of RiverNorth SPAC Arbitrage GP, the general partner of RiverNorth SPAC Arbitrage Fund, LP (together with RiverNorth Capital Partners, LP and RiverNorth Institutional Partners, LP, the “RiverNorth Funds”) has beneficial ownership of the shares held by the RiverNorth Funds. Brian H. Schmucker and Patrick W. Galley are deemed control person of RiverNorth. The address for these entities and individuals is 360 South Rosemary Avenue, Suite 1420, West Palm Beach, Florida, 33401.

(15)	All holdings by entities associated with RK Capital consist of (a) 225,000 shares of Common Stock held by RK Capital Partners LP and (b) 100,000 shares of Common Stock held by North Commerce Parkway Capital LP. Jordan Abisch, managing partner of RK Capital Management, LLC who manages RK Capital Partners LP and North Commerce Parkway Capital LP has voting and investment power over the shares held by RK Capital Partners LP and North Commerce Parkway Capital LP. The principal address of the foregoing entities is c/o RK Capital Management LLC, 2200 N Commerce Pkwy, Ste 200, Weston, FL 33326.

(16)	Consists of 325,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. Atlas Merchant Capital LLC (the “Advisor”) is a registered investment advisor and the investment manager of Atlas Merchant Capital SPAC Fund I LP (the “Fund”). Atlas Merchant Capital Holdings, Ltd. (“Holdings”) is the managing member of the Advisor; Atlas Merchant Capital LP (“AMC Capital”) is the sole voting shareholder of Holdings; and Atlas Merchant Capital GP LLC (“AMC-GP”) is the general partner of AMC Capital. AMC SPAC Fund GP LP (the “General Partner”) is the general partner of the Fund and AMC SPAC Fund MGP LLC (“AMC SPAC MGP”) is the general partner of the General Partner. Robert E. Diamond and David I. Schamis are the sole members of AMC-GP and AMC SPAC MGP. Each of the Advisor, Holdings, AMC Capital, AMC-GP, the General Partner, AMC SPAC MGP and Messrs. Diamond and Shamis may be deemed to indirectly beneficially own the shares directly held by the Fund, but each of such persons disclaims such beneficial ownership except to the extent of its of his pecuniary interest in the shares held by the Fund. The address of the persons listed above is 477 Madison Ave., 22nd Floor, New York, NY 10022.

(17)	Consists of 85,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. Jacob Ma-Weaver has voting and dispositive power over securities held by Funicular Funds. Mr. Ma-Weaver disclaims any beneficial ownership of the securities held by Funicular Funds other than to the extent of his pecuniary interest therein. The business address of the foregoing entity and individual is 601 California Street, Suite 1151, San Francisco, CA 94108.

(18)	Consists of 125,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. Fifth Lane Partners Fund, LP is managed by Fifth Lane GP, LP (its General Partner) and Fifth Lane Capital, LP (its Investment Manager). Cavan Copeland is the sole decision marker and principal for all Fifth Lane entities. The address of the entity listed above is 1825 Kramer Ln, Ste 200, Austin, TX 78758.

(19)	All holdings by entities associated with Federick V. Fortmiller, Jr. consist of (a) 143,059 shares of Common Stock held by Harraden Circle Investors, LP, (b) 11,239 shares of Common Stock held by Warbasse67 Fund LLC, (c) 8,402 shares of Common Stock held by Frederick V. Fortmiller, Jr., (d) 9,130 shares of Common Stock held by Gantcher Family Limited Partnership, and (e) 3,170 shares of Common Stock held by Altana Calderwood Specialist Alpha Fund. Harraden Circle Investments, LLC is the investment manager of Harraden Circle Investors, LP, Warbasse67 Fund LLC, Gantcher Family Limited Partnership, and Altana Calderwood Specialist Alpha Fund and exercises voting and dispositive power over the shares noted herein held by Harraden Circle Investors, LP, Warbasse67 Fund LLC, Gantcher Family Limited Partnership, and Altana Calderwood Specialist Alpha Fund. Frederick V. Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. Each of Harraden Circle Investments, LLC, Harraden Circle Investors, LP, Warbasse67 Fund LLC, Gantcher Family Limited Partnership, and Altana Calderwood Specialist Alpha Fund and the individual managing member separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is 299 Park Ave., 21st Floor, New York, NY 10171.

(20)	Consists of 40,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The Quarry LP, the investment adviser of TQ Master Fund LP, is controlled by its Founder and Chief Investment Officer Peter Bremberg, who, in such capacity has voting power and investment power with respect to the shares held by TQ Master Fund LP and therefore may be deemed to be the beneficial owner of such shares. The address of TQ Master Fund LP is c/o The Quarry LP, 331 Park Avenue South, 3rd Floor, New York, NY 10010.

(21)	Consists of 200,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. Sea Otter Advisors LLC is the advisor of Sea Otter Trading LLC and has investment and dispositive power over the securities held by these entities. Peter Smith and Nicholas Fahey are the Managing Members of Sea Otter Advisors, LLC and may be deemed to have voting and investment control with respect to the securities held by these entities. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest that the party may have therein. The business address of these entities is 107 Grand Street, New York, NY 10013.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our certificate of incorporation and bylaws and the DGCL. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 600,000,000 shares of Common Stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Voting Power

Except as otherwise required by law, as otherwise provided in our certificate of incorporation (as may be amended from time to time) or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of shares of our Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of shares of our Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders.

Dividends

Subject to applicable law, the rights and preferences of the holders of our preferred stock and any other provisions of our certificate of incorporation, as it may be amended from time to time, holders of our Common Stock are entitled to receive such dividends and other distributions in cash, stock or property of Fold when, as and if declared thereon by our Board, in its discretion, from time to time out of assets or funds of Fold legally available therefor.

Liquidation, Dissolution and Winding Up

Subject to the rights of holders of our preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of our preferred stock ranking senior to the shares of our Common Stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of our Common Stock and the holders of any other class or series of capital stock ranking equally with our Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights. No sinking fund provisions are applicable to our Common Stock.

Preferred Stock

Our Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series or the designation of any series, all to the fullest extent now or hereafter permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our Common Stock, restricting dividends on the capital stock of Fold, diluting the voting power of our Common Stock, impairing the liquidation rights of the capital stock of Fold, or delaying or preventing a change in control of Fold.

Registration Rights

Amended and Restated Registration Rights Agreement

In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company, Emerald ESG Sponsor LLC (“ESG Sponsor”), Emerald ESG Advisors, LLC (“ESG Advisors”) and Emerald ESG Funding, LLC (“ESG Funding” and, collectively with ESG Sponsor and ESG Advisors, the “Sponsors”), certain stockholders of Legacy Fold and certain stockholders of the Company (collectively, the “Registration Rights Holders”) entered into an Amended and Restated Registration Rights Agreement, dated as of February 14, 2025 (the “A&R Registration Rights Agreement”).

Polar Subscription Agreement

In connection with the Polar Contribution, we and Polar entered into a subscription agreement, dated January 3, 2024 (the “Polar Subscription Agreement”). Pursuant to Section 1.4 of the Polar Subscription Agreement, we agreed to register for resale certain shares of our Common Stock that are held by Polar to the extent feasible and in compliance with all applicable laws and regulations by filing a registration statement no later than 30 days after the closing of Business Combination.

SPV Registration Rights Agreement

Pursuant to the SPV SPA, the Company and an institutional investor entered into a registration rights agreement, dated as of December 24, 2024 (the “SPV RRA”), whereby the Company agreed to provide certain customary shelf and piggyback registration rights with respect to the shares underlying the additional notes issuable pursuant to the SPV SPA under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

SATS Registration Rights Agreement

Pursuant to the SATS SPA, the Company and SATS Credit Fund entered into a registration rights agreement, dated as of March 12, 2025 (the “SATS RRA”), whereby the Company agreed to provide certain customary shelf and piggyback registration rights with respect to the shares underlying the SATS Note and SATS Warrant under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

Election of Directors and Vacancies

Subject to the rights of the holders of any one or more series of preferred stock to elect additional directors under specified circumstances and the terms, the number of directors of our Board is fixed solely and exclusively by our Board, but it initially consists of seven (7) directors, which are divided into three (3) classes, designated Class I, II and III, respectively.

Under our bylaws and except as otherwise provided by our certificate of incorporation, at all meetings of stockholders called for the election of directors at which a quorum is present, a plurality of the votes properly cast is sufficient to elect such directors to the Board.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any one or more series of our preferred stock, newly created directorships and any vacancies on our Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), and shall not be filled by the stockholders. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified or until their earlier death, resignation, disqualification or removal. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Subject to the rights, if any, of the holders of any one or more series of our preferred stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding capital stock of Fold then entitled to vote generally in the election of directors.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by Fold, subject, nevertheless, to the provisions of the DGCL, our certificate of incorporation and our bylaws; provided, however, that no bylaw so adopted will invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.

Quorum; Voting

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our certificate of incorporation and bylaws. If, however, such quorum will not be present or represented at any meeting of the stockholders, the person presiding over the meeting or holders of a majority of the voting power present in person, or by remote communication, if applicable, or represented by proxy, has the power to recess or adjourn the meeting from time to time, without notice other than announcement at the meeting or in any other manner permitted by the DGCL, until a quorum will be present or represented. At such recessed or adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, our Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Unless a different or minimum vote is required by statute or by the applicable stock exchange rules, or by our certificate of incorporation or our bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter shall be the act of the stockholders. Except as otherwise provided by statute, our certificate of incorporation or our bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote in the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by our certificate of incorporation or our bylaws or any applicable stock exchange rules, the holders of a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by our certificate of incorporation or our bylaws or any applicable stock exchange rules, the affirmative vote of the holders of a majority (plurality, in the case of the election of directors) of the voting power of the shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstention and broker non-votes) on such matter shall be the act of such class or classes or series.

Anti-takeover Effects of the Charter and the Bylaws

Our certificate of incorporation or our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized above, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which would apply if and so long as our Common Stock (or units or Warrants) remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Fold by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any one or more series of our preferred stock, special meetings of the stockholders of Fold, for any purpose or purposes, may be called only by (a) the Chairperson of our Board, (b) the Chief Executive Officer, (c) our Board or (d) the President. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the place, date and time of the meeting, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

Our bylaws also provide that unless otherwise restricted by our certificate of incorporation or our bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our Board or committee.

In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Chairperson of our Board or our Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Our certificate of incorporation provides however, in addition to the votes required by law, that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of Fold entitled to thereon, voting together as a single class:

●	the provisions regarding the two classes of capital stock of Fold and the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock;

●	the provisions regarding the management of Fold, the size of our Board, the election and removal of directors to our Board, the filling of vacancies, preferred stockholder election rights, and bylaw amendments;

●	the provisions regarding the actions of stockholders of Fold, advance notice of business to be brought by stockholders and special meetings of stockholders;

●	the provisions regarding the limited liability of directors or officers of Fold;

●	the provisions regarding the indemnification of the current and former officers, directors, employees and agents of Fold;

●	the provisions regarding exclusive forums for certain actions; and

●	the provisions regarding amending our certificate of incorporation.

Subject to our certificate of incorporation, our Board is expressly empowered to adopt, amend or repeal our bylaws. The stockholders also shall have power to adopt, amend or repeal our bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of Fold required by applicable law or by our certificate of incorporation (including any certificate of designation relating to any series of preferred stock), such action by stockholders shall require the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of Fold entitled to vote thereon, voting together as a single class.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of the directors and officers of Fold to the fullest extent permitted by law, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board.

Under the terms of such indemnification agreements, we are required to, among other things, indemnify each of our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and settlement amounts, to the fullest extent permitted by applicable law, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee, or a person for whom he or she is the legal representative, is or was a director or officer of Fold or any of its subsidiaries or is or was serving at our request as a director, officer, employee or agent for another entity. The indemnification agreements also require us, to the fullest extent not prohibited by law and if so requested, to advance within thirty (30) days of such request all expenses that any of the indemnitees incurred, provided that such indemnitee will return any such advance if it is ultimately determined that such indemnitee is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Forum of Certain Actions

Under our certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative action, suit or proceeding brought on behalf of Fold; (B) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of Fold, to Fold or its stockholders; (C) any action, suit or proceeding arising out of or pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; and (D) any action, suit or proceeding asserting a claim against Fold governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law. Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint.

In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, this provision will not apply to claims or suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity holding, owning or otherwise acquiring any interest in any security of Fold shall be deemed to have notice of and consented to the provisions of our certificate of incorporation.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Pursuant to the warrant agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means that only a whole Public Warrant may be exercised at any given time by a Public Warrant holder. No fractional Public Warrants will be issued upon separation of the BurTech Units and only whole Public Warrants will trade. The Public Warrants will expire February 14, 2030, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Public Warrant unless Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of an Emerald Unit containing such Public Warrant will have paid the full purchase price for the Emerald Unit solely for the share of Common Stock underlying such Emerald Unit.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00

We may call the Public Warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each Public Warrant holder;

●	if, and only if, the reported last sale price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before we send the notice of redemption to the Public Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Warrants.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Public Warrants. If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between exercise price of the Price Warrants and the “fair market value” of Common Stock (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of Common Stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption.

Redemption Procedures

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each whole Public Warrant will be increased in proportion to such increase in the outstanding Common Stock.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of Common Stock on account of such shares (or other securities into which the Public Warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of Fold with or into another corporation (other than a consolidation or merger in which Fold is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Fold as an entirety or substantially as an entirety in connection with which Fold is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event.

Other Terms

The Public Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Emerald. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

In addition, if (x) Emerald issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Emerald Board and, in the case of any such issuance to the Sponsors or its affiliates, without taking into account any Founder Shares held by the Sponsors or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the Closing Date (net of redemptions), and (z) the volume weighted average trading price of Common Stock during the 20 trading day period starting on the trading day prior to the Closing Date (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Fold, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Public Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the warrant holder.

SPV Warrants

Effective as of the closing of the Business Combination, Fold issued to the Investor (i) warrants exercisable for 869,565 shares of Common Stock with an exercise price of $12.50 per share, in exchange for the SPV Series A Warrants, and (ii) warrants exercisable for 500,000 shares of Common Stock with an effective exercise price of $0.001 per share in exchange for the SPV Series B Warrants, and (iii) warrants exercisable for 869,565 shares of Common Stock with an exercise price of $11.50 per share, in exchange for the SPV Series C Warrants. On February 14, 2025, in connection with the closing of the Business Combination, the Investor exercised the Series B Warrants in full for 500,000 shares of Common Stock.

SATS Warrant

On March 12, 2025, Fold issued to SATS Credit Fund a warrant exercisable for 925,590 shares of Common Stock with an exercise price of $15.00 per share.

Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for the Public Warrants is Continental Stock Transfer & Trust Company.

Trading Symbols and Market

Our Common Stock and Public Warrants of are listed on the Nasdaq Global Market under the symbol “FLD” and “FLDDW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Fold at the time of, or at any time during the three months preceding, a sale and (ii) Fold is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Fold was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock or Warrants for at least six months but who are affiliates of Fold at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Fold under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Fold.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock, including issuable upon conversion of the Convertible Notes to permit the resale of these shares of Common Stock by the holders of the notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Securityholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell shares of Common Stock under Rule 144, if available, rather than under this prospectus. In addition, the Selling Securityholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Securityholders may pledge or grant a security interest in some or all of the notes or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Securityholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of Common Stock and Warrants offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of FTAC Emerald Acquisition Corp. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 included in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Fold, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Common Stock and Warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.foldapp.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus

FOLD , INC.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Fold, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Fold, Inc. (the “Company”) as of December 31, 2024 and 2023 the related statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2024

New York, NY
March 28, 2025

Fold, Inc.

Balance Sheets

	December 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$18,330,359	$1,491,544
Accounts receivable, net	451,455	624,903
Inventories	262,813	129,194
Digital assets - rewards treasury	8,569,651	5,333,384
Prepaid expenses and other current assets	687,100	510,151
Total current assets	28,301,378	8,089,176
Digital assets - investment treasury	93,568,700	82,631
Capitalized software development costs, net	1,000,065	553,766
Deferred transaction costs	2,784,893	-
Total assets	$125,655,036	$8,725,573

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$1,113,552	$185,423
Accrued expenses and other current liabilities	71,858	25,942
Customer rewards liability	8,569,651	5,333,384
Convertible note, net	11,752,905	-
Deferred revenue	387,776	446,683
Total current liabilities	21,895,742	5,991,432
Deferred revenue, long-term	487,690	565,327
Simple Agreements for Future Equity (“SAFEs”)	171,080,533	10,601,545
Total liabilities	193,463,965	17,158,304
Commitments and contingencies (Note 12)
Stockholders’ deficit
Preferred stock, $0.0001 par value; 12,364,815 shares authorized, issued, and outstanding at December 31, 2024 and 2023	1,237	1,237
Common stock, $0.0001 par value; 44,956,522 shares authorized as of December 31, 2024, 7,072,300 shares issued and outstanding at December 31, 2024 and 2023	707	707
Additional paid-in-capital	33,537,649	27,825,061
Accumulated deficit	(101,348,522)	(36,259,736)
Total stockholders’ deficit	(67,808,929)	(8,432,731)
Total liabilities and stockholders’ deficit	$125,655,036	$8,725,573

The accompanying notes are an integral part of these financial statements.

Fold, Inc.

Statements of Operations

	Year Ended December 31,
	2024	2023
Revenues, net	$23,753,148	$21,534,032

Operating expenses
Banking and payment costs	22,472,378	20,999,385
Custody and trading costs	228,080	169,698
Compensation and benefits	3,225,179	3,713,196
Marketing expenses	493,900	436,920
Professional fees	1,855,131	421,218
Amortization expense	292,266	380,052
Loss on customer rewards liability	5,219,775	4,283,795
Gain on digital assets - rewards treasury	(5,633,042)	(4,236,593)
Other selling, general and administrative expenses	1,413,402	1,285,053
Total operating expenses	29,567,069	27,452,724
Operating loss	(5,813,921)	(5,918,692)

Other income (expense)
Gain on digital assets - investment treasury	29,247,576	-
Change in fair value of SAFEs	(88,372,854)	(1,374,005)
Interest expense	(234,035)	-
Other income	91,848	129,940
Other expense, net	(59,267,465)	(1,244,065)

Net loss before income taxes	(65,081,386)	(7,162,757)
Income tax expense	7,400	10,242
Net loss	$(65,088,786)	$(7,172,999)

Net loss per share attributable to common stockholders:
Basic and diluted	$(9.20)	$(1.01)
Weighted average common shares outstanding:
Basic and diluted	7,072,300	7,072,300

The accompanying notes are an integral part of these financial statements.

Fold, Inc.

Statements of Changes in Stockholders’ Deficit

	Convertible				Additional
	Preferred Stock		Common Stock		Paid-In-	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at January 1, 2023	12,364,815	$1,237	7,072,300	$707	$27,816,728	$(29,086,737)	$(1,268,065)
Net loss	-	-	-	-	-	(7,172,999)	(7,172,999)
Share-based compensation expense	-	-	-	-	8,333	-	8,333
Balance at December 31, 2023	12,364,815	$1,237	7,072,300	$707	$27,825,061	$(36,259,736)	$(8,432,731)
Net loss	-	-	-	-	-	(65,088,786)	(65,088,786)
Issuance of warrants	-	-	-	-	5,712,588	-	5,712,588
Balance at December 31, 2024	12,364,815	$1,237	7,072,300	$707	$33,537,649	$(101,348,522)	$(67,808,929)

The accompanying notes are an integral part of these financial statements.

Fold, Inc.

Statements of Cash Flows

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(65,088,786)	$(7,172,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of capitalized software development costs	292,266	229,094
Amortization of debt discount	187,368	-
Loss on customer rewards liability	5,219,775	4,283,795
Gain on digital assets - rewards treasury	(5,633,042)	(4,236,593)
Gain on digital assets - investment treasury	(29,247,576)	-
Change in fair value of SAFEs	88,372,854	1,374,005
Share-based compensation expense	-	8,333
Increase (decrease) in cash resulting from changes in:
Accounts receivable, net	173,448	1,021,972
Inventories	(133,619)	221,645
Prepaid expenses and other current assets	(176,949)	640,437
Accounts payable	753,335	(116,720)
Accrued expenses and other current liabilities	137,482	(48,637)
Customer rewards liability	1,965,037	3,452,654
Deferred revenue	(136,544)	(301,656)
Net cash used in operating activities	(3,314,951)	(644,670)

Cash flows from investing activities
Purchases of digital assets	(1,880,563)	(3,405,223)
Proceeds from sales of digital assets	104,868	-
Payments for capitalized software development costs	(738,565)	(311,334)
Net cash used in investing activities	(2,514,260)	(3,716,557)

Cash flows from financing activities
Proceeds from issuance of SAFEs	8,000,000	500,000
Proceeds from issuance of convertible note and warrants, net	18,925,000	-
Payments of convertible note issuance costs	(1,646,875)	-
Payments of deferred IPO costs	(2,610,099)	-
Net cash provided by financing activities	22,668,026	500,000

Net increase (decrease) in cash and cash equivalents	16,838,815	(3,861,227)
Cash and cash equivalents, beginning of year	1,491,544	5,352,771
Cash and cash equivalents, end of year	$18,330,359	$1,491,544

Non-cash investing and financing activities
Distributions of digital assets to fulfill customer reward redemptions	$3,948,545	$5,412,727
Distributions of digital assets to satisfy other current liabilities	91,566	-
Proceeds from SAFE financings received in digital assets	64,106,134	-
Deferred IPO costs included in accounts payable	174,794	-
Supplemental disclosure of cash flow information
Cash paid during the period for income taxes	$3,110	$8,374

The accompanying notes are an integral part of these financial statements.

Fold, Inc.

Notes to Financial Statements

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Fold, Inc. (“Fold,” the “Company,” “we,” “our,” or “us”) is a bitcoin financial services company dedicated to expanding access to bitcoin through a comprehensive suite of consumer financial services. The Company was formed with the purpose of creating a modern financial services platform that allows customers to earn, accumulate, and utilize bitcoin in their everyday life. The Company offers consumers an FDIC insured checking account through Sutton Bank, a prepaid Visa debit card, bill payments, and an extensive catalog of merchant reward offers. The Company also offers various forms of bitcoin buying and selling with low-to-zero fees, instant withdrawals, and insured custody. By integrating bitcoin across traditional financial services, the Company acts as a key point of entry for consumers to engage with and integrate bitcoin into their everyday lives. The Company’s products and services are available in the United States through the Fold mobile app.

The Company was incorporated in the state of Delaware on August 20, 2019. The Company is a remote-first company and does not designate a physical headquarters.

On July 24, 2024, the Company entered into a definitive agreement (the “Merger Agreement”) with FTAC Emerald Acquisition Corp. (“FTAC Emerald”), a publicly-traded special purpose acquisition company, providing for a proposed business combination (the “Merger”). The registration statement for the Merger was declared effective by the SEC on January 23, 2025, the Merger was approved by FTAC’s shareholders on February 13, 2025, and the business combination was finalized on February 14, 2025. The combined company now operates under the name Fold Holdings, Inc., and its common stock and warrants trade on the Nasdaq under the ticker symbols “FLD” and “FLDDW,” respectively.

Liquidity and capital resources

As of December 31, 2024, the Company had cash and cash equivalents of $18.3 million and positive working capital of $6.4 million. The Company has a history of net operating losses, including net operating losses of $5.8 million for the year ended December 31, 2024. The Company has an accumulated deficit of $101.3 million, substantially due to the accumulation of fair value adjustments on the Company’s SAFEs totaling $91.5 million.

As of December 31, 2024, we held 700 bitcoin in our Investment Treasury that was restricted from use as operating capital. Upon conversion of the SAFEs on February 14, 2025, the restrictions for use of that bitcoin were removed. The value of that bitcoin on February 14, 2025 was $68.3 million. Our Investment Treasury is considered a long-term investment and we do not believe we will need to sell or engage in other transactions with respect to any of our Investment Treasury within the next twelve months to meet our working capital requirements, although we may from time to time sell or engage in other transactions with respect to our Investment Treasury as part of treasury management operations.

As of December 31, 2024, we held 92 bitcoin in our Rewards Treasury, which matched our existing customer rewards liability, which is denominated in bitcoin. The Company anticipates being able to cover the costs for future rewards via future revenues and operational capital on hand.

As of December 31, 2024, the Company had debt principal due of $20.0 million in the form of a convertible note. This note is convertible into common shares at a conversion price of $11.50 per share. The note is secured by Fold’s assets as collateral, including 300 of Fold’s proprietary bitcoin, and will mature three years after the closing of the Merger.

As of December 31, 2024, the Company recorded $171.1 million of liabilities related to SAFEs. For accounting purposes, outstanding SAFEs are classified as liabilities. However, Fold’s SAFEs were structured to be settled via the delivery of common and/or preferred shares upon execution of an equity financing or liquidity event. On February 14, 2025, upon finalization of the Merger Agreement with FTAC Emerald, all SAFE notes held by the Company converted into common shares.

Management expects that the Company’s existing cash and cash equivalents, accounts receivable, SAFE financings, and convertible notes proceeds received through December 31, 2024, and digital assets held will be sufficient to enable the Company to fund its anticipated level of operations through one year from the date these financial statements are available to be issued.

Fold, Inc.

Notes to Financial Statements

There is limited historical financial information about the Company upon which to base an evaluation of its performance. The business is subject to risks inherent in the establishment of an emerging growth enterprise, including limited capital resources, possible delays in product development, and possible cost overruns due to price and cost increases in services. The Company may require additional capital to pursue certain business opportunities or respond to technological advancements, competitive dynamics or technologies, customer demands, challenges, or unforeseen circumstances. Additionally, the Company has incurred significant costs related to the Merger with Emerald and becoming a public company.

We may continue to pursue additional capital via various capital instruments in the future, however, such funding may not be available on terms acceptable to us or at all. Although management believes that such capital sources will continue to be available, there can be no assurances that financing will be available to the Company when needed, or if available, on terms acceptable to the Company. If the Company is unable to obtain adequate financing on terms that are satisfactory to the Company, when the Company requires it, the Company’s ability to continue to grow or support the business and to respond to business challenges could be significantly limited, which may adversely affect the Company’s business plan.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and include the accounts of the Company.

Change in accounting principle

On March 31, 2022, the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB”) No. 121 (“SAB 121”), which represented a significant change regarding how a company safeguarding crypto assets held for its platform users reports such crypto assets on its balance sheet and required retrospective application as of January 1, 2022. On January 30, 2025, the SEC issued SAB No. 122 (“SAB 122”), which rescinds previously-issued interpretative guidance with respect to accounting for obligations to safeguard digital assets that an entity holds for its customers. SAB 122 directs an entity to apply Accounting Standards Codification (“ASC”) 450-20, Loss Contingencies to determine whether an entity has a liability related to risk of loss from an obligation to safeguard digital assets for customers. The Company has early adopted SAB 122 as of December 31, 2024 on a retrospective basis. As a result of the adoption of SAB 122, the Company has derecognized the Safeguarding customer digital assets and liabilities previously recognized in the financial statements.

In accordance with GAAP, the periods presented have been retrospectively adjusted to reflect this change, with no impact on revenue, operating income, net income, earnings per share, or any other components of equity or net assets. The following table shows the changes in presentation in the balance sheets upon the Company’s change in accounting principle to reflect the derecognition of Safeguarding customer digital assets and liabilities:

	As of December 31, 2023
	As Previously Reported	Adjustment	As Adjusted
Safeguarding customer digital assets	$1,229,467	$(1,229,467)	$-
Safeguarding customer digital liabilities	1,229,467	(1,229,467)	-

Use of estimates

The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses, as well as related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on assumptions that the Company believes are reasonable; however, actual results could significantly differ from those estimates. The Company evaluates these estimates on an ongoing basis.

Estimates, judgments, and assumptions in these financial statements include, but are not limited to, those related to the determination of the recognition, measurement, and valuation of current and deferred income taxes; the fair value of performance stock-based awards issued; the useful lives and impairment assessment of long-lived assets; allowance for credit losses; the fair value of customer reward liability derivative instruments; the fair value of Simple Agreements for Future Equity (“SAFEs”); the relative fair value of the convertible note and warrants issued; and loss contingency identification and valuation, including assessing the likelihood of adverse outcomes from positions, claims, and disputes, recoveries of losses recorded, and associated timing.

Fold, Inc.

Notes to Financial Statements

Segment information

We have one operating and reportable segment. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), who is our CEO, in deciding how to allocate resources and assessing performance. During the years ended December 31, 2024 and 2023, all operations were within the United States. The CODM allocates resources and assesses performance based upon financial information at the entity-wide level. Since the CODM makes operating decisions and allocates resources on an entity-wide basis, Fold operates as one operating segment and one reportable segment.

The primary financial measure used by the CODM to evaluate performance is operating income (loss) as shown on the statements of operations. Segment expenses and other segment items are provided to the CODM on the same basis as disclosed in the statements of operations.

The CODM does not evaluate performance or allocate resources based on segment assets, and therefore such information is not presented in the notes to the financial statements.

Fair value measurements

We account for our financial assets and liabilities that are recognized and/or disclosed at fair value on a recurring basis in accordance with Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, we consider the principal or most advantageous market in which we would transact, and we consider assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable and proscribes the following fair value hierarchy in determining fair values:

●	Level 1 - Quoted prices for identical assets or liabilities in active markets.

●	Level 2 - Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including quoted prices in active markets for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data such as interest rates or yield curves.

●	Level 3 - Unobservable inputs reflecting our view about the assumptions that market participants would use in measuring the fair value of the assets or liabilities.

Cash and cash equivalents

The Company consider all short-term, highly liquid investments with maturities from the purchase date of three months or less to be cash equivalents. Cash and cash equivalents were $18.3 million and $1.5 million as of December 31, 2024 and 2023, respectively.

Accounts receivable, net and current expected credit losses

Accounts receivable consist of balances due from customers and are reported net of allowance for credit loss, which represents their estimated fair value. These receivables are generally trade receivables due in one year or less or expected to be billed and collected in one year. The Company estimates credit losses on trade receivables in accordance with ASC 326, Financial Instruments - Credit Losses. The Company recognizes allowance for credit losses on a collective (pool) basis when similar characteristics exist. The estimate for the allowance for credit losses is based on a historical loss rate for each pool. Management considers qualitative factors such as changes in economic factors, regulatory matters, and industry trends to determine if the allowance needs to be adjusted. Our average collection cycle is less than thirty days, and we have no history of material credit losses. Provisions for allowances for credit losses will be recorded in other selling, general and administrative expenses. We did not record an allowance for expected credit losses as of December 31, 2024 or 2023.

Fold, Inc.

Notes to Financial Statements

Concentration of credit risk

We did not have any counterparties with transactions or balances comprising more than 10% of revenues or accounts receivable, net as of and for the years ended December 31, 2024 or 2023.

The Company’s cash and cash equivalents, digital assets held, and accounts receivable are potentially subject to concentration of credit risk. The Company invests cash and cash equivalents primarily in highly liquid, highly rated money-market instruments which are not fully insured. The Company may also have corporate deposit balances with financial institutions which exceed the Federal Deposit Insurance Corporation insurance limit of $250,000. The Company has not experienced losses on these accounts and does not believe it is exposed to any significant credit risk with respect to these accounts. The Company also holds all digital assets at qualified custodians or via secure multi-signature cold storage vaults and performs a regular assessment of these venues as part of its risk management process.

Inventories

Our inventories consist of prepaid merchant offers for sale to our customers and physical debit cards to ship to consumers that participate in our debit card product. Inventory is stated at the lower of cost on a first-in, first-out basis or net realizable value. Inventory that is obsolete or in excess of forecasted usage is written down to its net realizable value based on the estimated selling prices in the ordinary course of business. Control of the Company’s inventory is generally transferred to customers within a short period of time from purchase, and therefore the Company has not recognized inventory obsolescence expense during the years ended December 31, 2024 or 2023.

Digital assets

The Company holds digital assets, comprised solely of bitcoin, for two purposes:

(1)	to fulfill rewards to customers in accordance with the terms and conditions of Fold’s user agreements (“Rewards Treasury”); and

(2)	as a treasury asset with the intention to hold as a long-term investment (“Investment Treasury”).

The Company accounts for digital assets as indefinite-lived intangible assets in accordance with ASC 350-60, Intangibles - Goodwill and Other – Crypto Assets. Under this guidance, digital assets are initially measured at cost and subsequently remeasured at fair value, with gains or losses on remeasurement included in gain (loss) within the accompanying statements of operations. Fair value is measured using the quoted price of bitcoin per the principal market for the related digital assets at the time fair value is being measured.

The Company has determined that the gains or losses on digital assets held for the purposes of satisfying its customer rewards are related to its core operations, and therefore classifies gains and losses on the remeasurement of bitcoin held for that purpose as operating income or expense in its statements of operations. The Company has separately determined that gains or losses on digital assets held as a long-term investment are not related to its core operations, and therefore classifies all gains and losses on the remeasurement of these digital assets as a non-operating income or expense in its financial statements.

The Company assigns costs to digital assets on a first-in, first-out basis. Digital assets are classified as current in the Company’s accompanying balance sheets to the extent they are being held to fulfill customer reward redemptions as that is the amount that we reasonably expect to liquidate within a one-year period. The excess of our digital assets held over the customer reward liability is classified as a long-term asset held for investment.

Fold, Inc.

Notes to Financial Statements

Safeguarding customer digital assets and liabilities

We provide custody services on behalf of our customers through unrelated third-party service providers, who are qualified custodians. We do not own digital assets held in a custodial capacity on behalf of our customers. We maintain internal record keeping of those assets and are obligated to safeguard the assets. We do not hold the cryptographic key information on behalf of our customers. The qualified custodians used by Fold hold our customer cryptographic key information.

On January 30, 2025, the SEC issued SAB 122, which rescinds SAB 121 and the obligation to record a safeguarding asset and liability for digital assets that an entity custodies on behalf of its customers. SAB 122 provides the SEC staff’s view that it would instead be appropriate for an entity that has an obligation to safeguard digital assets (such as bitcoin) to determine whether to recognize a liability related to the risk of loss under such an obligation, and if so, the measurement of such a liability, by applying the recognition and measurement requirements for liabilities arising from contingencies in FASB Subtopic 450-20. Entities are permitted to early adopt SAB 122 in any interim or annual financial statement period included in filings with the SEC on or after January 30, 2025. Adoption is required on a fully retrospective basis in annual periods beginning on or after December 15, 2024. The Company early adopted SAB 122 as of December 31, 2024.

For further detail on our safeguarding customer digital assets and liabilities, refer to the Change in accounting principle above and Note 15.

Capitalized software development costs, net

The Company capitalizes significant costs incurred in the acquisition or development of the internal software for use in the Company’s various service offerings. The Company incurs costs in developing software inclusive of direct external costs and internal payroll costs. Internal payroll costs typically include salaries and wages. Capitalized software costs are stated at cost net of accumulated amortization. Amortization is provided utilizing the straight-line method over the estimated useful life of the software, which is three years. Costs incurred in the preliminary and post-implementation phases of the Company’s internal use software are expensed as incurred.

Capitalized software development costs consisted of the following:

	December 31, 2024	December 31, 2023
Capitalized software, gross carrying amount	$1,486,228	$747,663
Less: accumulated amortization	(486,163)	(193,897)
Capitalized software, net carrying value	$1,000,065	$553,766

The gross carrying amount of internally developed software costs that had been capitalized but not placed into service is as follows:

	December 31, 2024	December 31, 2023
Capitalized software not placed into service	$348,058	$204,370

During the years ended December 31, 2024 and 2023, the Company recorded amortization expense on capitalized software development costs placed in service in the amount of $0.3 million and $0.4 million, respectively. During the year ended December 31, 2023, amortization expense included the write-off of capitalized software development costs of $0.2 million related to the abandonment of the associated projects. The Company did not write-off any abandoned capitalized software development costs during the year ended December 31, 2024.

Fold, Inc.

Notes to Financial Statements

Impairment of long-lived assets

Management reviews capitalized software development costs for impairment in accordance with ASC 360, Property, Plant, and Equipment. In assessing our capitalized software development costs for impairment, we first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. In the qualitative assessment, we may consider factors such as economic conditions, industry and market conditions and developments, overall financial performance and other relevant entity-specific events in determining whether it is more likely than not that the fair value of the reporting unit is less than the carrying amount. Should we conclude that it is more likely than not that the recorded long-lived asset amounts have been impaired, we would perform the impairment test. An impairment loss is recognized in earnings if the estimated fair value of a capitalized software development costs is less than the carrying amount of that asset. Significant judgment is applied when capitalized software development cost assets are assessed for impairment.

Other than noted above, there were no factors identified that triggered an impairment review for the years ended December 31, 2024 and 2023.

Deferred transaction costs asset

The Company capitalized certain legal, professional accounting, and other third-party fees that are directly associated with the Merger as deferred transaction costs until the transaction is consummated. After consummation of the Merger, these costs are recorded as a reduction of the proceeds from the transaction in stockholders’ equity as a reduction of additional paid-in capital.

Customer rewards liability

The Company offers certain rewards to its users through the Fold Rewards Program. This program allows the Company’s users to earn promotional credits denominated in bitcoin by engaging in various actions, either by engaging in qualifying spend transactions (the “Revenue Rewards”) or performing certain actions designated by the Company as primarily for marketing, growth, and retention purposes (the “Marketing Rewards”). Revenue Rewards are defined as those that are earned in direct relation to a qualifying spend transaction such as spending on the Fold Card, purchasing bitcoin, purchasing merchant offers, etc. Marketing Rewards are defined as those that are earned for behaviors unrelated to qualifying spend transactions such as sign-up bonuses, referral bonuses, spinning the daily spin wheel, etc. For accounting purposes, any reward that derives from a transaction where Fold receives revenue constitutes a Revenue Reward, whereas all other rewards constitute Marketing Rewards.

Revenue Rewards are considered “earned” at the time of the qualifying spend transaction. Revenue Rewards are immediately available for redemption by the user, except for those related to Fold Card transactions which cannot be redeemed until after a 30-day settlement period. Marketing Rewards are earned and available for redemption immediately upon the performance of a qualifying action by the user. To redeem available rewards, a user may request a withdrawal to a personal bitcoin wallet. Withdrawals can be made either to an external bitcoin wallet or to a user’s bitcoin wallet at the qualified custodians used by Fold.

The Company accrues both Revenue Rewards and Marketing Rewards, (collectively, the “Rewards”) within ‘Customer rewards liability’ in our accompanying balance sheets at the time the Reward is earned, with the corresponding impact on our statements of operations dependent on the type of Reward. Revenue Rewards are recorded as a reduction in the transaction price of the related revenue earned - see Revenue recognition below. Marketing Rewards are recorded as a marketing expense within operating expenses. The liability is initially recorded at the fair value of the bitcoin earned upon the action by the user and subsequently marked to fair value until redeemed or reversed, with gains and losses on this liability recorded within ‘Gain (loss) on customer rewards liability’ in our accompanying statements of operations. The liability is derecognized when the Reward is redeemed by the user and delivered to the user’s bitcoin wallet.

Per the terms and conditions of the Fold Rewards Program, Rewards are subject to adjustment for chargebacks, returns, refunds, or other circumstances. In addition, Rewards are subject to expiry if users fail to maintain an active account for more than twelve consecutive months. The Company estimates the amount of Rewards that will expire based on historical data, current user trends, and other factors and records those estimated amounts in the period those Rewards were earned. These accruals are accounted for as an adjustment to the transaction price of the original revenue transaction if the expiration relates to Revenue Rewards, or as contra-expense within marketing expense if the expiration relates to Marketing Rewards.

Fold, Inc.

Notes to Financial Statements

Derivatives

As our customer rewards liability results in an obligation to deliver a fixed amount of digital assets in the future, the Company has determined that it meets the definition of a derivative and marks it to fair value each period as discussed above. The Company has not designated this derivative instrument as a hedging instrument. As of December 31, 2024 and 2023, the notional amount of the customer rewards liability outstanding was 92 and 126 bitcoin, respectively, and the derivative instrument was valued at $8.6 million and $5.3 million, respectively, within ‘Customer rewards liability’ on our accompanying balance sheets. For the years ended December 31, 2024 and 2023, the Company recorded a loss of $5.2 million and a loss of $4.3 million, respectively, on the remeasurement of this liability. For more detail on the fair value measurement of this derivative instrument, refer to Note 14.

Preferred stock

The Company’s preferred shares are assessed at issuance for classification as liability or equity and embedded features requiring bifurcation. The Company presents outside of permanent equity any preferred stock which (i) the Company undertakes to redeem at a fixed or determinable price on the fixed or determinable date or dates, whether by operation of a sinking fund or otherwise; (ii) is redeemable at the option of the holders; or (iii) has conditions for redemption that are not solely within the control of the issuer and for which all of the holders of equally and more subordinated equity instruments of the Company would not always be entitled to also receive the same form of consideration (for example, cash or shares) upon the occurrence of the event that gives rise to the redemption.

Simple Agreements for Future Equity (“SAFEs”)

The Company has issued certain SAFEs that grant investors rights to participate in a future equity financing. These SAFE notes are agreements that provide investors with rights to acquire certain shares upon execution of an Equity Financing or Liquidity Event. An Equity Financing is defined within these agreements as a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells Preferred Stock at a fixed valuation, including but not limited to, a pre-money or post-money valuation. A Liquidity Event is defined within these agreements as Change of Control, a Direct Listing or an Initial Public Offering. The number of shares deliverable upon an Equity Financing or Liquidity Event is determined based on the specific terms of the SAFE notes.

The Company’s SAFEs are recorded as a liability in the accompanying balance sheets and the Company records subsequent remeasurements in “Changes in fair value of SAFEs” in the statements of operations. In determining that these SAFE notes represent a liability, the Company’s accounting analysis considered the guidance in ASC 480 to distinguish liabilities from equity.

The SAFE notes are not a legal form share or a legal form debt instrument, as they do not have a stated maturity, stated coupon rate, or typical creditor rights, but are instead contracts that require Fold to settle the instrument by issuing a variable number of its equity shares. Although the number of shares will be variable, the Investor will receive a fixed monetary value equal to the fixed contract price. Because at inception the final settlement amount that Fold is obligated to deliver represents a fixed monetary amount (regardless of the share price determined at delivery), the Company determined that these SAFEs should be classified as liabilities pursuant to ASC 480-10-25-14(a).

Issuance costs related to the SAFEs are expensed in the period incurred. Refer to Note 8 for further information on the Company’s issued SAFEs as of December 31, 2024 and 2023.

On February 14, 2025, upon finalization of the Merger Agreement with FTAC Emerald, all SAFE notes held by the Company converted into common shares.

Fold, Inc.

Notes to Financial Statements

Convertible note, net and warrants

In December 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Investor”) for the sale of Senior Secured Convertible Notes which are convertible into shares of the Company’s common stock.

The Company has accounted for the December 2024 Initial Investor Note and the Investor Warrants using the relative fair value allocation method on the date of issuance. Further, the Company concluded that the Investor’s right to acquire the Additional Investor Note is separately exercisable from the December 2024 Initial Investor Note and the Investor Warrants. Refer to Note 9 for further information.

The Company’s debt instruments contain a host liability, freestanding warrants, and an embedded conversion feature. The Company uses the guidance under FASB ASC Topic 815 Derivatives and Hedging (“ASC 815”) to determine if the embedded conversion feature must be bifurcated and separately accounted for as a derivative under ASC 815. It also determines whether any embedded conversion features requiring bifurcation and/or freestanding warrants qualify for any scope exceptions contained within ASC 815. Generally, contracts issued or held by a reporting entity that are both (i) indexed to its own stock, and (ii) classified in shareholders equity, would not be considered a derivative for the purposes of applying ASC 815. Any embedded conversion features and/or freestanding warrants that do not meet the scope exception noted above are classified as derivative liabilities, initially measured at fair value, and remeasured at fair value each reporting period with change in fair value recognized in the consolidated statements of operations. Any embedded conversion features and/or freestanding warrants that meet the scope exception under ASC 815 are initially recorded at their relative fair value in paid-in-capital and are not remeasured at fair value in future periods.

The host debt instrument is initially recorded at its relative fair value in current liabilities. The host debt instrument is accounted for in accordance with guidance applicable to non-convertible debt under FASB ASC Topic 470 Debt (“ASC 470”) and is accreted to its face value over the term of the debt with accretion expense and periodic interest expense recorded in the consolidated statements of operations.

Issuance costs are allocated to each instrument in the same proportion as the proceeds that are allocated to each instrument. Issuance costs allocated to the debt hosted instrument are netted against the proceeds allocated to the debt host. Issuance costs allocated to freestanding warrants classified in equity are recorded in paid-in-capital.

Revenue recognition

The Company recognizes revenue from contracts with customers in accordance with the guidance in ASC 606, which involves the following steps:

●	Identification of the contract, or contracts, with the customer;

●	Identification of the performance obligations of the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of the revenue when, or as, the Company satisfies a performance obligation.

The Company’s primary revenue streams and related performance obligations are described below. See Note 3 for further details and disaggregation of amounts.

Banking and payments – subscriptions

Fold offers a premium membership tier of our platform called “Fold+”, which requires an annual or monthly prepayment depending on the customer’s payment frequency selection. Our performance obligation for these revenues is the maintenance of a mobile application and financial payments platform for end users that are Fold+ subscribers. The Company satisfies its performance obligation and recognizes revenue for subscriptions ratably over the period of the subscription.

Fold, Inc.

Notes to Financial Statements

Banking and payments – debit card program

Qualified Fold customers may sign up for the Fold Card, which is a prepaid Visa debit card issued by Sutton Bank (“Sutton”). Through the Debit Card Program, Fold earns transaction-based revenues and various fee-based revenues. Fold earns a share of the total interchange fees charged on each debit card transaction. Interchange fees are set by Visa, dependent on the merchant and payment type, and charged as a percentage of the total sale. The Company has determined that the customer in these transactions is the end user of the Fold application that has accepted our terms and conditions and accepted the terms of our Cardholder Agreement.

Additionally, certain fees are charged to our cardholders depending on their membership tier or the nature of the transaction. These fees primarily include instant deposit and withdrawal fees, international transaction fees, and ATM fees. These fees are stated as either a percentage of each transaction or as a fixed dollar amount depending on the nature of the transaction.

The Company’s performance obligation for these revenues is the maintenance of a mobile application and financial payments platform consisting of a series of distinct elements that are substantially the same and have the same pattern of transfer over time. Although the issuance of a debit card, the processing of the funds flows of a transaction, and the collection of related fees are separate actions within the overall service offering, the combined service offering is greater than the sum of those component goods and services.

Under ASC 606-10-25-15, the processing of each transaction within this offering is a series of distinct goods or services provided over time that are substantially the same and have the same pattern of transfer to the customer. The Company’s promise to its customers is to act as the principal to perform an unknown or unspecified quantity of tasks, and the consideration received is contingent upon the customers’ use (i.e., volume of transactions processed); as such, the total transaction price is variable. However, the Company does not estimate variable consideration in these circumstances, as the transaction price is known, distinct, and complete at the time of transaction. In addition, the Company applies the right to invoice practical expedient to its debit card program revenues as each performance obligation is recognized over time and the amounts invoiced are reflective of the value transferred to the customer. This transaction price is reduced by the fair value of Revenue Rewards earned, as the Company has identified that Revenue Rewards represent non-revenue elements to be excluded from the transaction price. The Revenue Rewards meet the definition of an embedded derivative requiring bifurcation and measurement subject to the scope of Topics outside of ASC 606.

Banking and payments – Visa incentive

Fold entered into a US Participation Agreement (the “Visa Agreement”) with Visa U.S.A. Inc. (“Visa”) effective January 1, 2022, in which Visa paid the Company a signing bonus (“Visa Bonus”) to be earned over a period of four years. The Visa Bonus is earned ratably in direct proportion to transaction volumes over time.

Banking and payments – merchant offers

Fold customers can earn rewards from various merchant offers, including third-party gift cards and card-linked merchant offers, on the Fold app. Fold purchases gift cards from wholesale vendors in advance of sale to our end customers. Fold pays the wholesale cost of each gift card and resells the gift card to the customer at face value. The Company’s performance obligation for these revenues is to transfer control of a gift card to the customer at a point in time for a fixed amount of consideration. The transaction price of each gift card purchased by a customer is directly allocable to this single performance obligation. The Company obtains control of gift cards from vendors prior to transferring to the customer and the customer does not transact directly with the gift card wholesalers. Fold offers this service in conjunction with the rest of the Fold app services and is the entity primarily responsible for providing the gift card to the user. The Company bears all charge back risk if the gift card does not meet customer specifications and has discretion in establishing the price for the specified good or service. The Company has therefore determined that it is the principal in these transactions and recognizes gross revenues for the sales price of the gift card to the customer and gross costs of sales for the cost of each gift card sold.

As our customers purchase gift cards on our platform, they may earn Revenue Rewards via promotional spins or flat rewards stated as a percentage of the gift card price. The transaction price under the merchant offers revenue stream is reduced by the fair value of the Revenue Rewards earned, as the Company has identified that Revenue Rewards represent non-revenue elements to be excluded from the transaction price. The Revenue Rewards meet the definition of an embedded derivative requiring bifurcation and measurement subject to the scope of Topics outside of ASC 606.

Fold, Inc.

Notes to Financial Statements

Custody and trading

Fold partners with Fortress Trust LLC (“Fortress”) and BitGo Trust Company, Inc. (“BitGo”) (collectively, the “Exchange Providers”) to offer eligible customers the ability to buy, sell, store, and withdraw bitcoin through Fold’s “Bitcoin Wallet”. Fold earns revenue on exchange transactions via a combination of transaction fees and transaction spreads.

The Company’s performance obligation for Custody & Trading revenues is the maintenance of the Bitcoin Wallet feature of the Fold mobile app. The processing of bitcoin transactions within the Bitcoin Wallet is a series of distinct services provided over time that are substantially the same and have the same pattern of transfer to the customer. The Company has determined that it is the agent for its Custody and Trading revenues as Fold does not control the services of the Exchange Providers – all Bitcoin Wallet transactions are performed via the Exchange Provider for the customer.

The Company’s promise to its customers is to act as the agent to perform an unknown or unspecified quantity of tasks and the consideration received is contingent upon the customers’ use; as such, the total transaction price is variable. In addition, the Company applies the right to invoice practical expedient to its Custody and Trading revenues as each performance obligation is recognized over time and the amounts invoiced are reflective of the value transferred to the customer.

The Company does not have full discretion in determining transaction spreads. The Company therefore recognizes transaction spread revenues net of any costs charged by the Exchange Provider to execute those transactions. The Company does have the discretion to determine transaction fees on Bitcoin Wallet transactions and considers those transaction fees to be analogous for revenue recognition purposes to the fees charged for the debit card program.

Revenues related to this revenue stream were not material for the years ended December 31, 2024 or 2023.

Other revenues

Occasionally, Fold earns revenues from alternate sources, including Fold merchandise sales, sponsorship revenues, affiliate revenues, and other one-off revenue models. These revenues are typically non-recurring and immaterial to Fold’s business.

Sales returns and allowances

All revenue is recognized net of sales returns and allowances, when applicable, which arise from time to time for various reasons. Returns and allowances have been primarily related to merchant offers and have been historically immaterial.

Deferred revenue

Deferred revenues relate to (1) amounts received from customers who prepay for annual Fold+ subscriptions, and (2) the unearned portion of a bonus paid to us by Visa under our Visa Agreement (“Visa Bonus”). The Visa Bonus is recognized ratably in accordance with transaction volume in accordance with the terms of our Visa Agreement. We have determined that these arrangements do not contain a significant financing component, and therefore the transaction price is not adjusted for any element of financing. For more detail on deferred revenue, refer to Note 3.

Share-based compensation expense

Share-based compensation expense relates to restricted stock awards (“RSAs”) and restricted stock units (“RSUs”) granted or outstanding during the period. Our RSAs and RSUs are measured at fair value on the date of grant and recognized as expense in compensation and benefits in the accompanying statements of operations over the requisite service period if all vesting conditions have been met or, or in the case of liquidity event conditions, are probable to be met. Expense is recognized on a straight-line basis for awards that vest based solely on a service condition. In addition to a service condition, RSUs under our equity incentive plan include a performance condition that is satisfied upon certain liquidity events. We have deferred recognition of expense of RSUs until a liquidity event is probable to occur. The fair value of our RSAs and RSUs is determined as the most recent valuation price of our common stock on the date of the grant. We account for forfeitures as they occur. Refer to Note 11 for additional information about share-based compensation.

Fold, Inc.

Notes to Financial Statements

Marketing expense

In addition to expense related to the Fold Rewards Program, the Company incurs marketing expenses for advertising, events and sponsorships, and promotional materials. These amounts are expensed as incurred and were $0.3 million and $0.2 million for the years ended December 31, 2024 and 2023, respectively.

Other selling, general and administrative expense

Other selling, general and administrative expenses consist primarily of costs associated with contract labor, computer and internet, insurance, customer support costs, dues and subscriptions, and travel.

Income taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and income tax bases of assets and liabilities and the expected benefits of utilizing net operating loss and tax credit carryforwards. The deferred tax assets and liabilities are calculated using enacted tax rates in effect for each taxing jurisdiction in which the Company operates for the year in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are then reduced by a valuation allowance if the Company believes it more likely than not that such net deferred tax assets will not be realized. We consider all relevant factors when assessing the likelihood of future realization of our deferred tax assets, including our recent earnings experience by jurisdiction, expectations of future taxable income, and the carryforward periods available to us for tax reporting purposes, as well as assessing available tax planning strategies. The effect on deferred tax assets and liabilities of an enacted change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date. Due to inherent complexities arising from the nature of our businesses, future changes in income tax law, or variances between our actual and anticipated operating results, we make certain judgments and estimates. Therefore, actual income taxes could materially vary from these estimates.

When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. Interest and penalties related to unrecognized tax benefits are recognized within provision for income taxes. We recognize in our consolidated financial statements the impact of a tax position, if that position is more likely than not to be sustained upon an examination, based on the technical merits of the position.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280), which requires enhanced segment disclosures primarily focusing on significant segment expense disclosures for both interim and annual periods. ASU 2023-07 is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted and requires modified retrospective transition method. The Company adopted ASU 2023-07 as of January 1, 2024. Refer to Segment information within this Note 2 above for further information.

On January 30, 2025, the SEC issued Staff Accounting Bulletin Number 122 (“SAB 122”), which rescinds SAB 121 and the obligation to record a safeguarding asset and liability for digital assets that an entity custodies on behalf of its customers. SAB 122 provides the SEC staff’s view that it would instead be appropriate for an entity that has an obligation to safeguard digital assets (such as bitcoin) to determine whether to recognize a liability related to the risk of loss under such an obligation, and if so, the measurement of such a liability, by applying the recognition and measurement requirements for liabilities arising from contingencies in FASB Subtopic 450-20. Entities are permitted to early adopt SAB 122 in any interim or annual financial statement period included in filings with the SEC on or after January 30, 2025. Adoption is required on a fully retrospective basis in annual periods beginning on or after December 15, 2024. The Company early adopted SAB 122 as of December 31, 2024.

Recently issued accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

Fold, Inc.

Notes to Financial Statements

In March 2024, the SEC adopted new rules that will require registrants to provide certain climate-related information in their registration statements and annual reports. The rules require information about a registrant’s climate-related risks that are reasonably likely to have a material impact on its business, results of operations, or financial condition. The required information about climate-related risks will also include disclosure of a registrant’s greenhouse gas emissions. In addition, the rules will require registrants to present certain climate-related financial metrics in their audited financial statements. We are currently evaluating the potential impact of these rules on our financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Expense Disaggregation Disclosures (Topic 220), which requires entities to include more detailed information about the types of expenses, including purchases of inventory, employee compensation, depreciation, and amortization, in commonly presented expense captions such as cost of sales, research and development, and selling, general and administrative expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statement presentation and disclosures.

We do not believe that any other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our financial statements.

3. REVENUE

Disaggregation of revenue

We disaggregate revenue by service type and by platform as follows:

Revenue stream	Year Ended December 31, 2024	Year Ended December 31, 2023
Banking and payment revenues	$23,432,996	$21,369,897
Custody and trading revenues	170,746	26,932
Other revenues	161,000	152,625
Less: Sales returns and allowances	(11,594)	(15,422)
Revenues, net	$23,753,148	$21,534,032

The net reduction in revenue related to Revenue Rewards totaled $1.8 million and $3.2 million for the years ended December 31, 2024 and 2023, respectively.

Deferred revenue

Contract liabilities are classified as deferred revenue in our balance sheets. As of December 31, 2024 and 2023, the contract liability related to our deferred subscription revenues was $0.3 million and $0.4 million, respectively, and the contract liability related to the deferred Visa incentive was $0.6 million and $0.7 million, respectively.

The activity in deferred revenue for the years ended December 31, 2024 and 2023 was as follows:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Beginning of the period contract liability	$1,012,010	$1,313,666
Revenue recognized from the contract liabilities included in the beginning balance	(442,045)	(661,426)
Increases due to cash received net of amounts recognized in revenue during the period	305,501	359,770
End of period contract liability	$875,466	$1,012,010

Contract costs

For the years ended December 31, 2024 and 2023, we did not incur any incremental costs to obtain and/or fulfill contracts with customers.

4. DIGITAL ASSETS

The Company holds digital assets, comprised solely of bitcoin, for two purposes: (1) to fulfill bitcoin rewards to customers in accordance with the terms and conditions of the Fold Rewards Program (“Rewards Treasury”); and (2) as a treasury asset with the intention to hold as a long-term investment (“Investment Treasury”). The Company purchases bitcoin for its Rewards Treasury to maintain a balance that is equal to or greater than its customer rewards liability and disburses bitcoin from its Rewards Treasury when customers redeem their rewards and the liability is satisfied.

Fold, Inc.

Notes to Financial Statements

The following is a summary of Fold’s bitcoin held in treasury as of the dates shown:

	December 31, 2024	December 31, 2023
Rewards treasury (USD)	$8,569,651	$5,333,384
Investment treasury (USD)	93,568,700	82,631
Total bitcoin treasury (USD)	$102,138,351	$5,416,015

	December 31, 2024	December 31, 2023
Rewards treasury (BTC)	92	126
Investment treasury (BTC)	1,002	2
Total bitcoin treasury (BTC)	1,094	128

As of December 31, 2024 and 2023, the Company held 1,094 and 128 bitcoin, respectively, with an aggregate cost of $67.9 million and $3.3 million, respectively.

A reconciliation, in the aggregate, of beginning and ending balances of the Company’s current and long-term digital assets held as of and for the years ended December 31, 2024 and 2023 is as follows:

	Rewards Treasury	Investment Treasury	Digital Assets
Bitcoin held at January 1, 2023	$3,009,662	$177,264	$3,186,926
Purchases of bitcoin	3,405,223	-	3,405,223
Transfers of bitcoin from investment treasury	94,633	(94,633)	-
Disbursements of bitcoin	(5,412,727)	-	(5,412,727)
Remeasurement gain (loss) on bitcoin	4,236,593	-	4,236,593
Bitcoin held at December 31, 2023	$5,333,384	$82,631	$5,416,015
Purchases of bitcoin	1,748,204	132,359	1,880,563
Proceeds from SAFE financings received in bitcoin	-	64,106,134	64,106,134
Disbursements of bitcoin	(4,040,111)	-	(4,040,111)
Proceeds from sale of bitcoin	(104,868)	-	(104,868)
Remeasurement gain (loss) on bitcoin	5,633,042	29,247,576	34,880,618
Bitcoin held at December 31, 2024	$8,569,651	$93,568,700	$102,138,351

Disbursements of bitcoin represent amounts that were distributed to customers to fulfill customer rewards obligations and satisfy other current liabilities.

The remeasurement gain of $34.9 million recognized on the digital assets balance for the year ended December 31, 2024 consisted of a realized gain of $2.8 million and an unrealized gain of $32.1 million. The remeasurement gain of $4.2 million recognized on the digital assets balance for the year ended December 31, 2023 consisted of a realized gain of $0.2 million and an unrealized gain of $4.0 million.

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	December 31, 2024	December 31, 2023
Prepaid expenses	$509,547	$370,849
Other receivables	177,528	133,892
Interest receivable	25	5,410
Total	$687,100	$510,151

Fold, Inc.

Notes to Financial Statements

6. CUSTOMER REWARDS LIABILITY

A reconciliation, in the aggregate, of beginning and ending balances of the Company’s customer rewards liability for the years ended December 31, 2024 and 2023 is as follows:

Customer Rewards Liability
Balance at January 1, 2023	$3,009,662
Rewards earned by customers	4,076,144
Rewards fulfilments	(5,412,727)
Expired rewards	(623,490)
Remeasurement (gain) loss on customer rewards liability	4,283,795
Balance at December 31, 2023	$5,333,384
Rewards earned by customers	2,168,475
Rewards fulfilments	(3,948,545)
Expired rewards	(203,438)
Remeasurement (gain) loss on customer rewards liability	5,219,775
Balance at December 31, 2024	$8,569,651

Rewards fulfillments represent amounts that were distributed to customers to fulfill customer rewards obligations.

7. RELATED PARTIES

During the year ended December 31, 2024, the Company entered into a SAFE with Thesis Inc., a principal shareholder of the Company, totaling $1.0 million.

During the year ended December 31, 2023, the Company did not identify any related party transactions.

8. SAFES

The Company’s SAFEs are recorded as a liability in the accompanying balance sheets and the Company records subsequent remeasurements in “Changes in fair value of SAFEs” in the statements of operations.

However, Fold’s SAFEs were structured to be settled via the delivery of common and/or preferred shares upon execution of an equity financing or liquidity event. On February 14, 2025, upon finalization of the Merger Agreement with FTAC Emerald, all SAFE notes held by the Company converted into a number of common shares based upon the terms of the individual SAFEs.

As of and for the years ended December 31, 2024 and 2023, the fair value of the SAFEs was $171.1 million and $10.6 million, respectively. The remeasurement of the SAFEs due to change in fair value resulted in an increase in the liability of $88.4 million and $1.4 million during the years ended December 31, 2024 and 2023, respectively. Refer to Note 14 for further details on the fair value measurement of the SAFEs.

During the years ended December 31, 2024 and 2023, the Company entered into SAFEs with various investors with aggregate gross proceeds of $72.1 million and $0.5 million, respectively. Three of the SAFEs (the “Bitcoin SAFEs”) issued during 2024, totaling $64.1 million, were funded with bitcoin that the Company held in treasury as of December 31, 2024. Two of the Bitcoin SAFEs, totaling $50.0 million (the “Purchase Amount”) stipulated that the Company agreed to use the bitcoin received exclusively for treasury purposes, defined here as holding the bitcoin as a long-term investment, and that the Company may not use the bitcoin for operational or any other purposes during the eighteen (18) months beginning from the date of issuance. The remaining Bitcoin SAFE, totaling $14.1 million (the “Purchase Amount”), had no restrictions on use for operational purposes. As of December 31, 2024, 300 bitcoin received from the Bitcoin SAFEs were available to be used as operating capital and pledged as collateral to secure the Investor Notes described in Note 9.

The remaining terms for the other SAFEs issued in 2024 reflect similar rights to, and obligations of, the Company as historically issued SAFEs.

Fold, Inc.

Notes to Financial Statements

SAFEs outstanding as of December 31, 2024 consisted of the following purchase amounts and terms for conversion:

SAFE Number	Amount Funded	Conversion Detail
SAFE-27	$500,000	15% Discount Rate
SAFE-28	500,000	15% Discount Rate
SAFE-26	3,000,000	Post-Money Valuation Cap $70,000,000
SAFE-29	3,000,000	Post-Money Valuation Cap $70,000,000
SAFE-33	250,000	Post-Money Valuation Cap $70,000,000
SAFE-30	100,000	Post-Money Valuation Cap $70,000,000
SAFE-31	100,000	Post-Money Valuation Cap $70,000,000
SAFE-32	50,000	Post-Money Valuation Cap $70,000,000
SAFE-34	1,000,000	Post-Money Valuation Cap $70,000,000
SAFE-35	1,000,000	Post-Money Valuation Cap $130,000,000
SAFE-37	1,000,000	Post-Money Valuation Cap $130,000,000
SAFE-39	26,856,785	Post-Money Valuation Cap $190,000,000
SAFE-40	23,143,215	Post-Money Valuation Cap $190,000,000
SAFE-38	5,000,000	Post-Money Valuation Cap $100,000,000
SAFE-41	14,106,134	Post-Money Valuation Cap $265,000,000

9. SENIOR SECURED CONVERTIBLE NOTES AND WARRANTS

In December 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Investor”) for the sale of Senior Secured Convertible Notes which are convertible into shares of the Company’s common stock. The Company executed the SPA and consummated the issuance of (i) an Initial Note in the principal amount of $20.0 million with a conversion price of $11.50 (the “December 2024 Initial Investor Note”), and (ii) Series A, Series B, and Series C warrants to initially acquire up to 869,565, 500,000, and 869,565 additional shares of the Company’s common stock, respectively, with an initial exercise price of $12.50, $0.001, and $11.50 per share of common stock, respectively, subject to adjustment (collectively, the “Investor Warrants”). The Series A warrants are exercisable immediately and expire eight years from the date of issuance. The Series B and Series C warrants become exercisable at the time of a public listing event (“Public Company Date”) and expire eight years from the date of issuance and one year from the Public Company Date, respectively.

Following the Public Company Date, Fold may issue to the Investor an additional Senior Secured Convertible Note in an aggregate principal amount of up to $10,000,000 (the “Additional Investor Note” and, together with the December 2024 Initial Investor Note, the “Investor Notes”), subject to the mutual discretion of Fold and the Investor.

As of December 31, 2024, the principal amount outstanding under the December 2024 Initial Investor Note was $20.0 million. The Investor Notes are secured by Fold’s assets as collateral, including 300 bitcoin held within Fold’s digital asset Investment Treasury, and mature ten months from the date of issuance, or 36 months from the Public Company Date, if that date has occurred. The Company has included the net balance of the December 2024 Initial Investor Note within current liabilities, as the Public Company Date is not within the Company’s control and cannot be considered probable to occur until the Merger transaction is consummated.

The Company has accounted for the December 2024 Initial Investor Note and the Investor Warrants using the relative fair value allocation method on the date of issuance. The estimated fair values of the conversion option under the December 2024 Initial Investor Note and Investor Warrants were calculated under a Black-Scholes model utilizing the enterprise valuation of Fold’s common shares as of December 31, 2024. The Company has elected not to subsequently remeasure the convertible note. Further, the Company concluded that the Investor’s right to acquire the Additional Investor Note is separately exercisable from the December 2024 Initial Investor Note and the Investor Warrants. Each of the Investor Notes will be sold at an original issue discount of 5%.

Fold, Inc.

Notes to Financial Statements

The Company’s December 2024 Initial Investor Note was comprised of the following components:

	December 31, 2024	December 31, 2023
Senior Secured Convertible Notes	$20,000,000	$-
Less:
Debt discount, net of amortization	6,636,805	-
Debt issuance costs, net of amortization	1,610,290	-
Convertible debt, net	$11,752,905	$-

The Company recorded interest expense under the December 2024 Initial Investor Note based on a stated interest rate of 12% per annum, as well as the amortization of the debt discount and debt issuance costs, which the Company computed using the effective interest method. The debt discount represents the 5% original issue discount, as well as the bifurcation of the value ascribed to the Investor Warrants on a relative fair value basis, after separately valuing the warrants and the December 2024 Initial Investor Note.

Total interest expense recognized related to the December 2024 Initial Investor Note for the year ended December 31, 2024 was $0.2 million, comprised of a nominal accrual of contractual interest expense and $0.2 million of amortization of the debt discount and debt issuance costs. Interest is calculated on the basis of a 360-day year and is payable quarterly starting March 31, 2025, in cash or paid-in-kind and capitalized to the loan balance (“PIK”) until the Public Company Date. Subsequent to that date, interest is payable in cash or shares (or a combination thereof). Interest expense on the Investor Notes commenced accruing on the date of issuance.

All Investor Notes, plus accrued and unpaid interest, are convertible at any time, at the Investor’s option, into shares of the Company’s common stock at an initial fixed conversion price of $11.50 per share, subject to certain adjustments and alternative conditions. Upon a change of control of the Company, the Investor may require the Company to redeem all, or any portion, of the Investor Notes at a price stipulated by certain conditions as discussed within the SPA.

The Investor Notes provide for certain events of default, including, among other things, any breach of the covenants described in the SPA. In connection with an event of default, the Investor may require the Company to redeem all or any portion of the Investor Notes at a premium set forth in the SPA.

The Company is subject to certain customary affirmative and negative covenants regarding the rank of the Investor Notes, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, and transactions with affiliates, among other customary matters. The Company is also subject to financial covenants and was in compliance with these covenants as of December 31, 2024.

On February 14, 2025, following the finalization of the Merger, the maturity of the Investor Notes extended to 36 months from the Public Company Date. The Series B and Series C Warrants outstanding became exercisable at a price of $0.001 and $11.50 per share and expire eight years from the date of issuance and one year from the Public Company Date, respectively.

10. STOCKHOLDERS’ EQUITY

Common stock

Pursuant to the Restated Certificate of Incorporation of the Company dated March 23, 2021, amended August 1, 2024, and subsequently amended by the Secretary’s Certificate executed on December 24, 2024, the Board is authorized to issue 44,956,522 shares of common stock at a par value of $0.0001 per share. As of December 31, 2024 and 2023, the Company has 7,072,300 shares issued and outstanding. Any dividends declared on common shares will be subordinated to dividends under convertible preferred shares. Holders of common stock are entitled to one vote per share. Upon a liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders would be distributed ratably among the holders of all classes of stock in order of preference.

Fold, Inc.

Notes to Financial Statements

Convertible preferred stock

As of December 31, 2024 and 2023, the Company had 12,364,815 shares of convertible preferred stock issued and outstanding. These shares include 1,000,000 Series Seed Preferred Shares for $3.00 per share issued on the Company’s inception date of August 20, 2019, and 5,389,718 Series A Preferred Shares for $2.41 per share, 3,005,374 shares of Series A-1 Preferred Stock for $0.63 per share, 797,236 shares of Series A-2 Preferred Stock for $0.75 per share, 738,186 shares of Series A-3 Preferred Stock for $0.81 per share, 1,323,571 shares of Series A-4 Preferred Stock for $0.96 per share, and 110,730 shares of Series A-5 Preferred Stock for $0.99 per share (collectively, the “Series A Preferred Shares”), issued on March 23, 2021. The Series Seed Preferred Shares and Series A Preferred Shares (collectively, the “Preferred Shares”) have a par value of $0.0001 per share. The investors to the Series Seed Preferred Shares have the same dividend, liquidation, participation, conversion, and voting rights as the investors to the Series A Preferred Shares (collectively, the “Preferred Shareholders”).

Dividends for the Preferred Shares are noncumulative and payable only upon declaration by the Board of Directors. Dividends will be paid at the rate of 8% of the issue price for each share of preferred stock, when declared. The Preferred Shareholders have a liquidation preference over common stockholders to any distributions in the event of a voluntary or involuntary liquidation, dissolution, winding up, merger or consolidation (only if there is a change in voting control), or the sale, lease, transfer, exclusive license or other disposition of all or substantially all the assets or intellectual property of the Company.

The Preferred Shareholders are entitled to votes equal to the number of votes that would be attributed to the same amount of common shares, and voting rights and powers attributed to the Preferred Shares are equal to that of common stockholders. The Preferred Shareholders, as a separate voting class, are entitled to elect one member of the Board of Directors (the “Preferred Director”). The Preferred Director can only be removed by a majority vote of the preferred stock voting as a separate voting class. Any remaining directors will be elected by a single class consisting of common and preferred stock (on an as-converted basis).

The Preferred Shares are subject to an automatic conversion at the earlier of a vote or written consent of a majority of the Preferred Shareholders or a qualified Initial Public Offering (“IPO”). Additionally, the Preferred Shareholders have the option to convert at any time into common stock at the Conversion Price. The Conversion Price is initially equal to the issue price, as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalizations. The Preferred Shareholders will receive common shares equal to the number of preferred shares held, multiplied by the issue price divided by the Conversion Price, as adjusted. Diluting issuances such as options or warrants will adjust the Conversion Price.

11. SHARE-BASED COMPENSATION EXPENSE

The Company’s 2019 Equity Incentive Plan (the “Equity Plan”) was adopted by the Board of Directors and approved by Company Stockholders on August 20, 2019. The purpose of this Equity Plan is to offer select Participants (defined as employees, consultants, or outside directors) the opportunity to acquire equity in the Company through the awards of Options, Restricted Stock Awards (“RSAs”), Stock Appreciation Rights, Restricted Stock Units (“RSUs”), and Other Stock Awards (collectively and individually, “Awards”). RSUs are Awards of an unfunded and unsecured right to receive Shares (or cash or a combination of Shares and cash, as determined in the sole discretion of the Board) upon settlement of the Award. RSAs are Awards of restricted shares of Company common stock. Each Award may or may not be subject to vesting.

Vesting occurs upon satisfaction of the conditions specified in each individual award agreement. As of December 31, 2024, the Company has not issued any Options, Stock Appreciation Rights, or Other Stock Awards through the Equity Plan.

Fold, Inc.

Notes to Financial Statements

Restricted Stock Units

The Company’s RSUs that have been awarded as of December 31, 2024 have two vesting conditions: a service condition that is typically satisfied based on the grantee’s continuous service over 48 months with a one-year cliff vesting requirement (though some RSUs have been granted with different service-vesting schedules, including without the one-year cliff), and a performance condition related to the consummation of a liquidity event defined in the award agreements as the first to occur of a change of control or the first sale of common stock pursuant to an IPO. Compensation expense related to the RSUs will be recognized at such time that a liquidity event is effected.

Unrecognized compensation expense as of December 31, 2024 and 2023, respectively, was $4.4 million and $0.8 million for the RSUs. The weighted-average period over which unrecognized compensation expense as of December 31, 2024 and 2023 will be recognized is not estimable, as the performance condition for the recognition of RSU expense is not considered probable to occur until consummation of a liquidity event. The weighted-average grant date fair value during the years ended December 31, 2024 and 2023 was $7.79 and $2.56 per share, respectively.

On February 14, 2025, upon finalization of the Merger Agreement with FTAC Emerald, each outstanding Fold RSU award was converted into an award of restricted stock units covering a number of shares of common stock determined by multiplying (i) the number of shares of Fold common stock subject to the Fold RSU award immediately prior to the consummation of the Merger by (ii) 82.5% (rounded down to the nearest whole share). As the Merger satisfied the performance vesting condition under the RSU awards, 1.4 million RSUs of post-Merger shares vested on the date that Fold Holdings, Inc. became a public company, resulting in the recognition of share-based compensation expense totaling $4.4 million.

Restricted Stock Awards

The Company’s awarded RSAs are not subject to any performance condition vesting requirements and are instead subject only to service conditions. We recorded a nominal amount of share-based compensation expense related to RSAs for the year ended December 31, 2023, and did not recognize any share-based compensation expense for the year ended December 31, 2024. There was no material unrecognized compensation expense related to RSAs as of December 31, 2024, as all unvested shares were purchased by the Participants at fair value at the time of issuance. There were not any additional RSAs granted during the years ended December 31, 2024 or 2023. Share-based compensation expense for RSAs is included in compensation and benefits in the accompanying statements of operations.

Determination of fair value

The initial value of the awards on the dates that the RSUs and RSAs were granted was determined based on the underlying value of the Company’s common stock. As a private company, the common stock was valued by performing an enterprise valuation using a guideline public company market approach method. This method leverages an analysis of publicly traded peers to develop relevant market multiples and ratios applied to the Company’s historical and expected cash flows.

RSU and RSA activity

The following table summarizes RSU and RSA share activity under the Equity Plan for the years ended December 31, 2024 and 2023:

	RSUs	RSAs
Shares nonvested at January 1, 2023	1,583,089	700,825
Granted	242,010	-
Vested	-	(550,367)
Forfeited	(284,123)	-
Shares nonvested at December 31, 2023	1,540,976	150,458
Granted	1,006,582	-
Vested	-	(129,533)
Forfeited	(4,750)	-
Shares nonvested at December 31, 2024	2,542,808	20,925

Note that while certain RSUs have met the service condition, no RSUs have met the performance condition, and are therefore not included in common shares issued and outstanding as of December 31, 2024 or 2023.

Fold, Inc.

Notes to Financial Statements

12. COMMITMENTS AND CONTINGENCIES

401(k) Plan

We sponsor a 401(k) defined contribution plan covering all eligible U.S. employees. Both Company and employee contributions to the 401(k) plan are discretionary. For each of the years ended December 31, 2024 and 2023, we recorded $0.1 million of expenses related to the 401(k) plan, which is included in compensation and benefits in the accompanying statements of operations.

Litigation

The Company was not a party of any ongoing or pending litigation as of December 31, 2024 or 2023 and accordingly, has not made any accrual related to legal proceedings in the Company’s balance sheets.

13. INCOME TAXES

Income tax (benefit) expense consists of:

	December 31, 2024	December 31, 2023
Federal current tax expense	$-	$-
State current tax expense	7,400	10,242
Total current tax expense	7,400	10,242

Federal deferred tax expense	-	-
State deferred tax expense	-	-
Total deferred tax expense	-	-
Total tax expense	$7,400	$10,242

Income tax (benefit) expense differs from the amounts computed by applying the applicable U.S. federal income tax rate of 21% as a result of the following:

	December 31, 2024	December 31, 2023
Income tax expense at the federal statutory rate	$(13,667,089)	$(1,504,180)
Non-deductible/ non-taxable items	18,559,723	295,266
State taxes	1,077,521	(241,365)
True-up	-	6,967
Rate change	(25,879)	941
Federal credits	(89,051)	(89,051)
Valuation allowance	(5,847,827)	1,540,717
Other	2	947
Total income tax expense	$7,400	$10,242

For the years ended December 31, 2024 and 2023, the significant reconciling items, as noted in the table above, are primarily due to non-deductible/non-taxable items partially offset by the change in valuation allowance.

Fold, Inc.

Notes to Financial Statements

The tax effects of temporary differences and tax attributes that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31, 2024	December 31, 2023
Deferred taxes
Customer rewards liability	$2,193,675	$1,349,023
Goodwill and intangible assets	13,376	-
Capital loss carryforward	-	574,265
Capitalized research and development costs	815,967	644,502
Net operating losses	5,676,941	3,845,840
Credits	355,672	266,621
Other	3,379	3,339
Total deferred tax assets	9,059,010	6,683,590
Valuation allowance	(275,687)	(6,123,514)
Net deferred tax assets	8,783,323	560,076

Digital assets	(8,783,323)	(552,589)
Capitalized software	-	(7,487)
Total deferred tax liabilities	(8,783,323)	(560,076)
Net deferred tax asset (liability)	$-	$-

As of December 31, 2024 and 2023, the Company had $0.3 million and $6.1 million in net deferred tax assets, respectively. At each reporting date, management considers new evidence, both positive and negative that could affect its view of the future realization of deferred tax assets. The Company has established a full valuation allowance against the deferred tax assets due to the lack of sufficient positive evidence to support their realization. This assessment will be reviewed periodically, and adjustments to the valuation allowance will be made as warranted by changes in circumstances. As of December 31, 2024 and 2023, the Company recorded a full valuation allowance of $0.3 million and $6.1 million, respectively.

As of December 31, 2024 and 2023, the Company has federal net operating losses of $21.2 million and $15.1 million, respectively, which do not expire. Utilization of the net operating losses may be subject to annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 under Section 382. As of December 31, 2024 and 2023, the Company has not completed a Section 382 study to make this determination.

As of December 31, 2024 and 2023, the Company has federal R&D credit carryforwards of $0.4 million and $0.3 million, respectively, which expire in 2040 through 2044.

As of December 31, 2024, the Company has state net operating loss carryforwards of $22.8 million, of which $2.2 million do not expire and $20.6 million expire in various jurisdictions in 2036 through 2044. As of December 31, 2023, the Company has state net operating loss carryforwards of $16.2 million, of which $1.7 million do not expire and $14.5 million expire in various jurisdictions in 2036 through 2043.

As of December 31, 2024 and 2023, the Company did not have any unrecognized tax benefits. To the extent penalties and interest would be assessed on any underpayment of income tax, the Company’s policy is that such amounts would be accrued and classified as a component of income tax expense in the financial statements. The Company is subject to the following material taxing jurisdictions: U.S., Arizona, California, and New York. As of December 31, 2024 and 2023, the Company is current on its income tax filings in all applicable state jurisdictions and is not currently under any federal or state income tax examinations. The Company is open to federal and state tax audits until the applicable statutes of limitations expire. The statute of limitations has expired for all federal and state returns filed for periods ending before 2022. As of December 31, 2024, the Company had no accrued interest or penalties related to uncertain tax positions.

Fold, Inc.

Notes to Financial Statements

14. FAIR VALUE MEASUREMENTS

Financial assets and liabilities that are measured at fair value on a recurring basis are classified as Level 1, Level 2 and Level 3 as follows:

	As of December 31, 2024
	Total	Level 1	Level 2	Level 3
Assets:
Digital assets	$102,138,351	$102,138,351	$-	$-
Total assets	$102,138,351	$102,138,351	$-	$-

Liabilities:
Customer rewards liability	$8,569,651	$-	$-	$8,569,651
SAFEs	171,080,533	-	-	171,080,533
Total liabilities	$179,650,184	$-	$-	$179,650,184

	As of December 31, 2023
	Total	Level 1	Level 2	Level 3
Assets:
Digital assets	$5,416,015	$5,416,015	$-	$-
Total assets	$5,416,015	$5,416,015	$-	$-

Liabilities:
Customer rewards liability	$5,333,384	$-	$-	$5,333,384
SAFEs	10,601,545	-	-	10,601,545
Total liabilities	$15,934,929	$-	$-	$15,934,929

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivables, accounts payable and accrued liabilities, and deferred revenue approximate their fair values due to their short-term nature.

The fair value of our digital assets was determined using the Level 1 input of bitcoin prices in the market we determined to be the principal market as of December 31, 2024 and 2023.

Customer rewards liability

The customer reward liability is classified as a Level 3 financial instrument within the fair value hierarchy primarily due to the reward forfeiture rate applied to the value of the bitcoin obligation, which is an unobservable input to the fair value measurement. The Company has determined the bitcoin price based on its value in the market we determined to be the principal market for the related digital asset as of December 31, 2024 and 2023, which is considered a Level 1 input. The forfeiture rate is then applied to reflect an estimated breakage rate of rewards that have been forfeited based on the contractual terms and conditions of our Rewards Program and historical trends of forfeiture rates on a three-year trailing basis. The estimated forfeiture rate applied to our customer rewards liability for each of the years ended December 31, 2024 and 2023 was 10%.

Simple Agreements for Future Equity

The estimated fair value of the SAFEs (refer to Note 8) is determined based on the aggregated, probability-weighted average of the outcomes of certain scenarios, including: (i) equity financing, with conversion of the SAFEs into a number of shares of convertible preferred stock at the lower of the post-money valuation cap price or discount price (ii) liquidity event (change of control, direct listing, or an initial public offering) with mandatory conversion to common stock at the lower of the post-money valuation cap price or discount price and (iii) dissolution event, with SAFE holders automatically entitled to receive cash payments equal to the purchase amount, prior to and in preference to any distribution of any assets or surplus funds to the holders of convertible preferred and common stock. The combined value of the probability-weighted average of those outcomes is then discounted back to each reporting period in which the SAFEs are outstanding, in each case based on a risk-adjusted discount rate estimated to set the probability-weighted sum of each scenario to the purchase price. The discount rate at each valuation date was adjusted by the change in the USD CCC bond rate to reflect the market movement between the issuance date and valuation date. Additionally, in the Company’s estimate of the fair value of the Bitcoin SAFEs, the current value of bitcoin was used as an estimate of the future value of a BTC-denominated payout. If there is not a Liquidity Event, the SAFE will result in the repayment of the bitcoin contributed at the issuance of the note. To value this scenario, which is weighted at an 9% probability, the Company considered the value of the underlying bitcoin as of the valuation date, reflecting an estimate of the future price.

Fold, Inc.

Notes to Financial Statements

Fair value measurements associated with SAFEs were determined based on significant inputs not observable in the market, which represent Level 3 measurements within the fair value hierarchy. Increases and decreases in the fair value of the SAFEs can result from updates to assumptions such as expected timing and probability of a qualified financing event, or changes in discount rates, among other assumptions. Based on the Company’s assessment of the valuation of the SAFEs, performed by the Company’s third-party valuation specialists, none of the changes in the fair value of those instruments were due to changes in the Company’s own credit risk for the reporting periods presented. Judgment is used in determining these assumptions as of the initial valuation date and at each subsequent reporting period. Changes or updates to assumptions could have a material impact on the reported fair value and the change in fair value of SAFEs and the results of operations in any given period.

The following table summarizes the significant inputs not observable in the market upon which the fair value measurements associated with the SAFEs were determined:

	VALUATION TECHNIQUE	UNOBSERVABLE INPUT	AS OF DECEMBER 31, 2024
Liabilities
SAFEs	Scenario-based approach	Probability weighting	1.0%-90.0%
		Discount rate - SAFE-39 & SAFE-40	125.82%
		Discount rate - all other SAFEs	39.94%
		Remaining term to event (in years)	0.25

The following table summarizes the changes in fair value associated with Level 3 financial instruments held at the beginning or end of the periods presented:

SAFEs
Balance at January 1, 2023	$8,727,540
Proceeds from issuances of SAFEs	500,000
Change in fair value of SAFEs	1,374,005
Balance at December 31, 2023	10,601,545
Proceeds from issuances of SAFEs	72,106,134
Change in fair value of SAFEs	88,372,854
Balance at December 31, 2024	$171,080,533

15. CUSTODY OF DIGITAL ASSETS

We provide custody services on behalf of our customers through unrelated third-party service providers, who are qualified custodians. We do not own digital assets held in a custodial capacity on behalf of our customers. We maintain internal record keeping of those assets and are obligated to safeguard the assets. We do not hold the cryptographic key information on behalf of our customers. The qualified custodians used by Fold hold our customer cryptographic key information. We are not aware of any actual or possible safeguarding loss events requiring recognition under ASC 450-20, Loss Contingencies, as of and for the years ended December 31, 2024 or 2023.

The fair value of customer digital assets held by our qualified custodians totaled $13.9 million and $1.2 million at December 31, 2024 and 2023, respectively. These assets are not recorded in the Company’s balance sheets. Similarly, as the Company has an obligation to safeguard these assets, it has a corresponding unrecorded liability of $13.9 million and $1.2 million at December 31, 2024 and 2023, respectively. Since the risk of loss is remote, the Company did not record a contingent liability at December 31, 2024 or 2023. The Company has no reason to believe it will incur any expense associated with such potential liability because it has no known or historical experience of claims to use as a basis of measurement, and it accounts for and continually verifies the amount of digital assets within its qualified custodians’ control.

16. NET LOSS PER SHARE

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock. In periods when the Company reported a net loss, diluted net loss per share is the same as basic net loss per share because the effects of potentially dilutive items were anti-dilutive.

	Year ended December 31,
	2024	2023
Basic net loss per share:
Numerator:
Net loss	$(65,088,786)	$(7,172,999)
Net loss attributable to common stockholders, basic and diluted	$(65,088,786)	$(7,172,999)

Denominator:
Basic shares:
Weighted-average shares used to compute basic and diluted net loss per share	7,072,300	7,072,300
Net loss per share attributable to common stockholders:
Basic and diluted	$(9.20)	$(1.01)

Fold, Inc.

Notes to Financial Statements

The following potential common shares were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

	Year ended December 31,
	2024	2023
Convertible preferred stock	12,364,815	12,364,815
Unvested restricted stock units	2,542,808	1,540,976
SAFEs (1)	-	-
Convertible notes (2)	1,739,130	-
Investor warrants (3)	2,239,130	-
Total anti-dilutive securities	18,885,883	13,905,791

(1)	The contingently convertible SAFEs were not included for purposes of calculating the number of diluted shares outstanding as of December 31, 2024 or 2023, as the number of dilutive shares is based on a conversion ratio associated with the pricing of a future financing or liquidation event. Therefore, the contingently convertible SAFEs’ conversion ratio, and the resulting number of dilutive shares, is not determinable until the contingency is resolved.

(2)	The December 2024 Initial Investor Note contains a conversion feature that allows the Investor the option to convert the December 2024 Initial Investor Note in exchange for 1,739,130 shares of Class A common stock. The effect of the 1,739,130 incremental Class A common shares issuable upon a conversion of the December 2024 Initial Investor Note is anti-dilutive and as such, they have also been excluded from the loss per share calculation.

(3)	As of December 31, 2024, Fold had 869,565 Series A, 500,000 Series B, and 869,565 Series C Warrants outstanding, at an exercise price of $12.50, $0.001, and $11.50 per share, respectively. The exercise price of the Series A and Series C Warrants exceeds the market value of the Company’s common shares. These warrants are considered anti-dilutive and are excluded from the loss per share calculation when the exercise price exceeds the average market value of the common share price during the applicable period. The exercise price of the Series B Warrants is nominal, but the Investor’s ability to exercise these warrants depends on the occurrence of the Public Company Date, and are therefore contingently exercisable. The Company excluded these warrants from basic and diluted EPS due to this contingency.

17. SUBSEQUENT EVENTS

The Company evaluated subsequent events, if any, that would require an adjustment to the Company’s financial statements or require disclosure in the notes to the financial statements through March 28, 2025, the date the financial statements were available to be issued. Where applicable, the notes to these financial statements have been updated to discuss significant subsequent events which have occurred.

Additionally, the Company identified the following subsequent events for disclosure:

FTAC Emerald Merger

Pursuant to the Merger Agreement as described within Note 1, on February 14, 2025, FTAC Emerald acquired all of the issued and outstanding equity interests of Fold for an aggregate purchase price of $372.0 million. The purchase price was paid in shares of FTAC Emerald’s common stock, par value $0.0001 per share. Fold was determined to be the accounting acquirer as well as the accounting predecessor. Subsequent to the transaction, Fold will succeed substantially all of the operations of the combined company and will conduct business under the name Fold Holdings, Inc.. Under the reverse recapitalization model, the Merger will be treated as Fold issuing equity for the net assets of Emerald, with no goodwill or intangible assets recorded.

As a result of the Merger, each share of Fold preferred stock and SAFEs converted to Fold common shares, resulting in 42.1 million total common shares after all conversions. The Fold common shares were then each converted into the right to receive approximately 82.5% of a share of Fold common stock, and Fold received proceeds from the FTAC Emerald investment trust account totaling $14.7 million. Additionally, the Investor converted 500,000 Series B Warrant Shares to common shares of Fold in a cashless exercise that became available for exercise at a nominal price of $0.001 per share as of the Public Company Date.

In connection with the closing of the Business Combination, the remaining balance in the FTAC Emerald trust account of approximately $799,176, net of transaction expenses and redemptions, was released to the Company for general corporate purposes and the trust account was closed.

Convertible Note

On March 6, 2025, the Company entered into a Securities Purchase Agreement (the “March 2025 Securities Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which Fold issued to the Investor (i) a Senior Secured Convertible Note in an aggregate principal amount of $46,279,500 (the “March 2025 Investor Note”), which will be convertible into common shares at a conversion price of $12.50 per share, (ii) warrants exercisable for 925,590 shares of post-Merger common shares with an exercise price of $15.00 per share (the “March 2025 Warrants”), and (iii) 750,000 shares of post-Merger common shares in connection with the closing of the March 2025 Securities Purchase Agreement. The March 2025 Investor Note matures on March 6, 2031. The March 2025 Investor Note was funded with 475 bitcoin, net of transaction fees. This bitcoin will be included in the Company’s Digital Assets – Investment Treasury and will be held as collateral to secure the March 2025 Investor Note until maturity or conversion of the Note.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Fold Holdings, Inc. (f/ka/ FTAC Emerald Acquisition Corp).

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Fold Holdings, Inc. (f/k/a FTAC Emerald Acquisition Corp.) (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2024 and 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2021.

New York, New York

March 28, 2025

PCAOB ID Number 100

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash	$906,043	$29,844
Prepaid expenses	20,409	192,712
Prepaid income taxes	—	83,503
Total current assets	926,452	306,059

Investments held in Trust Account	51,289,643	165,653,149
Total assets	$52,216,095	$165,959,208

Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$533,197	$114,659
Due to related party	646,451	286,451
Excise tax payable	1,167,245	967,916
Income tax payable	49,005	—
Promissory note	550,000	—
Deferred advisory fee	1,155,000	—
Related party loans	5,191,767	2,025,000
Total current liabilities	9,292,665	3,394,026

Deferred advisory fee	—	1,155,000
Total liabilities	9,292,665	4,549,026

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 4,645,816 and 15,630,150 issued and outstanding shares at a redemption value of $11.03 and $10.60 per share as of December 31, 2024 and 2023, respectively	51,246,348	165,721,882

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of December 31, 2024 and 2023	—	—
Class A common stock, $0.0001 par value; 42,000,000 shares authorized; 9,591,222 shares issued and outstanding as of December 31, 2024 and 2023, respectively (net of 4,645,816 and 15,630,150 shares subject to possible redemption as of December 31, 2024 and 2023, respectively)	959	959
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; none issued or outstanding as of December 31, 2024 and 2023	—	—
Additional paid-in capital	6,008,775	6,984,216
Accumulated deficit	(14,332,652)	(11,296,875)
Total stockholders’ deficit	(8,322,918)	(4,311,700)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$52,216,095	$165,959,208

The accompanying notes are an integral part of the consolidated financial statements.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2024	2023
General and administrative expenses	$2,920,423	$3,730,488
Loss from operations	(2,920,423)	(3,730,488)

Other income (expense):
Interest income earned on investments held in trust account	2,953,920	11,207,609
Interest expense	(434,696)	—
Non-redemption agreement expense	(838,825)	(708,400)
Other income (expense), net	1,680,399	10,499,209

(Loss) Income before provision for income taxes	(1,240,024)	6,768,721
Provision for income taxes	(628,508)	(2,325,087)
Net (loss) income	$(1,868,532)	$4,443,634

Basic and diluted weighted average shares outstanding, Class A common stock	14,970,335	25,873,722
Basic and diluted net (loss) income per common stock, Class A common stock	$(0.12)	$0.14

Basic and diluted weighted average shares outstanding, Class B common stock	—	6,184,019
Basic and diluted net income per common stock, Class B common stock	$—	$0.14

The accompanying notes are an integral part of the consolidated financial statements.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2022	$976,081	$98	$8,615,141	$861	$—	$(8,501,776)	$(8,500,817)
Excise tax on stock redemption	—	—	—	—	—	(967,916)	(967,916)
Conversion of Class B common stock to Class A common stock	8,615,141	861	(8,615,141)	(861)	—	—	—
Contribution for non-redemption agreements	—	—	—	—	—	708,400	708,400
Accretion of common stock subject to possible redemption	—	—	—	—	(1,720,054)	(6,979,217)	(8,699,271)
Waiver of Deferred Underwriter’s Fee	—	—	—	—	8,704,270	—	8,704,270
Net income	—	—	—	—	—	4,443,634	4,443,634
Balance as of December 31, 2023	9,591,222	$959	—	$—	$6,984,216	$(11,296,875)	$(4,311,700)
Fair value of shares transferred to non-redeeming stockholders	—	—	—	—	838,825	—	838,825
Discount on note payable for subscription shares	—	—	—	—	434,696	—	434,696
Excise taxes on stock redemption	—	—	—	—	—	(1,167,245)	(1,167,245)
Accretion of Class A common stock subject to possible redemption					(2,248,962)	—	(2,248,962)
Net loss	—	—	—	—	—	(1,868,532)	(1,868,532)
Balance as of December 31, 2024	9,591,222	$959	—	$—	$6,008,775	$(14,332,652)	$(8,322,918)

The accompanying notes are an integral part of the consolidated financial statements.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net (loss) income	$(1,868,532)	$4,443,634
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Non-redemption agreement expense	838,825	708,400
Amortization of note discount	434,696	—
Interest earned on investments held in Trust Account	(2,953,920)	(11,207,609)
Changes in operating assets and liabilities:
Prepaid expenses	172,303	(7,499)
Prepaid income taxes	83,503	(83,503)
Reimbursement receivable	—	1,155,000
Excise tax payable	(967,916)	—
Accounts payable and accrued expenses	418,538	290,047
Due to related party	360,000	(21,535)
Income tax payable	49,005	(359,410)
Net cash used in operating activities	(3,433,498)	(5,082,475)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account for tax purposes	592,930	3,014,566
Cash withdrawn from Trust Account in connection with redemption	116,724,496	96,791,644
Net cash provided by investing activities	117,317,426	99,806,210

Cash Flows from Financing Activities:
Proceeds from promissory note	550,000	—
Proceeds from promissory note – related party	3,166,767	2,025,000
Redemption of common stock	(116,724,496)	(96,791,644)
Net cash used in financing activities	(113,007,729)	(94,766,644)

Net Change in Cash	876,199	(42,909)
Cash – Beginning of period	29,844	72,753
Cash – End of period	$906,043	$29,844

Supplemental disclosure of noncash investing and financing activities:
Excise tax on stock redemption	$1,167,245	$967,916
Supplemental information:
Cash paid for income taxes	$496,000	$2,768,000
Deferred underwriting payable charged to additional paid-in capital	$-	$8,704,270

The accompanying notes are an integral part of the consolidated financial statements.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1. ORGANIZATION AND BUSINESS OPERATIONS

FTAC Emerald Acquisition Corp. (now known as Fold Holdings, Inc.) (the “Company”) was a blank check company incorporated in Delaware on February 19, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Business Combination

On February 14, 2025, the Company closed its business combination (the “Business Combination”) with Fold, Inc. (“Fold”) (the “Closing”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 24, 2024, by and among the Company, EMLD Merger Sub Inc., a wholly-owned subsidiary of FTAC Emerald Acquisition Corp. (“Merger Sub”), and Fold. Pursuant to the Merger Agreement, Merger Sub merged with and into Fold (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with Fold surviving the merger as a wholly owned subsidiary of the Company.

Business Prior to the Business Combination

All activity through December 31, 2024, relates to the Company’s formation and the initial public offering (“Public Offering”), which is described below, and subsequent to the Public Offering, identifying a target company for a Business Combination and consummating the acquisition of Fold.

The registration statement for the Company’s Public Offering was declared effective on December 15, 2021 (the “Effective Date”). On December 20, 2021, the Company consummated its Public Offering of 22,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “public shares”) at $10.00 per Unit, which is discussed in Note 3, and the sale of 890,000 placement units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor, which is discussed in Note 4 (“Private Placement”).

The underwriter of the Company’s IPO subsequently provided notice of its election to partially exercise its over-allotment option, and the closing of the issuance and sale of the additional Units (the “Over-Allotment Option Units”) occurred on January 14, 2022. A total aggregate issuance by the Company of 2,869,342 Over-Allotment Option Units at a price of $10.00 per Over-Allotment Option Unit resulted in total gross proceeds of $28,693,420 to the Company.

Simultaneously with the issuance and sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 86,081 Private Placement Units (the “Additional Private Placement Units”) at a price of $10.00 per Additional Private Placement Unit to the Sponsor, generating gross proceeds of $860,810.

Transaction costs related to the Public Offering and over-allotment amounted to $14,181,568, consisting of $4,973,868 of underwriting commissions, $8,704,270 in deferred underwriting fees, and $503,430 of other offering costs.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant balances and transactions have been eliminated in consolidation.

Liquidity and Going Concern

As of December 31, 2024, the Company had $906,043 in cash and a working capital deficit of $8,366,213. Prior to the completion of the Public Offering, the Company’s liquidity needs had been satisfied through a capital contribution from the Sponsor of $25,000 and a loan to the Company of up to $300,000 by the Company’s Sponsor under an unsecured promissory note. The outstanding balance under the promissory note of $105,260 was repaid on December 27, 2021, and the promissory note was terminated.

The Company incurred significant costs in pursuit of its Business Combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management addressed this issue with the consummation of the Business Combination on February 14, 2025 and has raised sufficient capital for its operations.

In order to finance transaction costs in connection with its initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company expects to repay such loaned amounts out of the proceeds of the Trust Account released to it. As of December 31, 2024 and 2023, $5,191,767 and $2,025,000 of Working Capital Loans were outstanding, respectively. As a result of the Business Combination, the Working Capital Loans were repaid.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

On January 13, 2023, the Sponsor agreed to loan the Company up to $1,500,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and all outstanding amounts under the Promissory Note will be due on the date on which the Company consummates a Business Combination. No portion of the amounts outstanding under the Promissory Note may be converted into units at a price of $10.00 per unit, which would have been permissible as described in the prospectus filed in connection with the Public Offering. On October 16, 2023, the Company and the Lender amended the Promissory Note to increase the aggregate principal amount of the Promissory Note from $1,500,000 to $3,000,000. All other material terms of the Promissory Note remain in full force and effect. As of December 31, 2024 and 2023, there was $3,000,000 and $2,025,000 outstanding under the Promissory Note, respectively. As a result of the Business Combination, the Promissory Note was repaid.

On October 25, 2024, the Company issued a promissory note (the “October Note”) to Frontier SPV, LLC (“Frontier”), an affiliate of the Company’s sponsors. Pursuant to the October Note, Frontier agreed to loan the Company up to an aggregate principal amount of $2,000,000. The October Note is non-interest bearing and all outstanding amounts under the October Note will be due on the date on which the Company consummates a Business Combination. No portion of the amounts outstanding under the October Note may be converted into units or shares. As of December 31, 2024 and 2023, there was $1,218,651 and $0 outstanding under the October Note, respectively. As a result of the Business Combination, the October Note was repaid.

On October 31, 2024, the Company issued a promissory note (the “Tax Note”) to Frontier. Pursuant to the Tax Note, Frontier agreed to loan the Company an aggregate principal amount of $973,116, which was used to satisfy the Company’s excise tax liability. The Tax Note is non-interest bearing and all outstanding amounts under the Tax Note will be due on the date on which the Company consummates a Business Combination. No portion of the amounts outstanding under the Tax Note may be converted into units or shares. As of December 31, 2024 and 2023, there was $973,116 and $0 outstanding under the Tax Note, respectively. As a result of the Business Combination, the Tax Note was repaid.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the existing cash and cash equivalents, accounts receivable, financings received, and digital assets held which the Company has available following the completion of the Business Combination will enable it to sustain operations for a period of at least one-year from the issuance date of these financial statements. Accordingly, substantial doubt about the Company’s ability to continue as a going concern as disclosed in previously issued financial statements has been alleviated.

Subscription Agreement

On January 3, 2024, the Company entered into a subscription agreement with Polar Multi-Strategy Master Fund (“Polar”), Emerald ESG Sponsor, LLC (“ESG Sponsor”), Emerald ESG Advisors, LLC (“ESG Advisors”) and Emerald ESG Funding, LLC (“ESG Funding” and collectively with ESG Sponsor and ESG Advisors, the “Sponsors”), to cover working capital requirements of the Company and costs related to a possible extension of the Company’s trust liquidation date (the “Subscription Agreement”). Pursuant to the terms and subject to the conditions of the Subscription Agreement, Polar agreed to contribute up to $550,000 to ESG Funding (the “Capital Contribution”). An initial capital call of $350,000 took place within five (5) business days of the signing of the Subscription Agreement, and a second capital call of $200,000 took place on April 2, 2024. As of December 31, 2024 and 2023, $550,000 and $0 was outstanding on the promissory note, gross of the discount, under the subscription agreement, respectively. As a result of the Business Combination, Polar received $550,000 and 550,000 shares of common stock of the Company in full payment of the Company’s obligations under the Subscription Agreement.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

As of December 31, 2024 and 2023, the Company had $906,043 and $29,844 in cash, respectively. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2024 and 2023.

Investments Held in Trust Account

As of December 31, 2024 and 2023, the Company had $51,289,643 and $165,653,149 in investments held in the Trust Account invested in BLF Treasury Trust Fund. Net proceeds of the sale of the Units in the Public Offering and the sale of the Private Placement Units were placed in the Trust Account which will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Net (Loss) Income Per Common Stock

The Company historically had two classes of shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company has not considered the effect of the warrants sold in the Public Offering and the Private Placement to purchase an aggregate of 12,922,712 shares of its Class A common stock in the calculation of diluted net (loss) income per share, since their exercise is contingent upon future events. As a result, diluted net (loss) income per share of common stock is the same as basic net (loss) income per share of common stock. The redemption feature for the common shares equals fair value, and therefore does not create a different class of shares or require an adjustment to the earnings per share calculation. The redemption at fair value does not represent an economic benefit to the holders that is different from what is received by other stockholders, because the shares could be sold on the open market. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates the fair value. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of common stock:

	For the Year Ended December 31,
	2024		2023
	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per share of common stock:
Numerator:
Allocation of net (loss) income	$(1,868,532)	$—	$3,586,446	$857,188
Denominator:
Weighted-average shares outstanding	14,970,335	—	25,873,722	6,184,019
Basic and diluted net (loss) income per share of common stock	$(0.12)	$—	$0.14	$0.14

Class A Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are within the control of the holder or subject to possible redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ deficit. The Company’s Class A common stock sold in the Public Offering and over-allotment features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2024 and 2023, 4,645,816 and 15,630,150 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets, respectively.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to their short-term nature.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Warrant Classification

The Company accounts for the warrants issued in connection with the Public Offering and the Private Placement in accordance with the guidance contained in ASC 815-40 under which the warrants meet the criteria for equity treatment and are recorded as equity.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2024 and 2023, the Company’s deferred tax assets had a full valuation allowance recorded against it. The Company’s effective tax rate was 50.59% and 34.35% for the years ended December 31, 2024 and 2023, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2024 and 2023, due to changes in the valuation allowance on the deferred tax assets and merger and acquisition expenses.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition.

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect any target business with which the Company may ultimately consummate an initial Business Combination.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension vote or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

On September 19, 2023, in connection with the approval of the Charter Amendment at the Meeting, the Company’s stockholders exercised their right to redeem 9,239,192 shares for a total of $96,791,644. On January 19, 2024, in connection with the approval of the January Charter Amendment at the January Meeting, the Company’s stockholders exercised their right to redeem 10,872,266 shares for a total of $115,489,643. On December 17, 2024, in connection with approval and implementation of the Third Charter Amendment at the Third Extension Meeting, the Company’s stockholders exercised their right to redeem 112,068 shares for a total of $1,234,852. The Company evaluated the classification and accounting of the stock redemptions under ASC 450, “Contingencies”. ASC 450 states that when a loss contingency exists the likelihood that the future event(s) will confirm the loss or impairment of an asset, or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. The Company evaluated the current status and probability of completing a Business Combination as of December 31, 2024, and concluded that it is probable that a contingent liability should be recorded. As of December 31, 2024, the Company recorded $1,167,245 of excise tax liability calculated as 1% of shares redeemed on January 19, 2024 and 1% of the shares redeemed on December 17, 2024.

On October 31, 2024, the Company filed its 2023 Excise tax return and paid the excise tax of $967,916 related to the share redemptions that occurred during the period from January 1, 2023 to December 31, 2023. As of December 31, 2024 and 2023, $1,167,245 and $967,916 was recorded as excise tax payable on the accompanying balance sheets.

NOTE 3. INITIAL PUBLIC OFFERING

On December 20, 2021, the Company consummated its Public Offering of 22,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (the “Public Warrants”). On January 11, 2022, the underwriter partially exercised its over-allotment option, resulting in the sale on January 14, 2022 of an additional 2,869,342 Units.

All the shares of Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity,” and with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent deficit.

As of December 31, 2024 and 2023, the common stock subject to possible redemption reflected on the balance sheets is reconciled in the following table:

Class A common stock subject to possible redemption, December 31, 2022	253,814,255
Less:
Proceeds allocated to Public Warrants	(96,791,644)
Plus:
Accretion of carrying value to redemption value	8,699,271
Class A common stock subject to possible redemption, December 31, 2023	165,721,882
Less:
Redemption of shares	(116,724,496)
Plus:
Accretion of carrying value to redemption value	2,248,962
Class A common stock subject to possible redemption, December 31, 2024	$51,246,348

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Public Offering, the Sponsor purchased an aggregate of 890,000 Private Placement Units for a purchase price of $8,900,000, or $10.00 per unit, in a private placement. Additionally, concurrently with the partial exercise of the over-allotment option by the underwriter, the Company issued to the Sponsor 86,081 Private Placement Units at a price of $10.00 per Private Placement Unit for total proceeds of $860,810. Each Private Placement Unit consists of one share of Class A common stock and one-half of one Warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50, subject to adjustment.

The Private Placement Warrants are identical to the warrants sold in the Public Offering, except that if held by the Sponsor or its permitted transferees, they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the consummation of the initial Business Combination.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On June 2, 2021, the Sponsor purchased 7,992,750 shares of Class B common stock for an aggregate purchase price of $25,000, and on October 14, 2021, the Company effected a 1.1014-for-1.0 stock split, so that the Sponsor owned an aggregate of 8,803,333 shares of Class B common stock (the “Founder Shares”). On November 12, 2021, the Company effected a 0.9955-for-1.0 stock split, so that the Sponsor owned an aggregate of 8,763,333 Founder Shares. All shares and related amounts have been retroactively adjusted to reflect the split (see Note 7). The number of Founder Shares outstanding was determined based on the expectation that the total size of the Public Offering would be a maximum of 25,300,000 Units if the underwriter’s over-allotment option was exercised in full, and therefore that such Founder Shares would represent 25% of the outstanding shares after the Public Offering. In connection with the partial exercise of the underwriter’s over-allotment option, 148,192 shares of Class B common stock were forfeited. On September 19, 2023, the Company held the Meeting where the Company’s stockholders approved the Charter Amendment. Following the Meeting, the Sponsor, as the holder of 100% of the Founder Shares, determined to convert all the outstanding Founder Shares into shares of Class A common stock, on a one-for-one basis.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares (i) with respect to 25% of such shares, until consummation of the initial Business Combination, (ii) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of the initial Business Combination or the first date at which the closing price of the Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination, (iii) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of the initial Business Combination or the first date at which the closing price of the Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination, and (iv) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of the initial Business Combination or the first date at which the closing price of the Class A common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination. Notwithstanding the foregoing, the transfer restrictions set forth in the immediately preceding sentence shall terminate upon the date following the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares. Notwithstanding the foregoing, in connection with an initial Business Combination, the initial holders may transfer, assign or sell their Founder Shares with the Company’s consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth above.

Promissory Note —Related Party

In order to finance transaction costs in connection with its initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company expects to repay such loaned amounts out of the proceeds of the Trust Account released to the Company.

Emerald ESG Sponsor, LLC agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Public Offering. These loans were non-interest bearing, unsecured and were due at the earlier of June 30, 2022 or the closing of the Public Offering. The outstanding balance under the promissory note of $105,260 was repaid on December 27, 2021, and the promissory note was terminated and is no longer available to be drawn upon. As of December 31, 2024 and 2023, there were no amounts outstanding under the promissory note.

On January 13, 2023, the Sponsor agreed to loan the Company up to $1,500,000 (the “Promissory Note”). The note is non-interest bearing and all outstanding amounts under the Promissory Note will be due on the date on which the Company consummates a Business Combination. No portion of the amounts outstanding under the Promissory Note may be converted into units at a price of $10.00 per unit, which would have been permissible as described in the prospectus filed in connection with the Public Offering. On October 16, 2023, the Company and the Lender amended the Promissory Note to increase the aggregate principal amount of the Promissory Note from $1,500,000 to $3,000,000. All other material terms of the Promissory Note remain in full force and effect. As of December 31, 2024 and 2023, there was $3,000,000 and $2,025,000 outstanding under the Promissory Note, respectively. As a result of the Business Combination the Promissory Note was repaid.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

On October 25, 2024, the Company issued the October Note to Frontier. Pursuant to the October Note, Frontier agreed to loan the Company up to an aggregate principal amount of $2,000,000. The October Note is non-interest bearing and all outstanding amounts under the October Note will be due on the date on which the Company consummates a Business Combination. No portion of the amounts outstanding under the October Note may be converted into units or shares. As of December 31, 2024 and 2023, there was $1,218,651 and $0 outstanding under the October Note, respectively. As a result of the Business Combination the October Note was repaid.

On October 31, 2024, the Company issued the Tax Note to Frontier. Pursuant to the Tax Note, Frontier agreed to loan the Company an aggregate principal amount of $973,116, which was used to satisfy the Company’s excise tax liability. The Tax Note is non-interest bearing and all outstanding amounts under the Tax Note will be due on the date on which the Company consummates a Business Combination. No portion of the amounts outstanding under the Tax Note may be converted into units or shares. As of December 31, 2024 and 2023, there was $973,116 and $0 outstanding under the Tax Note, respectively. As a result of the Business Combination the Tax Note was repaid.

Administrative Services Agreement

The Company has entered into an administrative services agreement as of the effective date of the registration statement for the Public Offering pursuant to which the Company will pay the Sponsor or its designee a total of $30,000 per month for office space, administrative and shared personnel support services. Upon completion of the Company’s initial Business Combination, the Company will cease paying these monthly fees. For the years ended December 31, 2024 and 2023, the Company incurred $360,000 and $360,000 for the administrative support services, respectively. As of December 31, 2024 and 2023, $646,451 and $286,451 of administrative support services was included in Due to related party in the accompanying consolidated balance sheets, respectively. As a result of the Business Combination, the Company’s obligations under the administrative services agreement were terminated.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on December 15, 2021, the holders of the Founder Shares, Private Placement Units and units that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Units and units that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights, requiring the Company to register such securities and any other securities of the Company acquired by them prior to the consummation of a Business Combination for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Warrant Amendments

The warrant agreement provides that the terms of the warrants may be amended without the consent of any stockholder or warrant holder to cure any ambiguity or correct any defective provision or to make any amendments that are necessary in the good faith determination of the board of directors of the Company (taking into account then existing market precedents) to allow for the warrants to continue to be classified as equity in the Company’s consolidated financial statements, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, the Company may amend the terms of the Public Warrants (i) in a manner adverse to a holder of Public Warrants if holders of at least 50% of the then outstanding Public Warrants approve of such amendment or (ii) to the extent necessary for the warrants in the good faith determination of the board of directors of the Company (taking into account then existing market precedents) to allow for the warrants to continue to be classified as equity in the Company’s consolidated financial statements without the consent of any stockholder or warrant holder. Although the Company’s ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.

Underwriting Agreement

The underwriter earned a cash underwriting discount of two percent (2%) of the gross proceeds of the Public Offering and exercise of the over-allotment, or $4,973,868. Additionally, the underwriter was initially entitled to a deferred underwriting discount of 3.5% of the gross proceeds, or $8,704,270, of the Public Offering and exercise of the over-allotment upon the completion of the Company’s initial Business Combination. On October 18, 2023, the Company entered into an agreement with the underwriter in which the underwriter waived any entitlement it may have to the deferred underwriting discount in respect of any Business Combination. As a result, the Company recorded $8,704,270 to additional paid-in capital in relation to the waiver of the deferred underwriter fee in the accompanying balance sheets.

Financial Advisory Fee

The Company engaged Cohen & Company Capital Markets, a related party and a division of J.V.B. Financial Group, LLC (“CCM”), to provide financial advisory services in connection with the Public Offering. The Company paid CCM a fee in an amount equal to 0.3% of the aggregate proceeds of the Public Offering (excluding the proceeds of the exercise of the over-allotment option) net of underwriter’s expenses, which was paid to CCM upon the closing of the Public Offering.

The Company also engaged CCM as an advisor in connection with the Business Combination for which it will earn an advisory fee of 0.525% of the proceeds of the Public Offering (excluding the proceeds of the exercise of the over-allotment option) payable at closing of the Business Combination.

CCM will also be entitled to an advisory fee equal to 0.825% of the aggregate proceeds of the exercise of the over-allotment option, payable at the closing of the Business Combination. The underwriter had agreed to reimburse the Company for the fee to CCM as it becomes payable out of the underwriting commission. Accordingly, a reimbursement receivable and deferred advisory fee of $1,155,000 had been recorded. On October 18, 2023, the Company entered into an agreement with the underwriter in which the underwriter waived any entitlement it may have to the deferred underwriting discount in respect of any Business Combination. As a result, the Company reversed the reimbursement receivable and recognized $1,155,000 of advisory fee expenses as of December 31, 2023.

Non-redemption Agreements

Between September 7 and 15, 2023, the Company entered into non-redemption agreements with unaffiliated third parties in exchange for each such party agreeing not to redeem public shares in connection with the Meeting that was held on September 19, 2023. In exchange for the foregoing commitments not to redeem public shares, the Company has agreed to issue or cause to be issued an aggregate of 1,610,000 Class A Shares at the time of the Company’s initial business combination (“Investor Shares”). In addition, the Company has agreed that it will not utilize any funds from the Trust Account to pay any potential excise taxes that may become due pursuant to the IR Act upon a redemption of public shares, including in connection with the Charter Amendment, an initial business combination or liquidation of the Company. The Company evaluated the classification and accounting of the issuance of the Investor Shares under ASC 815-40, “Derivatives and Hedging – Contracts in Entity’s Own Equity”. The Company concluded that the monetary value of the obligation is a known and fixed amount at inception as the monetary value of the obligation will be defined and provided to each investor with the final number of Investor Shares stated in the non-redemption agreements. Therefore, the settlement terms of the non-redemption agreement (i.e., number of shares held by the holder) is considered an input into a fixed-for-fixed contract and the shares issued will be recorded in equity. The Company estimated the aggregate fair value of the 1,610,000 Investor Shares attributable to the non-redeeming shareholders to be $708,400 or $0.44 per share. The fair value of the Investor Shares was recorded as an expense with a corresponding credit to additional paid-in capital. The fair value was determined based on an application of a binomial/lattice model which is considered to be a Level 3 fair value measurement.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

The key inputs into the binomial/lattice model for the Investor Shares were as follows at September 30, 2023:

Input	September 30, 2023
Risk-free interest rate	4.6%
Term (in years)	5.1
Volatility	10.0%
Exercise price	$11.50
Asset Price	$10.46

On January 17, 2024, the Company entered into non-redemption agreements with unaffiliated third parties in exchange for each such party agreeing not to redeem public shares in connection with the January Meeting that was held on January 19, 2024. In exchange for the foregoing commitments not to redeem public shares, the Company has agreed to issue or cause to be issued an aggregate of 1,112,500 Investor Shares. In addition, the Company has agreed that it will not utilize any funds from the Trust Account to pay any potential excise taxes that may become due pursuant to the IR Act upon a redemption of public shares, including in connection with the January Charter Amendment, an initial business combination or liquidation of the Company. The Company evaluated the classification and accounting of the issuance of the Investor Shares under ASC 815-40, “Derivatives and Hedging – Contracts in Entity’s Own Equity”. The Company concluded that the monetary value of the obligation is a known and fixed amount at inception as the monetary value of the obligation will be defined and provided to each investor with the final number of Investor Shares stated in the non-redemption agreements. Therefore, the settlement terms of the non-redemption agreement (i.e., number of shares held by the holder) is considered an input into a fixed-for-fixed contract and the shares issued will be recorded in equity. The Company estimated the aggregate fair value of the 1,112,500 Investor Shares attributable to the non-redeeming shareholders to be $838,825 or $0.754 per share. The fair value of the Investor Shares was recorded as an expense with a corresponding credit to additional paid-in capital. The fair value was determined using the standard closed-form Black Scholes model which is considered to be a Level 3 fair value measurement.

The key inputs into the Black Scholes model for the Investor Shares were as follows at January 3, 2024:

Input	January 3, 2024
Risk-free interest rate	3.90%
Term (in years)	5.0
Probability of de-SPAC	20.0%
Exercise price	$11.50
Public Warrant Price	$0.053

Subscription Agreement

The Company evaluated the accounting for the Subscription Agreement under ASC 480 “Distinguishing Liabilities from Equity”. The Company concluded that the subscription shares to be issued as part of the bundled transaction are classified and accounted for as equity. Therefore, the proceeds are required to be allocated based on the relative fair values of the base instrument of the investment amount and the Common Stock in accordance with the guidance in ASC 470 “Debt.” On April 2, 2024 and January 2, 2024, Polar contributed a $200,000 Capital Contribution and a $350,000 Capital Contribution, respectively, pursuant to the Subscription Agreement. At December 31, 2024 and 2023, $550,000 and $0 were outstanding under the promissory note of the subscription agreement, respectively.

The table below summarizes the outstanding promissory note under the Subscription Agreement as of December 31, 2024:

Principal value of promissory note January 13, 2024	$350,000
Principal value of promissory note April 2, 2024	200,000
Total promissory notes	$550,000

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Merger Agreement

On July 24, 2024, the Company and Fold, Inc. announced that they have entered into an Agreement and Plan of Merger by and among the Company, EMLD Merger Sub Inc., a wholly-owned subsidiary of the Company, and Fold, pursuant to which, among other things, Merger Sub will be merged with and into Fold with Fold surviving the merger as a wholly-owned subsidiary of the Company.

As a result of the Transactions, Fold will become a subsidiary of the Company, with the former stockholders of Fold becoming stockholders of the Company.

Consideration

The aggregate consideration to be paid in the Transactions will consist of shares of the Company’s Class A common stock based on Fold’s pre-money equity value of $365 million. In the event the 60-volume weighted average price of Bitcoin as of the day immediately prior to the closing of the Merger (the “Closing”) is greater than $90,000, the aggregated consideration to be paid in the Transactions will be increased by 20% of the increase in value of the amount of Bitcoin in Fold’s treasury as of July 24, 2024, up to a maximum of $54.75 million. There are no other adjustments to the consideration amount contemplated in the Merger Agreement.

For a description of the Business Combination and certain agreements executed in connection therewith, see the Current Report on Form 8-K filed by the Company on July 24, 2024 and February 14, 2025.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2024 and 2023, there were no shares of preferred stock issued or outstanding.

Class A Common Stock

The Company is authorized to issue 42,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. Following the Meeting on September 19, 2023, the Sponsor determined to convert all the outstanding shares of Class B common stock into shares of Class A common stock on a one-for-one basis (the “Class B Conversion”). Notwithstanding the Class B Conversion, the Sponsor, as well as the Company’s officers and directors, will not be entitled to receive any funds held in the Trust Account with respect to any shares of Class A common stock issued to such holders as a result of the Class B Conversion, and no additional amounts will be deposited into the Trust Account in respect of shares of Class A common stock held by the Sponsor. As of December 31, 2024 and 2023, there were 14,237,038 and 25,221,372 shares of Class A common stock issued and outstanding, respectively, of which 4,645,816 shares and 15,630,150 shares are subject to possible redemption, respectively, and thus classified as temporary equity.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Class B Common Stock

The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each share. Holders of Class B common stock will vote on the election of directors prior to the consummation of a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law. Following the Meeting on September 19, 2023, the Sponsor determined to convert all of the outstanding shares of Class B common stock to shares of Class A common stock on a one-for-one basis. As of December 31, 2024 and 2023, there were no shares of Class B common stock issued and outstanding, respectively. 1,133,333 shares were subject to forfeiture as of December 31, 2021 to the extent that the underwriter’s over-allotment option was not exercised in full so that the Founder Shares will represent, on an as-converted basis, 25% of the Company’s issued and outstanding shares after the Public Offering. The underwriter subsequently provided notice of its election to partially exercise its over-allotment option, and the closing of the sale of the additional Units occurred on January 14, 2022. As a result of the underwriter exercising its over-allotment option in part, the Company’s initial holders forfeited 148,192 Founder Shares.

Warrants

As of December 31, 2024 and 2023, there were 12,434,671 Public Warrants and 488,041 Private Placement Warrants issued and outstanding. As a result of the Business Combination, 488,041 Private Placement Warrants were cancelled for no consideration. Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described herein, at any time commencing 30 days after the completion of the initial Business Combination. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the completion of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company completes its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise for cash of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualification requirements of the securities laws of the state of residence of the registered holder of the warrants. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants has not been declared effective by the end of 60 business days following the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition to the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Redemption of warrants

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

●	if, and only if, the last sale price of the Class A common stock (or the closing bid price of the Class A common stock in the event the shares of Class A common stock are not traded on any specific trading day) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

NOTE 8. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets that are measured at fair value on December 31, 2024 and 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2024	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Asset:
Investments held in Trust Account	$51,289,643	$51,289,643	$—	$—

	December 31, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Asset:
Investments held in Trust Account	$165,653,149	$165,653,149	$—	$—

Promissory note

The note payable was valued using the standard closed-form Black Scholes model which is considered to be a Level 3 fair value measurement.

The key inputs into the Black Scholes model for the promissory note were as follows at January 3, 2024:

Input	January 3, 2024
Risk-free interest rate	3.90%
Term (in years)	5.0
Probability of de-SPAC	20.0%
Exercise price	$11.50
Public Warrant Price	$0.053

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

The following table presents the changes in the fair value of the Level 3 note payable:

Fair value as of December 31, 2023	$-
Initial value	550,000
Fair value as of December 31, 2024	550,000

There were no transfers between Levels 1, 2 and 3 during the periods ended December 31, 2024 and 2023.

NOTE 9. INCOME TAXES

The Company’s net deferred tax assets are as follows:

	December 31,
	2024	2023
Deferred tax asset
Organizational costs/Start-up costs	$2,001,367	$1,253,839
Federal net operating loss	—	—
Total deferred tax asset	2,001,367	1,253,839
Valuation allowance	(2,001,367)	(1,253,839)
Deferred tax asset, net of allowance	$—	$—

The income tax provision for the years ended December 31, 2024 and 2023 consists of the following:

	December 31,
	2024	2023
Federal
Current	$628,508	$2,325,087
Deferred	(747,528)	(903,665)
State
Current	$—	$—
Deferred	—	—
Change in valuation allowance	747,528	903,665
Income tax provision	$628,508	$2,325,087

As of December 31, 2024 and 2023, the Company had a total of $0 of U.S. federal net operating loss carryovers available to offset future taxable income. The federal net operating loss can be carried forward indefinitely. As of December 31, 2024 and 2023, the Company did not have any state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2024, the change in the valuation allowance was $747,528. For the year ended December 31, 2023, the change in the valuation allowance was $903,665.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2024 and 2023 is as follows:

	December 31,
	2024	2023
Statutory federal income tax rate	21.00%	21.00%
M&A expenses	(11.4)%	—
Change in valuation allowance	(60.28)%	13.35%
Income tax provision	(50.68)%	34.35%

The Company files income tax returns in the U.S. federal jurisdiction, in various state and local jurisdictions and is subject to examination by the various taxing authorities, since inception.

FOLD HOLDINGS, INC.

(F/K/A FTAC EMERALD ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 10. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assess performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
General and administrative expenses	$2,920,423	$3,730,488
Interest earned on the Trust Account	$2,953,920	$11,207,609

The CODM reviews interest earned on the Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheets date up to the date that the consolidated financial statements were issued. Based upon this review, other than stated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On February 14, 2025, the Company completed its Business Combination with Fold. As a result of the Business Combination, among other things, (i) the outstanding balances under the Promissory Note, the October Note and the Tax Note were repaid, (ii) each of the Promissory Note, the October Note and the Tax Note were terminated, (iii) Polar received $550,000 and 550,000 shares of common stock of the Company in full payment of the Company’s obligations under the Subscription Agreement, (iv) 488,041 Private Placement Warrants were cancelled for no consideration, (v) the Company’s obligations under the administrative services agreement were terminated, and (vi) CCM was paid an advisory fee of $1,155,000.